Execution Version
Exhibit 10.2

ADDITIONAL FACILITY JOINDER AGREEMENT
This Additional Facility Joinder Agreement (this “Joinder Agreement”), dated as of March 25, 2021, is made by and among LCPR LOAN FINANCING LLC, a limited liability company organized under the laws of Delaware, as Borrower (the “SPV Borrower”), LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated and existing under the laws of Ireland, as the initial guarantor (the “Initial Guarantor”), the financial institutions listed on Schedule 1 to this Joinder Agreement (the “2021 Additional Term Facility Lenders”) and The Bank of Nova Scotia as Administrative Agent (the “Administrative Agent”) and SPV Security Agent (the “SPV Security Agent”) under the credit agreement dated as of October 25, 2019 (as amended, restated, supplemented or otherwise modified from time to time, and as in effect immediately prior to the occurrence of the Effective Date (as defined below), the “Existing Credit Agreement”) between, among others, the SPV Borrower and the Initial Guarantor, the other Borrowers and Guarantors party thereto from time to time, the Administrative Agent, the SPV Security Agent and each Lender from time to time party thereto.
RECITALS:
WHEREAS, pursuant to Section 2.14 (Additional Facilities) of the Existing Credit Agreement, the SPV Borrower may establish an Additional Facility in the form of a new Class of Term Loans with banks, financial institutions and other institutional lenders who will become Lenders (which, for the avoidance of doubt, may be existing or additional Lenders);
WHEREAS, each 2021 Additional Term Facility Lender shall, on the Closing Date (as defined below), make 2021 Additional Term Loans (as defined below) in an aggregate principal amount equal to its 2021 Additional Term Commitment (as defined below), in accordance with the terms hereof and of the Amended Credit Agreement (as defined below); and
WHEREAS, the Loan Parties and the 2021 Additional Term Facility Lenders desire to amend and restate the Amended Credit Agreement as set forth below, pursuant to, and as authorized by, Section 10.01 (Amendments, Etc.) of the Amended Credit Agreement.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Parties (as defined below) hereto agree as follows:
1.    Defined Terms
As used in this Joinder Agreement, the following terms shall have the meanings set forth below:
“2021 Additional Term Availability Period” means, in relation to the 2021 Additional Term Facility, subject to Section 2(g) of this Joinder Agreement, the period from and including the Effective Date through to (and including) the date that is 30 Days following the Effective Date or such other date agreed between the SPV Borrower and the 2021 Additional Term Facility Lenders.
“2021 Additional Term Commitments” means the Term Commitment of each 2021 Additional Term Facility Lender, as set forth on Schedule 1 to this Joinder Agreement, established and having the terms set forth in Section 2 of this Joinder Agreement.
“2021 Additional Term Facility” means the $500,000,000 term loan made available under the Amended Credit Agreement pursuant to this Joinder Agreement, as the same may be increased under Section 2(k) of this Joinder Agreement.
“2021 Additional Term Loans” means the Loans made by the 2021 Additional Term Facility Lenders under the 2021 Additional Term Facility on the Closing Date.
“All-In Yield” means, as to any Indebtedness, the yield thereof (as determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), whether
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in the form of interest rate, margin, OID, upfront fees, a Eurocurrency Rate or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or generally payable directly by a Borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to an interest rate assuming the shorter of (a) the Weighted Average Life to Maturity of such Indebtedness and (b) a four year average life to maturity (e.g., 100 basis points of OID equals 25 basis points of interest rate margin for a four year average life to maturity); provided, further, that “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, ticking fees, unused line fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, and similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid or payable in the primary syndication of such Indebtedness or fees not generally paid or payable ratably to all lenders; provided, further, that, with respect to any Loans of an applicable Class that includes a Eurocurrency Rate floor or Base Rate floor, (i) to the extent that the Eurocurrency Rate or Base Rate, as applicable, on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (ii) to the extent that the Eurocurrency Rate or Base Rate, as applicable, on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.
“Amended and Restated Credit Agreement” has the meaning provided in Section 4(a) of this Joinder Agreement.
“Amended Credit Agreement” means the Existing Credit Agreement as amended, supplemented or otherwise modified by this Joinder Agreement (before giving effect to the Amended and Restated Credit Agreement).
“Closing Date” means the date that is on or after the Effective Date, on which the 2021 Additional Term Loans are advanced under the 2021 Additional Term Commitments.
“Effective Date” means the date on which the Administrative Agent provides the notice specified in Section 3 of this Joinder Agreement.
“Group Credit Agreement” means the credit agreement dated as of October 25, 2019, between, among others, the Group RCF Borrower as an initial borrower, The Bank of Nova Scotia as the administrative agent and security agent, and certain financial institutions as lenders, as amended, supplemented or otherwise modified from time to time.
“Group Credit Agreement Amendments” means (a) any proposed amendments to the Group Credit Agreement that are necessary to conform the terms of the Group Credit Agreement to the corresponding terms of the Amended and Restated Credit Agreement (on an identical basis, but taking into account any changes necessary to reflect any differing terminology used in the Group Credit Agreement (as reasonably determined by the Administrative Agent and the Group RCF Borrower)), other than any proposed amendments corresponding to (i) the establishment of 2021 Additional Term Commitments pursuant to Section 2 of this Joinder Agreement or (ii) the disapplication of the Financial Covenant in the Amended and Restated Credit Agreement, (b) the modification of the Financial Covenant to include a springing provision based on utilization of 33.33% or more of the aggregate Revolving Credit Commitments then in effect (excluding, for purposes of calculating such utilization, (i) L/C Obligations in respect of Cash Collateralized Letters of Credit and Alternative Letters of Credit and (ii) L/C Obligations in respect of undrawn Letters of Credit and Alternative Letters of Credit (each such term as defined in the Group Credit Agreement)), and (c) all consequential amendments, waivers, consents or other modifications, whether effected by one instrument or through a series of amendments, to the Group Credit Agreement or any other Group Credit Agreement Loan Document to be made either to implement the foregoing amendments, to the extent necessary to give effect to or otherwise implement the foregoing amendments, or to conform any Group Credit Agreement Loan Document to reflect the foregoing amendments.
“Group Credit Agreement Finance Party” means a “Finance Party” as defined in the Group Credit Agreement.
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“Group Credit Agreement Loan Documents” means the “Loan Documents” as defined in the Group Credit Agreement.
“Group RCF Borrower” means Liberty Communications of Puerto Rico LLC (formerly known as Liberty Cablevision of Puerto Rico LLC), a limited liability company organized under the laws of Puerto Rico.
“Parties” means each of the SPV Borrower, the other Loan Parties, the Administrative Agent, the SPV Security Agent and the 2021 Additional Term Facility Lenders.
“Repricing Transaction” means (a) any substantially concurrent prepayment, repayment, refinancing, substitution or replacement of all or a portion of the 2021 Additional Term Loans with the proceeds of, or any conversion of 2021 Additional Term Loans into, any new or replacement tranche of secured, long-term term loans that are broadly marketed or syndicated to banks and other institutional investors, that rank pari passu in right of payment with the 2021 Additional Term Loans, that are secured on the Collateral on a pari passu basis with the Liens securing the 2021 Additional Term Loans, and the primary purpose of which is to, and which does, reduce the All-In Yield applicable to such 2021 Additional Term Loans or (b) any amendment, amendment and restatement or other modification to the Amended Credit Agreement, the primary purpose of which is to, and which does, reduce the All-In Yield applicable to the 2021 Additional Term Loans in lieu of, a transaction described in clause (a) above; provided that any refinancing or repricing of any 2021 Additional Term Loans shall not constitute a Repricing Transaction if such refinancing or repricing is in connection with (i) a transaction that would result in a Change of Control, (ii) an Initial Public Offering, (iii) a dividend recapitalization, (iv) a material (in the good faith judgment of the Company or a Permitted Affiliate Parent) acquisition or Investment permitted or not otherwise prohibited under the Amended Credit Agreement (or, in connection therewith, any related increase in Loans and Commitments with respect to then-existing Facilities), (v) a material (in the good faith judgment of the Company or a Permitted Affiliate Parent) disposition permitted or not otherwise prohibited under the Amended Credit Agreement (or, in connection therewith, any related increase in Loans and Commitments with respect to then-existing Facilities). Any determination by the Administrative Agent in connection with clauses (a) and (b) above shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any such Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
All other capitalized terms not defined above or elsewhere herein, which are defined in the Amended Credit Agreement, shall have the same meaning in this Joinder Agreement, unless specified otherwise.
2.    Establishment of the 2021 Additional Term Facility
(a)    Each 2021 Additional Term Facility Lender agrees that immediately upon the occurrence of the Effective Date, the following transactions shall occur automatically and without the need for any further action on behalf of any Party:
(i)    it shall become a party to and be bound by the terms of the Amended Credit Agreement as an Additional Facility Lender in respect of the 2021 Additional Term Facility in accordance with Section 2.14 (Additional Facilities) of the Amended Credit Agreement; and
(ii)    it shall be subject to the terms of the Collateral Sharing Agreement and any applicable Intercreditor Agreement in its capacity as an 2021 Additional Term Facility Lender.
(b)    The aggregate principal amount of the 2021 Additional Term Commitment of each 2021 Additional Term Facility Lender is set forth opposite its name on Schedule 1 to this Joinder Agreement.
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(c)    The Maturity Date in respect of the 2021 Additional Term Loans shall be October 15, 2028 (the “2021 Additional Term Loans Maturity Date”). The 2021 Additional Term Loans are non-amortizing and shall be repaid in full on the 2021 Additional Term Loans Maturity Date.
(d)    The Applicable Rate in relation to the 2021 Additional Term Facility shall be: (i) for Eurocurrency Rate Loans, 3.75%; and (ii) for Base Rate Loans, 2.75%. The Eurocurrency Rate with respect to Eurocurrency Rate Loans under the 2021 Additional Term Facility shall not be less than 0.00% per annum.
(e)    The 2021 Additional Term Loans shall constitute a separate Class of Term Loans.
(f)    The 2021 Additional Term Loans (i) shall be Secured Obligations (as defined in the Collateral Sharing Agreement) and (ii) shall, except as set forth in this Joinder Agreement, have the same terms as the Initial Term Loans as provided in the Existing Credit Agreement and the other Loan Documents before giving effect to this Joinder Agreement; it being understood that the 2021 Additional Term Loans (and all principal, interest and other amounts in respect thereof) will constitute Obligations under the Amended Credit Agreement and have the same rights and obligations under the Amended Credit Agreement and other Loan Documents as the Initial Term Loans prior to the Closing Date (except as modified hereby).
(g)    The 2021 Additional Term Commitments shall be immediately cancelled at the end of the 2021 Additional Term Availability Period, subject to the obligation of each 2021 Additional Term Facility Lender to fund its 2021 Additional Term Commitment pursuant to the terms hereof in respect of a Committed Loan Notice delivered to the Administrative Agent within the 2021 Additional Term Availability Period, to the extent the date of the Borrowing specified therein is no later than the date falling three Business Days after the end of the 2021 Additional Term Availability Period.
(h)    The obligation of each 2021 Additional Term Facility Lender to fund its 2021 Additional Term Loans under its 2021 Additional Term Commitment is subject to the satisfaction, or waiver by the Administrative Agent (acting on the instructions of the 2021 Additional Term Facility Lenders), of the conditions set out on Schedule 4 to this Joinder Agreement.
(i)    The 2021 Additional Term Facility shall be drawn in a single drawing during the 2021 Additional Term Availability Period (or such longer period as specified in Section 2(g) of this Joinder Agreement). Amounts borrowed under the 2021 Additional Term Facility and repaid or prepaid may not be reborrowed.
(j)    Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, on the Closing Date each 2021 Additional Term Facility Lender severally agrees to make 2021 Additional Term Loans to the SPV Borrower in cash in an aggregate principal amount equal to its 2021 Additional Term Commitment, in accordance with the terms of the Amended Credit Agreement.
(k)    The 2021 Additional Term Facility may be increased by any amount by the execution by any Lender or Additional Lender of one or more Additional Facility Joinder Agreements or Increase Confirmations (with the same Maturity Date, Applicable Rate and other terms as specified in this Joinder Agreement); provided that no such increase shall be permitted if the incurrence of the Indebtedness represented thereby would not otherwise be permitted under Section 2.14 (Additional Facilities) and Annex II of the Amended Credit Agreement. Following any such increase, references to 2021 Additional Term Facility Lenders and 2021 Additional Term Loans shall include Lenders and Loans made under any such Additional Facility Joinder Agreement or Increase Confirmation.
(l)    In the event that, on or prior to the date falling six months after the Effective Date (but not otherwise), the SPV Borrower: (i) prepays, refinances, substitutes or replaces any 2021 Additional Term Loans pursuant to a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) or Section 2.05(b)(iv) of the
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Amended Credit Agreement that constitutes a Repricing Transaction), other than where such prepayment is funded by the issuance of notes by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or a special purpose vehicle which on-lends the proceeds of such notes to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; or (ii) effects any amendment resulting in a Repricing Transaction, the SPV Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable 2021 Additional Term Facility Lenders, (A) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the applicable 2021 Additional Term Loans so prepaid, refinanced, substituted or replaced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the outstanding 2021 Additional Term Loans of any 2021 Additional Term Facility Lender that shall have been the subject of a mandatory assignment under the Amended Credit Agreement (including pursuant to Section 3.12 (Replacement of Lenders Under Certain Circumstances) of the Amended Credit Agreement) following the failure of such 2021 Additional Term Facility Lender to consent to such amendment on or prior to the date falling six months after the Effective Date. Such amounts shall be due and payable within five Business Days of the date of effectiveness of such Repricing Transaction or (in the case of clause (ii), if later than the date that is five Business Days from effectiveness of the Repricing Transaction) the date of effectiveness of such mandatory assignment.
(m)    The Borrower in relation to the 2021 Additional Term Facility is the SPV Borrower.
3.    Notice of Effective Date
The Administrative Agent shall, as soon as reasonably practicable, notify the SPV Borrower and the 2021 Additional Term Facility Lenders once it has received all of the documents and evidence set out on Schedule 3 to this Joinder Agreement in form and substance satisfactory to the Administrative Agent (acting reasonably, on the instructions of the 2021 Additional Term Facility Lenders (acting reasonably)).
4.    Amendments to credit agreement and Group Credit Agreement
(a)    Each 2021 Additional Term Facility Lender (and, for the avoidance of doubt, its successors and assigns), the Administrative Agent and each Loan Party hereby irrevocably agrees that, on the Closing Date (after giving effect to the funding of the 2021 Additional Term Loans), without any further action required on the part of any party hereto, the Amended Credit Agreement shall be amended and restated on the Closing Date in the form of Exhibit A to this Joinder Agreement (giving effect to the amendments, waivers, consents or other modifications indicated textually by the deletion of stricken text (in the same manner as the following example: ~~stricken text~~) and the addition of underlined text (indicated textually in the same manner as the following example: underlined text) in Exhibit A to this Joinder Agreement) (the “Amended and Restated Credit Agreement”).
(b)    This Joinder Agreement shall also constitute (i) the irrevocable and written consent of each 2021 Additional Term Facility Lender (and, for the avoidance of doubt, its successors and assigns) that is a Group Credit Agreement Finance Party, in its capacity as a Group Credit Agreement Finance Party, to the Group Credit Agreement Amendments, and (ii) the agreement of each 2021 Additional Term Facility Lender to procure, unless it is unable or prohibited from doing so, that each of its Affiliates or Approved Funds that is a Group Credit Agreement Finance Party, in such Affiliate’s or Approved Fund’s capacity as a Group Credit Agreement Finance Party, provides irrevocable and written consent in respect of the Group Credit Agreement Amendments for the purposes of Section 10.01 (Amendments, Etc.) of the Group Credit Agreement, and any clause in any other Group Credit Agreement Loan Document relating to amendments of that Group Credit Agreement Loan Document, without any further action required on the part of any party thereto.
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5.    Use of Proceeds
The proceeds of the 2021 Additional Term Loans shall be used for any purpose not otherwise prohibited under the Amended Credit Agreement, including, without limitation, to finance one or more Proceeds Loans to a Proceeds Loan Borrower under the Proceeds Loan Agreement.  The proceeds of any such Proceeds Loans shall be used by the applicable Proceeds Loan Borrower (a) to finance the redemption, refinancing, repayment or prepayment of existing indebtedness of the Restricted Group, (b) to fund a distribution, loan or other payment to shareholders, (c) to pay any fees and expenses in connection with the transactions contemplated hereby and (d) for other general corporate and/or working capital purposes, in each case, to the extent not otherwise prohibited under the Amended Credit Agreement.
6.    Miscellaneous
(a)    Each 2021 Additional Term Facility Lender hereby confirms to each other Lender, the Administrative Agent and the SPV Security Agent that:
(i)    it has made its own independent investigation and assessment of the financial condition and affairs of each Loan Party and its related entities in connection with its participation in the Amended Credit Agreement and has not relied on any information provided to it by another Lender, the Administrative Agent or the SPV Security Agent in connection with any Loan Document; and
(ii)    it will continue to make its own independent appraisal of the creditworthiness of each Loan Party and its related entities while any amount is or may be outstanding under the Amended Credit Agreement or any Commitment hereunder or thereunder is in force.
(b)    The Facility Office and address for notices of each 2021 Additional Term Facility Lender for the purposes of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Amended Credit Agreement is as set forth on Schedule 2 to this Joinder Agreement.
(c)    This Joinder Agreement is an Additional Facility Joinder Agreement in respect of the 2021 Additional Term Facility for the purposes of the Amended Credit Agreement.
(d)    The provisions of Section 11.17 (Limited Recourse Obligations) of the Existing Credit Agreement are incorporated by reference herein and shall apply to the terms and provisions of this Joinder Amendment and the Parties mutatis mutandis.
7.    Reaffirmation
Each of the Guarantors acknowledges and consents to the terms and conditions of this Joinder Agreement and, by execution hereof, confirms:
(a)    its Guaranty obligations under the Amended Credit Agreement and other Loan Documents (including separate guarantee and indemnity agreements given) shall include the 2021 Additional Term Commitments established hereby and shall be owed to each Secured Party, including the 2021 Additional Term Facility Lenders, but otherwise shall remain in full force and effect and continue unaffected;
(b)    all liabilities and obligations owed by the Loan Parties under the Amended Credit Agreement, this Joinder Agreement and the other Loan Documents are (A) “Senior Secured Liabilities”, “Secured Obligations” or “Secured Debt” (as applicable) as defined in and for the purposes of each Collateral Document to which it is a party and (B) “Secured Obligations” as defined in and for the purposes of the Collateral Sharing Agreement; and
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(c)    each 2021 Additional Term Facility Lender shall be entitled to share in the Collateral with the Lenders under the other Facilities in accordance with the Collateral Sharing Agreement, any Intercreditor Agreement and the Collateral Documents.
Nothing contained herein or in any related documents will operate to reduce or discharge any of the obligations of the Guarantors under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document (including separate guarantee and indemnity agreements given).
8.    Effects on Loan Documents
Except as amended by and in accordance with this Joinder Agreement, all Loan Documents continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as provided herein, the execution, delivery and effectiveness of this Joinder Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. On and after (a) the Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Amended Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and (b) the Closing Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Amended Credit Agreement shall mean and be a reference to the Amended and Restated Credit Agreement. This Joinder Agreement, any other amendment effected on about the date hereof and the Existing Credit Agreement shall be read together and construed as a single instrument.
9.    Amendments
This Joinder Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the Parties hereto affected thereby.
10.    Counterparts; ELECTRONIC SIGNATURES
This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by “.pdf” or other electronic means shall be effective as delivery of an original executed counterpart of this Joinder Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Joinder Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.    Severability
If any provision of this Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Joinder Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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12.    Contractual Recognition of Bail-in
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Joinder Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
For the purposes of this Section 12:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means:
(a)    with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and
(b)    with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule., and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
13.    Acknowledgement Regarding any Supported QFCs
To the extent that any Loan Documents provide support, through a guarantee or otherwise, for any Secured Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is
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understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    as used in this Section 13, the following terms have the following meanings:
(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)    “Covered Entity” means any of the following:
(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);
(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
14.    Applicable Law; Jurisdiction; Trial by Jury
THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Parties submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby. Nothing in this Section 14 shall limit any of the Parties’ right to bring proceedings in any other courts of competent jurisdiction in more than one jurisdiction (whether concurrently or not) to the extent permitted by applicable law. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTER-CLAIM BOUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE MANDATE DOCUMENTS OR THE PERFORMANCE OF SERVICES THEREUNDER.
15.    ACCESSION TO THE COLLATERAL SHARING AGREEMENT
Effective as of the Effective Date, each 2021 Additional Term Facility Lender which is not already a party to the Collateral Sharing Agreement as a Lender (as defined therein), hereby agrees to accede and become a party to the Collateral Sharing Agreement as a Lender, and shall assume the same obligations and become entitled to the same rights, as if it had been an original party to the Collateral Sharing Agreement in that capacity. Each party hereto hereby agrees that this Section shall be deemed to constitute a Deed of Accession under and as defined in the Collateral Sharing Agreement.

[Signature pages follow]
10
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THE BANK OF NOVA SCOTIA, as 2021 Additional Term Facility Lender

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as SPV Security Agent

By:
Name:
Title:

[Signature Page to Additional Facility Joinder Agreement – Project Puffin]
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LCPR LOAN FINANCING LLC, as the Borrower

By:
Name:
Title:

LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY, as a Guarantor

By:
Name:
Title:

[Signature Page to Additional Facility Joinder Agreement – Project Puffin]
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Schedule 1

2021 ADDITIONAL TERM FACILITY LENDERS AND 2021 ADDITIONAL TERM COMMITMENTS

2021 Additional Term Facility Lender	2021 Additional Term Commitment
THE BANK OF NOVA SCOTIA	$500,000,000
TOTAL:	$500,000,000

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Schedule 2

FACILITY OFFICE AND ADDRESS FOR NOTICES OF 2021 ADDITIONAL TERM FACILITY LENDERS
ADMINISTRATIVE AGENT:
Administrative Agent’s Office

Agent Name	The Bank of Nova Scotia
Address:	The Bank of Nova Scotia 201 Bishopsgate, 6th Floor London, EC2M 3NS
Attn: Email:
Phone:

2021 ADDITIONAL TERM FACILITY LENDERS:
The Bank of Nova Scotia

Address:	The Bank of Nova Scotia 201 Bishopsgate, 6th Floor London, EC2M 3NS
Attn: Email:
Phone:

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Schedule 3

CONDITIONS PRECEDENT TO EFFECTIVE DATE
1.    Execution and delivery of this Joinder Agreement by each Loan Party.
2.    Receipt by the Administrative Agent of a copy of the following documents, in each case in respect of each of the Loan Parties and certified by a Responsible Officer of such Loan Party: (A) a certificate of good standing (or equivalent) issued by the relevant Governmental Authority in its jurisdiction, if available in such jurisdiction; (B) its Organization Documents; (C) a resolution of its Board of Directors (and/or other appropriate corporate body); and (D) a specimen signature of each person authorized by the resolution referred to in clause (C).
3.    An opinion from Ropes & Gray International LLP, Delaware and New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
4.    An opinion from Maples and Calder (Ireland) LLP, Irish law counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
5.    An opinion from McConnell Valdés LLC, Puerto Rico law counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
6.    The Administrative Agent shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about each Loan Party required under applicable “know your customer” and anti-money laundering rules and regulations, including under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230) (such information to include, for the avoidance of doubt, a certification regarding beneficial ownership as required by such regulation for each entity that qualifies as a “legal entity customer” thereunder) and the USA Patriot Act, and satisfactory to each Lender party hereto (acting reasonably), in each case, that has been requested by the Administrative Agent (for itself or on behalf of any Lender) in writing at least ten days prior to the Effective Date.
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Schedule 4

CONDITIONS PRECEDENT TO CLOSING DATE
1.    The Effective Date shall have occurred.
2.    The repayment of all outstanding Initial Term Loans as provided in the Existing Credit Agreement shall have occurred or shall occur substantially concurrently with the Closing Date.
3.    The Administrative Agent shall have received a duly executed irrevocable Committed Loan Notice in respect of the 2021 Additional Term Facility in accordance with the terms of Section 2.02 (Borrowings, Conversions and Continuations of Loans) of the Amended Credit Agreement.
4.    The conditions set forth in Sections 4.03(a), (b) and (d) of the Amended Credit Agreement shall have been satisfied with respect to the Credit Extension under the 2021 Additional Term Facility.

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EXHIBIT A
AMENDED AND RESTATED CREDIT AGREEMENT
[See Attached]
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$500,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 25, 2021

among

LCPR LOAN FINANCING LLC,
as the SPV Borrower,

LCPR Senior Secured Financing Designated Activity Company
as the Initial Guarantor,

THE BANK OF NOVA SCOTIA,
as Administrative Agent,

and

THE BANK OF NOVA SCOTIA,
as SPV Security Agent,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

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ANNEXES
I    Additional Definitions (Prior to SPV Structure Termination Date)
II    Covenants (Prior to SPV Structure Termination Date)
III    Additional Definitions (On or after SPV Structure Termination Date)
IV    Covenants (On or after SPV Structure Termination Date)
SCHEDULES

1.01    Commitments
10.02    Administrative Agent’s Office, Certain Addresses for Notices
10.21    Additional Parties Documents

EXHIBITS

Form of

A    Committed Loan Notice
B    Swing Line Loan Notice
C-1    Term Note
C-2    Revolving Credit Note
C-3    Swing Line Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Affiliated Lender Notice
F    Subordinated Shareholder Loan Pledge Agreement
G    Related Party Withholding Exemption Form
H    United States Tax Compliance Certificate
I    Affiliated Lender Assignment and Assumption
J    Letter of Credit Report
K    Additional Facility Joinder Agreement
L    Increase Confirmation
M    Discount Range Prepayment Notice
N    Discount Range Prepayment Offer
O    Solicited Discounted Prepayment Notice
P    Acceptance and Prepayment Notice
Q    Specified Discount Prepayment Notice
R    Solicited Discounted Prepayment Offer
S    Specified Discount Prepayment Response

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CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 25, 2021, is entered into among LCPR LOAN FINANCING LLC, a limited liability company organized under the laws of Delaware, as the initial borrower (the “SPV Borrower”), LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated and existing under the laws of Ireland, as the initial guarantor (the “Initial Guarantor”), the other Borrowers and Guarantors party hereto from time to time, THE BANK OF NOVA SCOTIA, as Administrative Agent, THE BANK OF NOVA SCOTIA, as SPV Security Agent and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).
PRELIMINARY STATEMENTS
The 2021 Additional Term Lenders have agreed to extend credit to the SPV Borrower in the form of 2021 Additional Term Loans made available pursuant to the terms hereof in an aggregate principal amount equal to $500,000,000.
The capitalized terms used in these preliminary statements are defined in Section 1.01 below.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.    Defined Terms
.
(a)    Capitalized terms used in this Agreement and not defined in Section 1.01(b) below have the meanings set forth, prior to the SPV Structure Termination Date, in Annex I and Annex II to this Agreement, and, on or after the SPV Structure Termination Date, in Annex III and Annex IV to this Agreement.
(b)    As used in this Agreement, the following terms shall have the meanings set forth below:
“2021 Additional Facility Joinder Agreement” means the additional facility joinder agreement dated as of March 25, 2021 among the SPV Borrower, the Initial Guarantor, the financial institutions listed on Schedule 1 thereto, the Administrative Agent and the SPV Security Agent.
“2021 Additional Term Availability Period” means the 2021 Additional Term Availability Period as specified in the 2021 Additional Facility Joinder Agreement.
“2021 Additional Term Borrowing” means a borrowing consisting of 2021 Additional Term Loans.
“2021 Additional Term Commitment” means, as to each 2021 Additional Term Lender, its obligation to make the 2021 Additional Term Loan to any Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation. The amount of each 2021 Additional Term Lender’s 2021 Additional Term Commitment as of the 2021 Amendment Effective Date is set forth in Schedule 1 of the 2021 Additional Facility Joinder Agreement, or otherwise in the Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or Increase Confirmation pursuant to which such 2021 Additional Term Lender shall have assumed, increased or decreased its 2021 Additional Term Commitment, as the case may be. The aggregate amount of the 2021 Additional Term Commitments as of the 2021 Amendment Effective Date is $500,000,000.

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“2021 Additional Term Commitment Termination Date” means the earlier of (a) the last day of the 2021 Additional Term Availability Period and (b) with respect to any 2021 Additional Term Commitment that is terminated pursuant to Section 2.06, the termination date of such 2021 Additional Term Commitment.
“2021 Additional Term Lender” means, at any time, any Lender that has an 2021 Additional Term Commitment or an 2021 Additional Term Loan at such time.
“2021 Additional Term Loans” means the Loans, denominated in Dollars, made by the 2021 Additional Term Lenders to any Borrower pursuant to Section 2.01(a), as such loans may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation pursuant to the terms of Section 2.14.
“2021 Amendment Closing Date” means the Closing Date as defined in the 2021 Additional Facility Joinder Agreement.
“2021 Amendment Effective Date” means the Effective Date as defined in the 2021 Additional Facility Joinder Agreement.
“Acceptable Discount” has the meaning specified in Section 2.05(a)(v)(D)(2).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(3).
“Acceptance and Prepayment Notice” means a notice of the applicable Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit P.
“Acceptance Date” has the meaning specified in Section 2.05(a)(v)(D)(2).
“Acquisition” means the acquisition by Liberty Communications Holding (directly, or through one or more wholly owned subsidiaries) of all of the issued and outstanding capital stock of Liberty Mobile Inc. (formerly known as Beach Holding Corporation).
“Acquisition Agreement” means the stock purchase agreement dated as of October 9, 2019 among Liberty Communications Holding, Liberty Latin America, AT&T Corp., AT&T International Holdings LLC and SBC Telecom, Inc. in connection with the Acquisition.
“Acquisition Escrow Account” means the escrow account established under, and governed by, the Acquisition Escrow Agreement.
“Acquisition Escrow Agent” means Scotiabank & Trust (Cayman) Ltd.
“Acquisition Escrow Agreement” means the escrow and security agreement dated as of October 25, 2019 among the SPV Borrower, the SPV Security Agent and the Escrow Agent.
“Acquisition Escrow Proceeds Funded Amount” means $52,546,895.64, representing the proceeds of Initial Term Loans deposited in the Acquisition Escrow Account.
“Acquisition Escrow Release Date” means the date on which the Acquisition Escrow Proceeds Funded Amount is released from the Acquisition Escrow Account in connection with the Completion Date; it being acknowledged and agreed that such date was November 2, 2020.
“Additional Borrower” means (i) prior to the SPV Structure Termination, any Affiliate of the SPV Borrower and (ii) on or after the SPV Structure Termination Date, any member of the Restricted Group which, in each case, has complied with the requirements of Section 10.21(b).
“Additional Facility” means an additional term or revolving facility referred to in Section 2.14 and “Additional Facilities” means all or any such Additional Facilities.

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“Additional Facility Availability Period” in relation to an Additional Facility means the availability period specified in the Additional Facility Joinder Agreement for that Additional Facility.
“Additional Facility Available Amount” means:
(a)    an amount equal to the sum of:
(i)    without double counting, any amounts of Indebtedness available to be Incurred by any member of the Restricted Group (A) prior to the SPV Structure Termination Date, pursuant to Sections 4.09(c)(1), 4.09(c)(18) and 4.09(c)(25) of Annex II and (B) on or after the SPV Structure Termination Date, Sections 4.09(b)(1), 4.09(b)(18) and 4.09(b)(25) of Annex IV; plus
(ii)    without double counting, any amounts of Indebtedness available to be Incurred by any member of the Restricted Group (A) prior to the SPV Structure Termination Date, pursuant to Section 4.09(c)(14) of Annex II and (B) on or after the SPV Structure Termination Date, Section 4.09(b)(14) of Annex IV; plus
(b)    (i) in the case of an Additional Facility that serves to effectively extend the maturity of, or refinance, the Term Loans and/or Revolving Credit Loans, an amount equal to the reductions in the Term Loans and/or Revolving Credit Loans (and accompanied by a corresponding permanent reduction of the Revolving Credit Commitments) to be replaced with (or refinanced by) such Additional Facility and (ii) in the case of an Additional Revolving Facility that effectively replaces any Revolving Credit Commitments terminated or cancelled under Section 2.06, an amount equal to the portion of the relevant terminated Revolving Credit Commitments; plus
(c)    the aggregate amount of any voluntary prepayment of Term Loans that are secured on a pari passu basis with the Obligations (including any Refinancing Term Loans or Extended Term Loans) or Revolving Credit Loans (to the extent accompanied by a corresponding permanent reduction of the Revolving Credit Commitments) to the extent the relevant prepayment or reduction (i) is not funded or effected with any long-term Indebtedness (including Indebtedness in the form of a bridge or other interim credit facility intended to be Refinanced with long-term Indebtedness) and (ii) does not include any prepayment that is funded with the proceeds of an Additional Facility Incurred in reliance on clause (b); plus
(d)    if the proceeds of an Additional Facility are being used to refinance existing Indebtedness that ranks pari passu or senior in right of security to the Obligations, (i) an amount equal to the accrued interest, premiums and defeasance costs on such existing Indebtedness, (ii) other amounts owing or paid relating to such existing Indebtedness, and (iii) fees and expenses reasonably incurred in connection with the foregoing; plus
(e)    an unlimited amount so long as, in the case of this clause (e):
(i)    prior to the SPV Structure Termination Date, (A) if the Proceeds Loan funded with the proceeds of such Additional Facility constitutes Senior Secured Indebtedness, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00, and (B) the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00, in each case, calculated as of the most recently ended Test Period on a pro forma basis after giving effect to the incurrence of such Additional Facility, the funding of the relevant Proceeds Loan with the proceeds thereof and the application of proceeds of the relevant Proceeds Loan and, if applicable, any acquisition or Investment permitted under this Agreement and (x) in the case of any Additional Revolving Facility and the relevant Proceeds Loan funded with the proceeds thereof, assuming a full drawing of such Additional Revolving Facility and relevant Proceeds Loan and (y) without netting the cash proceeds of any Borrowing under such Additional Facility and the relevant Proceeds Loan; and
(ii)    on or after the SPV Structure Termination Date, (A) if such Indebtedness incurred under an Additional Facility is Senior Secured Indebtedness, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00, and (B) the Consolidated

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Net Leverage Ratio would not exceed 5.50 to 1.00, in each case, calculated as of the most recently ended Test Period on a pro forma basis after giving effect to the incurrence of such Additional Facility, including the application of proceeds thereof and, if applicable, any acquisition or Investment permitted under this Agreement and (x) in the case of any Additional Revolving Facility, assuming a full drawing of such Additional Revolving Facility and (y) without netting the cash proceeds of any Borrowing under such Additional Facility;
provided that, it is understood that (i) any Additional Facility may be Incurred under any of clauses (a), (b), (c), (d), or (e) as selected by the applicable Borrower in its sole discretion, (ii) the applicable Borrower may elect to Incur Additional Facilities under clause (e) prior to using amounts available under clauses (a), (b), (c) or (d), and (iii) without duplication, amounts Incurred (and, prior to the SPV Structure Termination Date, on-lent under the relevant Proceeds Loan) pursuant to clauses (a), (b), (c) or (d) substantially concurrently with amounts Incurred (and, prior to the SPV Structure Termination Date, on-lent under the relevant Proceeds Loan) pursuant to clause (e) will not count as Indebtedness for purposes of calculating the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio; and provided, further, that any portion of any Additional Facilities or Additional Facility Loans may be divided and reclassified in accordance with Section 4.09(e)(1) of Annex II or Section 4.09(d)(1) of Annex IV, as applicable.
“Additional Facility Borrower” means any Borrower which becomes a Borrower under any Additional Facility.
“Additional Facility Borrowing” means an Additional Facility Loan or a group of Additional Facility Loans of the same Class and Type made (including through a conversion or continuation) by the applicable Additional Facility Lenders.
“Additional Facility Commencement Date” means, in relation to an Additional Facility, the effective date of that Additional Facility which shall be the later of:
(a)    the date specified in the relevant Additional Facility Joinder Agreement; and
(b)    the date on which the conditions set out in Section 2.14 are satisfied.
“Additional Facility Commitment” means in relation to an Initial Additional Facility Lender the amount set out as the Additional Facility Commitment of a Lender in the relevant Additional Facility Joinder Agreement and the amount of any other Additional Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.
“Additional Facility Joinder Agreement” means a document substantially in the form of Exhibit K (Form of Additional Facility Joinder Agreement), with such amendments as the Administrative Agent or the relevant Lenders and the applicable Borrower under such Additional Facility Joinder Agreement may approve or reasonably require.
“Additional Facility Lender” means, with respect to an Additional Facility or an Increase Confirmation, an Initial Additional Facility Lender and any Person that becomes a new lender under such Additional Facility in accordance with Section 10.07.
“Additional Facility Loan” means a loan and/or advance made or to be made under the Additional Facility.
“Additional Guarantor” means (i) prior to the SPV Structure Termination, any Affiliate of the SPV Borrower and (ii) on or after the SPV Structure Termination Date, any member of the Restricted Group which, in each case, has complied with the requirements of Section 10.21(c).
“Additional Lender” means any Person that is not an existing Lender and has agreed to provide any portion of any (a) Additional Facility in accordance with Section 2.14, (b) other Loans pursuant to a Refinancing Amendment in accordance with Section 2.15, or (c) Replacement Term Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, such

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approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(i)(B) for an assignment of Loans to such Additional Lender, and in the case of any Additional Revolving Facility and Other Revolving Credit Commitments, the Swing Line Lender and the applicable L/C Issuer, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent such consent would be required for any assignment to such Additional Lender under Section 10.07(b)(i)(C) or Section 10.07(b)(i)(D).
“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).
“Additional Revolving Facility” means any Additional Facility permitted under Section 2.14 that is a revolving facility.
“Administrative Agent” means The Bank of Nova Scotia, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify each Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliated Lender” means a Lender that is Liberty Latin America or an Affiliate thereof (other than (a) the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and, in each case, any of their Subsidiaries, or (b) any trust, fund, partnership, person or other entity that borrows any loans, issues any notes, bonds or other securities or otherwise incurs indebtedness for the purpose of on-lending the proceeds of such issuance under a Facility to a Borrower under this Agreement). For the avoidance of doubt, neither the SPV Borrower, the Initial Guarantor nor any of their respective Subsidiaries shall be an Affiliated Lender hereunder.
“Affiliated Lender Cap” has the meaning set forth in Section 10.07(j)(iv).
“Affiliate Subsidiary” has the meaning specified in Section 10.21(a)(i).
“Affiliate Subsidiary Accession” has the meaning specified in Section 10.21(a)(i).
“Affiliate Subsidiary Release” has the meaning specified in Section 10.21(a)(i).
“Agent Parties” has the meaning specified in Section 10.02(b).
“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person is subject to a forced liquidation or makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable, by a Governmental Authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable, with immunity from the jurisdiction of courts or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the

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Security Agent, as applicable, to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent, the Security Agent or any Person that directly or indirectly controls the Administrative Agent or the Security Agent, as applicable.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this credit agreement including the annexes, schedules and exhibits hereto.
“Agreement Currency” has the meaning set forth in Section 10.23.
“All-In Yield” means, as to any Indebtedness, the yield thereof (as determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), whether in the form of interest rate, margin, OID, upfront fees, a Eurocurrency Rate or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or generally payable directly by a Borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to an interest rate assuming the shorter of (i) the Weighted Average Life to Maturity of such Indebtedness and (ii) a four year average life to maturity (e.g., 100 basis points of OID equals 25 basis points of interest rate margin for a four year average life to maturity); provided, further, that “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, ticking fees, unused line fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, and similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid or payable in the primary syndication of such Indebtedness or fees not generally paid or payable ratably to all lenders; provided, further, that, with respect to any Loans of an applicable Class that includes a Eurocurrency Rate floor or Base Rate floor, (1) to the extent that the Eurocurrency Rate or Base Rate, as applicable, on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Eurocurrency Rate or Base Rate, as applicable, on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.
“Alternative L/C Borrowing” means an extension of credit resulting from a drawing under any Alternative Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“Alternative L/C Issuer” means a Revolving Credit Lender that becomes an Alternative L/C Issuer in accordance with Section 2.03(k) or Section 10.07(i), in each case, in its capacity as an issuer of Alternative Letters of Credit hereunder, or any successor issuer of Alternative Letters of Credit hereunder.
“Alternative Letter of Credit” means a letter of credit issued hereunder in respect of one or more Classes of Revolving Credit Commitments in accordance with Section 2.03(b) that is designated as an Alternative Letter of Credit at the time of delivery of the related Letter of Credit Application to the Administrative Agent and the relevant Alternative L/C Issuer under Section 2.03(b). An Alternative Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to any Covenant Party or any of its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction.
“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C)(2).
“Applicable Rate” means a percentage per annum equal to:
(a)    with respect to the Initial Term Loans, (i) for Eurocurrency Rate Loans, 5.00% and (ii) for Base Rate Loans, 4.00%;

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(b)    with respect to the 2021 Additional Term Loans, (i) for Eurocurrency Rate Loans, 3.75% and (ii) for Base Rate Loans, 2.75%; and
(c)    with respect to any Facility or Commitments made pursuant to Section 2.14, Section 2.15 or Section 2.16, as set forth in the relevant Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment, as applicable.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class of Loans, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the relevant Revolving Credit Lenders, (c) with respect to Alternative Letters of Credit, (i) the relevant Alternative L/C Issuer and (ii) the relevant Revolving Credit Lenders, and (d) with respect to Swing Line Loans, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the relevant Revolving Credit Lenders.
“Approved Fund” means any fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means each of J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, The Bank of Nova Scotia, and Banco Santander, S.A., London Branch, each in its capacity as an arranger under this Agreement.
“Assignees” has the meaning set forth in Section 10.07(b)(i).
“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, substantially in the form of Exhibit E1 hereto.
“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrowers (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrowers shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither the Borrowers nor any of their Affiliates may act as the Auction Agent.
“Auditors” means an accounting firm of international standing (including KPMG LLP and its Affiliates).
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).
“Available Currency” means Dollars, and any other currency as the relevant Borrower, each of the relevant Revolving Credit Lenders or the relevant Term Lenders, as the case may be, and the Administrative Agent may agree to from time to time.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, and any successor statute.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) 1.00% plus the LIBOR that would apply to a Eurocurrency Rate Loan of the same Class as such Borrowing with an Interest Period of one month starting the second Business Day following such day, at approximately 11:00 a.m. (London time) determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided that, solely for purposes of this clause (c), if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London branch to major banks in the London interbank eurodollar market at their request at the date and time of determination. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means any Loan that bears interest based on the Base Rate.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent and the Company decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Company decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Company determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Company decide is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

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(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(a)    a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, in each case, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; and/or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 1.12 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 1.12.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Big Boy Letter” means a letter from a Lender (a) acknowledging that (i) an Affiliated Lender may have information regarding the SPV Borrower, the Company, any Permitted Affiliate Parent, and Affiliate Subsidiary and, in each case, their Subsidiaries that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (ii) the Excluded Information may not be available to such Lender, (iii) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to an Affiliated Lender pursuant to Section 10.07(j) notwithstanding its lack of knowledge of the Excluded Information and (iv) such Lender waives and releases any claims it may have against the Administrative Agent, such Affiliated Lender, the SPV Borrower, the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and, in each case, their Subsidiaries with respect to the nondisclosure of the Excluded Information; or (b) otherwise in form and substance reasonably satisfactory to the Administrative Agent, such Affiliated Lender and the assigning Lender.

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“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Bookrunner” means each of J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, The Bank of Nova Scotia, and Banco Santander, S.A., London Branch, each in its capacity as a bookrunner.
“Borrower Offer of Specified Discount Prepayment” means any offer by any Borrower Party to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(a)(v)(B).
“Borrower Party” means (a) prior to the SPV Structure Termination Date, a Loan Party and (b) on or after the SPV Structure Termination Date, a member of the Restricted Group.
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(a)(v)(D).
“Borrowers” means the SPV Borrower and any Additional Borrower unless it has ceased to be a Borrower in accordance with Section 10.22 or the SPV Structure Termination, and “Borrower” means any of them.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, an Initial Term Borrowing, 2021 Additional Term Borrowing or any other borrowing of a Term Loan, as the context may require.
“Business” means:
(a)    the business carried out by the Restricted Group on the 2021 Amendment Effective Date;
(b)    the provision of Content;
(c)    the business and provision of services substantially the same or similar to those provided by any member of the Wider Group on the 2021 Amendment Effective Date;
(d)    being a Holding Company of one or more persons engaged in the business and provision of services described in (a), (b) or (c) above; and
(e)    any related ancillary or complementary business to that described in clause (a), (b) or (d) above, and references to “business” shall be similarly construed.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, Puerto Rico or London and, if such day relates to any Eurocurrency Rate Loan, means any such day that is also a London Banking Day.
“Captive Insurance Subsidiary” means any Subsidiary of the Company or a Permitted Affiliate Parent that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral” has the meaning specified in Section 2.03(g).
“Cash Collateral Account” means a blocked account at the Administrative Agent (or another commercial bank selected by the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably

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satisfactory to the Administrative Agent, or another account designated as a cash collateral account and reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(g) and references to “Cash Collateralized” and “Cash Collateralizing” shall be similarly construed.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any entity that has no material assets other than equity interests (or equity interests and indebtedness) of one or more entities that are CFCs or CFC Holdcos.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any request, rule, guideline or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, for the purposes of this Agreement, be deemed to be adopted and taking effect subsequent to the date of this Agreement; provided that a Lender shall be entitled to compensation with respect to any such adoption taking effect, making or issuance becoming effective after the date of the this Agreement only if it is the applicable Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
“Class” means (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the applicable Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of the same Class.
“Clean-Up Period” means in respect of any acquisition or Investment permitted under this Agreement by any member of the Restricted Group, the period commencing on the date of completion of such acquisition or Investment permitted under this Agreement and ending on the date that is 120 days after such date.
“Closing Date” means October 25, 2019.
“Code” means the U.S. Internal Revenue Code of 1986, and the United States Department of the Treasury regulations promulgated thereunder.
“Collateral” means, (a) prior to the SPV Structure Termination Date, the SPV Collateral and (b) on or after the SPV Structure Termination Date, the Group Collateral.
“Collateral and Guarantee Requirement” means the requirement that:
(a)    prior to the SPV Structure Termination Date:
(i)    the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations) shall have been unconditionally guaranteed by the Initial Guarantor and each other Guarantor (unless and until such Guarantor has ceased to be a Guarantor in accordance with the terms of this Agreement);
(ii)    the Obligations and the Guaranty shall have been secured by, in each case, subject to the exceptions and limitations otherwise set forth in this Agreement and the SPV Collateral Documents, in each case with the priority required by the SPV Collateral

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Documents: (A) on the Closing Date, a perfected first priority security interest (other than with respect to clause (I), subject to Permitted SPV Liens) in (I) the rights of the SPV Borrower in the Acquisition Escrow Account under the Acquisition Escrow Agreement, (II) all bank accounts of the SPV Borrower and (III) the SPV Borrower’s rights under the Initial Proceeds Loan, the Proceeds Loan Agreement, and any Additional Proceeds Loan that may be made in the future, including the SPV Borrower’s rights in respect of the Proceeds Loan Guarantees; (B) on the Acquisition Escrow Release Date, a perfected first priority security interest (subject to Permitted SPV Liens) in (I) all bank accounts of the Initial Guarantor (other than the Initial Guarantor’s SPV Profit Account) and (II) the Initial Guarantor’s rights under the Senior Secured Notes Proceeds Loan, the Proceeds Loan Agreement, and any Additional Proceeds Loan that may be made in the future, including the Initial Guarantor’s rights in respect of the Proceeds Loan Guarantees; and (C) within 45 Business Days of any Affiliate of the SPV Borrower becoming an Additional Borrower or Additional Guarantor under Section 10.21, a perfected first priority security interest (subject to Permitted SPV Liens) in (I) all bank accounts of such Additional Borrower or Additional Guarantor (other than profit accounts of the kind specified in clause (B)(II) above) and (II) such Additional Borrower’s or Additional Guarantor’s rights under the Proceeds Loans and the Proceeds Loan Agreement, including such Additional Borrower’s or Additional Guarantor’s rights in respect of the Proceeds Loan Guarantees, as applicable;
(iii)    the obligations under the Proceeds Loan Finance Documents (other than, with respect to any Proceeds Loan Guarantor, any Excluded Swap Obligations) shall have been unconditionally guaranteed by the Initial Proceeds Loan Guarantor and each other Proceeds Loan Guarantor, unless and until it has ceased to be a Proceeds Loan Guarantor in accordance with the terms of this Agreement;
(iv)    the obligations under the Proceeds Loan Finance Documents shall have been secured by, in each case, subject to the exceptions and limitations otherwise set forth in this Agreement and the Proceeds Loan Collateral Documents, in each case with the priority required by the Proceeds Loan Collateral Documents: (A) on the Closing Date, a perfected first priority security interest (subject to Permitted Liens) in (I) all of the outstanding shares of the Company and the Initial Proceeds Loan Guarantor and (II) substantially all assets of the Company and the Initial Proceeds Loan Guarantor; (B) on the Acquisition Escrow Release Date, a perfected first priority security interest (subject to Permitted Liens) in (I) all of the outstanding shares of each Proceeds Loan Borrower (other than the Company) on such date and (II) substantially all assets of each Proceeds Loan Borrower (other than the Company) on such date; (C) within 45 Business Days of any member of the Wider Group or Restricted Group becoming a Proceeds Loan Obligor (in order to comply with the Security Test or otherwise), a perfected first priority security interest (subject to Permitted Liens) in (I) all outstanding shares of such Proceeds Loan Obligor and (II) substantially all assets of such Proceeds Loan Obligor; and (D) on the Closing Date, or within the time period specified in Section 6.18, as applicable, by a perfected first priority security interest (subject to Permitted Liens) over any Subordinated Shareholder Loan; and
(v)    the Security Test as of the end of each fiscal year, beginning with the fiscal year ending December 31, 2020, shall be satisfied; provided that (A) such test is calculated by reference to the annual financial statements relating to the Restricted Group for the relevant fiscal year delivered pursuant to Section 4.03(a)(1) of Annex II (and such calculation shall be included in the Compliance Certificate delivered pursuant to Section 6.02(a) with respect to the relevant fiscal year); and (B) any member of the Restricted Group that is required to become a Proceeds Loan Obligor in order to comply with the Security Test shall become a Proceeds Loan Obligor within 60 days after the delivery to the Administrative Agent of such Compliance Certificate; and

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(vi)    the Administrative Agent and/or the Security Agent (as applicable) shall have received each applicable Collateral Document and related ancillary document required to be delivered (A) pursuant to Section 6.16, Section 6.18 and Section 10.21 (as applicable) and (B) at such time as may be designated therein (or such other period as the Administrative Agent and/or the Security Agent (as applicable) may agree), pursuant to the Collateral Documents, Section 6.11 or Section 6.13, subject, in each case, to the limitations and exceptions of this Agreement, the Collateral Documents and the Proceeds Loan Collateral Documents, duly executed and delivered (where applicable) by each Loan Party, Covenant Party and Grantor, as applicable, party thereto.
(b)    on or after the SPV Structure Termination Date:
(i)    the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations) shall have been unconditionally guaranteed by each Guarantor (in each case, unless and until such Guarantor has ceased to be a Guarantor in accordance with the terms of this Agreement);
(ii)    the Obligations and the Guaranty shall have been secured by, in each case, subject to the exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, in each case with the priority required by the Collateral Documents: (i) initially, a perfected first priority security interest (subject to Permitted Liens) in (I) all of the outstanding shares of the Loan Parties and (II) substantially all assets of the Loan Parties; (ii) within 45 Business Days of any member of the Wider Group or Restricted Group becoming a Loan Party (in order to comply with the Security Test or otherwise), a perfected first priority security interest (subject to Permitted Liens) in (I) all outstanding shares of such Loan Party and (II) substantially all assets of such Loan Party; and (iii) within the time period specified in Section 6.18, by a perfected first priority security interest (subject to Permitted Liens) over any Subordinated Shareholder Loan;
(iii)    the Security Test as of the end of each fiscal year, beginning with the fiscal year ending immediately following the SPV Structure Termination Date, shall be satisfied; provided that (A) such test is calculated by reference to the annual financial statements relating to the Restricted Group for the relevant fiscal year delivered pursuant to Section 4.03(a)(1) of Annex IV (and such calculation shall be included in the Compliance Certificate delivered pursuant to Section 6.02(a) with respect to the relevant fiscal year); and (B) any member of the Restricted Group that is required to become a Guarantor in order to comply with the Security Test shall become a Guarantor within 60 days after the delivery to the Administrative Agent of such Compliance Certificate; and
(iv)    the Administrative Agent and/or the Security Agent (as applicable) shall have received each Collateral Document and related ancillary document required to be delivered (A) pursuant to Section 6.18 and Section 10.21 (as applicable) and (B) at such time as may be designated therein (or such other period as the Administrative Agent and/or the Security Agent (as applicable) may agree), pursuant to the Collateral Documents, Section 6.11 or Section 6.13, subject, in each case, to the limitations and exceptions of this Agreement and the Collateral Documents, duly executed and delivered (where applicable) by each member of the Restricted Group and Grantor, as applicable, party thereto.
The Administrative Agent and/or the Security Agent, as applicable, may grant extensions of time for the perfection of security interests in, and the delivery of any certificated Equity Interests required to be pledged pursuant to the provisions of this definition of “Collateral and Guarantee Requirement” where it reasonably determines, in consultation with the Company, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or the Proceeds Loan Collateral Documents. For the avoidance of doubt, the foregoing definition

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shall not require, and the Loan Documents and the Proceeds Loan Finance Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, or taking other actions with respect to, any Excluded Assets or to secure Excluded Swap Obligations.
Notwithstanding anything in this definition of “Collateral and Guarantee Requirement” or any other Loan Document, none of the following shall be required: (i) any control agreements, other control arrangements or perfection by “control” (other than in respect of certificated Equity Interests and Pledged Debt (as defined in the applicable Pledge Agreement) otherwise required to be pledged and delivered to the Security Agent pursuant to the terms of the Loan Documents) other than, subject to the terms of the Collateral Documents, with respect to the Escrow Proceeds Account and the accounts constituting Collateral in clause (a)(ii) above; (ii) actions in any jurisdiction other than the United States, Ireland or Puerto Rico or required by the laws of any jurisdiction other than the United States, Ireland or Puerto Rico in order to create any security interests in any assets, including any intellectual property registered in any jurisdiction other than the United States, Ireland or Puerto Rico, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the United States, Ireland or Puerto Rico); (iii) any landlord waivers, estoppels, warehouseman waivers or other collateral access or similar letters or agreements; (iv) any actions other than the filing of UCC financing statements to perfect security interests in any Collateral or (v) any Excluded Subsidiary to become (prior to the SPV Structure Termination Date) a Proceeds Loan Guarantor or (on and after the SPV Structure Termination Date) a Guarantor.
“Collateral Documents” means, (a) prior to the SPV Structure Termination Date, the SPV Collateral Documents and (b) on or after the SPV Structure Termination Date, the Group Collateral Documents.
“Commitment” means a Revolving Credit Commitment or Term Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to another, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.
“Company” means Liberty Communications of Puerto Rico LLC (formerly known as Liberty Cablevision of Puerto Rico LLC), a limited liability company incorporated under the laws of Puerto Rico.
“Company Materials” has the meaning set forth in Section 6.01.
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Completion Date” means the date on which the Acquisition is consummated; it being acknowledged and agreed that such date was October 31, 2020.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“control”, “controlled” and “controlling” have the meaning specified in the definition of “Affiliate” as set forth in Annex I or Annex III, as applicable.
“Covenant Party” means:
(a)    prior to the SPV Structure Termination Date, a person that has acceded to the Covenant Agreement as an Obligor (as defined therein) and the Proceeds Loan Agreement as an Obligor (as defined therein); and

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(b)    on and after the SPV Structure Termination Date, a Loan Party.
“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness Incurred by a Borrower pursuant to a Refinancing Amendment, in each such case, issued, Incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance (“Refinanced”), in whole or part, any existing Term Loans, Revolving Credit Loans (or Revolving Credit Commitments) or Additional Facility Loans or Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt (including any existing unutilized commitments thereunder) plus accrued interest, fees, defeasance costs, premiums (including tender premiums), penalties and similar amounts thereon and fees and expenses (including OID, upfront fees or similar fees) associated with such Credit Agreement Refinancing Indebtedness and such refinancing, (ii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (i) above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) either, at the option of the applicable Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of Incurrence or issuance (as determined by the applicable Borrower in good faith); or (B) are substantially identical to, or (taken as a whole) are not materially more restrictive (as determined by the applicable Borrower in good faith) to the Company, any Permitted Affiliate Parents and the Restricted Subsidiaries, than those applicable to the Refinanced Debt being Refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of Incurrence of such Credit Agreement Refinancing Indebtedness) and it being understood that for purposes of this clause (B), to the extent any financial maintenance covenant is added for the benefit of such Credit Agreement Refinancing Indebtedness in the form of term loans or notes, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the Incurrence or issuance of such Credit Agreement Refinancing Indebtedness, and (iii) and if such Credit Agreement Refinancing Indebtedness is secured, it shall be secured on the same or lesser priority basis as the Refinanced Debt in respect thereof or shall be unsecured or, if the Refinanced Debt is unsecured, the Credit Agreement Refinancing Indebtedness in respect thereof shall also be unsecured; provided, further, that “Credit Agreement Refinancing Indebtedness” may be Incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long term indebtedness.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debt Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security trustee or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, Incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(vii).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to a Base Rate Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to such Base Rate Loan plus (iii) 2.0% per annum and (b) with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to (i) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (ii) 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as reasonably determined by the Administrative Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder (to the extent it is contractually obliged

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to), including in respect of its Loans or participations in respect of L/C Obligations relating to Letters of Credit, Alternative Letters of Credit or Swing Line Loans (unless such Lender has notified the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing)), which refusal or failure is not cured within two Business Days after the date of such refusal or failure, (b) has failed to pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (c) has notified the applicable Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect (unless such Lender has notified the Administrative Agent and applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing)) with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the applicable Borrower), or (e) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the applicable Borrower, the L/C Issuers, the Swing Line Lender and each Lender.
“Designated Affiliate Subsidiary” has the meaning specified in Section 10.21(a)(i).
“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.05(a)(v)(B)(2).
“Discount Prepayment Participating Lender” has the meaning specified in Section 2.05(a)(v)(C)(2).
“Discount Prepayment Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D)(3).
“Discount Range” has the meaning assigned to such term in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C)(1) substantially in the form of Exhibit M.
“Discount Range Prepayment Offer” means the written offer by a Lender, substantially in the form of Exhibit N, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.05(a)(v)(C)(1).
“Discount Range Proration” has the meaning assigned to such term in Section 2.05(a)(v)(C)(3).

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“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.05(a)(v)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B), Section 2.05(a)(v)(C) or Section 2.05(a)(v)(D), respectively, unless a shorter period is agreed to between a Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.05(a)(v)(A).
“Disqualified Institutions” means those Persons (the list of all such Persons identified under clauses (i), (ii) and (iii)(a) below, the “Disqualified Institutions List”) that are (i) identified in writing by the Company to the Arrangers prior to the initial allocation of the 2021 Additional Term Loans, (ii) competitors of the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and each of their Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Company to the Arrangers on or prior to the initial allocation of the Initial Term Loans or to the Administrative Agent from time to time after such date or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Company to the Arrangers on or prior to the initial allocation of the Initial Term Loans or to the Administrative Agent from time to time or (b) clearly identifiable as Affiliates on the basis of such Affiliate’s name; provided that, to the extent any Person becomes a Disqualified Institution after the initial allocation of the 2021 Additional Term Loans or after such Person became a Lender, the inclusion of such Person (and its Affiliates pursuant to clause (iii)(b) above) as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan, Commitment or other rights or interests under this Agreement.  Until the disclosure of the Disqualified Institutions List to the Lenders generally by the Administrative Agent, such Persons on the Disqualified Institutions List shall not constitute Disqualified Institutions for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender; provided, that no disclosure of the Disqualified Institutions List (or, except as provided in the immediately following sentence, the identity of any Person that constitutes a Disqualified Institution) to the Lenders shall be made by the Administrative Agent without the prior written consent of the Company. Upon request by any Lender (or any Affiliate of a Lender) with respect to a prospective assignment or participation hereunder, the Administrative Agent shall be entitled to (and shall) indicate to such Lender whether or not such prospective assignee’s or participant’s name appears on the Disqualified Institutions List at such time. Notwithstanding the foregoing, the Company, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude from the Disqualified Institutions List any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.
“Disqualified Institutions List” has the meaning as set forth in the definition of “Disqualified Institutions”.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” has the meaning assigned to such term in Annex I or Annex III, as applicable.
“Domestic Subsidiary” means any Subsidiary of the Company or of a Permitted Affiliate Parent that, in each case, is organized under the Laws of the United States, any state thereof, Puerto Rico or the District of Columbia.
“Early Opt-in Election” means the occurrence of:
(a)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Class Lenders of all the affected Classes (acting together) to the Administrative Agent (with a copy to the Borrower) that such Required Class Lenders have determined that dollar-denominated syndicated credit facilities being

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executed at such time, or that include language similar to that contained in Section 1.12 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(b)    (i) the election by the Administrative Agent or (ii) the election by such Required Class Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by such Required Class Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means October 25, 2019.
“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i). For the avoidance of doubt, “Eligible Assignee” shall not include any Disqualified Institution.
“Enforcement Sale” means (a) any sale or disposition (including by way of public auction) pursuant to an enforcement action taken by the applicable Security Agent in accordance with the provisions of any Collateral Sharing Agreement or Intercreditor Agreement, as applicable, to the extent such sale or disposition is effected in compliance with the provisions of any Collateral Sharing Agreement or Intercreditor Agreement, as applicable, or (b) any sale or disposition pursuant to the enforcement of security in favor of other Indebtedness of a Loan Party or a Covenant Party which complies with the terms of any Collateral Sharing Agreement or Intercreditor Agreement, as applicable (or if there is no such Collateral Sharing Agreement or Intercreditor Agreement, would substantially comply with the requirements of clause (a) hereof).
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to Hazardous Materials.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Restricted Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

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“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Covenant Party within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Covenant Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Covenant Party or any ERISA Affiliate from a Multiemployer Plan or written notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a written determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 and 430 of the Code or Section 302 of ERISA, whether or not waived; (h) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to a Covenant Party; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Covenant Party or any ERISA Affiliate.
“Erroneous Payment” has the meaning assigned to it in Section 9.14.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.14.
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.14.
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.14.
“Escrow Accounts” means (a) the Acquisition Escrow Account and (b) any other escrow account in which Escrowed Proceeds are deposited and held.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) (“LIBOR”), as published by Bloomberg (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the Quotation Day for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, the Eurocurrency Rate with respect to the Initial Term Loans and the 2021 Additional Term Loans shall not be less than 0.00% per annum.
“Eurocurrency Rate Loan” means any Loan that bears interest at a rate based on the Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Assets” means (a) any property or assets owned by any Excluded Subsidiary (unless such Excluded Subsidiary ceases to be an Excluded Subsidiary or becomes a Proceeds Loan Guarantor or Guarantor (as applicable) at the sole option of the Company), (b) any property or assets located in, or any property, assets

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or agreements governed by the laws of, any jurisdiction or agreement other than the United States or Puerto Rico (other than Equity Interests otherwise required to be pledged pursuant to the terms hereof and the Proceeds Loan Collateral Documents or Collateral Documents (as applicable), Pledged Debt (as defined in the Proceeds Loan Collateral Documents or Collateral Documents (as applicable)) otherwise required to be pledged pursuant to the terms hereof and the Proceeds Loan Collateral Documents or Collateral Documents (as applicable) and assets that can be perfected by the filing of a UCC-1 financing statement), (c) any lease, license, contract, agreement or other general intangible or any property subject to a purchase money security interest, Capitalized Lease Obligation, Purchase Money Obligations, lease that would be a capital lease under GAAP as in effect at any time or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate (or is otherwise prohibited by) such lease, license, contract, agreement or other general intangible, Capitalized Lease Obligations, Purchase Money Obligations, lease that would be a capital lease under GAAP as in effect at any time or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a member of the Restricted Group) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such violation, (d) any interest in fee-owned Real Property (other than Material Real Property), (e) any interest in leased Real Property, (f) motor vehicles and other assets subject to certificates of title, (g) Margin Stock, (h) Equity Interests in any Person that is not a Covenant Party, (i) any “intent to use” trademark application prior to the filing of a “statement of use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period that, granting a security interest would impair the enforceability or validity, or result in the voiding, of such trademark application (or any registration that may issue therefrom) under applicable Law or determination of an arbitrator or a court or other Governmental Authority applicable thereto, (j) any licenses or permits issued by a Governmental Authority or state or local franchises, charters and authorizations, or any other agreement, to the extent a security interest in any such license, permit, franchise, charter, authorization or agreement is prohibited or restricted thereby after giving effect to the applicable anti-assignment provision of the Uniform Commercial Code or any other applicable Law (including the Debtor Relief Laws) or principles of equity, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or any other applicable Law (including the Debtor Relief Laws) or principles of equity) notwithstanding such prohibition or restriction, (k) any Securitization Obligations sold or transferred in connection with, or subject to, a Qualified Receivables Transaction, (l) any assets to the extent pledges and security interests therein are prohibited or restricted by applicable Law (including any requirement to obtain the consent of any governmental authority or third party (other than a member of the Restricted Group)), (m) commercial tort claims, (n) deposit, securities and similar accounts (including securities entitlements) and any amounts on deposit therein or credited thereto (in each case, other than (x) the Acquisition Escrow Account and (y) identifiable proceeds of Proceeds Loan Collateral or Collateral (as applicable)), (o) any accounts used solely as payroll and other employee wage and benefit accounts, tax accounts (including sales tax accounts) and any tax benefits accounts, Escrow Accounts (other than the Acquisition Escrow Account), fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts, (p) letter of credit rights, except to the extent constituting a supporting obligation for other Proceeds Loan Collateral or Collateral (as applicable) as to which perfection of the security interest in such other Proceeds Loan Collateral or Collateral (as applicable) may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (q) cash and Cash Equivalents (other than cash and Cash Equivalents to the extent constituting identifiable proceeds from the sale, transfer or other disposition of Proceeds Loan Collateral or Collateral (as applicable)), (r) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Proceeds Loan Collateral Documents or Collateral Documents (as applicable) would result in material adverse tax consequences to any Covenant Party or any of their Subsidiaries, as reasonably determined by the Company in consultation with the Administrative Agent, (s) assets in circumstances where the cost of obtaining a security interest in such assets, including the cost of title insurance, surveys or flood insurance (if necessary), would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Company and the Administrative Agent; provided, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (s) above (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (s)) and (t) as and where any Borrower or Proceeds Loan Borrower (as applicable) is a “United States person” within the meaning of Section 7701(a)(30) of the Code (or any successor provision thereto) (i) the assets of (x) a CFC, (y) a CFC Holdco, or (z) a direct or indirect subsidiary of a CFC or CFC Holdco, and (ii) Equity Interests in any of the entities described in clause (i), except for Equity Interests not in

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excess of 65% of the issued and outstanding Equity Interests of any such entity that is a direct subsidiary of a Borrower or Proceeds Loan Borrower (as applicable).
Notwithstanding anything in this definition of “Excluded Assets”, in no event shall the Proceeds Loan Agreement (or rights thereunder), the Acquisition Escrow Account Agreement (or the rights thereunder) or the accounts described in clause (a)(ii) of the definition of Collateral and Guarantee Requirement constitute an Excluded Asset.
“Excluded Subsidiary” means (a) any Subsidiary that is not a direct or indirect wholly owned Subsidiary of the Company or any Permitted Affiliate Parent, (b) any Subsidiary that is not a Significant Subsidiary, (c) any Unrestricted Subsidiaries, (d) any Captive Insurance Subsidiary, (e) any special purpose securitization vehicle (or similar entity), including any Receivables Entity, (f) any Subsidiary that is prohibited by Contractual Obligations existing on the 2021 Amendment Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), or by applicable Law, from guaranteeing the obligations under the Proceeds Loan Agreement or the Obligations (as applicable), or if guaranteeing the obligations under the Proceeds Loan Agreement or the Obligations (as applicable) would require governmental (including regulatory) or third party (other than a member of the Restricted Group) consent, approval, license or authorization, (g) any Subsidiary where the Administrative Agent and the Company agree that the cost of obtaining a Proceeds Loan Guarantee or Guarantee (as applicable) by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (h) any Foreign Subsidiary, (i) any not-for-profit Subsidiary, (j) any CFC Holdco, (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (l) any Subsidiary the obtaining of a Proceeds Loan Guarantee or Guarantee (as applicable) with respect to which would result in material adverse tax consequences to any Covenant Party or any of their Subsidiaries, as reasonably determined by the Company in consultation with the Administrative Agent, (m) any member of the Restricted Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in the aggregate have a value of more than $100,000 (excluding intercompany loans owed to it and existing on the 2021 Amendment Closing Date) and (n) any member of the Restricted Group (or a Person in which any member of the Restricted Group has an interest) which has a special purpose and whose creditors have no recourse to any member of the Restricted Group in respect of Indebtedness of that Subsidiary or Person, as the case may be, or any of such Subsidiary’s or Person’s Subsidiaries (other than recourse to such member of the Restricted Group who had granted a Lien over its shares or other interests in such Subsidiary or Person beneficially owned by it, provided that such recourse is limited to an enforcement of such a Lien); provided that any Excluded Subsidiary may, at the election of the Company and upon not less than 10 Business Days prior written notice to the Administrative Agent, cease to be an Excluded Subsidiary and become a Covenant Party.
“Excluded Swap Obligation” means, with respect to any Guarantor, Proceeds Loan Obligor or Grantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor or Proceeds Loan Obligor of, or the grant by such Guarantor, Proceeds Loan Obligor or Grantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s, Proceeds Loan Obligor’s or Grantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of, or grant of such security interest by, as applicable, such Guarantor, Proceeds Loan Obligor or Grantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor, Proceeds Loan Obligor or Grantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of, or grant of such security interest by, as applicable, such Guarantor, Proceeds Loan Obligor or Grantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligations designated as an “Excluded Swap Obligation” of a Loan Party or Covenant Party as specified in any agreement between the relevant Loan Party or Covenant Party and hedge counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

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“Existing Credit Facilities” means (1) the amended and restated first lien credit agreement dated as of July 7, 2014 (as amended, supplemented or otherwise modified from time to time) and (2) the amended and restated second lien credit agreement dated as of July 7, 2014 (as amended, supplemented or otherwise modified from time to time), in each case of the Company.
“Existing Revolver Tranche” has the meaning provided in Section 2.16(b).
“Existing Term Loan Tranche” has the meaning provided in Section 2.16(a).
“Expiring Credit Commitment” has the meaning provided in Section 2.04(g).
“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(b).
“Extended Term Loans” has the meaning provided in Section 2.16(a).
“Extending Lender” means any Extending Revolving Credit Lender and any Extending Term Lender.
“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(c).
“Extending Term Lender” has the meaning provided in Section 2.16(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.
“Extension Amendment” has the meaning provided in Section 2.16(d).
“Extension Election” has the meaning provided in Section 2.16(c).
“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the sole discretion of the applicable Borrower) of any or all applicable Classes be submitted for Extension.
“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.
“Facility” means a given Class of Term Loans or Revolving Credit Commitments, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

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“Finance Parties” means the Administrative Agent, the Arrangers, the Bookrunners, the Security Agent and the Lenders, and “Finance Party” means any of them.
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(e)(ii).
“Fitch” means Fitch Ratings Inc., and any successor thereto.
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company or of a Permitted Affiliate Parent, in each case, which is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the outstanding L/C Obligations relating to Letters of Credit other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to a Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FSIA” has the meaning specified in Section 10.24.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect as of the 2021 Amendment Effective Date or, for purposes of Section 4.03 of Annex II or Annex IV, as applicable, as in effect from time to time; provided that at any date after the 2021 Amendment Effective Date the Company or a Permitted Affiliate Parent may make an election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election. Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in conformity with GAAP. At any time after the 2021 Amendment Effective Date, the Company or a Permitted Affiliate Parent may elect to apply for all purposes of this Agreement, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein will be construed to mean IFRS as in effect on the 2021 Amendment Effective Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the financial statements required to be delivered under Section 4.03(a)(1) of Annex II or Annex IV, as applicable, shall be restated on the basis of IFRS for the year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS), and (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Agreement shall, at the Company’s option (a) continue to be computed in conformity with GAAP (provided that, following such election, the annual and quarterly information required by Section 4.03(a)(1) and Section 4.03(a)(2) of Annex II or Annex IV, as applicable, shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such GAAP presentation to the corresponding IFRS presentation of such financial information), or (b) be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the 2021 Amendment Effective Date. Thereafter, the Company or a Permitted Affiliate Parent may, at its option, elect to apply GAAP or IFRS and compute all ratios, computations and other determinations based on GAAP or IFRS, as applicable, all on the basis of the foregoing provisions of this definition of GAAP.
“Governmental Authority” means any applicable nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“Group Collateral” means, on or after the SPV Structure Termination Date, the assets and shares of the Loan Parties or any other Person which from time to time are, or are agreed to be, the subject of a Lien in favor of the Group Security Agent under any Intercreditor Agreement, under or pursuant to the Group Collateral Documents, to secure the Obligations.

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“Group Collateral Documents” means, collectively, any applicable Pledge Agreement, any related supplements or reconfirmations or other similar agreements delivered to the Administrative Agent and/or the Group Security Agent pursuant to Section 6.11, Section 6.13 or Section 6.18 (as applicable), any Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Group Security Agent (for the benefit of the Secured Parties).
“Group Security Agent” means The Bank of Nova Scotia, and any and all successors thereto, in its capacity as security agent hereunder and the other Loan Documents to which it is a party.
“Guaranteed Obligations” has the meaning specified in Section 11.01.
“Guarantors” means, prior to the SPV Structure Termination Date, the Initial Guarantor and each Affiliate of the SPV Borrower and, on or after the SPV Structure Termination Date, each member of the Wider Group or Restricted Group, in each case, that shall have become a Guarantor pursuant to Section 6.11 or Section 10.21(c); provided that, notwithstanding anything to the contrary, as and where any Borrower is a “United States person” within the meaning of Section 7701(a)(30) of the Code (or any successor provision thereto), no Person that is (x) a CFC, (y) a CFC Holdco, or (z) a direct or indirect subsidiary of a CFC or CFC Holdco, shall be or be required to become a Guarantor. For the avoidance of doubt, a Borrower in its sole discretion may cause, prior to the SPV Structure Termination Date, any Affiliate of the SPV Borrower, and, on or after the SPV Structure Termination Date, any member of the Wider Group or the Restricted Group that is not a Guarantor to guarantee the Obligations by causing such Person to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Person shall be a Guarantor and Loan Party hereunder for all purposes. For the avoidance of doubt, each Borrower is a Guarantor in respect of Secured Hedge Agreements and Treasury Services Agreements to which such Borrower is not party (other than in respect of Excluded Swap Obligations).
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.
“Hedge Bank” means any Person that is a party to a Secured Hedge Agreement or a Treasury Services Agreement and that, in the case of a Secured Hedge Agreement (a) is designated a “Hedge Bank” with respect to such Secured Hedge Agreement in writing from the Borrowers to the Administrative Agent, and (other than a Person already party hereto as a Lender), (b) delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Section 10.05, Section 10.15 and Section 10.16 and Article IX as if it were a Lender, and (c) is or has become party to any applicable Collateral Sharing Agreement or Intercreditor Agreement as a Hedging Bank (as so defined or similarly defined therein) in accordance with the provisions of such Collateral Sharing Agreement or Intercreditor Agreement, if such Collateral Sharing Agreement or Intercreditor Agreement contemplates hedge counterparties being party thereto.
“Honor Date” has the meaning set forth in Section 2.03(c)(i)(A).
“Identified Discount Prepayment Participating Lenders” has the meaning specified in Section 2.05(a)(v)(C)(3).
“Identified Discount Prepayment Qualifying Lenders” has the meaning specified in Section 2.05(a)(v)(D)(3).
“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors.
“Increase” has the meaning set forth in Section 2.14(q).

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“Increase Confirmation” means an Increase Confirmation in substantially the form of Exhibit L.
“Indemnified Taxes” means, with respect to any Finance Party, all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than (a) any Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed on it, in each case, by a jurisdiction (or political subdivision thereof) as a result of such recipient being organized in or having its principal office or applicable Lending Office in such jurisdiction, or as a result of any other connection between the Administrative Agent or such Lender and such jurisdiction other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (b) any U.S. federal or Puerto Rico net income Tax, (c) any Taxes (other than Taxes described in clause (a) or (b) above) imposed by a jurisdiction (or political subdivision thereof) as a result of such recipient being organized in or having its principal office or applicable Lending Office in such jurisdiction, or as a result of any other connection between such Lender or Administrative Agent and such jurisdiction other than any connection arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing any Loan Document, (d) any Taxes attributable to the failure by such Finance Party to comply with Section 3.01(d), (e) any branch profits Taxes imposed by the United States under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction described in clause (a) or (b), (f) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 3.12), any U.S. federal or Puerto Rico Tax that is, or would be required to be withheld or imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date (which, for the avoidance of doubt, is no earlier than the date hereof) on which such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan or (ii) or designates a new Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new Lending Office, (g) any taxes imposed under FATCA, (h) U.S. backup withholding Taxes, (i) Taxes resulting from the gross negligence or willful misconduct of the Finance Party, (j) Other Taxes and (k) for the avoidance of doubt, interest, penalties, and additions to tax on the amounts described in clauses (a) through (j) hereof.
“Indemnitees” has the meaning set forth in Section 10.05.
“Information” has the meaning set forth in Section 10.08.
“Initial Additional Facility Lender” means a person which becomes a Lender under an Additional Facility or an Increase pursuant to Section 2.14.
“Initial Guarantor” has the meaning specified in the preliminary statements to this Agreement.
“Initial Proceeds Loan” means the Proceeds Loan by the SPV Borrower as lender to the Company as a Proceeds Loan Borrower made under the Proceeds Loan Agreement on the Closing Date with a portion of the proceeds of Borrowings of the Initial Term Loans, the net proceeds of which are used to consummate the Refinancing.
“Initial Term Borrowing” means a borrowing consisting of Initial Term Loans.
“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to any Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation. The amount of each Initial Term Lender’s Initial Term Commitment as of the Effective Date is set forth in Schedule 1.01, or otherwise in the Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or Increase Confirmation pursuant to which such Initial Term Lender shall have assumed, increased or decreased its Initial Term Commitment, as the case may be. The aggregate amount of the Initial Term Commitments as of the Effective Date is $1,000,000,000. It is understood that, as of the 2021 Amendment Closing Date, the Initial Term Commitments are in an amount equal to $0.

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“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.
“Initial Term Loans” means the Loans, denominated in Dollars, made by the Initial Term Lenders to any Borrower pursuant to Section 2.01(a), as such loans may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) assumed or increased from time to time pursuant to an Assignment and Assumption, Additional Facility Joinder Agreement, Extension Amendment or an Increase Confirmation pursuant to the terms of Section 2.14. It is understood that, as of the 2021 Amendment Closing Date, the Initial Terms Loans are in an amount equal to $0.
“Instructing Group Consent” has the meaning set forth in Section 10.01(h).
“Intellectual Property” means patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the business of the Covenant Parties as currently conducted.
“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; provided that, in relation to the first Interest Period for any Base Rate Loan that is a Term Loan, the Interest Payment Date for such Loan may be a day other than the last Business Day of each March, June, September and December, as agreed by the relevant Borrower and the Administrative Agent.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or less than one month with respect to Revolving Credit Loans) or such other period, as selected by the relevant Borrower in its Committed Loan Notice and agreed by the Administrative Agent (without requiring any further consent or instructions from the Lenders); provided that any Interest Period that would otherwise end during the month preceding or extend beyond a scheduled repayment date relating to the relevant Term Loan shall be of such duration that it shall end on that repayment date if necessary to ensure that there are Term Loans under the relevant Facility with Interest Periods ending on the relevant repayment date in a sufficient aggregate amount to make the repayment due on that repayment date; provided, further, that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“IP Rights” has the meaning set forth in Section 5.15.
“IRS” means the U.S. Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit or Alternative Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit or Alternative Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the relevant L/

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C Issuer or the relevant Alternative L/C Issuer, as applicable, and the relevant Borrower (or any Subsidiary of such Borrower) or in favor of the relevant L/C Issuer or the relevant Alternative L/C Issuer, as applicable, and relating to such Letter of Credit or Alternative Letter of Credit, as applicable.
“L/C Advance” means, with respect to each Revolving Credit Lender in respect of a Letter of Credit, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit or Alternative Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means any Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or Section 10.07(i), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit and Alternative Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings and the aggregate of all Drawn Amounts including all Alternative L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit or Alternative Letter of Credit, the amount of such Letter of Credit or Alternative Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit or Alternative Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit or Alternative Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, judgments, orders, decrees, determinations, decisions and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative and executive orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, and “Law” means any one of them.
“LCPR Credit Agreement” means the credit agreement dated as of October 25, 2019, between, among others, the Company, as borrower, The Bank of Nova Scotia as the administrative agent and the Group Security Agent, and certain financial institutions as lenders (as may be further amended, supplemented or otherwise modified from time to time).
“LCPR Credit Facilities” means the term loan facilities and revolving credit facilities established under the LCPR Credit Agreement.
“Lead Affiliate Subsidiary” has the meaning specified in Section 10.21(a)(i).
“Lenders” has the meaning specified in the introductory paragraph to this Agreement (and includes, for avoidance of doubt, each Initial Term Lender and the 2021 Additional Term Lender) and, as the context requires, includes an L/C Issuer, an Alternative L/C Issuer, a Swing Line Lender, any Initial Additional Facility Lender, any Person that becomes a Lender pursuant to an Assignment and Assumption or Refinancing Amendment, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For the avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, Additional Facility Joinder Agreement or an amendment in respect of Replacement Term Loans, as the case may be, and to the extent such Refinancing Amendment, Additional Facility Joinder Agreement or amendment in respect of Replacement Term Loans shall

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have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify a Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder in respect of one or more Classes of Revolving Credit Commitments, other than an Alternative Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit or Alternative Letter of Credit in the form from time to time in use by the relevant L/C Issuer or Alternative L/C Issuer, as applicable.
“Letter of Credit Expiration Date” means, with respect to any Letter of Credit or Alternative Letter of Credit, the day that is five Business Days prior to the scheduled Latest Maturity Date then in effect for the Participating Revolving Credit Commitments (taking into account the Maturity Date of any conditional Participating Revolving Credit Commitment that will automatically go into effect on or prior to such Maturity Date (or, if such day is not a Business Day, the next preceding Business Day)).
“Letter of Credit Sublimit” means, with respect to any Revolving Credit Commitments, an amount as may be agreed between a Borrower and the relevant L/C Issuer in accordance with Section 2.03(k). The Letter of Credit Sublimit is part of, and not in addition to, the applicable Participating Revolving Credit Commitments.
“Liberty Communications Holding” means Liberty Communications PR Holding LP (formerly known as Leo Cable LP), a limited partnership organized under the laws of Delaware.
“Liberty Latin America” means Liberty Latin America Ltd., and any and all successors thereto.
“LIBOR” has the meaning set forth in clause (a) of the definition of “Eurocurrency Rate”.
“Loan” means an extension of credit by a Lender to a Borrower in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively:
(a)    this Agreement;
(b)    the Notes;
(c)    any Refinancing Amendment, Additional Facility Joinder Agreement (including the 2021 Additional Facility Joinder Agreement) or Extension Amendment;
(d)    each Request for Credit Extension;
(e)    prior to the SPV Structure Termination Date:
(i)    the SPV Collateral Documents;
(ii)    the Proceeds Loan Agreement;
(iii)    any Collateral Sharing Agreement;

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(iv)    any other document designated as a Loan Document by the SPV Borrower and the Administrative Agent; and
(f)    on and after the SPV Structure Termination Date:
(i)    the Group Collateral Documents;
(ii)    any Intercreditor Agreement; and
(iii)    any other document designated as a Loan Document by a Borrower and the Administrative Agent.
“Loan Parties” means, collectively, each Borrower and each Guarantor from time to time.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means any event or circumstance that has a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document to which any such Loan Party is a party.
“Material Real Property” means any fee-owned Real Property located in the United States that is owned by any Loan Party with a fair market value in excess of $15,000,000 (at the Closing Date or, with respect to Real Property acquired after the Closing Date, at the time of acquisition, in each case, as estimated by the Company in good faith).
“Material Subsidiary” has the meaning given to the term “Significant Subsidiary” in Annex I or Annex III, as applicable.
“Maturity Date” means (a) with respect to the Initial Term Loans, October 15, 2026, (b) with respect to the 2021 Additional Term Loans, October 15, 2028, (c) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (d) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (e) with respect to any Additional Facility Loan, the final maturity date as specified in the applicable Additional Facility Joinder Agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor or assign thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which a Covenant Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“New Lender” has the meaning set forth in Section 10.07(a).
“Non-Consenting Lender” has the meaning set forth in Section 3.12.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“non-Expiring Credit Commitment” has the meaning provided in Section 2.04(g).
“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

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“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary which is not a U.S. Subsidiary.
“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Alternative Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit or Alternative Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, (A) unless otherwise agreed to by the Borrower and any applicable Hedge Bank or as expressly set forth herein or in any Collateral Documents, the obligations under any Secured Hedge Agreement and under any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (B) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of any Hedge Bank under Secured Hedge Agreements or Treasury Services Agreements.
“Offered Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).
“Offered Discount” has the meaning specified in Section 2.05(a)(v)(D)(1).
“OID” means original issue discount.
“Organization Documents” means: (a) with respect to any corporation or exempted company, the certificate or articles of incorporation and the bylaws or memorandum and articles of association (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(i).
“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Other Taxes” has the meaning specified in Section 3.01(b).
“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings

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and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing and any refinancings of outstanding Drawn Amounts under Alternative Letters of Credit as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of (i) outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) and (ii) outstanding Drawn Amounts under related Alternative Letters of Credit (including any refinancing of outstanding Drawn Amounts under related Alternative Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit or Alternative Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent, an L/C Issuer or a Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in any Available Currency other than Dollars, the rate of interest per annum at which overnight deposits in such Available Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent, an L/C Issuer or a Swing Line Lender, as applicable, as applicable, in the applicable offshore interbank market for such Available Currency to major banks in such interbank market.
“Pari Passu Lien Obligation” means any Indebtedness that has Pari Passu Lien Priority relative to the Proceeds Loans and the Proceeds Loans Guarantees with respect to the Proceeds Loan Collateral.
“Pari Passu Lien Priority” means, relative to the specified Indebtedness and other obligations, having equal or substantially equal Lien priority to the Proceeds Loans and the Proceeds Loans Guarantees, as the case may be, on the Proceeds Loan Collateral (taking into account any intercreditor arrangements).
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Revolving Credit Commitments” means, (a) with respect to Letters of Credit, those Revolving Credit Commitments (and both (A) Additional Revolving Facilities to such Class and (B) Extended Revolving Credit Commitments in respect thereof) for which an election has been made to include such Commitments for purposes of the issuance of Letters of Credit; provided that the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments; and (b) with respect to Swing Line Loans, those Revolving Credit Commitments (and both (A) Additional Revolving Facilities to such Class and (B) Extended Revolving Credit Commitments in respect thereof) for which an election has been made to include such Commitments for purposes of the making of Swing Line Loans; provided that the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments.
At any time at which there is more than one Class of Participating Revolving Credit Commitments outstanding, the mechanics and arrangements with respect to the allocation of Letters of Credit and Swing Line Loans among such Classes will, to the extent not expressly set forth herein, be subject to procedures agreed to by the applicable Borrower and the Administrative Agent.
“Participating Revolving Credit Lender” means any Lender holding a Participating Revolving Credit Commitment.
“Payment Recipient” has the meaning assigned to it in Section 9.14.
“PBGC” means the Pension Benefit Guaranty Corporation.

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“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by any Covenant Party or any ERISA Affiliate or to which any Covenant Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Affiliate Parent” shall refer to LLA Holdco LLC, a Delaware limited liability company and any other entity that has been designated as such under Section 10.21(a)(i).
“Permitted Affiliate Parent Accession” has the meaning specified in Section 10.21(a)(i).
“Permitted Affiliate Parent Release” has the meaning specified in Section 10.21(a)(iii).
“Permitted Earlier Maturity Indebtedness Exception” means, with respect to any Extended Term Loans permitted to be Incurred hereunder, that up to the greater of $75.0 million and 5.0% of Total Assets in aggregate principal amount of such Indebtedness may have a maturity date that is earlier than and a Weighted Average Life to Maturity that is shorter than, with respect to Extended Term Loans, the Weighted Average Life to Maturity of the Existing Term Loan Tranche from which such Extended Term Loans are amended.
“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness Incurred by a Borrower and/or a Guarantor in the form of one or more series of senior secured notes, bonds or debentures or first lien secured loans; provided that (i) such Indebtedness is secured by Liens on all or a portion of the Collateral (and/or prior to the SPV Structure Termination Date, the Proceeds Loan Collateral) on a basis that is equal in priority to the Liens on the Collateral securing the Obligations under this Agreement (or in the case of the Proceeds Loan Collateral, the Liens securing the obligations under the Proceeds Loan Agreement) (but without regard to the control of remedies) and is not secured by any property or assets of, prior to the SPV Structure Termination Date, the Loan Parties, and, on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) the only obligors in respect of such Indebtedness shall be Loan Parties and (iv) the applicable Loan Parties, the holders of such Indebtedness (and/or their Debt Representative, as applicable) and the Administrative Agent and/or the Security Agent shall be party to, prior to the SPV Structure Termination Date, a Collateral Sharing Agreement, and, on or after the SPV Structure Termination Date, an Intercreditor Agreement, providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the Obligations under this Agreement (but without regard to the control of remedies).
“Permitted Junior Lien Refinancing Debt” means Indebtedness constituting secured Indebtedness Incurred by a Borrower and/or a Guarantor in the form of one or more series of junior lien secured notes or junior lien secured loans (including in the form of one or more tranches of loans under this Agreement); provided that, (i) such Indebtedness is secured by the Collateral (and/or prior to the SPV Structure Termination Date, the Proceeds Loan Collateral) on a junior priority basis to the Liens securing the Obligations under this Agreement (or in the case of the Proceeds Loan Collateral, the Liens securing the obligations under the Proceeds Loan Agreement) and is not secured by any property or assets of, prior to the SPV Structure Termination Date, the Loan Parties, and on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent or any Restricted Subsidiary other than the Collateral, (ii) the only obligors in respect of such Indebtedness shall be Loan Parties, (iii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent and/or the Security Agent), (iv) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness” and (v) the holders of such Indebtedness (and/or their Debt Representative, as applicable) and the Administrative Agent and/or the Security Agent shall be party to, prior to the SPV Structure Termination Date, a Collateral Sharing Agreement, and, on or after the SPV Structure Termination Date, an Intercreditor Agreement providing that the Liens on Collateral securing such obligations shall rank junior to the Liens on the Collateral securing the Obligations under this Agreement.

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“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness Incurred by any of the Borrowers and/or a Guarantor in the form of one or more series of senior unsecured notes, bonds or debentures or unsecured loans (including in the form of one or more tranches of loans under this Agreement); provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) the only obligors in respect of such Indebtedness shall be Loan Parties.
“Platform” has the meaning specified in Section 6.01.
“Pledge Agreement” means each of (a) the accounts and proceeds loan pledge agreement dated October 25, 2019 among the SPV Borrower, with respect to (i) the pledge of certain bank accounts of the SPV Borrower and (ii) the rights of the SPV Borrower under the Proceeds Loans and the Proceeds Loan Agreement, including rights in respect of the Proceeds Loan Guarantees, in favor of the SPV Security Agent for the benefit of the Secured Parties, (b) the share pledge agreement dated October 25, 2019 among LCPR Ventures LLC, LCPR Cayman Holding Inc., and the Company in favor of the Group Security Agent and the Secured Parties (as defined therein), (c) the subordinated shareholder loan pledge agreement dated October 25, 2019 among Liberty Communications Holding and LCPR Cayman Holding Inc. in favor of the Group Security Agent and the Secured Parties (as defined therein), (d) the security agreement dated October 25, 2019 among the Company and the other pledgers party thereto in favor of the Group Security Agent and the Secured Parties (as defined therein) and (e) any other pledge agreements made by any Covenant Party, any Loan Party or any other Grantor in favor of the SPV Security Agent for the benefit of the Secured Parties or Group Security Agent, as applicable.
“PR Code” means the Puerto Rico Internal Revenue Code of 2011, and the regulations promulgated thereunder.
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Commitments of any Class, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; provided, further, that, if any Lender has issued an Alternative Letter of Credit in respect of any Class of Revolving Credit Commitments, such Lender’s relevant Revolving Credit Commitment shall be reduced by the aggregate face amount of such Alternative Letter of Credit for so long as such Alternative Letter of Credit is outstanding (subject to Section 2.03(c)(ii)(B)(2)).
“Proceeding” has the meaning set forth in Section 10.05.
“Proceeds Loan Agreement” means the Proceeds Loan Agreement dated October 25, 2019 among the SPV Borrower as lender and the Company as borrower.
“Proceeds Loan Collateral” means, prior to the SPV Structure Termination Date, the assets and shares of the Covenant Parties or any other Person which from time to time are, or are agreed to be, the subject of a Lien in favor of the Group Security Agent under any Intercreditor Agreement, under or pursuant to the Proceeds Loan Collateral Documents, to secure the obligations under the Proceeds Loan Finance Documents.
“Proceeds Loan Collateral Documents” means, collectively, any applicable Pledge Agreement, any related supplements or reconfirmations or other similar agreements delivered to the Group Security Agent pursuant to Section 6.16, Section 6.11, Section 6.13 or Section 6.18 (as applicable), any Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Group Security Agent.
“Proceeds Loan Finance Documents” means the Loan Finance Documents (as defined in the Proceeds Loan Agreement).
“Proposed Affiliate Subsidiary” has the meaning specified in Section 10.21(c).

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“Puerto Rico” means the Commonwealth of Puerto Rico.
“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.
“Qualifying Assignment” means any assignment of a Loan to an Affiliated Lender in connection with a Facility and where, following such assignment, the Affiliated Lender assigns the relevant Loans under the Facility to other Lenders that are not Affiliated Lenders within 15 Business Days of the initial assignment to the Affiliated Lender; provided that no Default of Event of Default has occurred and is continuing.
“Quotation Day” means, in relation to any period for which interest is to be determined, two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing” means the repayment of all principal, accrued and unpaid interest, fees and other amounts outstanding on or about the Closing Date, and the termination of all outstanding commitments, under the Existing Credit Facilities (and the termination and release of all guarantees, security interests and liens related thereto).
“Refinancing Amendment” means an amendment to this Agreement executed by (a) the applicable Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans Incurred pursuant thereto, in accordance with Section 2.15.
“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.
“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

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“Register” has the meaning set forth in Section 10.07(d).
“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Reinvestment End Date” has the meaning set forth in Section 2.05(b)(i).
“Rejection Notice” has the meaning specified in Section 2.05(b)(vii).
“Related Indemnified Person” of the Administrative Agent, a Lender, an Arranger or a Bookrunner means (a) any controlling Person or controlled Affiliate of such Person, (b) the respective directors, officers, or employees of such Person or any of its controlling Persons or controlled Affiliates and (c) the respective agents or representatives of such Person or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting on behalf of or at the instructions of such Person, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate, director, officer or employee in this definition pertains to a controlled Affiliate, director, officer or employee involved in the negotiation or syndication of this Agreement and the Facilities.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.
“Released Entities” means any Parent that ceases to be a Parent of the Company or any Permitted Affiliate Parent following a Post-Closing Reorganization.
“Released Guarantor” has the meaning specified in Section 11.09.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Interbank Market” means the London interbank market or such other interbank market as may be applicable to any Facility to be drawn in an Available Currency.
“Replaced Term Loans” has the meaning specified in Section 10.01.
“Replacement Term Loans” has the meaning specified in Section 10.01.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Repricing Transaction” means (a) any substantially concurrent prepayment, repayment, refinancing, substitution or replacement of all or a portion of the 2021 Additional Term Loans with the proceeds of, or any conversion of 2021 Additional Term Loans into, any new or replacement tranche of secured, long-term term loans that are broadly marketed or syndicated to banks and other institutional investors, that rank pari passu in right of payment with the 2021 Additional Term Loans, that are secured on the Collateral on a pari passu basis with the Liens securing the 2021 Additional Term Loans, and the primary purpose of which is to, and which

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does, reduce the All-In Yield applicable to such 2021 Additional Term Loans or (b) any amendment, amendment and restatement or other modification to this Agreement, the primary purpose of which is to, and which does, reduce the All-In Yield applicable to the 2021 Additional Term Loans in lieu of a transaction described in clause (a) above; provided that any refinancing or repricing of any 2021 Additional Term Loans shall not constitute a Repricing Transaction if such refinancing or repricing is in connection with (i) a transaction that would result in a Change of Control, (ii) an Initial Public Offering, (iii) a dividend recapitalization, (iv) a material (in the good faith judgment of the Company or a Permitted Affiliate Parent) acquisition or Investment permitted or not otherwise prohibited under this Agreement (or, in connection therewith, any related increase in Loans and Commitments with respect to then-existing Facilities), (v) a material (in the good faith judgment of the Company or a Permitted Affiliate Parent) disposition permitted or not otherwise prohibited under this Agreement (or, in connection therewith, any related increase in Loans and Commitments with respect to then-existing Facilities). Any determination by the Administrative Agent in connection with clauses (a) and (b) above shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any such Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion, as applicable, of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Class Lenders” means, as of any date of determination, with respect to a Class, Lenders having more than 50% of the sum of (a) the Total Outstandings under the Facility or Facilities comprising such Class (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations relating to Letters of Credit and Swing Line Loans, as applicable, as calculated by the Administrative Agent, under the Facility or Facilities comprising such Class being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under the Facility or Facilities comprising such Class; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held, or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders; provided, further, that the Loans of any Affiliated Lender shall be excluded for purposes of making a determination of Required Class Lenders as set forth in Section 10.07(l); provided, further, that any Commitments or Loans in relation to which a cancellation or prepayment notice (as applicable) has been delivered in accordance with Section 2.05(a) (to the extent such notice is unconditional and irrevocable) or Section 2.05(b) (to the extent the applicable Lenders have not declined the proceeds from such prepayment pursuant to Section 2.05(b)(vii)) shall be excluded for purposes of making a determination of Required Class Lenders; provided, further, that to the extent that any cancellation or prepayment is not made on the date specified in a relevant prepayment or cancellation notice then the requirement to take into account any such Commitments or Loans under any relevant Facility shall be reinstated with retroactive effect from the date of delivery of such prepayment or cancellation notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations relating to Letters of Credit and Swing Line Loans, as calculated by the Administrative Agent, being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, the Loans of any Affiliated Lender shall be excluded for purposes of making a determination of Required Lenders as set forth in Section 10.07(l); provided, further¸ that any Commitments or Loans in relation to which a cancellation or prepayment notice (as applicable) has been delivered in accordance with Section 2.05(a) (to the extent such notice is unconditional and irrevocable) or Section 2.05(b) (to the extent the applicable Lenders have not declined the proceeds from such prepayment pursuant to Section 2.05(b)(vii)) shall be excluded for purposes of making a determination of Required Lenders; provided, further, that to the extent that any cancellation or prepayment is not made on the date specified in a relevant prepayment or cancellation notice then the requirement to take into account any such Commitments or Loans under any relevant Facility shall be reinstated with retroactive effect from the date of delivery of such prepayment or cancellation notice.

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the chief executive officer, president, vice president, chief financial officer, chief operating officer, chief administrative officer, general counsel, general manager, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer or Person performing similar functions of such Person (including pursuant to powers granted to such person under power of attorney). Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Group” means the Company, any Permitted Affiliate Parent and any Subsidiary of the Company or of a Permitted Affiliate Parent (including any Borrower), together with any Affiliate Subsidiaries from time to time, but in each case excluding any Unrestricted Subsidiary.
“Revolver Extension Request” has the meaning provided in Section 2.16(b).
“Revolver Extension Series” has the meaning provided in Section 2.16(b).
“Revolving Credit Availability Period” means with respect to any Revolving Credit Commitments, the Revolving Credit Availability Period as defined in the Additional Facility Joinder Agreement, the Refinancing Amendment or the Extension Amendment applicable to such Revolving Credit Commitments.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b) (other than Revolving Credit Loans made pursuant to Section 2.14).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as applicable, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, and (ii) established, reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Extension, (iv) an Additional Facility Commitment, or (v) an Increase Confirmation, as applicable. It is understood that, as of the 2021 Amendment Closing Date, the Revolving Credit Commitments are in an amount equal to $0.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, in respect of any Class of Revolving Credit Commitments, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans, the Outstanding Amount of all L/C Obligations of such Revolving Credit Lender under Alternative Letters of Credit issued by such Revolving Credit Lender and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations in respect of Letters of Credit and the Swing Line Obligations, in each case, with respect to such Class of Revolving Credit Commitment, as calculated by the Administrative Agent, at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if Revolving Credit Commitments have terminated, Revolving Credit Exposure.
“Revolving Credit Loans” means any loan made pursuant to any Additional Revolving Facility, any Other Revolving Credit Loan or any loan under any Extended Revolving Credit Commitments, as the context may require.
“Revolving Credit Note” means a promissory note of a Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C2 hereto, evidencing the aggregate Indebtedness of such Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to such Borrower.

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“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, the U.S. Department of State, the European Union or Her Majesty’s Treasury of the United Kingdom or (b) any Person resident, ordinarily located in, or organized in or under the laws of, a Sanctioned Country or controlled (as determined by applicable Law) by any Person that is a Sanctioned Person.
“Sanctions” means economic or financial sanctions or trade embargoes and any related Laws imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.
“Secured Hedge Agreement” means any Interest Rate Agreement, Commodity Agreement or Currency Agreement permitted under Annex II that is entered into by and between a Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Security Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent or the Security Agent from time to time pursuant to Section 9.05.
“Security Agent” means, prior to the SPV Structure Termination Date, the SPV Security Agent, and, on or after the SPV Structure Termination Date, the Group Security Agent, as applicable.
“Security Test” means:
(a)    prior to the SPV Structure Termination Date, subject to and in accordance with the Collateral and Guarantee Requirement, the requirement that all obligations under the Proceeds Loan Finance Documents (other than, with respect to any Proceeds Loan Guarantor, any Excluded Swap Obligations of such Proceeds Loan Guarantor) shall have been unconditionally guaranteed by, and all relevant Collateral shall have been provided by, each Proceeds Loan Borrower and each Significant Subsidiary (other than an Excluded Subsidiary); and
(b)    on or after the SPV Structure Termination Date, subject to and in accordance with the Collateral and Guarantee Requirement, the requirement that all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by, and all relevant Collateral shall have been provided by, each Borrower and each Significant Subsidiary (other than an Excluded Subsidiary).
“Senior Secured Notes Proceeds Loan” means the Proceeds Loan, made by the Initial Guarantor as lender under the Proceeds Loan Agreement on the Acquisition Escrow Release Date with a portion of the proceeds of an issuance of Additional SPV Debt by the Initial Guarantor, the net proceeds of which are used to consummate the Acquisition.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB’s Website.
“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(v)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).

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“Solicited Discounted Prepayment Notice” means a written notice of the relevant Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit O.
“Solicited Discounted Prepayment Offer” means the written offer by each Lender, substantially in the form of Exhibit R, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets (on a going concern basis) of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the applicable Borrower’s Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit Q.
“Specified Discount Prepayment Response” means the written response by each Lender, substantially in the form of Exhibit S, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.05(a)(v)(B)(3).
“SPV Borrower” has the meaning specified in the preliminary statements to this Agreement.
“SPV Collateral” means the assets of the SPV Borrower or any other Person which from time to time are, or are agreed to be, the subject of a Lien in favor of the SPV Security Agent under the Collateral Sharing Agreement, under or pursuant to the SPV Collateral Documents, to secure the Obligations.
“SPV Collateral Documents” means, collectively, the Acquisition Escrow Agreement, any applicable Pledge Agreement, any related supplements or reconfirmations or other similar agreements delivered to the Administrative Agent and/or the SPV Security Agent pursuant to Section 6.11, Section 6.13 or Section 6.18 (as applicable), any Collateral Sharing Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the SPV Security Agent for the benefit of the Secured Parties.
“SPV Security Agent” means The Bank of Nova Scotia, and any and all successors thereto, in its capacity as security agent hereunder and the other Loan Documents to which it is a party.
“SPV Structure Termination” means the earlier to occur of either:

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(a)    the SPV Borrower becoming a member of the Restricted Group by acquisition, merger or otherwise at the election of the Company; or
(b)    the SPV Borrower resigning as a Borrower under this Agreement in accordance with Section 10.22 following the repayment in full of all outstanding amounts under the Proceeds Loans and one or more members of the Restricted Group acceding to this Agreement as a Borrower in accordance with Section 10.21.
“SPV Structure Termination Date” means the later to occur of:
(a)    the date on which the SPV Structure Termination occurs; and
(b)    the date on which each of the Administrative Agent, the SPV Security Agent and the Group Security Agent notifies the Company that each of the conditions set out in Section 6.22 have been satisfied (in form and substance satisfactory to them (acting reasonably)) or waived.
“Submitted Amount” has the meaning specified in Section 2.05(a)(v)(C)(1).
“Submitted Discount” has the meaning specified in Section 2.05(a)(v)(C)(1).
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” any Participating Revolving Credit Lender that agrees to become a Swing Line Lender in accordance with Section 2.04(h), in each case, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto.
“Swing Line Note” means a promissory note of a Borrower payable to a Swing Line Lender or its registered assigns, in substantially the form of Exhibit C3 hereto, evidencing the aggregate Indebtedness of such Borrower to such Swing Line Lender resulting from the applicable Swing Line Loans.
“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans.
“Swing Line Sublimit” means, with respect to any Revolving Credit Commitments, an amount as may be agreed between a Borrower and the relevant Swing Line Lender as provided in Section 2.04(h). The Swing Line Sublimit is part of, and not in addition to, the Participating Revolving Credit Commitments.
“Taxes” means all present or future taxes, imposts, duties, deductions, levies, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority including interest, penalties and additions to tax.
“Telecommunications, Cable and Broadcasting Laws” means all laws, statutes, regulations and judgments relating to broadcasting or telecommunications or cable television or broadcasting applicable to, and/or the business carried on by, any member of the Restricted Group (for the avoidance of doubt, not including laws, statutes, regulations or judgments relating solely to consumer credit, data protection or intellectual property).
“Term Borrowing” means a Borrowing of any Term Loans.

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“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to any Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or Section 2.06 and (b) established, reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Extension, (iv) an Additional Facility Commitment or (v) an Increase Confirmation, as applicable. The amount of each Lender’s Term Commitment is set forth in the Register or in the Assignment and Assumption, Extension Amendment, Refinancing Amendment or Additional Facility Joinder Agreement pursuant to which such Lender shall have assumed, increased or decreased its Term Commitment, as the case may be.
“Term Lender” means any Initial Term Lender, any 2021 Additional Term Lender, or any Lender that commits to provide any Additional Facility Loan that is a term loan, any Refinancing Term Loan, or any Extended Term Loan, as the context may require.
“Term Loan” means the Initial Term Loan, 2021 Additional Term Loan, any Additional Facility Loan that is a term loan, any Refinancing Term Loan or any Extended Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning provided in Section 2.16(a).
“Term Loan Extension Series” has the meaning provided in Section 2.16(a).
“Term Note” means a promissory note of a Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto evidencing the aggregate Indebtedness of such Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Threshold Amount” means $75,000,000.
“Total Additional Facility Commitment” means, in relation to an Additional Facility, the aggregate for the time being of the Additional Facility Commitments for that Additional Facility.
“Total 2021 Additional Term Commitment” means the sum of 2021 Additional Term Commitments of all the 2021 Additional Term Lenders.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Treasury Services Agreement” means any agreement between any Loan Party, the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any Subsidiary thereof and any Hedge Bank relating to treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds or any similar services.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Subsidiary” means any Subsidiary of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Ultimate Parent” has the meaning given to that term in Annex I or Annex III, as applicable.

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“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit H hereto.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i)(A).
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any amortization or prepayments made on such Indebtedness prior to the date of such determination shall be disregarded in making such calculation.
“Wider Group” means (a) the Ultimate Parent and its Subsidiaries from time to time (other than the members of the Restricted Group); and (b) following consummation of a Parent Joint Venture Transaction, each of the ultimate Holding Companies of the Parent Joint Venture Holders, the Parent Joint Venture Holders and the Joint Venture Parents, and in each case, their successors and their Subsidiaries (other than the members of the Restricted Group).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule., and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Other Interpretive Provisions
.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

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(c)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)    The term “including” (and its correlatives) means by way of example and not as a limitation.
(e)    The word “or” is not exclusive.
(f)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(g)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(h)    Any reference to any action, decision or determination to be made by a Loan Party, the Company, any Permitted Affiliate Parent, or any Restricted Subsidiary at its option (or equivalent) may (unless expressly provided to the contrary in this Agreement) be made by such Loan Party, the Company, such Permitted Affiliate Parent or such Restricted Subsidiary in its sole discretion acting in good faith.
(i)    The knowledge or awareness or belief of any Loan Party or any other member of the Restricted Group shall be limited to the actual knowledge, awareness or belief (in good faith) of the Board of Directors (or equivalent body) of such Loan Party or such member of the Restricted Group at the relevant time.
(j)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(k)    For purposes of determining compliance with Section 2.14 and any Section of Annex II or Annex IV at any time, in the event that any Lien, Investment, Incurrence or prepayment of Indebtedness, Asset Disposition, Restricted Payment, Affiliate Transaction or Contractual Obligation meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, the SPV Borrower, the Company or any Permitted Affiliate Parent, as applicable, will be entitled to classify such transaction (or portion thereof) on the date of such transaction or later reclassify such transaction (or portion thereof) in any manner that complies with such Sections.
(l)    No personal liability shall attach to any director, officer or employee of any member of the Wider Group for any representation or statement made by that member of the Wider Group in a certificate signed by such director, officer or employee. Each of the Finance Parties agrees that it will not take any proceedings against any officer, employee, agent, adviser or manager of the Loan Parties or any member of the Restricted Group (or any of their respective Affiliates) in respect of any claim it might have or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee, agent, adviser or manager in relation to any Loan Document.
(m)    To the extent required for the purposes of making any calculation or determination of the amount of Commitments, Outstanding Amounts or participations in or under the Facilities, or if any amounts under this Agreement are expressed in, or computed by reference to, Dollars, such amounts shall, if they are denominated in another currency other than Dollars, be converted using the Dollar Equivalent.
Section 1.03.    Accounting Terms
.
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.
Section 1.04.    Rounding.

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Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05.    References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06.    Times of Day
.
Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.07.    Timing of Payment of Performance
.
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.08.    Letters of Credit and Alternative Letters of Credit
.
Unless otherwise specified herein, the amount of a Letter of Credit or Alternative Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit or Alternative Letter of Credit, as applicable, as calculated by the Administrative Agent, in effect at such time; provided that with respect to any Letter of Credit or Alternative Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or Alternative Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit or Alternative Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.09.    Cashless Roll.
Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the applicable Borrowers, the Administrative Agent and such Lender, and any such exchange, continuation or rollover shall be deemed to comply with any requirement hereunder or under any other Loan Document that any payment be made “in Dollars” (or the relevant Available Currency), “in immediately available funds”, “in cash” or any other similar requirements.
Section 1.10.    Permitted Affiliate Parent; Affiliate Subsidiary.

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(a)    Any obligation in this Agreement of the Company or any Permitted Affiliate Parent to cause members of the Restricted Group to comply with any covenant shall be construed (i) such that the Company or any Permitted Affiliate Parent shall be required to cause only their respective Subsidiaries that are members of Restricted Group to comply with that obligation and (ii) as a direct obligation of each Affiliate Subsidiary (if applicable).
(b)    To the extent that:
(i)    any representation in this Agreement is stated to be given by the Company in respect of any member of the Restricted Group; and/or
(ii)    any covenant in this Agreement applies to the Company only or requires that the Company cause any member of the Restricted Group to comply with any such covenant,
(x) in the case of a Permitted Affiliate Parent, such representations shall be given by, or such covenant or other obligation shall be construed as applying to such Permitted Affiliate Parent, and (y) in the case of an Affiliate Subsidiary, such representations shall be deemed to be given by, or such covenant or other obligation shall be construed as applying to such Affiliate Subsidiary.
Section 1.11.    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.12.    Effect of Benchmark Transition Event.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment by the Administrative Agent and the Company with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Class Lenders of all affected Classes (acting together); provided that, with respect to any proposed amendment containing any Term SOFR, the applicable Required Class Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Class Lenders have delivered to the Administrative Agent written notice that such Required Class Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 1.12 will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Sections 1.12 (a) through (d), including any determination with respect to a tenor, rate or

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adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.12.
(d)    Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be ineffective and (ii) if such request requests a Eurocurrency Rate Revolving Credit Borrowing, such Loan shall be made as a Base Rate Borrowing.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01.    The Loans
.
(a)    The Initial Term Loans; 2021 Additional Term Loans
(i)    Subject to the terms and conditions set forth herein, each Initial Term Lender made to the SPV Borrower the Initial Term Loans denominated in Dollars, on the Closing Date in an aggregate amount not to exceed for any such Initial Term Lender, the Initial Term Commitment of such Initial Term Lender as of the date of such Borrowing (immediately prior to giving effect thereto).
(ii)    Subject to the terms and conditions set forth under the 2021 Additional Facility Joinder Agreement, each 2021 Additional Term Lender severally agrees to make to the SPV Borrower the 2021 Additional Term Loans denominated in Dollars, on any Business Day during the 2021 Additional Term Availability Period, in an aggregate amount not to exceed (1) for any such 2021 Additional Term Lender, the 2021 Additional Term Commitment of such 2021 Additional Term Lender as of the date of such Borrowing (immediately prior to giving effect thereto) and (2) in the aggregate, the Total 2021 Additional Term Commitment as of the date of such Borrowing (immediately prior to giving effect thereto), each such 2021 Additional Term Loan to be funded by each such 2021 Additional Term Lender on a pro rata basis, in accordance with the percentage of the Total 2021 Additional Term Commitment represented by its 2021 Additional Term Commitment. The 2021 Additional Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The 2021 Additional Term Loans shall have the same terms and shall be treated as a single Class for all purposes. 2021 Additional Term Loans borrowed, exchanged, renewed, replaced or refinanced under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
(b)    The Revolving Credit Borrowings.
Subject to the terms and conditions set forth herein, each Revolving Credit Lender with any Revolving Credit Commitment severally agrees to make Revolving Credit Loans denominated in one or more Available Currencies pursuant to Section 2.02 from its applicable Lending Office to the applicable Borrowers, from time to time, on any Business Day during the applicable Revolving Credit Availability Period, in an aggregate amount, calculated by the Administrative Agent, not to exceed at any time outstanding the amount of such Revolving Credit Lender’s applicable Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations in respect of Letters of Credit, plus the Outstanding Amount of all L/C Obligations of such Revolving Credit Lender under Alternative Letters of Credit issued by such Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, in each case with respect to such Revolving Credit Commitment, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s applicable Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

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Section 2.02.    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each Additional Facility Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to another, and each continuation of Eurocurrency Rate Loans shall be made upon the irrevocable notice of the relevant Borrower, to the Administrative Agent (provided that, subject to the payment when due of any amounts owing as a result thereof pursuant to Section 3.10, the notice in connection with any acquisition or Investment permitted under this Agreement or other transaction permitted under this Agreement, may be conditioned on the closing of such transaction), which may be given by telephone or Committed Loan Notice; provided that each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each such notice must be received by the Administrative Agent not later than (1) 1:00 p.m. two Business Days prior to the requested date of any Borrowing, continuation of Eurocurrency Rate Loans or any conversion of Loans from one Type to another, and (2) 1:00 p.m. on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in Section 2.02(a)(1) may be delivered no later than one Business Day prior to the requested date of the Borrowing in the case of the initial Revolving Credit Borrowing, the Initial Term Borrowing and the 2021 Additional Term Loan Borrowing. Except as provided in Sections Section 2.15 or Section 2.16, or as otherwise specified in an Additional Facility Joinder Agreement in relation to any Additional Facility, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), Section 2.04(b), Section 2.15 or Section 2.16, or as otherwise specified in an Additional Facility Joinder Agreement in relation to any Additional Facility, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the requesting Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) if applicable, the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency in which the Loans to be borrowed, continued or converted are to be denominated and (vii) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). The currency specified in a Committed Loan Notice for an Additional Facility must be an Available Currency. If, (A) with respect to any Eurocurrency Rate Loans denominated in Dollars, a Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans and (B) with respect to any Eurocurrency Rate Loans denominated in any Available Currency (other than Dollars), a Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurocurrency Rate Loans with an Interest Period of one month. Any such automatic conversion to Base Rate Loans or Eurocurrency Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If no currency is specified, the requested Borrowing shall be in Dollars. For the avoidance of doubt, (x) Base Rate Loans must be denominated in Dollars and (y) Eurocurrency Rate Loans must be denominated in an Available Currency for which LIBOR is available at such time.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than the later of 12:00 noon on the Business Day specified in the applicable Committed Loan Notice and one hour after written notice of such Borrowing is delivered by the

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Administrative Agent to such Lender; provided that such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the relevant Borrower and the Administrative Agent for the purposes of the relevant transactions. The Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the relevant Borrower on the books of the Administrative Agent with the amount of such funds or (ii) the wire transfer of such funds, in each case in accordance with instructions provided by the relevant Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if there are Swing Line Loans or L/C Borrowings outstanding on the date the Committed Loan Notice with respect to a Borrowing under any Class of Revolving Credit Commitments is given by the relevant Borrower, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the relevant Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the relevant Borrower pays the amount due, if any, under Section 3.10 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrowers that no Loans denominated in Dollars may be converted to or continued as Eurocurrency Rate Loans and Loans denominated in an Available Currency other than Dollars may only be continued as Eurocurrency Rate Loans with an Interest Period of one month.
(d)    The Administrative Agent shall promptly notify the relevant Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the relevant Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to another, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect unless otherwise agreed between the relevant Borrower and the Administrative Agent; provided that, after the establishment of any new Class of Loans pursuant to an Additional Facility Joinder Agreement, a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three Interest Periods for each applicable Class so established.
(f)    The failure of any Lender to make a Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender on the date of any Borrowing.
(g)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b), and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the relevant Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate, plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the relevant Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the relevant Borrower the amount of such interest paid by the relevant Borrower for such

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period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the relevant Borrower shall be without prejudice to any claim the relevant Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(h)    Upon receipt of a Committed Loan Notice for an Additional Facility, the Administrative Agent shall promptly notify each Additional Facility Lender of the aggregate amount of the Additional Facility Borrowing and of the amount of such Additional Facility Lender’s Pro Rata Share thereof, which shall be based on their respective Additional Facility Commitment. Each Additional Facility Lender will make the amount of its Pro Rata Share of the Additional Facility Borrowing available to the Administrative Agent for the account of the relevant Borrower at the New York office of the Administrative Agent specified on Schedule 10.02 prior to the time specified in the relevant Additional Facility Joinder Agreement, in funds immediately available to the Administrative Agent.
(i)    No more than one Committed Loan Notice may be made under each Additional Facility unless an Additional Facility Joinder Agreement specifies otherwise, in which case the maximum number of requests for Additional Facility Loans under that Additional Facility will be as set out in that Additional Facility Joinder Agreement.
(j)    Unless the Administrative Agent agrees otherwise, or unless otherwise agreed in the Additional Facility Joinder Agreement, no more than five Additional Facility Loans may be outstanding at any one time under each Additional Facility (other than Additional Facilities that are Revolving Credit Loans).
Section 2.03.    Letters of Credit and Alternative Letters of Credit
.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the 2021 Amendment Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit, to a Borrower at sight denominated in an Available Currency for the account of a Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (provided that any Letter of Credit may be for the benefit of any Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of such Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or may be issued for the joint and several account of a Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary and/or any of their Subsidiaries, in each case to the extent otherwise permitted by this Agreement) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Participating Revolving Credit Lenders severally agree to participate in Letters of Credit (but shall not, for the avoidance of doubt, participate in Alternative Letters of Credit) issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Participating Revolving Credit Lender would exceed such Lender’s Participating Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit would exceed the applicable Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly a Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    Subject to the terms and conditions set forth herein, with respect to Alternative Letters of Credit, each Alternative L/C Issuer (or an Affiliate of such an Alternative L/C Issuer) may, in its discretion, upon request of a Borrower, (1) from time to time on any Business Day during the period from and including the 2021 Amendment Effective Date until the Letter of Credit Expiration Date, agree to issue Alternative Letters of Credit on a bilateral basis to a Borrower at sight denominated in an Available Currency for the account of a Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (provided

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that any Alternative Letter of Credit may be for the benefit of any Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of such Loan Party, the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary, or may be issued for the joint and several account of a Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary and/or any of their Subsidiaries, in each case to the extent otherwise permitted by this Agreement) and to amend or renew Alternative Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) honor drafts under the Alternative Letters of Credit; provided that no Alternative L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Alternative Letter of Credit if, as of the date of such L/C Credit Extension, the Revolving Credit Exposure of that Alternative L/C Issuer would exceed such Alternative L/C Issuer’s Revolving Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Alternative Letters of Credit shall be fully revolving, and accordingly a Borrower may, during the foregoing period, obtain Alternative Letters of Credit to replace Alternative Letters of Credit that have expired or that have been drawn upon and reimbursed.
(iii)    No L/C Issuer or Alternative L/C Issuer shall be under any obligation to issue any Letter of Credit or Alternative Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer or Alternative L/C Issuer from issuing such Letter of Credit or Alternative Letter of Credit, or any Law applicable to such L/C Issuer or Alternative L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer or Alternative L/C Issuer shall prohibit, or direct that such L/C Issuer or Alternative L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit or Alternative Letter of Credit in particular or shall impose upon such L/C Issuer or Alternative L/C Issuer with respect to such Letter of Credit or Alternative Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer or Alternative L/C Issuer is not otherwise compensated hereunder) not in effect on the 2021 Amendment Effective Date, or shall impose upon such L/C Issuer or Alternative L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the 2021 Amendment Effective Date (for which such L/C Issuer or Alternative L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit or Alternative Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit or Alternative Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer, as applicable;
(C)    the expiry date of such requested Letter of Credit or Alternative Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit or Alternative Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer, as applicable, and the Administrative Agent;
(D)    the issuance of such Letter of Credit or Alternative Letter of Credit would violate any policies of the L/C Issuer or Alternative L/C Issuer, as applicable, applicable to letters of credit generally;
(E)    with respect to any Letter of Credit, any Participating Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the relevant Borrower to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations in respect of such Letter of Credit; and
(F)    such Letter of Credit or Alternative Letter of Credit is denominated in a currency other than an Available Currency applicable to the Class of Commitments under which such Letter of Credit or Alternative Letter of Credit is issued.

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(iv)    No L/C Issuer or Alternative L/C Issuer shall be under any obligation to amend any Letter of Credit or Alternative Letter of Credit if (A) such L/C Issuer or Alternative L/C Issuer would have no obligation at such time to issue such Letter of Credit or Alternative Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit or Alternative Letter of Credit does not accept the proposed amendment to such Letter of Credit or Alternative Letter of Credit. Notwithstanding anything herein to the contrary, the expiry date of any Letter of Credit or Alternative Letter of Credit denominated in a currency other than an Available Currency must be approved by the relevant L/C Issuer or Alternative L/C Issuer in its sole discretion even if it is less than twelve months after the date of issuance or last renewal and any Auto-Extension Letter of Credit denominated in a currency other than an Available Currency shall be issued only at the sole discretion of the relevant L/C Issuer or Alternative L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit and Alternative Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit or Alternative Letter of Credit shall be issued or amended, as the case may be, upon the request of the relevant Borrower, delivered to an L/C Issuer or Alternative L/C Issuer, as applicable (with a copy to the Administrative Agent), in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the relevant Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, and the Administrative Agent not later than 12:30 p.m. at least one Business Day prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer or Alternative L/C Issuer, as applicable, may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit or Alternative Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer or Alternative L/C Issuer, as applicable: (A) in respect of each Letter of Credit and Alternative Letter of Credit, the relevant Class of Revolving Credit Commitments, (B) the proposed issuance date of the requested Letter of Credit or Alternative Letter of Credit (which shall be a Business Day); (C) the amount thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the Available Currency in which the requested Letter of Credit or Alternative Letter of Credit is to be issued will be denominated; and (I) such other matters as the relevant L/C Issuer or Alternative L/C Issuer, as applicable, may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit or Alternative Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer or Alternative L/C Issuer, as applicable, (1) the Letter of Credit or Alternative Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer or Alternative L/C Issuer, as applicable, may reasonably request.
(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer or Alternative L/C Issuer, as applicable, will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the relevant Borrower, and, if not, such L/C Issuer or Alternative L/C Issuer, as applicable, will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer or, with respect to an Alternative Letter of Credit, Alternative L/C Issuer, on the requested date, shall issue a Letter of Credit or Alternative Letter of Credit for the account of that Loan Party, the Company, Permitted Affiliate Parent or Affiliate Subsidiary (and, if applicable, any of their Subsidiaries) or enter into the applicable amendment, as the case may be. With respect to the issuance of any Letter of Credit, (but not, for the avoidance of doubt, any Alternative Letter of Credit), immediately upon such issuance, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of (A) such Lender’s Pro Rata Share or other applicable share provided for under this Agreement and (B) the stated amount of such Letter of Credit.
(iii)    If a Borrower so requests in any Letter of Credit Application, the relevant L/C Issuer shall, and an Alternative L/C Issuer may, agree to issue a Letter of Credit or Alternative Letter of Credit, as applicable, that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided

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that any such Auto-Extension Letter of Credit must (or, in the case of any Alternative Letter of Credit, may) permit the relevant L/C Issuer or Alternative L/C Issuer, as applicable, to prevent any such extension at least once in each 12 month period (commencing with the date of issuance of such Letter of Credit or Alternative Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such 12 month period to be agreed upon at the time such Letter of Credit or Alternative Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, the relevant Borrower shall not be required to make a specific request to the relevant L/C Issuer or Alternative L/C Issuer, as applicable, for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer or Alternative L/C Issuer, as applicable, to permit the extension of such Letter of Credit or Alternative Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit or Alternative Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the relevant L/C Issuer or Alternative L/C Issuer, as applicable, not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer or Alternative L/C Issuer, as applicable, shall not permit any such extension if (A) the relevant L/C Issuer or Alternative L/C Issuer, as applicable, has determined that it would have no obligation at such time to issue such Letter of Credit or Alternative Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-extension Notice Date from the Administrative Agent, any Participating Revolving Credit Lender (with respect to any Letter of Credit only, and not with respect to any Alternative Letter of Credit) or the relevant Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied.
(iv)    Promptly after issuance of any Letter of Credit or Alternative Letter of Credit or any amendment to a Letter of Credit or Alternative Letter of Credit, the relevant L/C Issuer or Alternative L/C Issuer, as applicable, will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or Alternative Letter of Credit or amendment thereof.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    With respect to any Letter of Credit:
(A)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the relevant Borrower and the Administrative Agent thereof. Not later than 12:00 noon on the second Business Day following any payment by an L/C Issuer under a Letter of Credit with notice to that Borrower (each such date, an “Honor Date”), that Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (it being understood that in the case of a Letter of Credit denominated in an Available Currency other than Dollars, the amount of such Letter of Credit shall be determined by taking the Dollar Equivalent, calculated by the Administrative Agent, of such Letter of Credit); provided that if such reimbursement is not made on the date of drawing, such Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Base Rate Loans (in the case of a Letter of Credit denominated in Dollars) or Eurocurrency Rate Loans with an Interest Period of one month (in the case of a Letter of Credit denominated in an Available Currency other than Dollars) under the applicable Participating Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the drawing promptly following the determination or revaluation thereof. If that Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Equivalent, calculated by the Administrative Agent, thereof in the case of an Available Currency other than Dollars) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, (x) in the case of an Unreimbursed Amount denominated in Dollars, such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount denominated in an Available Currency (other than Dollars), such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Eurocurrency Rate Loans with an interest period of one month, in each case, under the Participating Revolving Credit Commitments to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the

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Participating Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i)(A) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(B)    Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i)(A) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in the Available Currency applicable to the Class of Commitments under which such Letter of Credit is issued, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent whereupon, subject to the provisions of Section 2.03(c)(i)(C), each Appropriate Lender that so makes funds available shall be deemed to have made, in the case of an Unreimbursed Amount denominated in Dollars, a Base Rate Loan, and, in the case of an Unreimbursed Amount denominated in an Available Currency (other than Dollars), a Eurocurrency Rate Loan with an Interest Period of one month, under the Participating Revolving Credit Commitments to a Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(C)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the relevant Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the Dollar Equivalent of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(i)(B) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(D)    Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c)(i) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.
(E)    Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c)(i), shall be absolute and unconditional and shall not be affected by any circumstance, including: (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, any Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV; (3) any adverse change in the condition (financial or otherwise) of the Loan Parties or the Covenant Parties; (4) any breach of this Agreement, any other Loan Document or any Proceeds Loan Finance Document by any Borrower, any other Loan Party, any Covenant Party or any other L/C Issuer; or (5) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c)(i) is subject to the conditions set forth in Section 4.03 (other than delivery by the relevant Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the relevant Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(F)    If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c)(i) by the time specified in Section 2.03(c)(i)(B), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any

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Participating Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(i)(F) shall be conclusive absent manifest error.
(ii)    With respect to any Alternative Letter of Credit:
(A)    Upon receipt from the beneficiary of any Alternative Letter of Credit of any notice of a drawing under such Alternative Letter of Credit, the relevant Alternative L/C Issuer shall notify promptly the relevant Borrower and the Administrative Agent thereof. Not later than 12:00 noon on the second Business Day following any payment by an Alternative L/C Issuer under an Alternative Letter of Credit with notice to that Borrower, that Borrower shall reimburse such Alternative L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (it being understood that in the case of an Alternative Letter of Credit denominated in an Available Currency other than Dollars, the amount of such Alternative Letter of Credit shall be determined by taking the Dollar Equivalent, calculated by the Administrative Agent, of such Alternative Letter of Credit); provided that if such reimbursement is not made on the date of drawing, such Borrower shall pay interest to the relevant Alternative L/C Issuer on such amount at the rate applicable to Base Rate Loans (in the case of a Letter of Credit denominated in Dollars) or Eurocurrency Rate Loans with an Interest Period of one month (in the case of a Letter of Credit denominated in an Available Currency other than Dollars) under the applicable Revolving Credit Commitments (without duplication of interest payable on Alternative L/C Borrowings). The Alternative L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the drawing promptly following the determination or revaluation thereof (such amount, the “Drawn Amount”). Any notice given by an Alternative L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(ii)(A) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(B)    A Borrower may elect to fund all or part of any Drawn Amount by way of a Revolving Credit Borrowing. For the purposes of any such Revolving Credit Borrowing, (1) such Borrower shall, at the same time as it delivers a Request for Credit Extension in respect thereof, notify the Administrative Agent that the Revolving Credit Borrowing is for the purpose of funding the applicable Borrower’s reimbursement obligations in respect of such Drawn Amount, and (2) for purposes of calculating the Pro Rata Share of the Revolving Credit Lender that has issued the Alternative Letter of Credit under which such Drawn Amount is payable, the participation of such Revolving Credit Lender in such Alternative Letter of Credit shall not be deducted from such Revolving Credit Lender’s Revolving Credit Commitment under such Facility and such Revolving Credit Lender’s Pro Rata Share of such Revolving Credit Borrowing under such Facility shall be treated as if applied in or towards repayment of the Drawn Amount so that such Revolving Credit Lender will not be required to make a cash payment under Section 2.12 in respect of its participation in the relevant Revolving Credit Borrowing under such Facility to the extent such Revolving Credit Borrowing is in an amount not exceeding such Drawn Amount.
(d)    Repayment of Participations in respect of Letters of Credit.
(i)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Participating Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c)(i), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the relevant Borrower or any other Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the Dollar Equivalent received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i)(A) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

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(e)    Obligations Absolute. The obligation of any Borrower to reimburse the relevant L/C Issuer or Alternative L/C Issuer, as applicable, for each drawing under each Letter of Credit or Alternative Letter of Credit issued by it and to repay each L/C Borrowing or Alternative L/C Borrowing, as applicable, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit or Alternative Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit or Alternative Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or Alternative L/C Issuer, as applicable, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Alternative Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit or Alternative Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or Alternative Letter of Credit;
(iv)    any payment by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, under such Letter of Credit or Alternative Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Alternative Letter of Credit, or any payment made by the relevant L/C Issuer or Alternative L/C Issuer, as applicable, under such Letter of Credit or Alternative Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Alternative Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit or Alternative Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer or Alternative L/C Issuer from liability to each Borrower to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by each Borrower to the extent permitted by applicable Law) suffered by each Borrower that are caused by such L/C Issuer’s or Alternative L/C Issuer’s gross negligence, bad faith or wilful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit or Alternative Letter of Credit comply with the terms thereof.
(f)    Role of L/C Issuers and Alternative L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit or Alternative Letter of Credit, the relevant L/C Issuer or Alternative L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit or Alternative Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers or Alternative L/C Issuers, as applicable, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer or Alternative L/C Issuer, as applicable, shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or wilful misconduct as determined in a final and non-appealable judgment by a court of

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competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Alternative Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Alternative Letter of Credit; provided that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers or Alternative L/C Issuers, as applicable, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer or Alternative L/C Issuer, as applicable, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer or Alternative L/C Issuer, as applicable, and such L/C Issuer or Alternative L/C Issuer, as applicable, may be liable to that Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or exemplary, damages suffered by that Borrower which that Borrower proves were caused by such L/C Issuer’s or Alternative L/C Issuer’s wilful misconduct, bad faith or gross negligence or such L/C Issuer’s or Alternative L/C Issuer’s wilful, bad faith or grossly negligent failure to pay under any Letter of Credit or Alternative Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or Alternative Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer and Alternative L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer or Alternative L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Alternative Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral. (i) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit or Alternative Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if, with respect to any Letter of Credit (but not with respect to any Alternative Letter of Credit) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable, require the relevant Borrower or any other Borrower to Cash Collateralize the applicable L/C Obligations pursuant to Section 8.02, (iii) if, with respect to any Alternative Letter of Credit, any Event of Default occurs and is continuing and the relevant Alternative L/C Issuer requires the relevant Borrower or any other Borrower to Cash Collateralize the applicable L/C Obligations pursuant to Section 8.02, or (iv) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the applicable Borrower shall Cash Collateralize the then Outstanding Amount of all of its (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (1) in the case of the immediately preceding clause (i) or (ii), (x) the Business Day that a Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (y) if clause (x) above does not apply, the Business Day immediately following the day that a Borrower receives such notice and (2) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, an L/C Issuer or a Swing Line Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer or Alternative L/C Issuer, as applicable, and (with respect to any Letter of Credit) the Participating Revolving Credit Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable L/C Issuer or Alternative L/C Issuer, as applicable, shall agree, in their sole discretion, other credit support, in each case (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer or Alternative L/C Issuer, as applicable, (which documents are hereby consented to by the Appropriate Lenders). Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Alternative L/C Issuers and (with respect to any Letter of Credit) the Participating Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent or as otherwise permitted under any Intercreditor Agreement, and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are

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expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, a Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit or Alternative Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer or Alternative L/C Issuer, as applicable. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the relevant Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit or Alternative Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit or Alternative Letter of Credit shall be refunded to the relevant Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and/or other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the applicable Borrower in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit or Alternative Letters of Credit denominated in currencies other than Dollars.
(h)    Letter of Credit and Alternative Letter of Credit Fees.
(i)    With respect to any Letter of Credit, the applicable Borrower shall pay to the Administrative Agent for the account of each Participating Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily stated maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the relevant L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in the Available Currency in which the applicable Letter of Credit is denominated on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(ii)    With respect to any Alternative Letter of Credit, the applicable Borrower shall pay directly to the applicable Alternative L/C Issuer such fees as are agreed between such Borrower and such Alternative L/C Issuer.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. With respect to any Letter of Credit, the applicable Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to such Letter of Credit issued by it equal to 0.125% per annum of the stated maximum Dollar Equivalent available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such amount increases periodically pursuant to the terms of such Letter of Credit) or such other fee as agreed between such Borrower and the L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first

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such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the applicable Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges shall be due and payable within ten Business Days of demand and are nonrefundable.
(j)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)    Addition of an L/C Issuer or Alternative L/C Issuer. A Revolving Credit Lender reasonably acceptable to the relevant Borrower and the Administrative Agent may become an L/C Issuer or Alternative L/C Issuer hereunder pursuant to a written agreement of such Borrower, the Administrative Agent and such Revolving Credit Lender (which agreement shall include the Letter of Credit Sublimit for any such L/C Issuer). The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such L/C Issuer or Alternative L/C Issuer.
(l)    [Reserved.]
(m)    Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Participating Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Participating Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letter of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Participating Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Participating Revolving Credit Lenders pursuant to) the non-terminating Participating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Participating Revolving Credit Commitments continuing at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the applicable Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the applicable Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the applicable Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the applicable Letter of Credit Sublimit shall be in an amount agreed solely with the applicable L/C Issuer.
(n)    Letter of Credit and Alternative Letter of Credit Reports. For so long as any Letter of Credit or Alternative Letter of Credit issued by an L/C Issuer or Alternative L/C Issuer, as applicable, is outstanding, such L/C Issuer or Alternative L/C Issuer, as applicable, shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit or Alternative Letter of Credit, a report in the form of Exhibit J, appropriately completed with the information for every outstanding Letter of Credit or Alternative Letter of Credit issued by such L/C Issuer or Alternative L/C Issuer, as applicable.
(o)    Letters of Credit and Alternative Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Alternative Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party (other than the Borrower), the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of a Borrower, such Loan Party, a Permitted Affiliate Parent or an Affiliate Subsidiary, each Borrower shall be obligated to reimburse the applicable L/C Issuer or Alternative L/C Issuer, as applicable, hereunder for any and all drawings under such Letter of Credit or Alternative Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit or Alternative Letters of Credit for the account of any Loan Party (other than the Borrower), the Company, a Permitted Affiliate Parent, any Affiliate Subsidiary or a Subsidiary of the Borrower, such Loan Party, a

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Permitted Affiliate Parent of an Affiliate Subsidiary inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Loan Party, the Company, such Permitted Affiliate Parent, such Affiliate Subsidiary and such Subsidiaries thereof.
(p)    Amendments to Alternative Letters of Credit. No amendment or waiver of a term of any Alternative Letter of Credit shall require the consent of any Lender other than the relevant Alternative L/C Issuer unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Section 2). In such a case, Section 10.01 will apply.
Section 2.04.    Swing Line Loans
.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the applicable Swing Line Lender agrees to make loans in Dollars to a Borrower under its Revolving Credit Commitment (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the date of the establishment hereunder and effectiveness of the relevant Participating Revolving Credit Commitments until the date which is one Business Day prior to the Maturity Date of the Participating Revolving Credit Commitments (taking into account the Maturity Date of any Participating Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender under the applicable Facility, may exceed the amount of the Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan (i) the Revolving Credit Exposure under such Participating Revolving Credit Commitments of such Class shall not exceed the aggregate Participating Revolving Credit Commitments of such Class, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than a Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans under the applicable Facility shall not exceed such Lender’s Participating Revolving Credit Commitment then in effect; provided, further, that a Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, a Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share under the applicable Facility or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon a Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by telephone or written Swing Line Loan Notice; provided that each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lenders and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of that Borrower. Each such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 (or an integral multiple of $100,000 in excess thereof), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lenders of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lenders have received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions

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specified in Section 4.03 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lenders will not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to that Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lenders shall not be obligated to make any Swing Line Loan at a time when a Participating Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lenders have entered into arrangements reasonably satisfactory to it and the applicable Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lenders to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans. A Borrower shall repay to the Swing Line Lenders each Defaulting Lender’s portion (after giving effect to Section 2.17(a)(iv)) of each Swing Line Loan promptly following demand by the Swing Line Lenders.
(c)    Refinancing of Swing Line Loans.
(i)    A Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Participating Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of that Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Participating Revolving Credit Commitments and the conditions set forth in Section 4.03. The applicable Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Participating Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice, which shall be on or after the third Business Day after the date of such notice, available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Participating Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. Upon the remittance by the Administrative Agent to the Swing Line Lender of the full amount specified in such Committed Loan Notice, that Borrower shall be deemed to have repaid the applicable Swing Line Loan.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by a Swing Line Lender that each of the Participating Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Participating Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Participating Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Credit Loan including in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.
(iv)    Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff,

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counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, a Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Loan Parties or the Covenant Parties, (D) any breach of this Agreement, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Participating Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share under the applicable Facility or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Participating Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share under the applicable Facility or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)    Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the relevant Borrower for interest on the Swing Line Loans. Until each Participating Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. A Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.
(g)    Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Participating Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when other Participating Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “non-Expiring Credit Commitment” and, collectively, the “non-Expiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the non-Expiring Credit Commitments on a pro rata basis; provided that (i) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized in a manner reasonably satisfactory to the applicable Swing Line Lender and (ii) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the applicable Borrower shall still be obligated to pay Swing Line Loans allocated to the Participating Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
(h)    Addition of a Swing Line Lender. A Participating Revolving Credit Lender reasonably acceptable to the relevant Borrower and the Administrative Agent may become a Swing Line Lender hereunder pursuant to a written agreement among such Borrower, the Administrative Agent and such Participating

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Revolving Credit Lender (which agreement shall include the Swing Line Sublimit for such additional Swing Line Lender). The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such additional Swing Line Lender.
Section 2.05.    Prepayments
.
(a)    Optional.
(i)    The Borrowers may, subject to Section 2.05(a)(iii), upon notice to the Administrative Agent by the Borrowers, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty, except as set forth in Section 2.05(a)(vi); provided that: (A) such notice must be received by the Administrative Agent not later than 11:30 a.m. (1) two Business Days prior to any date of prepayment of Eurocurrency Rate Loans (unless otherwise agreed by the Administrative Agent) or (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof or, in each case, is less, the entire principal amount thereof then outstanding; and (C) any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by a Borrower, subject to Section 2.05(a)(iii), such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be, as set forth in Section 2.05(c), accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.10. Each prepayment of the principal of, and interest on, any Revolving Credit Loans shall be made in the relevant Available Currency. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), a Borrower may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.
(ii)    The Borrowers may, subject to Section 2.05(a)(iii) below, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, subject to Section 2.05(a)(iii), such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.10, the Borrowers may rescind (or delay the date of prepayment identified in) any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or was otherwise contingent upon the occurrence of any other event or satisfaction of any other condition, which refinancing or other event shall not be consummated or shall otherwise be delayed or which condition shall not have been (or in the good faith judgment of the Borrowers is not likely to be) satisfied.
(iv)    Voluntary prepayments of any Class of Term Loans permitted pursuant to Section 2.05(a)(i) shall be applied in a manner determined at the discretion of the Borrowers and specified in the notice of prepayment.
(v)    Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) only to the extent funded at a discount, no proceeds of Revolving Credit Loans are applied to fund any purchase or prepayment under subclause (ii) of this clause (v),

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any Borrower Party (or, in the case of a direct prepayment, the relevant Borrower) may (i) purchase outstanding Term Loans on a non-pro rata basis through open market purchases (pursuant to Section 10.07(k)) or (ii) prepay the outstanding Term Loans (which Term Loans shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such purchase or prepayment), which in the case of clause (ii) only shall be prepaid without premium or penalty on the following basis:
(A)    Any Borrower Party shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v) and without premium or penalty.
(B)    (1) Any Borrower Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the applicable Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof, and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(2)    Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to Section 2.05(a)(v)(B)(2); provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be

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prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the applicable Borrower Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to Section 2.05(a)(v)(J)).
(C)    (1) Any Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice (or such shorter period as agreed by the Auction Agent) in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Borrower Party (it being understood that different Discount Ranges or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof, and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to Section 2.05(a)(v)(C)(3)) at the Applicable Discount (each such Term Lender, a “Discount Prepayment Participating Lender”).
(3)    If there is at least one Discount Prepayment Participating Lender, the relevant Borrower Party will prepay the respective outstanding Term Loans of each Discount Prepayment Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Discount Prepayment Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Discount Prepayment Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Discount Prepayment Participating Lenders”) shall be made pro

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rata among the Identified Discount Prepayment Participating Lenders in accordance with the Submitted Amount of each such Identified Discount Prepayment Participating Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Discount Prepayment Participating Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date and (IV) if applicable, each Identified Discount Prepayment Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) (subject to Section 2.05(a)(v)(J)).
(D)    (1)    Any Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Term Lender or (y) each Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the applicable Borrower Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof, and (IV) unless rescinded, each such solicitation by the applicable Borrower Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the relevant Borrower Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the applicable Borrower Party (the “Acceptable Discount”), if any. If the applicable Borrower Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Borrower Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this Section 2.05(a)(v)(D)(2) (the “Acceptance Date”), the applicable Borrower Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the applicable Borrower Party by the Acceptance Date, such Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

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(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the applicable Borrower Party elects to accept any Acceptable Discount, then such Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Discount Prepayment Qualifying Lender”). The applicable Borrower Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Discount Prepayment Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Discount Prepayment Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Discount Prepayment Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Discount Prepayment Qualifying Lenders”) shall be made pro rata among the Identified Discount Prepayment Qualifying Lenders in accordance with the Offered Amount of each such Identified Discount Prepayment Qualifying Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Discount Prepayment Qualifying Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Discount Prepayment Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to Section 2.05(a)(v)(J)).
(E)    In connection with any Discounted Term Loan Prepayment, the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may require, as a condition to the applicable Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Borrower Party to such Auction Agent for its own account in connection therewith.
(F)    If any Term Loan is prepaid in accordance with subsections (B) through (D) above, a Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Borrower Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Discount Prepayment Participating Lenders, or Discount Prepayment Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 12:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the relevant Class(es) of Term Loans and Lenders as specified by the applicable Borrower Party in the applicable offer. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Discount Prepayment Participating Lenders, or Discount Prepayment Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective applicable share as calculated by the Auction Agent in accordance with this Section 2.05(a)(v) and, if the Administrative Agent is not the Auction Agent, the Administrative Agent shall be fully protected in relying on

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such calculations of the Auction Agent. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(G)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Party.
(H)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(I)    Each of the Borrower Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.
(J)    Each Borrower Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(vi)    Notwithstanding the foregoing, in the event that, on or prior to the date falling six months after the 2021 Amendment Effective Date (but not otherwise), a Borrower (A) prepays, refinances, substitutes or replaces any 2021 Additional Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), other than where such prepayment is funded by the issuance of notes by the a Loan Party, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or a special purpose vehicle which on-lends the proceeds of such notes to a Loan Party, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, or (B) effects any amendment of this Agreement resulting in a Repricing Transaction, such Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (1) in the case of clause (A), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the applicable 2021 Additional Term Loans outstanding of any Term Lender that shall have been the subject of a mandatory assignment under this Agreement (including pursuant to Section 3.12) following the failure of such Term Lender to consent to such amendment on or prior to the date falling six months after the 2021 Amendment Effective Date. Such amounts shall be due and payable within five Business Days of the date of effectiveness of such Repricing Transaction or (in the case of clause (B), if later than the date of effectiveness of the Repricing Transaction) the date of effectiveness of such mandatory assignment.
(b)    Mandatory.
(i)    Subject to Section 2.05(b)(ii) below, if any member of the Restricted Group makes any Asset Disposition that results in the realization or receipt by any member of the Restricted Group of Net Available Cash, the Borrowers shall cause to be prepaid on or prior to the date that is five Business Days after

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the realization or receipt by any member of the Restricted Group of such Net Available Cash (or, in the event of Net Available Cash which may be reinvested as set forth below in this Section 2.05(b)(i), on the date such reinvestment period expires), subject to Section 2.05(b)(vii), an aggregate principal amount of Term Loans in an amount which is the lesser of (A) the Net Available Cash from such Asset Disposition and (B) an amount so as to ensure that the Consolidated Senior Secured Net Leverage Ratio does not exceed 5.00 to 1.00 (on a pro forma basis after taking into account such Asset Dispositions and prepayments (but ignoring such Net Available Cash for purposes of determining compliance)); provided that, at the option of the Borrowers, all or any portion of the Net Available Cash received in connection with an Asset Disposition may be used in the business of the Restricted Group, including to make acquisitions, investments, capital expenditures or operational expenditures, in each case within 12 months of such receipt, and such proceeds shall not be required to be applied to prepay the Term Loans except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds is not so used within such 12 month period but within such 12 month period is contractually committed to be used, then if such proceeds are not so used within 180 days from the end of such 12 month period, provided that, such 180-day period may be extended if any such contractual commitment is terminated or rescinded by one additional 180-day period following the date of such termination or rescission) (the “Reinvestment End Date”), then such remaining portion shall be required to prepay the Term Loans (to the extent otherwise required by this Section 2.05(b)(i)), as of the date or such termination; provided, further, that, if at the time that any such prepayment would be required, any Borrower (or any member of the Restricted Group) is required to offer to prepay or repurchase other Senior Secured Indebtedness pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Disposition (such Senior Secured Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers may apply such Net Available Cash on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, further, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no such prepayment under this Section 2.05(b)(i) shall be required where the amount of any such prepayment would be less than the greater of $100.0 million and 5.0% of Total Assets.
(ii)    [Reserved].
(iii)    If (A) prior to the SPV Structure Termination Date, any Loan Party or any member of the Restricted Group Incurs or issues any Indebtedness after the 2021 Amendment Effective Date not permitted to be Incurred or issued pursuant to Section 4.09 of Annex II, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all net cash proceeds received therefrom on or prior to the date that is five Business Days after receipt by such Loan Party or member of the Restricted Group, as applicable, of such net cash proceeds and (B) on or after the SPV Structure Termination Date, any member of the Restricted Group Incurs or issues any Indebtedness after the 2021 Amendment Effective Date not permitted to be Incurred or issued pursuant to Section 4.09 of Annex IV, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all net cash proceeds received therefrom on a date that is five Business Days from receipt by such member of the Restricted Group of such net cash proceeds.
(iv)    If any Borrower Incurs or issues any Refinancing Term Loans resulting in net cash proceeds (as opposed to such Refinancing Term Loans arising out of an exchange of existing Term Loans for such Refinancing Term Loans), such Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all net cash proceeds received therefrom on or prior to the date which is five Business Days after the receipt by such Borrower of such net cash proceeds.
(v)    If for any reason the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations, in each case under any Class of Revolving Credit Commitments at any

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time exceeds the aggregate Revolving Credit Commitments of such Class then in effect, the relevant Borrower shall promptly prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize any L/C Obligations under such Class of Revolving Credit Commitments in an aggregate amount equal to such excess; provided that such Borrower shall not be required to Cash Collateralize any L/C Obligations pursuant to this Section 2.05(b)(v) unless, after giving effect to the prepayment in full of the applicable Revolving Credit Loans and Swing Line Loans, the aggregate Outstanding Amount under such Class of Revolving Credit Commitments exceeds the aggregate Revolving Credit Commitments of such Class then in effect.
(vi)    Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be (A) applied either (x) ratably to each Class of Term Loans then outstanding or (y) as requested by a Borrower in the notice delivered pursuant to clause (vii) below, to any Class or Classes of Term Loans, (B) applied, with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the applicable Borrower in the applicable notice and (C) paid to the Appropriate Lenders in accordance with their respective Pro Rata Share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to Section 2.05(b)(vii). Notwithstanding clause (A) hereinabove, (1) in the case of prepayments pursuant to Section 2.05(b)(iv), such prepayment shall be applied in accordance with this Section 2.05(b)(vi) solely to those applicable Classes of Term Loans selected by the applicable Borrower and specified in the applicable Refinancing Amendment or notice (i.e., the applicable Refinanced Debt), and (2) in the case of prepayments pursuant to Section 2.05(b)(i) and (iii), (x) such prepayments may not be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any earlier maturing Classes of Term Loans (except that any Class of Additional Facility Loans that are Term Loans, Extended Term Loans, or Refinancing Term Loans may provide in the applicable Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment (including on an optional basis as elected by the Borrower) that one or more other Classes of later maturing Term Loans may be prepaid prior to such Class of earlier maturing Term Loans), and (y) in the event that there are two or more outstanding Classes of Term Loans with the same Maturity Date, such prepayments may not be directed to any such Class of Term Loans without at least a pro rata repayment of any Classes of Term Loans maturing on the same date (except that any Class of Additional Facility Loans that are Term Loans, Extended Term Loans, or Refinancing Term Loans may provide in the applicable Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment (including on an optional basis as elected by the Borrower) that one or more other Classes of Term Loans with the same Maturity Date may be prepaid prior to such Class of Term Loans maturing on the same date).
(vii)    A Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by such Borrower pursuant to clauses (i) through (v) of this Section 2.05(b) at least two Business Days prior to the date of such prepayment (unless otherwise agreed by the Administrative Agent); provided that, subject to the payment when due of any amounts owing as a result thereof pursuant to Section 3.10, such Borrower may rescind (or delay the date of prepayment identified in) such notice if such prepayment would have resulted from a refinancing of all or any portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the applicable Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share (or other applicable share provided by this Agreement) of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share (or other applicable share provided by this Agreement) of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.05(b)(ii) and Section 2.05(b)(iii) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the applicable Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the mandatory prepayment of Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lenders (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Term Lenders elect to decline their Pro Rata Share (or

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other applicable share provided by this Agreement) of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by a Borrower.
(viii)    Notwithstanding any other provisions of this Section 2.05, (A) to the extent that any or all of the Net Available Cash of any Asset Disposition by a member of the Restricted Group is prohibited or delayed by applicable local Law from being repatriated to the jurisdiction of the relevant Borrower, the portion of such Net Available Cash so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable member of the Restricted Group so long, but only so long, as the applicable local Law will not permit repatriation to the jurisdiction of the relevant Borrower (each Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable member of the Restricted Group to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Available Cash will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that a Borrower has determined in good faith that repatriation of any of or all the Net Available Cash of any such Asset Disposition would have material adverse tax consequences (as determined in good faith by a Borrower) with respect to such Net Available Cash, such Net Available Cash so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable member of the Restricted Group.
(ix)    Upon becoming aware of a Change of Control:
(A)    the Company or any Permitted Affiliate Parent shall promptly notify the Administrative Agent; and
(B)    if the Required Lenders so require, the Administrative Agent shall, by not less than 30 Business Days’ notice to the applicable Borrower, cancel each Facility, and the Commitments thereunder, and declare all outstanding Borrowings, together with accrued interest and all other amounts accrued under the Loan Documents immediately due and payable, whereupon each Facility, and the Commitments thereunder, will be cancelled and all such outstanding and accrued amounts will become immediately due and payable.
(c)    Interest Funding Losses, Etc.
(i)    Except to the extent otherwise agreed by each Lender so being prepaid, all prepayments of Loans (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan) shall be accompanied by all accrued and unpaid interest thereon to but not including the date of such prepayment, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.10.
(ii)    So long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05 (but excluding prepayments required under Section 2.05(b)(iv)), prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, a Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account or other blocked account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from such Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the applicable Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by a Borrower for all purposes under this Agreement.

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Section 2.06.    Termination or Reduction of Commitments.
(a)    Optional. A Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent at least three Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in an aggregate amount of $1,000,000, or any whole multiple of $100,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the applicable Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Participating Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided in the immediately preceding sentence, the amount of any such Revolving Credit Commitment reduction shall not be applied to the applicable Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by a Borrower. Notwithstanding the foregoing, a Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or other conditional event, which refinancing or other event shall not be consummated or otherwise shall be delayed.
(b)    Mandatory. The Term Commitment of each 2021 Additional Term Lender with an 2021 Additional Term Commitment shall terminate on the 2021 Additional Term Commitment Termination Date. The Term Commitment of each Term Lender with respect to any Additional Facility Loan, any Refinancing Term Loan or any Term Loan Extension Series shall be automatically and permanently reduced to zero upon the funding (in full, if provided for in the applicable Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment) of Term Loans to be made by it on the date set forth in the corresponding Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of Revolving Credit Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date. Each Additional Facility Commitment shall terminate on the date specified in the relevant Additional Facility Joinder Agreement.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the applicable Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.12). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(d)    Treatment of Classes. Notwithstanding anything to the contrary set forth above in this Section 2.06, an Initial Borrower may elect, in its discretion, to terminate the unused amount of any Class of Revolving Credit Commitments, or from time to time permanently reduce the unused amount of any Class of Revolving Credit Commitments, in accordance with the provisions of clause (a) of this Section 2.06 on a non-pro rata basis with any other Class of Revolving Credit Commitments. In connection with any proposed reduction or termination of Revolving Credit Commitments as contemplated in this Section 2.06(d), each of the participations in each Swing Line Loan or Letter of Credit granted to and acquired by the Revolving Credit Lenders whose Revolving Credit Commitments are the subject of the proposed reduction or termination shall, so long as the Revolving Credit Commitments shall remain outstanding, be reallocated to the Revolving Credit Lenders whose Revolving Credit Commitments shall remain outstanding in accordance with such Revolving Credit Lenders’ respective Pro Rata Shares of such Revolving Credit Commitments (determined after giving effect to any such reduction or termination); provided that to the extent that the amount of such reallocation would cause the aggregate Revolving Credit Exposure of the Revolving Credit Lenders (or any one of them) to exceed the aggregate amount of the applicable Revolving Credit Commitments (or the Revolving Credit Commitments of any one Revolving Credit Lender), immediately prior to such reallocation (determined after

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giving effect to any such reduction or termination), the amount of the Swing Line Loans and L/C Obligations to be reallocated equal to such excess shall be repaid (if a Swing Line Loan) or Cash Collateralized in a manner reasonably satisfactory to the relevant Swing Line Lender or L/C Issuer (or Alternative L/C Issuer), as applicable.
Section 2.07.    Repayment of Loans.
(a)    Term Loans.
(i)    The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date.
(ii)    The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Extended Term Loans or Refinancing Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the Incurrence of such Extended Term Loans or Refinancing Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Extension Amendment or Refinancing Amendment.
(iii)    Any Borrower which has drawn an Additional Facility Loan shall repay such Loan under the Additional Facility in accordance with the provisions of the relevant Additional Facility Joinder Agreement.
(b)    Revolving Credit Loans. The Borrowers shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Revolving Credit Commitments the aggregate outstanding principal amount of all Revolving Credit Loans made in respect of such Revolving Credit Commitments of such Class or otherwise in accordance with the provisions of the relevant Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment.
(c)    Swing Line Loans. The Borrowers shall repay the aggregate principal amount of any Swing Line Loan (a) on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Latest Maturity Date for the Participating Revolving Credit Commitments or (b) or otherwise in accordance with the provisions of the relevant Additional Facility Joinder Agreement, Refinancing Amendment or Extension Amendment.
Section 2.08.    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the relevant class of Revolving Credit Loans;
(b)    During the continuance of a Default under Section 8.01(a), each Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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(d)    Each Additional Facility Loan shall bear interest at a rate specified in the Additional Facility Joinder Agreement.
Section 2.09.    Fees
. In addition to certain fees described in Section 2.03(h) and (i):
(a)    Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of any Revolving Credit Lender under each Class of Revolving Credit Commitments in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the product of the Applicable Rate with respect to unused Revolving Credit Commitment fees for such Class and the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Class of Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (B) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of Revolving Credit Commitments (unless otherwise specified in the relevant Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment) shall accrue at all times starting from the first day of the Revolving Credit Availability Period for such Class until the earlier of (x) the last day of the Revolving Credit Availability Period for such Class of Revolving Credit Commitments, and (y) the date of the termination of the Revolving Credit Commitments of such Class, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable (i) quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the first day of the Revolving Credit Availability Period for such Class of Revolving Credit Commitments and (ii) on the earlier of (x) the Maturity Date for such Class of Revolving Credit Commitments and (y) the date of the termination of the Revolving Credit Commitments of such Class. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. Each Borrower shall pay to the Administrative Agent and/or the Arrangers, as applicable, such fees as shall have been separately agreed upon with such Persons in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between such Borrower and the Administrative Agent or the Arrangers, as applicable).
(c)    Additional Facility Fees. If specified in the relevant Additional Facility Joinder Agreement or related fee letter, Borrowers shall pay to the Administrative Agent (for the account of each Lender under the relevant Additional Facility) an upfront fee computed at the rate specified in the relevant Additional Facility Joinder Agreement on that Lender’s Commitment under that Additional Facility in accordance with the terms therein.
Section 2.10.    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate or the prime rate) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. In computing interest on any Loan, in each case as applicable, the day such Loan is made (or converted to a Loan of a different Type) shall be included and the day such Loan is repaid (or converted to a Loan of a different Type) shall be excluded. Each determination by the Administrative Agent of interest or fees hereunder shall be conclusive and binding for all purposes, absent manifest error.

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Section 2.11.    Evidence of Indebtedness.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Department of the Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a) or Section 10.07(d), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b) or Section 10.07(d), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of each Borrower under this Agreement and the other Loan Documents.
Section 2.12.    Payments Generally.
(a)    All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in respect of Alternative Letters of Credit, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the applicable Available Currency in Same Day Funds not later than 2:00 p.m. on the date specified herein. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in an Available Currency (other than Dollars), except in respect of Alternative Letters of Credit, the Borrowers shall make such payment in Dollars in the Dollar Equivalent, as calculated by the applicable Borrower, of the Available Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer (or as otherwise agreed between the Administrative Agent and such Lender) to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue to, but excluding, such next succeeding Business Day. Payments owing to an Alternative L/C Issuer in respect of reimbursement obligations under an Alternative Letter of Credit shall, to the extent not paid with the proceeds of a Revolving Credit Borrowing, be made directly by the relevant Borrower to such Alternative L/C Issuer.
(b)    If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall not be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment

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of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless a Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)    if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Additional Facility Joinder Agreement, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent

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may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13.    Sharing of Payments
. If, other than as expressly provided elsewhere herein or required by court order, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any receipt or recovery by a Lender in its capacity as an Alternative L/C Issuer at any time prior to the Administrative Agent having exercised any of its rights under Section 8.02 or Section 2.05(b)(ix)(B) (an “Acceleration Event”); provided that, following the occurrence of an Acceleration Event, the provisions of this paragraph shall apply to all receipts and recoveries by Alternative L/C Issuers. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of subclause (f)(i) of the definition of “Indemnified Taxes”, a Lender that acquires a participation pursuant to this Section 2.13 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.
Section 2.14.    Additional Facilities
.
(a)    By at least two Business Days’ notice to the Administrative Agent (or such shorter period as the Administrative Agent shall agree), and pursuant to the terms and conditions in this Section 2.14 and in the applicable Additional Facility Joinder Agreement or Increase Confirmation, an Additional Facility or an Increase (as defined below) may be provided to any Loan Party in an aggregate principal amount not to exceed the Additional Facility Available Amount (as determined on the date of Incurrence thereof); provided that (i) on the date of the proposed Additional Facility Loan all representations and warranties to be made in a Request for Credit Extension in accordance with Section 4.03 are true and correct in all material respects (or, with respect to any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar

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language, after giving effect to any qualification therein, in all respects) on and as of the date of the proposed Additional Facility Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) as of such earlier date, and (ii) no Event of Default is continuing on such date or would occur after giving effect to the proposed advance; provided, further, that in connection with any Additional Facility the primary purpose of which is to finance a Limited Condition Transaction, the conditions set forth in the Section 2.14(a)(i) and (ii) shall not be required to be satisfied (other than to the extent required by the Additional Facility Lenders party thereto).
(b)    Any person may become a Lender under this Agreement by delivering to the Administrative Agent an Additional Facility Joinder Agreement which must be duly executed by that person, the Administrative Agent, the applicable Borrower and the applicable Additional Borrower, if any. That person shall become a Lender on the date specified in the Additional Facility Joinder Agreement. Additional Facilities may be provided by any existing Lender, but no existing Lender will have an obligation to make an Additional Facility Commitment nor will the applicable Borrower have any obligation to approach any existing Lender to provide any Additional Facility Commitment.
(c)    Upon the relevant person becoming a Lender, the total of the Commitments under this Agreement shall be increased by the amount set out in the relevant Additional Facility Joinder Agreement as that Lender’s Additional Facility Commitment.
(d)    Each Lender under an Additional Facility will grant to the applicable Borrower a term or revolving loan facility in the amount specified in the relevant Additional Facility Joinder Agreement during the Additional Facility Availability Period specified in the Additional Facility Joinder Agreement, subject to the terms of this Agreement.
(e)    No Additional Facility shall have the benefit of any guarantee unless the existing Lenders also share in such guarantee. The execution by the applicable Borrower, the Guarantors and the relevant Additional Borrower of the Additional Facility Joinder Agreement shall constitute confirmation by each Guarantor that its obligations under the Guaranty shall extend to the total of the Commitments as increased by the addition of the relevant Lender’s Commitment and shall be owed to each Secured Party including the relevant Lender but otherwise shall continue unaffected.
(f)    The aggregate amount of all outstanding Additional Facility Loans under an Additional Facility shall not at any time exceed the relevant Total Additional Facility Commitments for that Additional Facility.
(g)    The aggregate amount of the participations of a Lender in Additional Facility Loans under an Additional Facility shall not at any time exceed that Lender’s Additional Facility Commitment for that Additional Facility at that time.
(h)    No Additional Facility shall have the benefit of any security unless the existing Lenders also share in such security (except in the case of a security interest in any Escrow Account during the escrow period applicable to such Additional Facility); provided that the Additional Facility Borrowers and the relevant Additional Facility Lender may agree that an Additional Facility shares in the Collateral on a junior basis to the other Facilities. The effectiveness of an Additional Facility shall be subject to customary reaffirmation in respect of any Collateral Documents and, to the extent reasonably requested by the Administrative Agent, delivery of a written opinion of counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.
(i)    in respect of each Additional Facility:
(i)    each Additional Facility Borrower for that Additional Facility is a Loan Party;
(ii)    the principal amount, interest rate, interest periods, Latest Maturity Date, use of proceeds, repayment schedule, availability, fees, incorporation of relevant clauses relating to, or in connection

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with, any Additional Facility and related provisions, and the currency of that Additional Facility shall be agreed by the relevant Additional Facility Borrowers and the relevant Additional Facility Lenders (and, in the case of currency and incorporation of the relevant clauses relating to, or in connection with, any Additional Facility which is a revolving facility, the Administrative Agent) and set out in the relevant Additional Facility Joinder Agreement;
(iii)    the relevant Additional Facility Joinder Agreement shall specify whether that Additional Facility is in form of a term loan or a revolving loan;
(iv)    notwithstanding anything to the contrary in this Agreement, (A) any Additional Revolving Facility may provide for the ability on a voluntary basis to permanently repay and terminate or reduce any Revolving Credit Commitments on a pro rata basis, less than or greater than a pro rata basis with other outstanding revolving Facilities hereunder and (B) any Additional Facility Loan in the form of a term loan may participate on a pro rata basis, less than or greater than a pro rata basis in any voluntary or mandatory prepayments of the Term Loans;
(v)    [Reserved];
(vi)    each Additional Facility Joinder Agreement may provide for the consent of the Additional Facility Lenders under the applicable Additional Facility (including any Increase in respect thereof) to one or more amendments to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents (in addition to those amendments contemplated by this Section 2.14(i)(vi)), and each party to this Agreement acknowledges and agrees that such consent shall be binding on all Additional Facility Lenders in respect of such Additional Facility and shall be counted for purposes of the definition of determining whether the consent of the Required Lenders, Required Class Lenders and affected Lenders has been obtained, and for all other relevant purposes under Section 10.01; and
(vii)    subject to sub-clauses (i), (ii), (iv) and (vi) above, the general terms of that Additional Facility shall be consistent in all material respects with the terms of this Agreement.
(j)    The Borrowers may pay to any Additional Facility Lender a fee in the amount and at the times agreed between the applicable Borrower and that Additional Facility Lender.
(k)    Each Additional Facility Lender shall become a party to this Agreement and be entitled to share in the Collateral in accordance with this Agreement, any applicable Collateral Sharing Agreement (prior to the SPV Structure Termination Date), any applicable Intercreditor Agreement (on or after the SPV Structure Termination Date) and the Collateral Documents pari passu with the Lenders under the other Facilities; provided that the Additional Facility Borrowers and the relevant Additional Facility Lender may agree that an Additional Facility shares in the Collateral on a junior basis to the other Facilities which, if so agreed, shall be set out in the relevant Additional Facility Joinder Agreement. In addition, each Additional Facility Lender shall be subject to any applicable Collateral Sharing Agreement (prior to the SPV Structure Termination Date), any applicable Intercreditor Agreement (on or after the SPV Structure Termination Date) or enter into equivalent collateral sharing or intercreditor arrangements having a similar effect.
(l)    Each party to this Agreement (other than each proposed Additional Facility Lender, the applicable Borrower and each Additional Facility Borrower) irrevocably authorizes and instructs the Administrative Agent to execute on its behalf any Additional Facility Joinder Agreement which has been duly completed and signed on behalf of each proposed Additional Facility Lender, the applicable Borrower and each proposed Additional Facility Borrower and each Loan Party agrees to be bound by such joinder.
(m)    On the Additional Facility Commencement Date:
(i)    each Additional Facility Lender party to that Additional Facility Joinder Agreement, each other Finance Party and the Loan Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had each Additional Facility Lender been a Lender on the 2021 Amendment Effective Date or Effective Date, as applicable, with the rights and/or obligations assumed by it as a result of that accession and with the Commitment specified by it as its Additional Facility Commitment; and

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(ii)    each Additional Facility Lender shall become a party to this Agreement as an “Additional Facility Lender”.
(n)    [Reserved.]
(o)    With the prior written consent of the Borrowers, the Administrative Agent is authorized and instructed to enter into such documentation as is reasonably required to amend this Agreement, any other Loan Document and any Proceeds Loan Finance Document (in accordance with the terms of this Section 2.14) to reflect the terms of each Additional Facility without the consent of any Lender other than each applicable Additional Facility Lender, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Additional Facilities are to rank junior in right of security or payment or to address technical issues relating to funding and payments.
(p)    This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(q)    The facilities under which any Term Commitments or Revolving Credit Commitments have been made available may be increased by any amount (an “Increase”) which shall not exceed the Additional Facility Available Amount by the execution by any Lender or Additional Facility Lender of one or more Additional Facility Joinder Agreements or Increase Confirmations (under which the Maturity Date, Applicable Rate and any other economic terms applicable to the relevant Additional Facility Commitments are the same as those applicable to the existing Term Commitments or Revolving Credit Commitments, as applicable). Following any such Increase, references to Term Loans and Revolving Credit Loans, as applicable, and the Lenders in respect of the Term Loans and Revolving Credit Loans, as applicable, shall include Lenders and Loans made under any such Additional Facility Joinder Agreements or Increase Confirmations. In respect of any such Increase:
(i)    (A) on the date of the proposed Increase, all representations and warranties to be made in a Request for Credit Extension in accordance with Section 4.03 shall be true and correct in all material respects (or, with respect to any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) on and as of the date of the proposed Increase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any such representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, after giving effect to any qualification therein, in all respects) as of such earlier date, and (B) no Event of Default is continuing on such date or would occur after giving effect to the proposed advance; provided that, in connection with any such Increase the primary purpose of which is to finance a Limited Condition Transaction, the conditions set forth in Section 2.14(q)(i)(A) and (B) shall not be required to be satisfied (other than to the extent required by any Lender or Additional Facility Lender in respect of such Increase);
(ii)    each party to this Agreement (other than the relevant Lender or Additional Facility Lender and the applicable Borrower) irrevocably authorizes and instructs the Administrative Agent to execute on its behalf any Additional Facility Joinder Agreement or Increase Confirmation which has been duly completed and signed on behalf of each Lender or proposed Additional Facility Lender, the applicable Borrower and each Loan Party agrees to be bound by such joinder; and
(iii)    with the prior written consent of the Borrowers, the Administrative Agent is authorized and instructed to enter into such documentation as is reasonably required to amend this Agreement, any other Loan Document and any Proceeds Loan Finance Document (in accordance with the terms of this Section 2.14) to reflect the terms of each Increase without the consent of any Lender other than each applicable Additional Facility Lender.
(r)    Upon any Additional Facility Commencement Date on which Revolving Credit Commitments in respect of an Additional Revolving Facility (the “Additional Revolving Credit Commitments”) are effected through an increase in the Revolving Credit Commitments with respect to any existing Facility (the “Original Revolving Credit Facility”) pursuant to this Section 2.14, (a) each of the Revolving Credit Lenders under such

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Facility shall assign to each of the Additional Lenders under such Additional Revolving Facility (the “Additional Revolving Credit Lenders”), and each of the Additional Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Additional Facility Commencement Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Additional Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Additional Revolving Credit Commitments to the Revolving Credit Commitments; provided that the Administrative Agent and the Company may agree to give effect to the foregoing provisions on or after the next Interest Payment Date with respect to any Revolving Credit Loans outstanding under the Original Revolving Credit Facility on the Additional Facility Commencement Date. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
Section 2.15.    Refinancing Amendments
.
(a)    On one or more occasions after the 2021 Amendment Effective Date, the Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that (i) solely with respect to Other Revolving Credit Commitments and Other Revolving Credit Loans, the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Refinancing Lender, unless such Lender or Additional Refinancing Lender is an existing Revolving Credit Lender or any Affiliate or Approved Fund of an existing Revolving Credit Lender, (ii) with respect to Refinancing Term Loans, any Affiliated Lender providing Refinancing Term Loans shall be subject to the same restrictions set forth in Section 10.07(j) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Other Revolving Credit Commitments), in respect of all or any portion of any Class, series or tranche, as selected by the Borrowers in their sole discretion without prejudice to Section 2.05(a)(i), of Term Loans or Revolving Credit Loans (or unused Revolving Credit Commitments or Additional Facility Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans, in each case, constituting Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Other Revolving Credit Commitments, (3) repayments made in connection with any refinancing of Other Revolving Credit Commitments and (4) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (c) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than pro rata basis) with all other Revolving Credit Commitments, (B) subject to the provisions of Section 2.03(m) and Section 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments existing on the date such Other Revolving Credit Commitments are obtained (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (C) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments and (D) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same

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assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the date such Other Revolving Credit Commitments are obtained.
(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Amendment Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)    Each Refinancing Series shall be in an aggregate principal amount that is not less than $1,000,000 in the case of an Other Revolving Credit Commitment and $15,000,000 in the case of a Refinancing Term Commitment; provided that such amounts may be less than $1,000,000 and $15,000,000, respectively, if such amount is equal to (i) the entire outstanding principal amount of the Refinanced Debt that is in the form of Revolving Credit Commitments or (ii) the entire principal amount of Refinanced Debt that is in the form of Term Loans.
(d)    Each of the parties hereto hereby agrees that this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness Incurred pursuant thereto, (ii) make such other changes to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrowers, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)    This Section 2.15 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(f)    Notwithstanding anything in this Agreement to the contrary, nothing in this Section 2.15 will be construed to limit the provisions of Section 2.14 or the ability to Incur Indebtedness, including Refinancing Indebtedness, under Section 4.09 of Annex II.
Section 2.16.    Extension of Term Loans; Extension of Revolving Credit Loans
.
(a)    Extension of Term Loans. The applicable Borrower may at any time and from time to time request that all or a portion of the Term Loans of any given Class (or series or tranche thereof) selected by it in its sole discretion (an “Existing Term Loan Tranche”) be amended, converted or exchanged to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so amended, extended, or converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (i) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche, and (ii) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (A) the scheduled final maturity date shall be extended and all or any of the scheduled amortization

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payments of principal of the Extended Term Loans, if any, may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (B) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (C) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (D) Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums), as may be agreed by the applicable Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such Term Loans; provided that (1) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Extended Term Loans (to the extent they are unsecured) of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Term Loan Tranche from which such Extended Term Loans are amended, (2) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (3) any Extended Term Loans may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.05(b)(iv) and Section 2.05(b)(vi)(A)(y)), in any mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. The applicable Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by such Borrower in its sole discretion.
(b)    Extension of Revolving Credit Commitments. The applicable Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any given Class (or series or tranche thereof) selected by it in its sole discretion (each, an “Existing Revolver Tranche”) be amended, converted or exchanged to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, converted or exchanged “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (i) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche, and (ii) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (A) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (B) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (C) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments), and (D) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (1) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (2) repayments required upon the

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Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) in no event shall the Maturity Date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. The applicable Borrower may impose an Extension Minimum Condition with respect to any Revolver Extension Request, which may be waived by such Borrower in its sole discretion.
(c)    Extension Request. The applicable Borrower shall provide the applicable Extension Request at least two Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments of any Existing Revolver Tranche amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.
(d)    Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (including incorporating a new tranche of Extended Term Loans and/or Extended Revolving Credit Commitments, as applicable, in accordance with the Extension Election by the Extending Term Lenders and/or the Extending Revolving Credit Lenders) (each, an “Extension Amendment”) to this Agreement among the applicable Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or (b), respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Amendment Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify

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each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, Incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)    No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(f)    This Section 2.16 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
(g)    Notwithstanding anything in this Agreement to the contrary, nothing in this Section 2.16 will be construed to limit the provisions in Section 2.14.
Section 2.17.    Defaulting Lenders
.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer or a Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or a Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as any Borrower may request, so long as no Default or Event of Default has occurred and is continuing, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and any Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent

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jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) or Section 2.09(b) for any period during which that Lender is a Defaulting Lender (and the applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)    Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03 and Section 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Participating Revolving Credit Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (B) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Participating Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender under such Participating Revolving Credit Commitments. Subject to Section 2.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent, each Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the applicable Class of Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Termination of Revolving Credit Commitments. The applicable Borrower shall have the right to terminate a Class of Revolving Credit Commitment of a Defaulting Lender in accordance with Section 2.06 solely to the extent such termination does not cause the Revolving Credit Exposure of such Class to exceed the Revolving Credit Commitment of such Class.
Section 2.18.    General limitation on each Borrower’s Obligation
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable Law affecting the rights of creditors generally, if the obligations of any Borrower under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or

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subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 2.19.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01.    Taxes
.
(a)    Any and all payments made by or on account of each Borrower (the term “Borrower” under Article III being deemed to include any Loan Party, the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or a Subsidiary of such Loan Party, a Permitted Affiliate Parent or an Affiliate Subsidiary for whose account a Letter of Credit or Alternative Letter of Credit is issued) or Guarantor under any Loan Document shall be made without any deduction for Taxes, except as required by applicable Laws. If any Loan Party or other applicable withholding agent shall be required by applicable Laws to make a deduction, (i) if the Tax in question is an Indemnified Tax, the sum payable by any Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums paid under this Section 3.01(a)), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction been required, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority within the time limit allowed in accordance with applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if any Loan Party is the applicable withholding agent, it shall furnish to such Finance Party (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Finance Party (acting reasonably).
(b)    In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from the execution, delivery, performance, enforcement or registration of,

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from the receipt or perfection of a security interest under or otherwise with respect to, any Loan Document , excluding, in each case, any of the following:
(i)    any such Taxes imposed as a result of a Finance Party’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except where such Assignment and Assumption, participation, transfer, assignment or designation is requested or required in writing by a Borrower;
(ii)    any such Taxes imposed as a result of a Finance Party executing any Loan Document in Puerto Rico;
(iii)    any such Taxes imposed as a result of a Finance Party voluntarily registering or filing a Loan Document with any Governmental Authority if such registration or filing was not necessary to enforce, prove, maintain or otherwise assert the rights of such Finance Party under a Loan Document; and
(iv)    any increased amount of, or any penalties or interest relating to, such Taxes, to the extent the increase, penalty or interest is incurred as a result of any such Taxes not being paid at the time of the relevant filing or registration of the Loan Document except where such increase or penalties are caused by the unreasonable failure or delay by the Borrower, all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”.
(c)    Each Loan Party agrees to indemnify each Finance Party against (i) the full amount of Indemnified Taxes payable by such Finance Party (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01), (ii) Other Taxes payable by such Loan Party pursuant to Section 3.01(b) above, and (iii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Finance Party (acting reasonably) (or by Administrative Agent on behalf of such Lender) to the applicable Loan Party, accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error. This Section 3.01(c) shall not be construed to require any Finance Party to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the applicable Loan Party or any other Person.
(d)    Each Finance Party shall, at such times as are reasonably requested by a Borrower or the Administrative Agent, promptly provide that Borrower and the Administrative Agent with any certificate or other properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent that establishes, as applicable, whether such Finance Party is eligible for the benefits of an income tax treaty or other provision of applicable Law with respect to any payments hereunder to be exempt from, or entitled to a reduced rate of, Tax on payments hereunder. Each such Finance Party shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate, to that Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by that Borrower or the Administrative Agent) or promptly notify that Borrower and the Administrative Agent in writing of its inability to do so. In addition, any Finance Party, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by a Borrower or the Administrative Agent as will enable a Borrower or the Administrative Agent to determine whether or not such Finance Party is subject to backup withholding or information reporting requirements. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Finance Party are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty or under any provision of applicable Law, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding the generality of the foregoing, a Finance Party and any Loan Party shall use commercially reasonable efforts to cooperate in completing any reasonable procedural formalities necessary for that Loan Party to obtain authorization to make a payment to that Finance Party either without a deduction, with a deduction at a reduced Tax rate or at a reduced rate by an applicable tax treaty, including, if applicable, making any necessary registrations or filings with the tax authorities of the jurisdiction of incorporation of that Loan Party.

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Notwithstanding any other provision of this Section 3.01(d), a Finance Party shall not be required to deliver any form pursuant to this Section 3.01(d) that such Finance Party is not legally eligible to deliver.
Without limiting the foregoing:
(i)    Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of IRS Form W9 (or any successor forms) certifying that such Lender is exempt from U.S. federal backup withholding, provided that if the Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner that is regarded for U.S federal income tax purposes (together with supporting documentation).
(ii)    Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent) whichever of the following is applicable:
(A)    two properly completed and duly signed copies of IRS Form W8BEN or W8BEN-E, as applicable, (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,
(B)    two properly completed and duly signed copies of IRS Form W8ECI (or any successor forms),
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (1) a certificate substantially in the form of Exhibit H hereto (any such certificate a “United States Tax Compliance Certificate”) and (2) two properly completed and duly signed copies of IRS Form W8BEN or W8BEN-E, as applicable, (or any successor forms),
(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), IRS Form W8IMY (or any successor forms) of the Lender, accompanied by a Form W8ECI, W8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W9, Form W8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner(s)), or
(E)    two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the United States Department of the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.
(iii)    Each of the Agent Parties that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent two properly completed and duly signed copies of IRS Form W9 with respect to fees received for its own account, certifying that such Agent Party is exempt from U.S. federal backup withholding. Each Agent Party that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent two properly completed and duly signed copies of an applicable IRS Form W8 with respect to fees received for its own account.
(iv)    Each Lender that is not a (1) resident individual (as defined in Section 1010.01(a)(30) of the PR Code), (2) citizen of the United States, or (3) a domestic corporation or partnership (as defined in Section 1010.01(a)(6) of the PR Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent) a statement in substantially the form of Exhibit G hereto setting forth whether or not said Lender is engaged in the conduct of a trade or business within Puerto Rico, and, if not so engaged, whether it is a related person (as defined in Section 1010.05(b) of the PR Code) with respect to the Borrowers.

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(e)    If a payment made to a Lender under any Loan Document would be subject to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. For purposes of this Section 3.01(e), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For the avoidance of doubt, a Loan Party may make any FATCA deduction it is required to make and any payment required in connection with FATCA deduction, and no Loan Party shall be required to increase any payment in respect of which it makes such a FATCA deduction or otherwise compensate the recipient of the payment for FATCA.
(f)    Any Finance Party claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to mitigate or reduce the additional amounts payable, which reasonable efforts may include a change of Lending Office (or any other measures reasonably requested by the Borrowers) if such measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender (acting reasonably), result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.
(g)    If any Finance Party determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01(g) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Administrative Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or the Administrative Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will a Lender or Administrative Agent be required to pay any amount to a Loan Party pursuant to this Section 3.01(g) the payment of which would place the Finance Party in a less favorable net after-Tax position than the Finance Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require the Finance Party to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrowers or any other Person.
(h)    For the avoidance of doubt, the terms “Lender” and “Finance Party” shall, for purposes of this Section 3.01 and the definition of “Indemnified Taxes”, include any L/C Issuer, any Alternative L/C Issuer and any Swing Line Lender.
Section 3.02.    [Reserved.]

Section 3.03.    [Reserved.]
Section 3.04.    [Reserved.]
Section 3.05.    [Reserved.]
Section 3.06.    [Reserved.]
Section 3.07.    Illegality

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.
(a)    If any Lender reasonably determines that any applicable Law or its interpretation or application thereof has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or to determine or charge interest rates based upon the Eurocurrency Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any other Available Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (A) if applicable and such Loans are denominated in Dollars, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) or (B) if applicable and such Loans are denominated in an Available Currency (other than Dollars), to the extent the applicable Borrower and all Appropriate Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the applicable Borrower and all of the Appropriate Lenders, in each case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.
(b)    Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice in Section 3.07(a) and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon any such prepayment or conversion pursuant to Section 3.07(a), the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment and conversion.
Section 3.08.    Inability to Determine Rates
.
If the Required Lenders reasonably determine in good faith that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount, currency and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan, provided that in the case of this clause (b) that the Benchmark Transition Start Date shall not have occurred at such time, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the relevant Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate

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Loans in the amount specified therein or, in the case of a pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in an Available Currency (other than Dollars), the Borrowers and Lenders may establish a mutually acceptable alternative rate.
Section 3.09.    Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves
.
(a)    If any Lender reasonably determines that as a result of a Change in Law, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing, participating in or maintaining Letters of Credit or Alternative Letters of Credit (or maintaining its obligations to participate in or issue any Letters of Credit or Alternative Letters of Credit), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including any Taxes (other than (i) Indemnified Taxes or Other Taxes or (ii) Taxes excluded from the definition of “Indemnified Taxes” or “Other Taxes”)), including by imposing, modifying or holding any reserve, special deposit, compulsory loan, insurance charge or similar requirement against its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and excluding for purposes of this Section 3.09(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 3.09(b) or the definition of “Eurocurrency Rate”, then from time to time within five days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.11), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)    If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit or Alternative Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers will pay to such Lender, as the case may be, within five days after demand by such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Rate funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrowers equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financing regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrowers, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice five days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such notice.
Section 3.10.    Funding Losses
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Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of any Borrower on a day other than the last day of the Interest Period for such Loan; or
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert, as applicable, any Eurocurrency Rate Loan of that Borrower on the date or in the amount notified by that Borrower;
including any loss or expense (excluding loss of anticipated profits or margin) arising from the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.11.    Matters Applicable to All Requests for Compensation
.
(a)    If any Lender requests compensation under Section 3.09, or any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.07, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or issuing Letters of Credit or Alternative Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender (acting reasonably), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.09, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.07, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect; provided that nothing in this Section 3.11(a) shall affect or postpone any Obligations of the Loan Parties or the rights of the Lenders under this Article III.
(b)    Each Lender may make any Credit Extension to a Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of that Borrower to repay the Credit Extension in accordance with the terms of this Agreement.
(c)    If any Lender requests compensation under Section 3.09, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.11(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Section 3.01, Section 3.07, Section 3.08 or Section 3.09 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Loan Party shall be required to compensate a Lender pursuant to the foregoing provisions of Section 3.01, Section 3.07, Section 3.08 or Section 3.09 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies a Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    If the obligation of any Lender to make or continue any Eurocurrency Rate Loan or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.11(c) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans and, unless and until such Lender

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gives notice as provided below that the circumstances specified in Section 3.07, Section 3.08 or Section 3.09 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.
(f)    If any Lender gives notice to a Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.07, Section 3.08 or Section 3.09 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.11 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
(g)    Any Finance Party claiming compensation under this Article III shall deliver a certificate to the Borrowers setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive on the absence of manifest error. In determining such amounts, such Finance Party may use any reasonable averaging and attribution methods.
Section 3.12.    Replacement of Lenders under Certain Circumstances
.
If (i) any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.07 or Section 3.09, (ii) a Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or Section 3.09 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.01(g) or Section 3.11(a), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender becomes a Defaulting Lender, (v) a Loan Party is required to pay any additional amount in respect of Tax pursuant to Section 3.01 or Section 3.09 to any Lender which is in excess of the amount which that Loan Party was required to pay to that Lender at the date that that Lender became a Lender under this Agreement, or (vi) any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then that Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment) and the related Loan Documents to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to that Borrower to find a replacement Lender or other such Person) that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)    the relevant Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(ii)(D);
(b)    such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers;

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(c)    such Lender being replaced pursuant to this Section 3.12 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to a Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment may be recorded in the Register and the Notes shall be deemed to be cancelled upon such failure;
(d)    the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;
(e)    in the case of any such assignment resulting from a claim for compensation under Section 3.09 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(f)    such assignment shall not conflict with applicable Laws;
(g)    any Lender that acts as an L/C Issuer or Alternative L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit or Alternative Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer or Alternative L/C Issuer) have been made with respect to each such outstanding Letter of Credit or Alternative Letter of Credit, as applicable; and
(h)    the Lender that acts as the Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.06.
In the event that (i) any Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or all the Lenders with respect to a certain Class or Classes of the Loans and/or Commitments and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
In connection with any such replacement, (i) if the Lender to be replaced is a Non-Consenting Lender, the Borrowers shall pay to each Non-Consenting Lender, concurrently with the effectiveness of the respective assignment, the fee set forth in Section 2.05(a)(vi) to the extent applicable and (ii) if any such Non-Consenting Lender or Defaulting Lender and does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Section 3.13.    Survival
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All of each Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and the Loan Documents and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.    [Reserved]

Section 4.02.    [Reserved].
Section 4.03.    Conditions to all Credit Extensions after the 2021 Amendment Closing Date.
After the 2021 Amendment Closing Date, the obligation of each Lender to honor any Request for Credit Extension (other than (i) with respect to a Limited Condition Transaction, (ii) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans, and (iii) any Additional Facility Loans (unless the applicable Additional Facility Joinder Agreement specifies that this Section 4.03 applies to such Additional Facility Loans)), is subject to the satisfaction or waiver of the following conditions precedent:
(a)    The representations and warranties of each Loan Party set forth in Article V and each Loan Party in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)    No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    The Administrative Agent and, if applicable, the relevant L/C Issuer or Alternative L/C Issuer or the Swing Line Lender, as applicable, shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    It shall not be unlawful in any applicable jurisdiction for that Lender to perform its obligations to make the relevant Credit Extension on the date of such Credit Extension, as applicable.
Each Request for Credit Extension after the 2021 Amendment Closing Date (other than (i) with respect to a Limited Condition Transaction, (ii) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans, as applicable and (iii) any Additional Facility Loans (unless the applicable Additional Facility Joinder Agreement specifies that this Section 4.03 applies to such Additional Facility Loans)) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Section 4.04.    Compliance with Conditions.
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in Section 4.03 each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the 2021 Amendment Effective Date or the date of the applicable Borrowing, as applicable, specifying its objection thereto.
Section 4.05.    [Reserved].

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Loan Party on its own behalf, and each Covenant Party on its own behalf and on behalf of each member of the Restricted Group, represents and warrants to the Administrative Agent and the Lenders on the Effective Date and at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Article IV) that:
Section 5.01.    Existence, Qualification and Power; Compliance with Laws

(a)    Each Loan Party, each Covenant Party and each member of the Restricted Group that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties and the Covenant Parties, execute, deliver and perform its obligations under the Loan Documents and the Proceeds Loan Finance Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to any Borrower), (b)(i) (other than with respect to any Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention
.
The execution, delivery and performance by each Loan Party and Covenant Party of each Loan Document and each Proceeds Loan Finance Document to which such Person is a party, and the consummation of the Borrowings under, and the use of proceeds of the Term Loans and the Revolving Credit Commitments, (a) have been (or will be on or prior to the date of any borrowing thereunder) duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 4.12 of Annex II and Annex IV, as applicable), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any applicable Law; except with respect to any violation, conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach or contravention or payment could not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Governmental Authorization; Other Consents
.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or Covenant Party of this Agreement, any other Loan Document or any Proceeds Loan Finance Document to which such Person is a party, the grant by any Loan Party or Covenant Party of the Liens granted by it pursuant to the Collateral Documents or the Proceeds Loan Collateral Documents, as applicable, the perfection or maintenance of the Liens created under the Collateral Documents or the Proceeds Loan Collateral Documents, as applicable (including the priority thereof), or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents and the Proceeds Loan Collateral pursuant to the Proceeds Loan Collateral Documents, except for (i) filings, registrations, notices, notifications

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and acknowledgments necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and on the Proceeds Loan Collateral granted by the Covenant Parties in favour of the Group Security Agent, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Binding Effect
.
This Agreement, each other Loan Document and each Proceeds Loan Finance Document has been duly executed and delivered by each Loan Party and Covenant Party that is a party thereto. Subject to customary exceptions contained in the legal opinion of legal counsel to the Loan Parties and the Covenant Parties delivered pursuant to this Agreement, this Agreement, each other Loan Document and each Proceeds Loan Finance Document constitutes a legal, valid and binding obligation of such Loan Party and Covenant Party that is a party thereto, enforceable against each such Loan Party and Covenant Party in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity principles of good faith and fair dealing, and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and the Proceeds Loan Collateral granted by the Covenant Parties in favour of the Group Security Agent and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of or security interests in any Equity Interests in Non-U.S. Subsidiaries.
Section 5.05.    Financial Statements; No Material Adverse Effect
.
(a)    The consolidated financial statements of the Reporting Entity most recently delivered to the Administrative Agent fairly present in all material respects the financial condition and the consolidated financial position of the Reporting Entity as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(b)    Since the 2021 Amendment Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 5.06.    Litigation
.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Covenant Parties, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Restricted Group or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07.    Ownership of Property; Liens
.
(a)    Each Loan Party, each Covenant Party and each member of the Restricted Group that is a Material Subsidiary has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all of its property necessary in the ordinary conduct of its business, free and clear of all Liens except Permitted SPV Liens or Permitted Liens, as applicable, and except where the failure to have such title or other interest could not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b)    Each Loan Party, each Covenant Party and each member of the Restricted Group that is a Material Subsidiary has complied with all obligations under all leases to which it is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except those in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.
Section 5.08.    Environmental Matters
.
Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)    each member of the Restricted Group and its respective properties and operations are in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the members of the Restricted Group;
(b)    the members of the Restricted Group have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Covenant Parties nor any of their Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the members of the Restricted Group, threatened in writing, under any Environmental Law the effect of which would be to impose liability on any member of the Restricted Group under such Environmental Law or to revoke or modify any Environmental Permit held by any of the Covenant Parties; and
(c)    there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the members of the Restricted Group, or, to the knowledge of the members of the Restricted Group, Real Property formerly owned, operated or leased by any member of the Restricted Group that, in any case, could reasonably be expected to require any member of the Restricted Group to perform any investigation, remedial activity or corrective action or cleanup under Environmental Laws or could otherwise reasonably be expected to result in any member of the Restricted Group incurring liability under Environmental Laws.
Section 5.09.    Taxes
.
(a)    There is no pending claim for a Tax deficiency or assessment known to any Loan Party, any Covenant Party or any member of the Restricted Group against any Loan Party, any Covenant Party or any member of the Restricted Group that would, individually or in the aggregate, have or is reasonably likely to have a Material Adverse Effect.
(b)    No Loan Party or Covenant Party is materially overdue in the filing of any Tax returns required to be filed by it (where such late filing might result in any material fine or penalty on it) and it has paid within any period required by law all Taxes shown to be due on any Tax returns required to be filed by it or on any assessments made against it (other than Tax liabilities being contested by it in good faith and where it has made adequate reserves for such liabilities), except where such overdue filing, non-payment or claim for payment, in each case, would not have or not be reasonably likely to have a Material Adverse Effect.
Section 5.10.    ERISA Compliance
.
(a)    Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan and Multiemployer Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal or state Laws.

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(b)    (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Covenant Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), and (iii) neither any Covenant Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.11.    [Reserved.]
Section 5.12.    Margin Regulations; Investment Company Act
.
(a)    No Loan Party, no Covenant Party and no Restricted Subsidiary is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit or Alternative Letter of Credit will be used for any purpose that violates Regulation U, Regulation T and Regulation X of the Board.
(b)    No Loan Party or Covenant Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.13.    Disclosure
.
No report, financial statement, certificate or other written information, furnished by or on behalf of any Loan Party or Covenant Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to the Administrative Agent or any Lender under this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information prepared by the Company, the Company represents that such information was prepared in good faith based upon the assumptions specified therein or believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.
Section 5.14.    Labor Matters
.
Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Covenant Party or member of the Restricted Group that is a Material Subsidiary pending or, to the knowledge of the Company, threatened and (b) hours worked by and payments made to employees of the Restricted Group have been in compliance with the Fair Labor Standards Act of 1938, or any other applicable Laws dealing with such matters.
Section 5.15.    Intellectual Property; Etc.

Each Covenant Party and each member of the Restricted Group that is a Material Subsidiary owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of

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their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent the absence of such IP Rights and such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the operation of the respective businesses of each Covenant Party and member of the Restricted Group that is a Material Subsidiary as currently conducted does not infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights is pending or, to the knowledge of the Company, threatened in writing against any Covenant Party or any member of the Restricted Group that is a Material Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.16.    Solvency
.
As of the 2021 Amendment Closing Date, the SPV Borrower is, and the Company and its Subsidiaries on a consolidated basis are, Solvent.
Section 5.17.    [Reserved.]
Section 5.18.    USA Patriot Act, Anti-Corruption Laws and Sanctions
.
(a)    To the extent applicable, each Loan Party, each Covenant Party and each of their Subsidiaries, is in compliance, in all material respects, with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.
(b)    (i) No part of the proceeds of the Loans (or any Letters of Credit or Alternative Letters of Credit) will be used directly or, to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, indirectly, (A) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) or (B) except as would not reasonably be expected to have a Material Adverse Effect, in violation of any other Anti-Corruption Laws and (ii) each Loan Party, each Covenant Party and each of their Subsidiaries and, to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, their respective directors, officers and employees, are currently in compliance with (A) the FCPA in all material respects and (B) except as would not reasonably be expected to have a Material Adverse Effect, any and other Anti-Corruption Laws.
(c)    (i) No Loan Party, Covenant Party or any of their Subsidiaries will directly, or to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, indirectly, use the proceeds of the Loans in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities of any Sanctioned Person, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions, (ii) no Loan Party, Covenant Parties or any of their Subsidiaries, or to the knowledge of each Loan Party, each Covenant Party or any of their Subsidiaries, their respective directors, officers or employees or, to the knowledge of the Company, any controlled Affiliate of the Company or its Subsidiaries that will act in any capacity in connection with or benefit from any Facility, is a Sanctioned Person and (iii) no Loan Party, Covenant Party or their Subsidiaries or, to the knowledge of any Loan Party, any Covenant Party or any of their Subsidiaries, their respective directors, officers and employees, are in violation of applicable Sanctions in any material respect.
Section 5.19.    Collateral Documents
.

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(a)    Except as otherwise contemplated hereby, under any other Loan Documents or under any Proceeds Loan Finance Documents, the provisions of the Collateral Documents and the Proceeds Loan Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or Proceeds Loan Collateral Documents (including the delivery of certificates representing securities required to be delivered pursuant to the applicable Collateral Documents or Proceeds Loan Collateral Documents), are effective (or will be effective in the case of Collateral Documents or Proceeds Loan Collateral Documents subsequently entered into pursuant to Section 6.11) to create in favor of the Secured Parties and/or the applicable Security Agent, as applicable, except as otherwise provided hereunder, including subject to Liens permitted by Section 4.12 of Annex II or Annex IV, as applicable, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Grantor in the Collateral or Proceeds Loan Collateral described therein.
(b)    Notwithstanding anything herein (including this Section 5.19), in any other Loan Document or in any Proceeds Loan Finance Document to the contrary, no representation or warranty is made as to the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (A) to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (B) until such pledge, security interest, perfection or priority is required pursuant to Section 6.11.
Section 5.20.    Telecommunications, Cable and Broadcasting Laws
.
Each Covenant Party, to the best of its knowledge and belief, is in compliance in all material respects with all Telecommunications, Cable and Broadcasting Laws (but excluding for these purposes only, breaches of Telecommunications, Cable and Broadcasting Laws which have been expressly waived by the relevant regulatory authority), in each case, except as would not reasonably be expected to have a Material Adverse Effect.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer, as applicable, or such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer, as applicable), then from and after the 2021 Amendment Effective Date, the Loan Parties shall, with respect to the covenants set forth in Section 6.01 and Section 6.02 and, with respect to the other covenants set forth in this Article VI, the Covenant Parties shall and shall cause each member of the Restricted Group to:
Section 6.01.    Company Materials.
The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the other Finance Parties materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Finance Parties (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties, the Covenant Parties or any of their Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as the Loan Parties, the Covenant Parties or any of their Subsidiaries are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that: (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word

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“PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Finance Parties to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties, the Covenant Parties or any of their Subsidiaries, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws (provided that, to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the other Finance Parties shall treat the Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark the Company Materials “PUBLIC.”
Section 6.02.    Compliance Certificates and other Information
.
The Borrowers shall deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    no later than five Business Days after the delivery of the financial statements referred to in Section 4.03(a)(1) and (2) of Annex II and Annex IV, as applicable, a duly completed Compliance Certificate signed by a Responsible Officer of the Company;
(b)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Loan Parties or any member of the Restricted Group files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8, or equivalent) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02 (provided, that, to the extent any such reports or registration statements are filed on the SEC’s website or on a Parent’s website, such documents shall be deemed to be delivered to the Administrative Agent);
(c)    promptly after the furnishing thereof, in connection with any Indebtedness of Loan Parties or any member of the Restricted Group in a principal amount in excess of the Threshold Amount, copies of any material notices received by any Loan Party or Covenant Party (other than in the ordinary course) or material statements or material reports furnished to the holders of such Indebtedness generally (other than in the ordinary course or in connection with any board observer or similar rights) of the Loan Parties or any member of the Restricted Group and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02; provided that, to the extent any such notices, statements or reports are filed on the SEC’s website or on a Parent’s website, such documents shall be deemed to be delivered to the Administrative Agent;
(d)    together with the delivery of each annual Compliance Certificate pursuant to Section 6.02(a), a list of each Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status of any Subsidiary as an Unrestricted Subsidiary since the later of the Effective Date and the most recent list provided); and
(e)    promptly, such additional information as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (i) regarding the business, legal, financial or corporate affairs of the Loan Parties or any member of the Restricted Group, or compliance with the terms of the Loan Documents, or (ii) for the purposes of applicable “know your customer” and anti-money laundering rules and regulations (including, for the avoidance of doubt, the Beneficial Ownership Regulation and the USA Patriot Act).
Section 6.03.    Notices
.

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Promptly after a Responsible Officer of a Loan Party or Covenant Party has obtained actual knowledge thereof, such Loan Party or Covenant Party shall notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and
(c)    of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against any Loan Party or any member of the Restricted Group, that could in each case reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of such Loan Party or Covenant Party, as applicable, (i) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (ii) setting forth details of the occurrence referred to therein and stating what action the Loan Party or Covenant Party, as applicable, has taken and proposes to take with respect thereto.
Section 6.04.    Payment of Taxes
.
Each Loan Party shall, and each Covenant Party shall and shall cause each member of the Restricted Group to, pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.05.    Preservation of Existence, Etc.

Each Loan Party shall, and each Covenant Party shall cause each member of the Restricted Group to:
(a)    preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, and
(b)    take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises material to the ordinary conduct of its business, except, in the case of Section 6.05(a) or (b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Asset Disposition permitted in Annex II or Annex IV, as applicable.
Section 6.06.    Maintenance of Properties
.
Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Covenant Party shall, and shall cause each member of the Restricted Group to, maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

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Section 6.07.    Maintenance of Insurance
.
Each Covenant Party shall, and shall cause each member of the Restricted Group to, maintain with insurance companies that the Company believes (in the good faith judgment of its management) are reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Restricted Group) as are customarily carried under similar circumstances by such other Persons.
Section 6.08.    Compliance with Laws
.
Each Loan Party shall, and each Covenant Party shall and shall cause each member of the Restricted Group to, comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09.    Books and Records
.
Each Loan Party shall, and each Covenant Party shall cause each member of the Restricted Group to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP or Local GAAP, as applicable, and which reflect all material financial transactions and matters involving the assets and business of such Loan Party, such Covenant Party or such member of the Restricted Group, as the case may be (it being understood and agreed that certain Non-U.S. Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 6.10.    Inspection Rights
.
While an Event of Default is continuing or if the Administrative Agent has reasonable grounds to believe that an Event of Default may exist and at other times if the Administrative Agent has reasonable grounds for such request, any Loan Party or any Covenant Party shall permit, upon reasonable prior notice to such Loan Party or Covenant Party, as applicable, the Administrative Agent and accountants or other professional advisers and independent contractors of the Administrative Agent to:
(a)    visit and inspect the properties of any Loan Party or any member of the Restricted Group during normal business hours;
(b)    inspect its books and records other than records which the relevant Loan Party or member of the Restricted Group is prohibited by Law or contract from disclosing to the Administrative Agent; and
(c)    discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects; provided that (i) any such discussion with auditors shall only be on the basis of the audited financial statements of the Loan Parties or any member of the Restricted Group and any compliance certificates issued by such auditors and (ii) representatives of the Loan Parties or any member of the Restricted Group shall be entitled to be present at any such discussion with the auditors.
Section 6.11.    Additional Collateral; Additional Guarantors

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.
At the Borrowers’ expense, subject to the limitations and exceptions of this Agreement, including the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any applicable Collateral Document or Proceeds Loan Collateral Document, each Loan Party shall, and the Company shall and shall cause each member of the Restricted Group to, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including in relation to any provision of this Agreement which requires the Loan Parties or any member of the Restricted Group to deliver a Collateral Document or Proceeds Loan Collateral Document for the purposes of granting any guarantee or Collateral for the benefit of the Secured Parties or Proceeds Loan Collateral for the benefit of the Group Security Agent and the Administrative Agent and/or the Security Agent agrees to execute, as soon as reasonably practicable, any such guarantee or Collateral Document which is presented to it for execution.
Section 6.12.    Compliance with Environmental Laws
.
(a)    Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Covenant Party shall, and shall cause each member of the Restricted Group to: (i) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) in each case to the extent any member of the Restricted Group is required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws.
(b)    The Covenant Parties shall, and shall cause each member of the Restricted Group to, promptly notify the Administrative Agent of any Environmental Liabilities or claims (to the best of such Covenant Party’s or member of the Restricted Group’s knowledge and belief) pending or threatened against it which has or is reasonably likely to have a Material Adverse Effect.
(c)    No Covenant Party shall, and the Covenant Parties shall not permit any member of the Restricted Group to, permit or allow to occur any discharge, release, leak, migration or other escape of any Hazardous Materials into the Environment on, under or from any property owned, leased, occupied or controlled by it, where such discharge, release, leak, migration or escape has or is reasonably likely to have a Material Adverse Effect.
Section 6.13.    Further Assurances
.
(a)    Promptly upon reasonable request by the Administrative Agent and/or the applicable Security Agent (as applicable), the Loan Parties and/or Covenant Parties shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document, any Proceeds Loan Collateral Document or other document or instrument relating to any Collateral or Proceeds Loan Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent and/or the applicable Security Agent (as applicable) may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents and the Proceeds Loan Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.
(b)    In relation to any provision of this Agreement which requires the Loan Parties or any member of the Restricted Group to deliver a Collateral Document or Proceeds Loan Collateral Document for the purposes of granting any Guaranty, Collateral or Proceeds Loan Collateral, the Administrative Agent and/or the applicable Security Agent (as applicable) agrees to execute, as soon as reasonably practicable, any such guarantee, Collateral Document or Proceeds Loan Collateral Document in agreed form which is presented to it for execution.

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Section 6.14.    Designation of Subsidiaries
.
The Company may at any time after the 2021 Amendment Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, in accordance with the provisions set forth in, prior to the SPV Structure Termination Date, Annex I and Annex II and, on or after the SPV Structure Termination Date, Annex III and Annex IV.
Section 6.15.    Use of Proceeds
.
Each Borrower shall use the proceeds of any Borrowing, Letter of Credit or Alternative Letter of Credit for any purpose not otherwise prohibited under this Agreement, including (a) with respect to the Initial Term Loans, to finance the Refinancing and the Acquisition, including depositing the Acquisition Escrow Proceeds Funded Amount in the Acquisition Escrow Account and making one or more Proceeds Loans, and to pay fees, costs, expenses and other amounts in connection therewith, (b) with respect to the 2021 Additional Term Loans, as specified in Section 6 of the 2021 Additional Facility Joinder Agreement, (c) to finance the repayment of outstanding indebtedness of the Loan Parties or the Restricted Group, including accrued and unpaid interest and any prepayment fees and other related fees, (d) to finance ongoing working capital requirements, (e) for any general corporate purposes, and (f) to cover fees, costs, expenses and other amounts in connection with the Facilities or other transactions related thereto or any of the foregoing.
Section 6.16.    [Reserved.]
Section 6.17.    Subordinated Shareholder Loans.
No later than 45 days following the Incurrence by any member of the Restricted Group of any Subordinated Shareholder Loan (or such longer period as the Administrative Agent may agree in its discretion), the Company or such member of the Restricted Group will cause each creditor in respect of any such Indebtedness to enter into a Pledge Agreement, in substantially the form attached as Exhibit F, with respect to such Indebtedness.
Section 6.18.    Maintenance of Intellectual Property
.
Except as otherwise permitted by this Agreement, each Covenant Party shall, and shall cause each member of the Restricted Group to:
(a)    make such registrations and pay such fees and similar amounts as are necessary to keep the registered Intellectual Property owned by any member of the Restricted Group and which is material to the conduct of the business of the Restricted Group as a whole from time to time;
(b)    take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property referred to in Section 6.18(a) and (without prejudice to Section 6.18(a)) take such other steps as are reasonably practicable to maintain and preserve its interests in those rights, except where failure to do so will not have or be reasonably likely to have a Material Adverse Effect; and
(c)    ensure that any license arrangements in respect of the Intellectual Property referred to in Section 6.18(a) entered into with any third party are entered into on arm’s length terms and in the ordinary course of business (which shall include, for the avoidance of doubt, any such licensing arrangements entered into in connection with outsourcing on normal commercial terms) and will not have or be reasonably likely to have a Material Adverse Effect.
Section 6.19.    Change in Accounting Practices.

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(a)    The Company shall notify the Administrative Agent if it elects to make one or more changes in any material accounting policies, practices or procedures whether resulting from the Company’s decision at any time to adopt IFRS or otherwise and, in such event the Company shall provide, at the time of such notice, in respect of any change in the basis upon which the financial information required to be delivered under Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable, is prepared, either (i) a statement (providing reasonable detail) confirming the changes would have no material effect on the operation of the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio or (ii) a description of the changes and the adjustments that would be required to be made to that financial information in order to cause them to reflect the accounting policies, practices or procedures prior to such change and sufficient information, in such detail and format as may be reasonably required by the Administrative Agent, to enable the Lenders to make a comparison between the financial positions indicated by that financial information and by the financial information required to be delivered under Section 4.03(a)(1) and (2) of Annex II or Annex IV, as applicable. Following the delivery of any such notice, the Required Lenders shall have the right to request, and following any such request the Company shall use commercially reasonable efforts to provide, the statement contemplated by clause (i) of the immediately preceding sentence or the description contemplated by clause (ii) of the immediately preceding sentence, as applicable, relating to the financial information required to be delivered under Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable, for the most recently completed quarter.
(b)    In the event of any changes to any member of the Restricted Group’s accounting policies, practices or procedures other than resulting from the Company’s decision at any time to adopt IFRS, if the Company notifies the Administrative Agent that it is no longer practicable to test compliance with the Consolidated Net Leverage Ratio and Consolidated Senior Secured Net Leverage Ratio against the financial information required to be delivered pursuant to Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable:
(i)    the Administrative Agent and the Company shall enter into negotiations with a view to agreeing upon an alternative definitions of “Consolidated Net Leverage Ratio” and “Consolidated Senior Secured Net Leverage Ratio” in order to maintain a consistent basis for calculating such ratios (and for approval by the Required Lenders);
(ii)    if the Administrative Agent and the Company agree upon alternative definitions of “Consolidated Net Leverage Ratio” and “Consolidated Senior Secured Net Leverage Ratio” that are acceptable to the Required Lenders, such alternative definitions shall be binding on all parties hereto; and
(iii)    if, after three months following the date of the notice given to the Administrative Agent pursuant to this Section 6.19(b), the Administrative Agent and the Company cannot agree upon alternative calculations of such ratios that are acceptable to the Required Lenders, the Administrative Agent shall refer the matter to any of the Auditors as may be agreed between the Company and the Administrative Agent for determination of the adjustments required to be made to such financial information or the calculation of such ratios to take account of such change, such determination to be binding on the parties hereto; provided that pending such determination (but not thereafter) the Company shall continue to prepare financial information and calculate such ratios in accordance with Section 6.19(a) above.
(c)    In the event of any changes to such accounting policies, practices or procedures resulting from the Company’s decision at any time to adopt IFRS, if the Company notifies the Administrative Agent that it is no longer practicable to test compliance with the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio against the financial information required to be delivered pursuant to Section 4.03(a)(1) or (2) of Annex II or Annex IV, as applicable:
(i)    the Company shall provide the Administrative Agent with (A) revised ratio levels for purposes of determining compliance with any provision of this Agreement (including Annex II or Annex IV, as applicable) by reference to the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio (the “Revised Ratios”) and (B) relevant definitions to replace those contained in Annex I (the “Revised Definitions”), in each case resulting from the adoption of IFRS by the Company and that are substantially equivalent to the ratio levels and definitions in existence at such time on the basis of GAAP, as confirmed by a report of a reputable accounting firm; and

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(ii)    the Revised Ratios and Revised Definitions shall become effective, and this Agreement shall be amended accordingly to reflect such amendments without any further consents from any Lender, if the Administrative Agent (acting on the instructions of the Required Lenders) has not objected (acting reasonably) to the implementation of the Revised Ratios and Revised Definitions within 60 days following the date on which the Revised Ratios and Revised Definitions are provided to the Administrative Agent pursuant to this Section 6.19(c); provided that, if at any time after the Company has adopted IFRS, it then elects to adopt GAAP, then this Agreement shall, immediately upon such election, be amended to reflect such amendments without any further consents by any Finance Party to implement a deletion of the Revised Ratio and Revised Definitions and to reinstate the ratio levels for purposes of determining compliance with any provision of this Agreement (including Annex II or Annex IV, as applicable) by reference to the Consolidated Net Leverage Ratio or Consolidated Senior Secured Net Leverage Ratio and the relevant definitions contained in Annex I or Annex III, as applicable, in each case, as at the 2021 Amendment Effective Date (updated to reflect any other amendments made since the 2021 Amendment Effective Date) subject to any amendments in accordance with Section 6.19(a) and Section 6.19(b).
Section 6.20.    “Know Your Client” Checks.
(a)    If (i) the introduction of or any change in (or in the interpretation, administration or application of) any applicable Law or regulation made after the date of this Agreement, (ii) any change in the status of a Loan Party or a Covenant Party or the composition of the shareholders of a Loan Party or a Covenant Party after the date of this Agreement, or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii), any prospective new Lender) to comply with “know your client” or similar reasonable identification procedures in circumstances where the necessary information is not already available to it, each Loan Party and each Covenant Party shall promptly (or within the time period specified in Section 6.16, if applicable) upon the request of the Administrative Agent or any Lender (through the Administrative Agent) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (through the Administrative Agent and for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable Laws and regulations pursuant to the transactions contemplated in the Loan Documents.
(b)    Each Lender shall promptly upon the request of the Administrative Agent supply, or cause the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable Laws and regulations pursuant to the transactions contemplated in the Loan Documents.
(c)    The Loan Parties shall, by not less than five Business Days prior written notice to the Administrative Agent, notify the Administrative Agent (which shall promptly notify the Lenders) of its intention to request that any person becomes an Additional Borrower or Additional Guarantor.
(d)    Following the giving of any notice pursuant to Section 6.20(c), if the joinder of such Additional Borrower or Additional Guarantor obliges the Administrative Agent or any Lender to comply with “know your client” or similar identification procedures in circumstances where the necessary information is not already available to it, the Loan Parties shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Administrative Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your client” or other similar checks under all applicable Laws and regulations pursuant to the joinder of such Person to this Agreement as an Additional Borrower or Additional Guarantor.

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Section 6.21.    Maintenance of Ratings.
The Company shall use commercially reasonable efforts to have the Term Loans hereunder publicly rated by any two of S&P, Moody’s and Fitch (but shall not be required to maintain any specific ratings level).
Section 6.22.    SPV Structure Termination.
(a)    The Company shall give the Administrative Agent and the Security Agent at least 3 Business Days’ written notice prior to effecting any proposal to effect the SPV Structure Termination.
(b)    Following delivery of a notice by the Company in accordance with Section 6.22(a) above:
(i)    the Security Agent shall (and it is hereby authorized by the other Finance Parties without the need for any further consent or notification to):
(A)    at the request of and cost of the Company execute such documents as may be required to release any assets constituting SPV Collateral from security interests constituted by any relevant Collateral Document; and
(B)    resign as a party to this Agreement by delivering a notice to that effect in accordance with this Agreement to the Administrative Agent and the Company;
(ii)    if there will be Commitments or Outstanding Amounts under this Agreement after the SPV Structure Termination Date:
(A)    the Company shall:
(1)    deliver to the Administrative Agent a duly executed copy of a written notice from the Company to each Agent (as defined in any Intercreditor Agreement) which is a party to such Intercreditor Agreement on such date designating the Liabilities (as defined in the applicable Intercreditor Agreement) under this Agreement as Pari Passu Debt (as defined in the applicable Intercreditor Agreement);
(2)    procure that members of the Restricted Group accede to this Agreement as Borrowers or Guarantors in accordance with Section 10.21 such that the Company is able to give the confirmation in clause (4) below;
(3)    procure that Collateral Documents are entered into such that the Company is able to give the confirmation at paragraph (4) below;
(4)    deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Company confirming that the Collateral and Guarantee Requirement is satisfied by reference to the annual financial statements relating to the Restricted Group most recently delivered pursuant to Section 4.03(a)(1) of Annex II; and
(5)    procure that the Group Security Agent accedes to this Agreement by executing and delivering to the Administrative Agent an accession agreement.
(B)    each Lender hereby irrevocably authorizes and appoints the Administrative Agent to act on its behalf and perform the duties and exercise the rights, powers and discretions that are specifically provided to Pari Passu Creditors under (and as defined in) any applicable Intercreditor Agreement, and upon the Administrative Agent so acceding to any such Intercreditor Agreement on the behalf of each Lender, each Lender will be bound by all of the terms and provisions of such Intercreditor Agreement applicable to Pari Passu Creditors as if it were a direct party to such Intercreditor Agreement; and
(C)    the Administrative Agent shall (without the further consent of any Lender), and is hereby irrevocably authorized to, accede to any Intercreditor Agreement as a Pari Passu Representative (as defined in the applicable Intercreditor Agreement) in accordance such Intercreditor Agreement and be bound in accordance with the terms thereof;

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(iii)    the SPV Borrower, the Administrative Agent and the Security Agent, as applicable, shall (and are hereby authorized by the other Finance Parties to) release the members of the Restricted Group that are party to any Covenant Agreement from all of their obligations and liabilities under such documents; and
(iv)    the SPV Borrower, the Administrative Agent and the Security Agent, as applicable, shall (and are hereby authorized by the other Finance Parties to) release the obligations of each Obligor (as defined in the Proceeds Loan Agreement) in its capacity as a guarantor or borrower under the Proceeds Loan Agreement, release each member of the Restricted Group and each other Grantor from its obligations under the Proceeds Loan Collateral Documents, and release any assets constituting Proceeds Loan Collateral from Security Interests constituted by any relevant Proceeds Loan Collateral Document.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer, as applicable, or such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer, as applicable), then from and after the 2021 Amendment Effective Date:
Section 7.01.    Annex II and Annex IV.
(a)    Prior to the SPV Structure Termination Date, each Loan Party and each Covenant Party shall, and, to the extent provided below and in Annex II, each Covenant Party shall cause each member of the Restricted Group to, comply with the covenants set forth in Annex II to this Agreement.
(b)    On or after the SPV Structure Termination Date, each Loan Party shall, and, to the extent provided below and in Annex IV, shall cause each member of the Restricted Group to, comply with the covenants set forth in Annex IV to this Agreement.
Section 7.02.    [Reserved].

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.    Events of Default
.
Any of the following from and after the 2021 Amendment Effective Date shall constitute an event of default (an “Event of Default”):
(a)    Non-Payment. Any Loan Party fails to pay (i) within three Business Days after the same becomes due, when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)    Specific Covenants.
(i)    Prior to the SPV Structure Termination Date, any Loan Party or Covenant Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.07, 4.09, 4.10, 4.11, 4.12 or 4.15 of Annex II; or

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(ii)    On or after the SPV Structure Termination Date, any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.07, 4.09, 4.10, 4.11, 4.12 or 4.15 of Annex IV; or
(c)    Other Defaults.
(i)    Any Loan Party or Covenant Party fails to perform or observe any term, covenant or agreement contained in, prior to the SPV Structure Termination Date, Section 4.03 of Annex II (as relates to delivery of financial information), or, on or after the SPV Structure Termination Date, Section 4.03 of Annex IV (as relates to delivery of financial information), or Section 6.02 of this Agreement and such failure continues for 90 days after the earlier of (A) receipt by the Borrowers of written notice thereof from the Administrative Agent and (B) such Loan Party or Covenant Party, as applicable, becoming aware of that failure to comply; or
(ii)    Any Loan Party or Covenant Party fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b)), contained in any Loan Document or Proceeds Loan Finance Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) receipt by the Borrowers of written notice thereof from the Administrative Agent and (B) such Loan Party or Covenant Party, as applicable, becoming aware of that failure to comply; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party or Covenant Party herein, in any other Loan Document or Proceeds Loan Finance Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in any respect (after giving effect to any qualification therein)) when made or deemed made and, in the event that such representation or warranty is capable of remedy, the misrepresentation is not remedied within 30 days after the earlier of (i) receipt by the Borrowers of written notice thereof from the Administrative Agent and (ii) such Loan Party or Covenant Party, as applicable, becoming aware of that misrepresentation; or
(e)    Cross-Default.
(i)    Subject to clause (ii) below, (A) any Indebtedness of any Loan Party or any member of the Restricted Group is not paid when due or within any originally applicable grace period, (B) any Indebtedness of any Loan Party or any member of the Restricted Group becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness, or (C) any Indebtedness of a Loan Party or any member of the Restricted Group becomes capable of being declared prematurely due and payable or placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness;
(ii)    It shall not be an Event of Default under this Section 8.01(e): (A) where the aggregate principal amount (or, if the relevant Indebtedness relates to an Interest Rate Agreement, Commodity Agreement or Currency Agreement, the amount or value (as applicable)) of all Indebtedness to which any event specified in Section 8.01(e)(i) relates is less than the Threshold Amount or the equivalent in other currencies, other than as set forth in sub-clause (E) of this Section 8.01(e)(ii) solely as it relates to the LCPR Credit Agreement; (B) if the circumstance which would otherwise have caused an Event of Default under this Section 8.01(e) is being contested in good faith by appropriate action; (C) if the relevant Indebtedness is Cash-Collateralized and such cash is available for application in satisfaction of such Indebtedness; (D) if such Indebtedness is owed by one Loan Party to another or one member of the Restricted Group to another member of the Restricted Group; or (E) in the case of any failure to comply with the Financial Covenant (as defined in the LCPR Credit Agreement) or a breach of any other financial maintenance covenant under any other Credit Facility (each, a “Financial Covenant Event of Default”), unless and until the requisite lenders (or any administrative agent or trustee on their behalf or at their direction) entitled to take such actions with respect to such Financial Covenant Event of Default have declared all obligations with respect to the LCPR Credit Agreement (irrespective of the principal amount of such obligations) or such other applicable Credit Facility to be immediately due and payable as a result of such Financial Covenant Event of Default (and such declaration has not been rescinded as of the applicable date); or
(f)    Insolvency Proceedings, Etc.

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(i)    Prior to the SPV Structure Termination Date, any Loan Party, or any Covenant Party that is a Material Subsidiary, and (ii) on or after the SPV Structure Termination Date, any Borrower or any other Loan Party that is a Material Subsidiary, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, in each case of this Section 8.01(f)(i), except as a result of, or in connection with, any Solvent Liquidation; or
(g)    Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against all or any part of the property of (i) prior to the SPV Structure Termination Date, the Loan Parties, taken as a whole, or the Restricted Group, taken as a whole and (ii) on and after the SPV Structure Termination Date the Restricted Group, taken as a whole, and which, in each case, could reasonably be expected to result in a Material Adverse Effect and such writ or warrant of attachment is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party, Covenant Party or any Restricted Subsidiary that is a Material Subsidiary, a final non-appealable judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or
(i)    Invalidity of Loan Documents and Proceeds Loan Finance Documents.
(A)    Any material provision of any Loan Document or Proceeds Loan Finance Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted as an SPV Asset Disposition, an Asset Disposition and under Section 4.15 of Annex II or Annex IV, as applicable) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent reimbursement or indemnification obligations), ceases to be in full force and effect, or (B) any Loan Party or Covenant Party contests in writing the validity or enforceability of any provision of any Loan Document or Proceeds Loan Finance Document or the validity or priority of a Lien as required by the Collateral Documents or Proceeds Loan Collateral Documents on a material portion of the Collateral or Proceeds Loan Collateral, as applicable, or (C) any Loan Party or Covenant Party denies in writing that it has any or further liability or obligation under any Loan Document or Proceeds Loan Finance Documents (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or Proceeds Loan Finance Documents; or
(j)    [Reserved]; or
(k)    Collateral Documents and Proceeds Loan Collateral Documents. (i) Any Collateral Document or Proceeds Loan Collateral Document after delivery thereof pursuant to Section 6.11, Section 6.13, Section 6.16 or Section 6.18 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents or Proceeds Loan Collateral Document on and security interest in any material portion of the Collateral or Proceeds Loan Collateral purported to be covered thereby, to the extent such Collateral or Proceeds Loan Collateral, as applicable, has a fair market value in excess of $75.0 million, subject to Liens permitted under Section 4.12 of Annex II or Annex IV, as applicable, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent and/or the applicable Security Agent (as applicable) to maintain possession of certificates actually delivered to it representing securities pledged or mortgaged under the Collateral Documents or Proceeds Loan Collateral Documents or to file Uniform Commercial Code continuation statements or (ii) any Lien created or purported to be created by the Collateral Documents or Proceeds Loan

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Collateral Documents (to the extent relating to Collateral or Proceeds Loan Collateral having a fair market value in excess of $75.0 million) shall cease to have the lien priority established or purported to be established by any Collateral Sharing Agreement or any Intercreditor Agreement, as applicable; or
(l)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Covenant Party or an ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Covenant Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect;
provided, that: during the Clean-up Period in respect of any acquisition or Investment permitted under this Agreement, references to any Loan Party, any Covenant Party, any member of the Restricted Group or a Material Subsidiary in Section 8.01(b), Section 8.01(c)(i), Section 8.01(c)(ii) or Section 8.01(d) will not include any entity or assets that have been acquired pursuant to an acquisition or Investment permitted under this Agreement if the relevant event or circumstance that would, but for the operation of this proviso, constitute a breach of the representations and warranties or a breach of the covenants or a potential or actual Event of Default (A) existed prior to the date of such acquisition or Investment permitted under this Agreement, (B) is capable of remedy during such Clean-Up Period and reasonable steps are being taken, having become aware of such event or circumstance, to ensure that such event or circumstance is being remedied, (C) was not procured or approved by any Loan Party, any Covenant Party or any other member of the Restricted Group and (D) has not resulted in or could not be reasonably be expected to result in a Material Adverse Effect.
Section 8.02.    Remedies Upon Event of Default
.
If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers or Alternative L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the applicable Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers or Alternative L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the applicable Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (a) the failure by any person to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable person takes such action or (b) the taking of any action by any person that is not then permitted by the

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terms of this Agreement or any other Loan Document or Proceeds Loan Finance Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (i) the date on which such action would be permitted at such time to be taken under this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents, and (ii) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement, the other Loan Documents and the Proceeds Loan Finance Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other subsequent Default or Event of Default resulting from the taking or omitting to take any action by any person, which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneously with, the cure of the Cured Default. Notwithstanding anything to the contrary in this paragraph, a Default or Event of Default (the “Initial Default”) may not be cured pursuant to this paragraph:
(e)    in the case of an Initial Default described in clause (b) of the second sentence of this paragraph, if an Officer of the Company had Knowledge at the time of taking any such action that such Initial Default had occurred and was continuing; or
(f)    in the case of an Event of Default described under Section 8.01(i) that directly results in material impairment of the rights and remedies of the holders and the Administrative Agent under the Loan Documents or the Proceeds Loan Finance Documents; or
(g)    if the Administrative Agent shall have declared the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable prior to the date such Initial Default would have been deemed to be cured under this paragraph.
For purposes of the paragraph above, “Knowledge” shall mean, with respect to an Officer of the Company, (i) the actual knowledge of such individual or (ii) the knowledge that such individual would have obtained if such individual had acted in good faith to discharge his or her duties with the same level of diligence and care as would reasonably be expected from an officer in a substantially similar position.
Notwithstanding anything to the contrary herein, (i) if a Default occurs for a failure to deliver a required certificate in connection with an Initial Default then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 of Annex II, or otherwise to deliver any notice or certificate pursuant to any other provision of this Agreement shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Agreement. Any notice of Default or Event of Default, notice of acceleration or instruction to the Administrative Agent to provide a notice of Default or Event of Default or notice of acceleration, or to take any other action with respect to an alleged Default or Event of Default, may not be given with respect to any action taken, and reported publicly or to Lenders, more than two years prior to such notice or instruction, except where an Responsible Officer of a Loan Party or Covenant Party had actual knowledge at the time of reporting publicly any such action that such action would constitute a Default or Event of Default and failed to provide the notification required by Section 6.03(a).
Section 8.03.    Application of Funds
.
Except as may be otherwise provided in any applicable Refinancing Amendment with respect to Obligations under the applicable Refinancing Term Loans (in each case, which shall not be more favorable to the holders of such Loans than the allocation described below) and subject to the applicable Collateral Sharing Agreement or Intercreditor Agreement, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings, Alternative L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit) and Alternative L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Alternative Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the applicable Borrower or as otherwise required by applicable Law.
Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or Alternative Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit or such Alternative Letters of Credit, as applicable, as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit or all Alternative Letters of Credit, as applicable, have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01.    Appointment and Authority
.
(a)    Each of the Lenders and each L/C Issuer and Alternative L/C Issuer hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Section 9.06 (solely with respect to the removal and consent rights of the Borrowers set forth therein) and Section 9.10 (solely with respect to the requirement for execution, filing and other actions with respect to the Collateral Documents and other collateral documentation set forth therein)) are solely for the benefit of the Administrative Agent, the Security Agent, the Lenders and each L/C Issuer and Alternative L/C Issuer, and no Loan Party or Grantor shall have rights as a third party beneficiary of any of such provisions.

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(b)    The Security Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and each L/C Issuer and Alternative L/C Issuer acknowledges and agrees that, upon becoming a party to this Agreement and any applicable Collateral Sharing Agreement or Intercreditor Agreement, it shall have appointed and authorized the Security Agent to act as the agent of such Lender, L/C Issuer and Alternative L/C Issuer for purposes of (i) acquiring and holding the security interests under the Collateral Documents for the benefit of the Secured Parties and (ii) and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, including without limiting the generality of the foregoing, the Security Agent to (A) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents, and any such action by the Security Agent shall bind each Lender, L/C Issuer and Alternative L/C Issuer and (B) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each of the Secured Parties.
Section 9.02.    Rights as a Lender
.
The Person serving as the Administrative Agent and/or the Security Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and/or the Security Agent, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and/or the Security Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties, the Covenant Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent and/or the Security Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03.    Exculpatory Provisions
.
The Administrative Agent and the Security Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Security Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent and/or the Security Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent and/or the Security Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent and/or the Security Agent to liability or that is contrary to any Loan Document or applicable Law;
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers, the Covenant Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Security Agent or any of their respective Affiliates in any capacity;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Security Agent shall believe in good faith shall be necessary, under the

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circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct;
(e)    shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent and/or the Security Agent, as applicable, by a Loan Party, a Covenant Party, a Lender, an L/C Issuer or an Alternative L/C Issuer; and
(f)    neither the Administrative Agent nor the Security Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with any reliance on any electronic signature transmitted by telecopy, emailed pdf or any other electronic means that produces an image of an actual executed signature page), or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Security Agent.
Section 9.04.    Reliance by Administrative Agent and Security Agent.
The Administrative Agent and the Security Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Security Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit or Alternative Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, an L/C Issuer or an Alternative L/C Issuer, the Administrative Agent and the Security Agent may presume that such condition is satisfactory to such Lender, L/C Issuer or Alternative L/C Issuer unless the Administrative Agent and/or the Security Agent, as applicable, shall have received notice to the contrary from such Lender, L/C Issuer or Alternative L/C Issuer, prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit or Alternative Letter of Credit. The Administrative Agent and the Security Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05.    Delegation of Duties
.
The Administrative Agent and the Security Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1 (which may be Affiliates of the Administrative Agent and/or the Security Agent) appointed by the Administrative Agent and/or the Security Agent, as applicable. The Administrative Agent, the Security Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX and the confidentiality obligations of the Administrative Agent and the Security Agent, as applicable, under Section 10.08 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Security Agent, as applicable, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and/or as Security Agent. The Administrative Agent and the Security Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent and/or the Security Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agent.

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Section 9.06.    Resignation of Administrative Agent and Security Agent.
The Administrative Agent and/or the Security Agent may resign as the Administrative Agent and/or the Security Agent, as applicable, upon ten days’ written notice to the Lenders and the Company; provided that no such notice period shall be required with respect to the SPV Security Agent’s resignation pursuant to Section 6.22(b)(i)(B); provided further that if no successor agent is appointed in accordance with the terms set forth below within such ten-day period, the Administrative Agent and/or the Security Agent, as applicable, shall not be permitted to resign until the earlier to occur of (a) the date of the appointment of the successor agent or (b) the date that is 30 days after the last day of such ten-day period. If the Administrative Agent and/or the Security Agent is subject to an Agent-Related Distress Event, the Required Lenders may remove the Administrative Agent and/or the Security Agent, as applicable, upon ten days’ notice. Upon the resignation or removal of the Administrative Agent and/or the Security Agent under this Section 9.06, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, which such appointment shall be subject to the consent of the Company (which consent may be withheld at the Company’s sole discretion) at all times other than during the existence of an Event of Default under Section 8.01(a) or Section 8.01(f). If no successor agent is appointed by the Required Lenders prior to the effective date of the resignation or removal of the Administrative Agent and/or the Security Agent, the retiring or removed Administrative Agent and/or Security Agent, as applicable, may appoint, after consulting with the Lenders and Company, a successor agent from among the Lenders that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1; provided that if the Administrative Agent and/or the Security Agent, as applicable, shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent and/or the Security Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Security Agent on behalf of the Lenders, an L/C Issuer or an Alternative L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent or Security Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or Security Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent and/or the Security Agent, as applicable, shall instead be made by or to each Lender, L/C Issuer or Alternative L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent and/or Security Agent as provided for above in this Section 9.06. So long as no Default or Event of Default has occurred and is continuing, the Company may in its absolute discretion, by notice to the Administrative Agent and/or the Security Agent, as applicable, require the Administrative Agent and/or the Security Agent, as applicable, to resign by giving 15 days’ notice, in which case the Administrative Agent and/or the Security Agent, as applicable, shall resign and the Company shall appoint a successor Administrative Agent and/or Security Agent (without any Lender’s consent). The Company may exercise such right to replace the Administrative Agent and/or the Security Agent twice during the life of the Facilities. Upon the acceptance of a successor’s appointment as Administrative Agent and/or Security Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and/or Security Agent. Upon resignation or removal, the retiring or removed Administrative Agent and/or Security Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable to a successor Administrative Agent and/or Security Agent shall be the same as those payable to its predecessor on the 2021 Amendment Effective Date unless otherwise agreed with such successor. After the retiring Administrative Agent’s or Security Agent’s resignation or the removed Administrative Agent’s or Security Agent’s removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent and/or Security Agent, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent and/or Security Agent was acting as Administrative Agent and/or Security Agent, as applicable, and the retiring or removed Administrative Agent and/or Security Agent shall continue to be subject to Section 10.08.
Any resignation by or removal of The Bank of Nova Scotia as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer, Alternative L/C Issuer and Swing Line Lender, as applicable. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Alternative L/C Issuer and Swing Line Lender, (B) the retiring L/C Issuer, Alternative L/C Issuer

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and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor L/C Issuer and Alternative L/C Issuer shall issue letters of credit in substitution for the Letters of Credit or Alternative Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer and Alternative L/C Issuer to effectively assume the obligations of the retiring L/C Issuer and Alternative L/C Issuer with respect to such Letters of Credit or Alternative Letters of Credit.
Section 9.07.    Non-Reliance on Administrative Agent, Security Agent and Other Lenders
.
Each Lender, L/C Issuer and Alternative L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Security Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, L/C Issuer and Alternative L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Security Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08.    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, the Administrative Agent and/or the Security Agent, Bookrunners or Arrangers listed on the cover page hereof shall not have any powers, duties, obligations or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity as Administrative Agent and/or Security Agent, as applicable, Lender, L/C Issuer, Alternative L/C Issuer or (in the case of Section 10.01(g) below) Arranger hereunder.
Section 9.09.    Administrative Agent May File Proofs of Claim; Credit Bidding
.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Grantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, but not obligated, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers, the Alternative L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers, the Alternative L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the L/C Issuers, the Alternative L/C Issuers and the Administrative Agent under Section 2.03(h) and (i), Section 2.09, Section 10.04 and Section 10.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, L/C Issuer and Alternative L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the L/C Issuers and the Alternative L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the

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Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, L/C Issuer or the Alternative L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, L/C Issuer or Alternative L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender, L/C Issuer or Alternative L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent and/or the Security Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof (and any successor provisions), or any similar Laws in any other jurisdictions to which a Loan Party or Grantor is subject or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent and/or the Security Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent and/or the Security Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent and/or the Security Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01(a) through (h)), (C) the Administrative Agent and/or the Security Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 9.10.    Collateral Matters
.
Each of the Lenders (including in its capacity as a potential Hedge Bank), L/C Issuers and Alternative L/C Issuers irrevocably authorize the Administrative Agent and/or the Security Agent, as applicable:
(a)    to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the Secured Parties, including the Acquisition Escrow Agreement for the benefit of the Initial Term Lenders;
(b)    to agree, on behalf of the Lenders, to release any Lien on any property granted under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements)

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and the expiration or termination of all Letters of Credit and Alternative Letters of Credit (other than Letters of Credit or Alternative Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the Administrative Agent and/or the Security Agent or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and/or the Security Agent and the relevant L/C Issuer or Alternative L/C Issuer, as applicable, shall have been made), (ii) in the event of a sale or disposition (including through merger or consolidation but other than pursuant to an Enforcement Sale) of assets included in the Collateral to a Person that is not (either before or after giving effect to such transaction) a Loan Party; provided that such sale or disposition is in compliance with the Loan Documents, or in connection with any other release of Permitted Affiliate Parent or a Restricted Subsidiary from its obligations as a Guarantor permitted under the Loan Documents, (iii) if such Collateral is the Equity Interests of, or an asset of, a Guarantor or any of its Subsidiaries, in connection with any sale or other disposition of such Equity Interests of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Loan Party; provided that such sale or asset disposition is in compliance with the Loan Documents, including but not limited to Section 4.10 of Annex II, (iv) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) if the property subject to such Lien is owned by a Guarantor or an Additional Borrower, or Equity Interests of Guarantor or Additional Borrower, upon resignation of such Additional Borrower pursuant to Section 10.22 or release of such Guarantor from its obligations under its Guaranty pursuant to Section 11.09, (vi) if such property becomes an Excluded Asset, (vii) to release and re-take any Lien on Collateral to the extent otherwise permitted by the terms of the Loan Documents, (viii) to the extent such release is required pursuant to the terms of any Intercreditor Agreement, (ix) in connection with any merger or other transaction permitted by and in compliance with Section 5.01 of Annex II, (x) with respect to any Collateral that is transferred to a Receivables Entity pursuant to a Qualified Receivables Transaction, and with respect to any Securitization Obligation that is transferred, in one or more transactions, to a Receivables Entity (as such terms are defined in Annex I), (xi) if the property constitutes Equity Interests or assets of a Subsidiary, upon the designation of such Subsidiary as an Unrestricted Subsidiary, or (xii) as a result of, and in connection with, any Solvent Liquidation; and
(c)    to agree, on behalf of the Lenders, to release or subordinate any Lien on any property granted to or held by the Administrative Agent and/or the Security Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 4.12 of Annex II or Annex IV to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.
Upon request by the Administrative Agent and/or the Security Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and/or the Security Agent’s authority to agree to release or subordinate its interest in particular types or items of property pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent and/or the Security Agent will (and each Lender irrevocably authorizes the Administrative Agent and/or the Security Agent, as applicable, to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party or Grantor such documents as such Loan Party or Grantor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item in accordance with the terms of the Loan Documents and this Section 9.10.
In relation to any provision of this Agreement which requires the Loan Parties, a Permitted Affiliate Parent or any member of the Restricted Group to deliver a Collateral Document for the purposes of granting any Guaranty or Collateral for the benefit of the Finance Parties, the Security Agent and/or the Administrative Agent, as applicable, shall execute, as soon as reasonably practicable, any such guarantee or Collateral Document in agreed form which is presented to it for execution.
In relation to the Acquisition Escrow Agreement (and any other escrow agreement, to the extent applicable), the Security Agent acknowledges and agrees that it shall not take any enforcement action, or provide any instruction, in respect of the Acquisition Escrow Account, including providing any Notice of Exclusive Control (as defined therein), unless the Initial Term Loans, in accordance with Section 8.02, have been automatically accelerated or otherwise declared due and payable. If the Security Agent shall have taken any enforcement action, or provided any instruction in respect of the Acquisition Escrow Account, including providing any Notice of Exclusive Control (as defined therein), and the events giving rise to such enforcement action, instruction or Notice of Exclusive Control are cured or waived in accordance with the terms of this Agreement or any Collateral Sharing Agreement, such enforcement action, instruction or Notice of Exclusive Control shall be deemed to be revoked and shall have no further effect between the Security Agent, the SPV

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Borrower and the Acquisition Escrow Agent and the Security Agent shall immediately notify the Acquisition Escrow Agent of the same.
Section 9.11.    Treasury Services Agreements and Secured Hedge Agreements
.
Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent and/or the Security Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent and/or the Security Agent, as applicable, has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent and/or the Security Agent, as applicable, may request, from the applicable Hedge Bank, as the case may be.
Section 9.12.    Withholding Tax Indemnity
.
To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include any L/C Issuer, any Alternative L/C Issuer and any Swing Line Lender.
Section 9.13.    Collateral Sharing Agreements and Intercreditor Agreements.

(a)    Prior to the SPV Structure Termination Date, the Lenders hereby authorize the Administrative Agent to enter into any Collateral Sharing Agreement or other written collateral sharing arrangement permitted under this Agreement and the Lenders acknowledge that any such Collateral Sharing Agreements or arrangements will be binding upon the Lenders.
(b)    On or after the SPV Structure Termination Date, the Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement or other written intercreditor arrangement permitted under this Agreement and the Lenders acknowledge that any such Intercreditor Agreements or arrangements will be binding upon the Lenders.

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Section 9.14.    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer (any such Lender, L/C Issuer, Secured Party or other recipient, but excluding any Borrower, Loan Party or member of the Restricted Group, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, or L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”), and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Base Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each Lender, L/C Issuer or Secured party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).
(c)    Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be

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deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, but subject to the requirements of Section 10.07, assign any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such assignment, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the assignment of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has assigned a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency.
(e)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrowers, the Loan Parties and the members of the Restricted Group shall have no obligations, liabilities or responsibilities for any actions, consequences or remediation (including the repayment or recovery of any amounts) contemplated by this Section 9.14.
(g)    Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE X
MISCELLANEOUS
Section 10.01.    Amendments, Etc.

(a)    Except as otherwise provided in this Agreement, the Administrative Agent, if it has the prior written consent of the Required Lenders, and the Loan Parties may from time to time agree in writing to amend any Loan Document or to consent to or waive, prospectively or retrospectively, any of the requirements of any

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Loan Document and any amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Loan Parties.
For the avoidance of doubt, any amendments relating to this Agreement shall only be made in accordance with the provisions of this Agreement and any amendments relating to an Interest Rate Agreement, Commodity Agreement or Currency Agreement shall only be made in accordance with the provisions of such Interest Rate Agreement, Commodity Agreement or Currency Agreement, in each case notwithstanding any other provisions of the Loan Documents. An amendment, consent or waiver relating to the following matters (including any technical consequential amendments relating to such amendment, consent or waiver) may be made with the prior written consent of each Lender affected thereby and without the consent of any other Lender:
(i)    without prejudice to Section 2.14, any increase in the principal amount of any Commitment of such Lender;
(ii)    a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from any Loan Party under this Agreement to which such Lender is entitled;
(iii)    a decrease in any Applicable Rate for, or the principal amount of, any Loan, any Letter of Credit or Alternative Letter of Credit or any interest payment, fees or other amounts due under this Agreement to such Lender from any Loan Party or any other party to this Agreement;
(iv)    any change in the currency of payment of any amount under the Loan Documents;
(v)    unless otherwise specified the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to such Lender from any Loan Party or any other party to this Agreement;
(vi)    the deferral of any Maturity Date;
(vii)    any reduction to the percentages set forth in the definition of Required Lenders, Required Class Lenders or any other provision specifying the number of Lenders or proportion of Loans or Commitments required to take any action under the Loan Documents;
(viii)    a change to this Section 10.01(a) or Section 10.01(d);
(ix)    any change to Section 8.03; or
(x)    any change to Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby
Notwithstanding the foregoing, a waiver of issuance or release of any or all or substantially all of the Guarantors under the guarantees, the Covenant Parties under the guarantees of the Proceeds Loan Agreement, the Collateral under the Collateral Documents or the Proceeds Loan Collateral under the Proceeds Loan Collateral Documents (except as expressly permitted by any Collateral Sharing Agreement, any Intercreditor Agreement or other arrangement permitted under this Agreement) shall require the consent of Lenders holding more than 90% of the aggregate Outstanding Amounts and available Commitments.
(b)    The Administrative Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by, and approved in accordance with (if applicable), this Section 10.01.
(c)    Any amendment or waiver which:
(i)    relates only to the rights or obligations applicable to a particular Class of Loan or Facility; and

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(ii)    does not materially and adversely affect the rights or interests of Lenders in respect of any other Class of Loan or Facility, may be made in accordance with this Section 10.01 but as if references in this Section 10.01 to the specified proportion of Lenders (including, for the avoidance of doubt, each affected Lender) whose consent would, but for this Section 10.01(c) be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Class of Loan or Facility.
(d)    (i)    Notwithstanding any other provision of this Section 10.01 the Administrative Agent may at any time without the consent or sanction of the Lenders, concur with the Borrowers in making any modifications to any Loan Document; provided that the Administrative Agent is of the opinion (acting reasonably) that such modification:
(A)    would not be materially prejudicial to the position of any Lender; or
(B)    relates to the implementation of any alternative basis for the calculation of interest that is binding on all parties in accordance with this Agreement; or
(C)    is of a formal, minor, operational or technical nature or is to correct a manifest error, ambiguity, omission, defect or inconsistency; or
(D)    is to effect changes to the Loan Documents that are necessary and appropriate to effect the offering process set forth in Section 2.05(a)(v); or
(E)    is reasonably necessary for the implementation of the Transactions.
(ii)    Any such modification shall be made on such terms as the Administrative Agent may reasonably determine, shall be binding upon the Finance Parties, and shall be notified by the Administrative Agent to the Finance Parties as soon as practicable thereafter.
(e)    [Reserved.]
(f)    (i) No amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer or Alternative L/C Issuer, as applicable, in addition to the Lenders required above, affect the rights or duties of such L/C Issuer or Alternative L/C Issuer, as applicable, under this Agreement or any Letter of Credit Application relating to any Letter of Credit or Alternative Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit and Alternative Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuers and Alternative L/C Issuers, with only the written consent of the Administrative Agent, the applicable L/C Issuer or Alternative L/C Issuer, as applicable, and the Borrowers so long as the obligations of the Revolving Credit Lenders of such Class, if any, who have not executed such amendment, and if applicable the other L/C Issuers or Alternative L/C Issuers, if any, who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement; provided, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lenders and the Borrowers so long as the obligations of the Revolving Credit Lenders of such Class, if any, who have not executed such amendment are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any such Defaulting

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Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (z) the consent of any Defaulting Lender shall be required in respect of any amendments referred to in the final paragraph of Section 10.01(a).
Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to Collateral Sharing Agreement any Intercreditor Agreement or other arrangement permitted under this Agreement (i) that is for the purpose of adding the holders (or a representative of the holders) of Additional Facilities or other Indebtedness permitted to be Incurred hereunder as parties thereto, as expressly contemplated by the terms thereof (it being understood that any such amendment or supplement may make such other changes thereto as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Collateral Sharing Agreement, any Intercreditor Agreement or any other arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more Additional Facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders or Required Class Lenders, as applicable.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the applicable Borrower and the Administrative Agent may enter into any Refinancing Amendment in accordance with Section 2.15 and any Extension Amendment in accordance with Section 2.16, and such Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the All-In Yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the All-In Yield for such Replaced Term Loans (or similar interest rate spread applicable to such Replaced Term Loans) immediately prior to such refinancing unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Replaced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Term Loans prior to the time of such Incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Term Loans in effect immediately prior to such refinancing. Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrowers to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary.

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Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions or defects, or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything to the contrary in this Agreement, where a request for a waiver of, or an amendment to, any provision of any Loan Document has been sent by the Administrative Agent to the Lenders at the request of a Loan Party, each Lender that does not respond to such request for waiver or amendment within ten Business Days after receipt by it of such request (or within such other period as the Administrative Agent and the Borrowers shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment was granted.
Notwithstanding anything to the contrary in the Loan Documents, a Finance Party may waive, relinquish or otherwise irrevocably give up all or any of its rights under any Loan Document with the consent of any Loan Party.
(g)    Prior to the SPV Structure Termination Date, if pursuant to any Collateral Sharing Agreement a Borrower is required to act in accordance with the instructions of the Senior Facilities Required Holders (as defined in the Collateral Sharing Agreement) in relation to a Proceeds Loan Agreement Voting Request (as defined in the Collateral Sharing Agreement) or otherwise becomes entitled to exercise a Proceeds Loan Agreement Lender Right (as defined in the Collateral Sharing Agreement) that relates solely to operational amendments to the Proceeds Loan Agreement or an Additional Loan Accession Agreement (as defined in the Proceeds Loan Agreement) in order to facilitate the on-lending by a Borrower of the proceeds of Additional SPV Debt, including, without limitation, repayments to the Borrower of such on-lending, cashless rollovers and the calculation of related amounts payable, the Senior Facilities Required Holders (as defined in the Collateral Sharing Agreement) shall mean the Administrative Agent alone, without any requirement to obtain the consent of or any instruction from any other Lender.
(h)    In the event that the SPV Borrower, as lender under the Proceeds Loan Agreement, is eligible or required to vote (or otherwise consent) (including with respect to any enforcement decision) with respect to any matter arising from time to time under any Intercreditor Agreement in which all other creditors (or all other creditors of the same class) under the applicable Intercreditor Agreement are eligible or required to vote (or otherwise consent), the SPV Borrower shall vote, or otherwise provide or withhold any consent or instruction (the “Instructing Group Consent”) as directed by the “Instructing Group” as defined in, an in accordance with, any applicable Collateral Sharing Agreement. If applicable, the SPV Borrower shall solicit votes (or other consents or instructions) from Lenders with respect to any Instructing Group Consent.
Section 10.02.    Notices and Other Communications; Facsimile Copies
.
(a)    Notices; Effectiveness; Electronic Communications.
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(a)(iii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower, the Company, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers or the Swing Line Lenders, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

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(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Swing Line Lenders.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(iii) shall be effective as provided in such Section 10.02(a)(iii).
(iii)    Electronic Communications. Notices and other communications to the Lenders, the L/C Issuers and the Alternative L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, L/C Issuer or Alternative L/C Issuer pursuant to Article II if such Lender, L/C Issuer or Alternative L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.
(b)    The Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the company materials or the adequacy of the Platform, and expressly disclaim liability for errors in or omissions from the company materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any agent party in connection with the company materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer, any Alternative L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, that in no event shall any Agent Party have any liability to the Loan Parties, any Lender, any L/C Issuer, any Alternative L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(c)    Change of Address, Etc. Each of the Borrowers, the Company, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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(d)    Reliance by Administrative Agent, L/C Issuers, Alternative L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the applicable Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Alternative L/C Issuer and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the applicable Borrower in the absence of gross negligence, willful misconduct or bad faith of such Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03.    No Waiver; Cumulative Remedies
.
No failure by any Lender, any L/C Issuer, any Alternative L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders, L/C Issuers and Alternative L/C Issuers; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) an L/C Issuer, an Alternative L/C Issuer or a Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer, Alternative L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or (e) the Security Agent from exercising any rights or remedies granted to it under the Collateral Documents, any Collateral Sharing Agreement or any Intercreditor Agreement; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04.    Attorney Costs and Expenses
.
The Arrangers shall bear their own costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated). From and after the Effective Date, the Borrowers shall pay or reimburse the Administrative Agent and/or the Security Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding,

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including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and one local counsel as reasonably necessary in any relevant jurisdiction material to the interests of the Lenders taken as a whole and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days after written demand therefor (together with documentation and details supporting such reimbursement request). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.
Section 10.05.    Indemnification by the Borrower
.
Each Borrower shall indemnify and hold harmless the Administrative Agent, each Agent-Related Person, each Lender, Arranger, Bookrunner and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims, or out-of-pocket expenses (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan, Letter of Credit or Alternative Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer or Alternative L/C Issuer, as applicable, to honor a demand for payment under a Letter of Credit or Alternative Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Alternative Letter of Credit, (c) any actual or alleged Environmental Liability of the Loan Parties or any Subsidiary thereof, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by any Borrower or any other Person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or out-of-pocket expenses resulted from (i) the fraud, gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction or (iii) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of any Borrower or any of its Affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Indemnitee, Related Indemnified Person, Loan Party or any Subsidiary thereof have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the 2021 Amendment Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the

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indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary thereof, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.
To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), an L/C Issuer, an Alternative L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Alternative L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an L/C Issuer or an Alternative L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or Alternative L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).
Section 10.06.    Payments Set Aside
.
To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer, any Alternative L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer, any Alternative L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer, such Alternative L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, each L/C Issuer and each Alternative L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect (or such other applicable daily interest rate as reasonably selected by the Administrative Agent). The obligations of the Lenders, L/C Issuers and Alternative L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07.    Successors and Assigns
.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 5.01 of Annex II or Annex IV, as applicable) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an

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“Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, solely Section 10.07(j) or (B) in the case of any Assignee that is a Loan Party or any of its Subsidiaries, solely Section 2.05(a)(v) or Section 10.07(k), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (each, a “New Lender”); provided, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder (1) prior to the funding of the Initial Term Loans on the Closing Date, without the prior written consent of the Company (which may be granted or withheld in its sole discretion), (2) prior to the funding of the 2021 Additional Term Loans on the 2021 Amendment Closing Date, without the prior written consent of the Company (which may be granted or withheld in its sole discretion), (3) to any Person that is then a Defaulting Lender, or (4) to a natural Person or a Disqualified Institution. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e), any sub-agents of the Administrative Agent, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. The Administrative Agent shall promptly give notice to the Borrowers of any request by a Lender to assign any of its rights or obligations hereunder to any Person that is on the Disqualified Institutions List or, to the extent it has knowledge, any Person that is an Affiliate of a Person on the Disqualified Institutions List; provided that the Administrative Agent shall have no responsibility or liability with respect to the Disqualified Institutions List or any assignments to any Disqualified Institution.
(b)    (i)    Subject to the limitations set forth in Section 10.07(a) and the conditions set forth in Section 10.07(b)(ii), any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, except (x) in connection with a proposed assignment to any Disqualified Institution or (y) with respect to the consent of the Company for an assignment of a Revolving Credit Commitment or Revolving Credit Loan) of:
(A)    the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment of, or related to, Revolving Credit Commitments or Revolving Credit Exposure if such assignment is to an entity which is a lender under any revolving credit facility for any member of the Restricted Group or the Wider Group, (3) other than with respect to any proposed assignment to any Person that is a Disqualified Institution, if an Event of Default under Section 8.01(a) or, solely with respect to the applicable Borrower, Section 8.01(f) has occurred and is continuing, or (4) for an assignment of all or a portion of the Loans pursuant to Section 10.07(j) or Section 10.07(k); provided, further, that, other than with respect to any proposed assignment to any Person that is a Disqualified Institution, the Company shall be deemed to have consented to any such assignment of, or related to, Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after having received notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or a portion of the Loans pursuant to Section 10.07(j) or Section 10.07(k);
(C)    each applicable L/C Issuer at the time of such assignment; provided that no consent of the applicable L/C Issuer shall be required for any assignment of a Term Loan or Term Commitments, any assignment of Revolving Credit Loans or Revolving Credit Commitments that are not Participating Revolving Credit Commitments, or any assignment to the Administrative Agent or an Arranger or Bookrunner or an Affiliate of the Administrative Agent or an Arranger or Bookrunner; and
(D)    each applicable Swing Line Lender; provided that no consent of a Swing Line Lender shall be required for any assignment of a Term Loan or Term Commitment, any assignment of Revolving Credit Loans or Revolving Credit Commitments that are not Participating Revolving Credit Commitments, or any assignment to the Administrative Agent or an Arranger or Bookrunner or an Affiliate of the Administrative Agent or an Arranger of Bookrunner;

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provided that, to the extent contemplated by any Collateral Sharing Agreement or any Intercreditor Agreement, the Assignee shall have entered into any documentation required for it to accede as a party to such Collateral Sharing Agreement or such Intercreditor Agreement in the relevant capacity (which documentation may include an Assignment and Assumption to the extent the relevant accession provisions are included therein).
Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Company, the Administrative Agent, any applicable L/C Issuer or Alternative L/C Issuer, any applicable Swing Line Lender or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii); provided that to the extent applicable Laws do not require any Lender to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder to any specific Person, the Company, the Administrative Agent, any applicable L/C Issuer, any applicable Alternative L/C Issuer, any applicable Swing Line Lender or any other party hereto shall maintain any consent rights pursuant to this Section 10.07(b)(i).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 in the case of Revolving Credit Commitments or Revolving Credit Loans and $1,000,000 in the case of Term Loans, unless each of the Company and the Administrative Agent otherwise consent; provided that such assignments shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    unless otherwise consented to in writing by the Company, no Lender shall be entitled to effect any assignment or transfer which would result in the Assignee holding an aggregate participation of more than zero but less than (1) $5,000,000 in relation to any Revolving Credit Commitment, or (2) $1,000,000 in relation to any Term Loans;
(C)    [Reserved];
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived or reduced by the Administrative Agent in its sole discretion); and
(E)    other than in the case of assignments pursuant to Section 10.07(k), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the relevant Borrower and the Administrative Agent; the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (1) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (2) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (i) other than in connection with an assignment pursuant to Section 10.07(k), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, provided, however, that an Assignee will not be eligible for benefits under Sections 3.01 or 3.09 where the relevant payment under Section 3.01 or 3.09 is required as a result of circumstances existing on the effective date of the Assignment and Assumption, to the extent such benefits would not have been available to the assignor had the assignor remained a Lender, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided that, except as otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
(d)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrowers pursuant to Section 10.07(j) or Section 10.07(k) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts, and the Drawn Amounts), L/C Borrowings, Alternative L/C Borrowings and the amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers and the Finance Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, and any Finance Party, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related United States Department of the Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Department of the Treasury Regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders.
(e)    Subject to Section 10.07(f), any Lender, without consent of, or notice to, the Company or the Administrative Agent, may at any time sell participations to any Person (other than a natural person, any Borrower or any Borrower’s Affiliate or its Subsidiaries, a Disqualified Institution or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.09 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections (including Section 3.01(e)) applying to each Participant as if it were a Lender), and it being understood that the documentation required under Section 3.01(e) shall be delivered to the Discount Prepayment Participating

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Lender) and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The portion of any Participant Register relating to any Participant requesting payment from the applicable Borrower or seeking to exercise its rights under Section 10.09 shall be available for inspection by the applicable Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Department of the Treasury Regulations, or is otherwise required thereunder. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register or with respect to the sale of participations to any Person that is a Disqualified Institution.
(f)    If:
(i)    a Lender assigns or transfers any participation to a Participant or changes its Lending Office; and
(ii)    as a result of circumstances existing at the date of the assignment or transfer or change, a Loan Party would be obliged to make a payment to the Participant or Lender acting through its new Lending Office under Section 3.01 or 3.09, then the Participant or Lender acting through its new Lending Office shall only be entitled to receive payment under those Sections to the same extent as the Participant or Lender acting through its existing Lending Office would have been if the assignment, transfer or change had not occurred. Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (A) an SPC shall be entitled to the benefit of Sections 3.01, and 3.09 (subject to the requirements and the limitations of such Sections and it being understood that the documentation required under Section 3.01(e) shall be delivered to the Granting Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed; provided that, for the avoidance of doubt, the Borrowers shall have a reasonable basis for withholding consent if an exercise by an SPC immediately after the grant would result in materially increased indemnification obligation to the Borrowers at such time), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its

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right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPC and the principal amounts (and related interest) of each SPC’s interest with respect to the Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error; provided, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for United States federal income tax purposes.
(h)    Notwithstanding anything to the contrary contained herein, without the consent of the Borrowers or the Administrative Agent, (i) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (ii) any Lender that is a fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (A) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (B) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(i)    Notwithstanding anything to the contrary contained herein, any L/C Issuer, any Alternative L/C Issuer or any Swing Line Lender may, upon 30 days’ notice to the Borrowers and the Lenders, resign as an L/C Issuer, Alternative L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer, Alternative L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer, Alternative L/C Issuer or Swing Line Lender reasonably acceptable to the Borrowers willing to accept its appointment as successor L/C Issuer, Alternative L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer, Alternative L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer, Alternative L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrowers to appoint any such successor or by the relevant L/C Issuer, Alternative L/C Issuer or Swing Line Lender to designate any such successor shall affect the resignation of the relevant L/C Issuer, Alternative L/C Issuer or Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer or Alternative L/C Issuer resigns as an L/C Issuer or Alternative L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer or Alternative L/C Issuer hereunder with respect to all Letters of Credit or Alternative Letters of Credit, as applicable, outstanding as of the effective date of its resignation as an L/C Issuer or Alternative L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
(j)    Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender solely through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis (including in accordance with the procedures described in Section 2.05(a)(v) or as otherwise approved by the Administrative Agent) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I hereto (an “Affiliated Lender Assignment and Assumption”);
(ii)    Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of

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prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
(iii)    (A) each Affiliated Lender that purchases any Term Loans pursuant to Section 10.07(j)(x) shall represent and warrant to the selling Lender and the Administrative Agent (other than any other Affiliated Lender), or shall make a statement that such representation cannot be made, that it does not possess material non-public information with respect to the Loan Parties and their Subsidiaries or the Company and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) and (B) each Lender (other than any other Affiliated Lender) that assigns any Term Loans to an Affiliated Lender pursuant to Section 10.07(j)(y) shall deliver to the Administrative Agent and the Borrowers a customary Big Boy Letter;
(iv)    the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 30% of the principal amount of all Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; provided, further, that such cap shall not apply to Loans assigned to Affiliated Lenders where the assignment is in relation to a Qualifying Assignment; and
(v)    as a condition to each assignment pursuant to this Section 10.07(j), the Administrative Agent and the Borrowers shall have been provided a notice in the form of Exhibit E2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.
Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E2.
Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this Section 10.07(j) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon (except to the extent owing to or for the account of any direct or indirect assignor Lender), to the relevant Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (A) the aggregate Outstanding Amount of Term Loans of the relevant Class shall reflect such cancellation and extinguishing of such Term Loans and (B) the relevant Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of such Term Loans in the Register.
(k)    Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Loan Party or any of their respective Subsidiaries solely through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis (including in accordance with procedures of the type described in Section 2.05(a)(v)) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that:
(i)    upon such assignment, transfer or contribution, such Loan Party or Subsidiary shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to a Borrower; and
(ii)    (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon (except to the extent owing to or for the account of any direct or indirect assignor Lender), so contributed, assigned or transferred to a Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate Outstanding Amount of Term Loans of

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the relevant Class shall reflect such cancellation and extinguishing of such Term Loans and (C) such Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of such Term Loans in the Register.
(l)    Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” or the definition of “Required Class Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Class Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(m), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, Required Class Lenders (in respect of a Class of Term Loans) or all Lenders have taken any actions, except that no amendment, modification or waiver of any Loan Document shall, without the consent of the applicable Affiliated Lender, deprive any Affiliated Lender of its Pro Rata Share of any payment to which all Lenders of the applicable Class of Term Loans are entitled or affect an Affiliated Lender in a manner that is disproportionate to the effect on any Lender of the same Class of Term Loans.
(m)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that (and each Affiliated Lender Assignment and Assumption shall provide a confirmation that) if a proceeding under any Debtor Relief Law shall be commenced by or against any Loan Party at a time when such Affiliated Lender is a Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in a manner such that all Affiliated Lenders will be deemed to vote in the same proportion as Lenders that are not Affiliated Lenders, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it in order to provide that all Affiliated Lenders will be deemed to vote in the same proportion as Lenders that are not Affiliated Lenders; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that has a disproportionate effect on such Affiliated Lender as compared to the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.
(n)    [Reserved.]
(o)    The aggregate Outstanding Amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and immediately cancelled hereunder), any Borrower pursuant to Section 10.07(j) or (k) and any principal repayment instalments with respect to the Term Loans of such Class pursuant to Section 2.07(a)(i) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans.
Section 10.08.    Confidentiality
.
Each of the Finance Parties agrees to maintain the confidentiality of the Information, except that Information may be disclosed: (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors and loan syndication service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating

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any Lender or its Affiliates): provided that the applicable Finance Party agrees that it will notify the Borrowers prior to any such disclosure by such Person to the extent practicable (other than at the request of a regulatory authority or any self-regulatory authority having or asserting jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the applicable Finance Party agrees that it will notify the Borrowers as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or any self-regulatory authority having or asserting jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Company), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender, any pledgee referred to in Section 10.07(f), or any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, or any provider of credit insurance relating to the Borrowers and their obligations; (f) with the written consent of the Borrowers; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 by such Finance Party or becomes available to the Administrative Agent, any Arranger, any Lender, any L/C Issuer, any Alternative L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or their respective Affiliates (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, such L/C Issuer, such Alternative L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any rating agency when required by it on a customary basis and after consultation with the Borrowers (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); (i) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder; or (j) to the extent such Information is independently developed by such Person or its Affiliates so long as not based on Information obtained in a manner that would otherwise violate this Section 10.08.
For purposes of this Section, “Information” means all information received from any Loan Party, any Covenant Party or any Subsidiary thereof relating to any Loan Party, any Covenant Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any other Finance Party on a non-confidential basis prior to disclosure by any Loan Party, any Covenant Party or any Subsidiary thereof other than as a result of a breach of this Section 10.08 by such Finance Party; provided that all information received after the Effective Date from the Loan Parties, the Covenant Parties or any of their Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.
Each of the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Loan Parties, the Covenant Parties or any of their Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 10.09.    Setoff
.
In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such agent or such Lender or Affiliate

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shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.
Section 10.10.    Interest Rate Limitation
.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, an Arranger or a Bookrunner or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the relevant Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or such Arranger, Bookrunner or Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11.    Counterparts; Electronic Execution of Assignments and Certain Other Documents
.
This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier, .pdf or other electronic imaging means.
The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.12.    Integration; Termination
.
This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of

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any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13.    Survival of Representations and Warranties
.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Treasury Services Agreements or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer).
Section 10.14.    Severability
.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers or the Swing Line Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15.    GOVERNING LAW; FORUM; PROCESS AGENT
.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN AS SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURTS FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, IRREVOCABLY AND UNCONDITIONALLY, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND

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AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(c)    EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON (A) PRIOR TO THE SPV STRUCTURE TERMINATION DATE, THE SPV BORROWER, AND THE SPV BORROWER HEREBY ACCEPTS SUCH APPOINTMENT AND (B) ON OR AFTER THE SPV STRUCTURE TERMINATION DATE, LILAC COMMUNICATIONS INC., AND LILAC COMMUNICATIONS INC. HEREBY ACCEPTS SUCH APPOINTMENT (EACH IN SUCH CAPACITY, THE “PROCESS AGENT”) AND EACH LOAN PARTY HEREBY CONFIRMS AND AGREES THAT THE PROCESS AGENT HAS BEEN DULY AND IRREVOCABLY APPOINTED AS ITS RESPECTIVE AGENT TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESSES AND SUMMONSES, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO THE OTHER BORROWERS OR ANY OTHER LOAN PARTY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF THE PROCESS AGENT SHALL CEASE TO SERVE AS AGENT FOR THE OTHER BORROWERS OR ANY OTHER LOAN PARTY TO RECEIVE SERVICE OF PROCESS HEREUNDER, EACH OF THE BORROWERS AND THE OTHER LOAN PARTIES, AS APPLICABLE, SHALL PROMPTLY APPOINT A SUCCESSOR AGENT SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OF THE OTHER BORROWERS AND EACH OTHER LOAN PARTY HEREBY FURTHER CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS NOTICE ADDRESS SET FORTH IN THIS AGREEMENT, AND (II) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
Section 10.16.    WAIVER OF RIGHT TO TRIAL BY JURY
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.17.    Binding Effect

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.
This Agreement shall be effective as of the 2021 Amendment Closing Date and shall be binding upon and inure to the benefit of the Loan Parties, each Lender, each other Person that becomes party hereto and each of their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable).
Section 10.18.    USA Patriot Act
.
Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.
Section 10.19.    No Advisory or Fiduciary Responsibility
.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the other Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the other Arrangers and the Lenders, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each other Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by applicable law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the other Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.20.    COLLATERAL SHARING AGREEMENTS AND INTERCREDITOR AGREEMENTS
.
(a)    PRIOR TO THE SPV STRUCTURE TERMINATION DATE:
(i)    PURSUANT TO THE EXPRESS TERMS OF EACH COLLATERAL SHARING AGREEMENT IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF ANY COLLATERAL SHARING AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT COLLATERAL SHARING AGREEMENT SHALL GOVERN AND CONTROL.

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(ii)    EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT COLLATERAL SHARING AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH COLLATERAL SHARING AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT COLLATERAL SHARING AGREEMENT.
(iii)    THE PROVISIONS OF THIS Section 10.20(a) ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT COLLATERAL SHARING AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT COLLATERAL SHARING AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT COLLATERAL SHARING AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NONE OF THE ADMINISTRATIVE AGENT AND/OR SECURITY AGENT (AND NONE OF THEIR AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT COLLATERAL SHARING AGREEMENT.
(iv)    THE PROVISIONS OF THIS SECTION 10.20(A) SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO EACH COLLATERAL SHARING AGREEMENT AND ANY OTHER COLLATERAL SHARING ARRANGEMENT PERMITTED BY THIS AGREEMENT.
(b)    ON OR AFTER THE SPV STRUCTURE TERMINATION DATE:
(i)    PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(ii)    EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT.
(iii)    THE PROVISIONS OF THIS Section 10.20(b) ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.
(iv)    THE PROVISIONS OF THIS Section 10.20(b) SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO EACH Intercreditor Agreement AND ANY OTHER INTERCREDITOR ARRANGEMENT PERMITTED BY THIS AGREEMENT.
Section 10.21.    Additional Parties
.
(a)    Permitted Affiliate Group and Affiliate Subsidiary Designation.

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(i)    The Borrowers may at any time provide the Administrative Agent with notice that it wishes to designate and include (x) (i) any Subsidiary of the Ultimate Parent (other than a Subsidiary of the Company or any Permitted Affiliate Parent) (each, a “Lead Affiliate Subsidiary”) and (ii) any Subsidiary of any such Lead Affiliate Subsidiary (each, a “Designated Affiliate Subsidiary”, together with each Lead Affiliate Subsidiary and each other Designated Affiliate Subsidiary, the “Affiliate Subsidiaries” and each an “Affiliate Subsidiary”) or (y) any Affiliate of the Company (the “Permitted Affiliate Parent”) and the Subsidiaries of any such Permitted Affiliate Parent as members of the Restricted Group for the purposes of this Agreement. Such Affiliate shall (in the case of clause (x)) become an Affiliate Subsidiary (an “Affiliate Subsidiary Accession”) and a Restricted Subsidiary or (in the case of clause (y)) a Permitted Affiliate Parent (a “Permitted Affiliate Parent Accession”) and such Subsidiaries thereof shall become Restricted Subsidiaries or Unrestricted Subsidiaries (to the extent designated as such in accordance with this Agreement) for the purposes of this Agreement upon confirmation from the Administrative Agent to the Company that:
(A)    (I) Prior to the SPV Structure Termination Date, such Affiliate shall have become a Proceeds Loan Borrower in accordance with the terms of the Proceeds Loan Agreement; and (II) on or after the SPV Structure Termination Date, such Affiliate and the Company have complied with the requirements of Section 10.21(b) and such Affiliate shall have become a Borrower by executing a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent; or
(B)    (I) Prior to the SPV Structure Termination Date, such Affiliate shall have become a Proceeds Loan Guarantor in accordance with the terms of the Proceeds Loan Agreement; and (II) on or after the SPV Structure Termination Date, such Affiliate and the Company have complied with the requirements of Section 10.21(c) and such Affiliate has acceded to this Agreement as a Guarantor;
provided that, prior to or immediately after giving effect to such transaction, no Event of Default (or no Event of Default under Section 8.01(a) or Section 8.01(f) if such designation is made in connection with the Acquisition) shall have occurred and be continuing.
(ii)    The Company or a Permitted Affiliate Parent may designate that any Permitted Affiliate Parent is no longer a Permitted Affiliate Parent (a “Permitted Affiliate Parent Release”) or that an Affiliate Subsidiary is no longer an Affiliate Subsidiary (a “Affiliate Subsidiary Release”); provided that immediately after giving effect to such Permitted Affiliate Parent Release or Affiliate Subsidiary Release, as applicable, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (A) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness pursuant to (I) prior to the SPV Structure Termination Date, Section 4.09(b)(2) of Annex II or (II) on or after the SPV Structure Termination Date, Section 4.09(a)(2) of Annex IV or (B) the Consolidated Senior Secured Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such Permitted Affiliate Parent Release or Affiliate Subsidiary Release, as applicable.
(iii)    Concurrently with a Permitted Affiliate Parent Accession or an Affiliate Subsidiary Accession, the immediate Holding Company of such Permitted Affiliate Parent or Affiliate Subsidiary, as applicable, will grant a Lien pursuant to a Collateral Document over all the issued capital stock or share capital of such Permitted Affiliate Parent or Affiliate Subsidiary, as applicable, as security for (A) prior to the SPV Structure Termination Date, the obligations under the Proceeds Loan Agreement and (B) on or after the SPV Structure Termination Date, the Obligations, in each case in favour of the applicable Security Agent and in form and substance satisfactory to the applicable Security Agent (acting reasonably).
(b)    Additional Borrowers.
(i)    Subject to Section 10.21(b)(ii), the Borrowers may, upon not less than five Business Days’ prior written notice to the Administrative Agent, request that (A) prior to the SPV Structure Termination Date, any Affiliate of the SPV Borrower becomes an Additional Borrower under this Agreement or (B) on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any Wholly Owned Subsidiary that is a member of the Restricted Group becomes an Additional Borrower under this Agreement.

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(ii)    Any such Person referred to in Section 10.21(b)(i) may become an Additional Borrower with respect to a Facility if:
(A)    it is incorporated, registered or organized under the laws of an Approved Jurisdiction or the Required Lenders under such Facility have approved the addition of that Person as an Additional Borrower;
(B)    such Person and the Borrowers deliver to the Administrative Agent a duly completed and executed joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Person agrees to become a party to this Agreement as an Additional Borrower;
(C)    the Borrowers confirm that no Event of Default is continuing or would occur as a result of that Person becoming an Additional Borrower;
(D)    the Administrative Agent (for and on behalf of the Lenders) shall have received, at least three Business Days prior to the date of accession of such Person as an Additional Borrower, all documentation and other information about such Person required under applicable “know your customer” and anti-money laundering rules and regulations, including under the Beneficial Ownership Regulations (such information to include, for the avoidance of doubt, a Beneficial Ownership Certification for each entity that qualifies as a “legal entity customer” thereunder) and the USA Patriot Act, and satisfactory to each Finance Party (acting reasonably), that has been requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (through the Administrative Agent and for itself) in writing at least ten days prior to the date of accession of such Person as an Additional Borrower;
(E)    the Administrative Agent has received all of the documents and other evidence listed in Schedule 10.21 in relation to that Person, each in form and substance reasonably satisfactory to the Administrative Agent; and
(F)    such Person shall have entered into all documentation required for it (i) to accede to (A) this Agreement as an Additional Borrower and (B) to the extent required by any Collateral Sharing Agreement or any Intercreditor Agreement, as applicable, such Collateral Sharing Agreement or Intercreditor Agreement as a “debtor” (or other relevant capacity) and/or (ii) to have acknowledged any Collateral Sharing Agreement or Intercreditor Agreement, as applicable, in the manner contemplated thereby.
(iii)    The Administrative Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that the conditions specified in Section 10.21(b)(ii) above (and, in the case of any Permitted Affiliate Parent, Section 10.21(a)) have been satisfied.
(c)    Additional Guarantors.
(i)    Subject to Section 10.21(c)(ii), the Borrowers may, upon not less than five Business Days prior written notice to the Administrative Agent, request that (A) prior to the SPV Structure Termination Date, any Affiliate of the SPV Borrower becomes an Additional Guarantor under this Agreement or (B) on or after the SPV Structure Termination Date, the Company, any Permitted Affiliate Parent, any of their Subsidiaries or any Affiliate Subsidiary becomes an Additional Guarantor under this Agreement.
(ii)    Any such Person referred to in Section 10.21(c)(i) may become an Additional Guarantor if:
(A)    such Person and the Borrowers deliver to the Administrative Agent a duly completed and executed joinder agreement in form and substance reasonably satisfactory to the Administrative Agent;
(B)    the Borrowers confirm that no Event of Default is continuing or would occur as a result of that Person becoming an Additional Guarantor;
(C)    the Administrative Agent (for and on behalf of the Lenders) shall have received, at least three Business Days prior to the date of accession of such Person as an Additional Guarantor,

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all documentation and other information about such Person required under applicable “know your customer” and anti-money laundering rules and regulations, including under the Beneficial Ownership Regulations (such information to include, for the avoidance of doubt, a Beneficial Ownership Certification for each entity that qualifies as a “legal entity customer” thereunder) and the USA Patriot Act, and satisfactory to each Finance Party (acting reasonably), that has been requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (through the Administrative Agent and for itself) in writing at least ten days prior to the date of accession of such Person as an Additional Guarantor;
(D)    the Administrative Agent has received all of the documents and other evidence listed in Schedule 10.21 in relation to that Person, each in form and substance reasonably satisfactory to the Administrative Agent; and
(E)    to the extent required by any Collateral Sharing Agreement or any Intercreditor Agreement, as applicable, such Person shall have entered into all documentation required for it to accede to or acknowledge (as required) such Collateral Sharing Agreement or Intercreditor Agreement as a “debtor” (or other relevant capacity) an Additional Guarantor (as defined thereunder).
(iii)    The Administrative Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that the conditions specified in Section 10.21(c)(ii) have been satisfied.
(d)    Assumption of Rights and Obligations. Upon satisfactory delivery of a duly executed joinder to the Administrative Agent, together with the other documents required to be delivered under Section 10.21(b) or Section 10.21(c), the relevant Person, the Loan Parties and the Secured Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such Person been an original party to this Agreement as a Borrower or a Guarantor as the case may be and such Person shall become a party to this Agreement as an Additional Borrower and/or an Additional Guarantor as the case may be.
Section 10.22.    Resignation of a Borrower or a Guarantor
.
(a)    Any Borrower or any Guarantor may cease to be a Borrower or a Guarantor by delivering to the Administrative Agent a resignation letter.
(b)    The Administrative Agent shall accept a resignation letter and notify the Borrowers and the other Finance Parties of its acceptance if:
(i)    the Borrowers have confirmed in a certificate signed by a Responsible Officer of the Borrowers that (A) no Event of Default is continuing or would result from the acceptance of the resignation letter and (B) no breach of the Collateral and Guarantee Requirement would result from the acceptance of the resignation letter;
(ii)    with respect to the SPV Borrower, (A) prior to or concurrently with such resignation, one or more Persons shall have acceded to this Agreement as Additional Borrowers and (B) each of the Administrative Agent, the SPV Security Agent and the Group Security Agent notifies the Company that each of the conditions set out in Section 6.22 have been satisfied (in form and substance satisfactory to them (acting reasonably)) or waived;
(iii)    with respect to a Borrower, such Borrower is not under any present obligation to make any payment as a Borrower under any Loan Documents at such time; and
(iv)    with respect to a Guarantor, (A) if such Guarantor is also a Borrower, it has resigned as a Borrower in accordance with the terms of this Section 10.22 and (B) such Guarantor is not under any present obligation to make any payments under any Loan Documents at such time.
(c)    Upon notification by the Administrative Agent to Borrowers of its acceptance of the resignation of the relevant Borrower or Guarantor, that company shall cease to be an Additional Borrower or

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Additional Guarantor, as applicable, and shall have no further rights or obligations under the Loan Documents as an Additional Borrower or Additional Guarantor, as applicable.
Section 10.23.    Judgment Currency
.
If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).
Section 10.24.    Waiver of Immunity
.
Each of the Loan Parties acknowledges and agrees that the activities contemplated by the provisions of the Loan Documents are commercial in nature rather than governmental or public and therefore acknowledges and agrees that such Loan Party is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Loan Documents. To the extent permitted by applicable Law, each Loan Party, in respect of itself, its process agents and its properties (including its Subsidiaries) and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from the jurisdiction of any court or from any suit, execution, attachment (whether provisional or final, in aid of execution, prior to judgment or otherwise) or other legal process (including in any jurisdiction where immunity (whether or not claimed) may be attributed to it or its assets)) or claim thereto which may now or hereafter exist and irrevocably agrees not to assert any such right or claim of immunity in any such action or proceeding to the fullest extent permitted now or in the future by the Laws of any such jurisdiction. The Loan Parties agree that the waivers set forth in this Section 10.24 shall have the fullest effect permitted under applicable Law, including the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§1602-1611) (the “FSIA”), and are intended to be irrevocable and not subject to withdrawal for purposes of the FSIA.
Section 10.25.    Continuing Obligations
.
As of the 2021 Amendment Closing Date, this Agreement shall amend, and restate as amended, the Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and Commitments and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby.  The Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Credit

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Agreement contained herein were set forth in an amendment to the Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.  For the avoidance of doubt, the execution of this Agreement or the 2021 Additional Facility Joinder Agreement by the Administrative Agent, any Lender, any L/C Issuer, any Alternative L/C Issuer, any Swing Line Lender or any other Person party to the Credit Agreement immediately prior to the 2021 Amendment Closing Date shall constitute the irrevocable consent, approval and agreement of the Administrative Agent, such Lender, such L/C Issuer, such Alternative L/C Issuer, such Swing Line Lender and such other Person to the amendment and restatement of the Credit Agreement as provided in this Agreement and to the consummation of the transactions contemplated herein.
Section 10.26.    Releases of Liens
The Liens created by the relevant Collateral Documents will be automatically and unconditionally released and discharged in the instances set forth in Section 9.10(b). Upon certification by the Company, the Administrative Agent, the Security Agent shall take all necessary actions, including the granting of releases or waivers under the Collateral Sharing Agreements, any Intercreditor Agreement (including any Additional Intercreditor Agreement) in any applicable jurisdiction, to effectuate any release in accordance with this Section 10.26, subject to customary protections and indemnifications to the satisfaction of the Administrative Agent, and the Security Agent.
ARTICLE XI
GUARANTEE
Section 11.01.    The Guaranty
.
Each Guarantor hereby jointly and severally irrevocably with the other Guarantors guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at Stated Maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (excluding, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at Stated Maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 11.02.    Obligations Unconditional
.
The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 11.09). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law and except for termination or release of a

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Guarantor’s obligations hereunder in accordance with the terms of Section 11.09, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(a)    at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien or security interest granted to, or in favor of, an L/C Issuer, an Alternative L/C Issuer, any Lender or the Security Agent shall fail to be perfected;
(e)    the release of any other Guarantor pursuant to Section 11.09; or
(f)    any of the Guaranteed Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by applicable Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by applicable Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 11.03.    Reinstatement
.
The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each Guarantor agrees that it will indemnify the Secured Parties and each holder of the Guaranteed Obligations in connection with such rescission or restoration including any such costs and expenses incurred in defending

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against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under Debtor Relief Law.
Section 11.04.    Subrogation; Subordination
.
Each Guarantor hereby agrees that until the irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
Section 11.05.    Remedies
.
The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section 11.06.    Instrument for the Payment of Money
.
Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 11.07.    Continuing Guarantee
.
The guarantee in this Article XI is a continuing guarantee of payment and not of collection, and shall apply to all Guaranteed Obligations whenever arising.
Section 11.08.    General Limitation on Guarantee Obligations
.
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 11.09.    Release of Guarantors

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.
(a)    Prior to the SPV Structure Termination Date, if, in compliance with the terms and provisions of the Loan Documents and the Proceeds Loans Finance Documents (and subject to the terms of any applicable Intercreditor Agreement),
(i)    any Proceeds Loan Guarantor ceases to be a Restricted Subsidiary or a Permitted Affiliate Parent pursuant to a transaction or designation permitted by this Agreement (including, for the avoidance of doubt, a Permitted Affiliate Parent Release or an Affiliate Subsidiary Release);
(ii)    any Proceeds Loan Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into or with the Company, a Permitted Affiliate Parent or another Restricted Subsidiary of the Company or a Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Proceeds Loan Guarantor;
(iii)    any Proceeds Loan Guarantor is a Permitted Affiliate Parent and such Permitted Affiliate Parent becomes a Subsidiary of or is merged into or with the Company, another Permitted Affiliate Parent or a Restricted Subsidiary of the Company or another Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Proceeds Loan Guarantor;
(iv)    all or substantially all of the Equity Interests or property of any Proceeds Loan Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in an Enforcement Sale or otherwise;
(v)    a Proceeds Loan Guarantor is prohibited or restricted by applicable Law from guaranteeing the obligations under the Proceeds Loan Agreement (other than customary legal and contractual limitations substantially similar to those provided for in this Agreement or the Guaranty); provided that such guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;
(vi)    a Proceeds Loan Guarantor is released from its obligations under the Loan Documents as a result of a transaction permitted by, and in compliance with, the covenant set forth in Section 5.02 of Annex II; provided that such Proceeds Loan Guarantor is not under any present obligation or claim to pay principal and/or interest on the Proceeds Loans at such time;
(vii)    a Proceeds Loan Guarantor resigns or as a result of, and in connection with, any Solvent Liquidation;
(viii)    upon termination of the Proceeds Loan Agreement and payment in full of all Proceeds Loan;
(ix)    a Proceeds Loan Guarantor becomes an Excluded Subsidiary,
(x)    a Proceeds Loan Guarantor becomes a Released Entity, pursuant to the Post-Closing Reorganization; provided that (a) such Released Entity is also released or discharged from such Released Entity’s guarantee of Indebtedness of the Company, any Permitted Affiliate Parent and any Affiliate Subsidiary under the LCPR Credit Agreement, Proceeds Loan Agreement and all other Pari Passu Lien Obligations (including by reason of the termination of the agreement, document or instrument governing the LCPR Credit Facilities, Proceeds Loans and all other Pari Passu Lien Obligations), and (b) the New Holdco provides a guarantee of the Proceeds Loans on substantially the same terms as provided by the Released Entity prior to the Post-Closing Reorganization; or
(xi)    a Proceeds Loan Guarantor is released from its obligations under the Loan Documents, pursuant to a Permitted Tax Reorganization; provided that the entity that granted such Proceeds Loan Guarantee is also released or discharged from such entity’s guarantee of Indebtedness of the Company and any Permitted Affiliate Parent under any other Pari Passu Lien Obligation.

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(any such Proceeds Loan Guarantor in (i) to (ix) above, a “Released Proceeds Loan Guarantor”), such Released Proceeds Loan Guarantor and (in the case of a sale of all of the Equity Interests of the Released Proceeds Loan Guarantor) its Restricted Subsidiaries shall, upon the designation, consummation of such sale or transfer or other transaction, be automatically released from its obligations under the Proceeds Loan Finance Documents and its obligations to pledge and grant any Proceeds Loan Collateral owned by it pursuant to any Proceeds Loan Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Released Proceeds Loan Guarantor, the pledge of or security interest in such Equity Interests to the Group Security Agent pursuant to the Proceeds Loan Collateral Documents shall be automatically released.
(b)    Prior to the SPV Structure Termination Date, if, in compliance with the terms and provisions of the Loan Documents (and subject to the terms of any applicable Collateral Sharing Agreement),
(i)    all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in an Enforcement Sale or otherwise;
(ii)    a Guarantor is prohibited or restricted by applicable Law from guaranteeing the Obligations (other than customary legal and contractual limitations substantially similar to those provided for in this Agreement or the Guaranty); provided that such guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;
(iii)    a Guarantor is released from its obligations under the Loan Documents as a result of a transaction permitted by, and in compliance with, the covenant set forth in Section 5.01 of Annex II; provided that such Guarantor is not under any present obligation or claim to pay principal and/or interest on the Facilities at such time;
(iv)    a Guarantor resigns pursuant to Section 10.22 or as a result of, and in connection with, any Solvent Liquidation;
(v)    upon termination of the Aggregate Commitments and payment in full of all Obligations,
(vi)    the Security Test would continue to be satisfied if such Guarantor ceases to be a Guarantor;
(vii)    in connection with a Permitted Tax Reorganization, provided that such Guarantor is also released or discharged from such entity’s guarantee of Indebtedness of the Company and any Permitted Affiliate Parent under any other Pari Passu Lien Obligation; or
(viii)    a Guarantor is released from its obligations pursuant to Section 10.01;
(any such Guarantor in (i) to (viii) above, a “Released SPV Guarantor”), such Released SPV Guarantor and (in the case of a sale of all of the Equity Interests of the Released SPV Guarantor) its Subsidiaries that are Guarantors shall, upon the designation, consummation of such sale or transfer or other transaction, be automatically and unconditionally released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any SPV Collateral owned by it pursuant to any SPV Collateral Document and, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary, including the granting of releases or waivers under any Intercreditor Agreement in any applicable jurisdiction, to effect each release described in this Section 11.09(b) in accordance with the relevant provisions of the SPV Collateral Documents.
(c)    On or after the SPV Structure Termination Date, if, in compliance with the terms and provisions of the Loan Documents (and subject to the terms of any applicable Intercreditor Agreement),

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(i)    any Guarantor ceases to be a Restricted Subsidiary or a Permitted Affiliate Parent pursuant to a transaction or designation permitted by this Agreement (including, for the avoidance of doubt, a Permitted Affiliate Parent Release or an Affiliate Subsidiary Release);
(ii)    any Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into or with the Company, a Permitted Affiliate Parent or another Restricted Subsidiary of the Company or a Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Guarantor;
(iii)    any Guarantor is a Permitted Affiliate Parent and such Permitted Affiliate Parent becomes a Subsidiary of or is merged into or with the Company, another Permitted Affiliate Parent or a Restricted Subsidiary of the Company or another Permitted Affiliate Parent which is not an Affiliate Subsidiary, a Permitted Affiliate Parent or a Guarantor;
(iv)    all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, in an Enforcement Sale or otherwise;
(v)    a Guarantor is prohibited or restricted by applicable Law from guaranteeing the Obligations (other than customary legal and contractual limitations substantially similar to those provided for in this Agreement or the Guaranty); provided that such guarantee will be released as a whole or in part to the extent it is necessary to achieve compliance with such prohibition or restriction;
(vi)    a Guarantor is released from its obligations under the Loan Documents as a result of a transaction permitted by, and in compliance with, the covenant set forth in Section 5.01 of Annex II or Annex IV; provided that such Guarantor is not under any present obligation or claim to pay principal and/or interest on the Facilities at such time;
(vii)    a Guarantor resigns pursuant to Section 10.22 or as a result of, and in connection with, any Solvent Liquidation;
(viii)    upon termination of the Aggregate Commitments and payment in full of all Obligations; or
(ix)    a Guarantor becomes an Excluded Subsidiary,
(any such Guarantor in (i) to (ix) above, a “Released Guarantor”), such Released Guarantor and (in the case of a sale of all of the Equity Interests of the Released Guarantor) its Restricted Subsidiaries shall, upon the designation, consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Released Guarantor, the pledge of or security interest in such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09(c) in accordance with the relevant provisions of the Collateral Documents.
(d)    If a Guaranty has been provided by an Additional Guarantor as required under Section 4.15 of Annex II as a result of its guarantee of other Indebtedness of the Restricted Group, then such Guaranty shall be automatically released (subject to the terms of the applicable Intercreditor Agreement) upon the release or discharge of such Additional Guarantor from such guarantee of other Indebtedness so long as no other Indebtedness that would give rise to the obligation to provide such Guaranty is at the time guaranteed by such Additional Guarantor. In addition, if an Additional Guarantor resigns in accordance with Section 10.22, then the Guaranty of such Additional Guarantor shall be automatically released.
(e)    Subject to Section 11.09(a) and (b), the guarantees made herein shall remain in full force and effect so long as any Lender shall have any Commitment hereunder or any Loan or any other Obligation remains

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outstanding (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities which are accrued and payable under Treasury Services Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit or Alternative Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or Alternative L/C Issuer, as applicable, or such Letter of Credit or Alternative Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer or Alternative L/C Issuer, as applicable).
(f)    In the event of a Post-Closing Reorganization, any Guaranty of a Parent that ceases to be a Parent of the Company, shall be automatically released (subject to the terms of the applicable Intercreditor Agreement).
(g)    The Administrative Agent shall be authorized to enter into any documents desirable to evidence or document such release of Guaranty and resignation of such relevant Guarantor.
Section 11.10.    Right of Contribution
.
Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers, the Swing Line Lenders and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Alternative L/C Issuers, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Guarantor hereunder.

Section 11.11.    Keepwell
.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party or Guarantor to honor all of its obligations under this Guaranty in respect of any Swap Obligation (provided that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until the payment in full and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 11.12.    No Marshalling
.
Except to the extent required by applicable Law, neither the Administrative Agent nor any other Secured Party will be required to marshal any collateral securing, or any guaranties of, the Guaranteed Obligations, or to resort to any item of collateral or any guaranty in any particular order, and the Secured Parties’ rights with respect to any collateral and guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable Law, the Guarantor irrevocably waives, and agrees that it will not invoke or assert, any Law requiring or relating to the marshalling of collateral or

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guaranties or any other Law which might cause a delay in or impede the enforcement of the Secured Parties’ rights under this guarantee or any other agreement.
Section 11.13.    Election of Remedies
.
Each Guarantor understands that the exercise by the Administrative Agent and the other Secured Parties of certain rights and remedies contained in the Loan Documents may affect or eliminate the Guarantor’s right of subrogation and reimbursement against the Loan Parties and that the Guarantor may therefore incur a partially or totally nonreimbursable liability under this guarantee. The Guarantors expressly authorize the Administrative Agent and the other Secured Parties to pursue their rights and remedies with respect to the Guaranteed Obligations in any order or fashion they deem appropriate, in their sole and absolute discretion, and waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, exoneration or subrogation or any other rights or remedies of the Guarantors against the Borrower, any other person or any security, whether resulting from any election of rights or remedies by the Administrative Agent or the other Secured Parties, or otherwise.
Section 11.14.    Administrative Agent’s Duties
.
The grant to the Administrative Agent under this guarantee of any right or power does not impose upon the Administrative Agent any duty to exercise that right or power.
Section 11.15.    Guarantor Intent
.
Without prejudice to the generality of Section 11.13, and subject to applicable Law restrictions, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Obligations, including for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 11.16.    Joint and Several Liability.
All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower is jointly and severally liable under this Agreement for all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which any Lender or other Finance Party accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to any Lender or other Finance Party from the Borrowers under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which such Lender or other Finance Party accounts for such Loans or other extensions of credit on its books and records. Each Borrower’s Obligations with respect to Loans and other extensions of credit made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to, and Letters of Credit issued for the account of, the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with each Lender and other Finance Party that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of

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any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an any Lender or other Finance Party with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement executed as of the 2021 Amendment Effective Date or thereafter executed by any other Borrower and delivered to any Lender or other Finance Party, (iv) the failure by any Lender or other Finance Party to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) any Lender’s or other Finance Party’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of any Lender’s or other Finance Party’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of any other Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to any Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which any Lender or other Finance Party had as of the 2021 Amendment Effective Date or may have thereafter against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to any Lender or other Finance Party to secure payment of the Obligations or any other liability of any Borrower to any Lender or other Finance Party. Upon any Event of Default, the Finance Parties may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Finance Parties shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 11.16 shall apply to any Person released from its Obligations as a Borrower in accordance with this Agreement.
Section 11.17.    Limited Recourse Obligations.
(a)    Notwithstanding any other provision of this Agreement, the obligations of the SPV Borrower and the Initial Guarantor under the Loan Documents will be limited as set forth in this Section 11.17.
(b)    All payments to be made by the SPV Borrower and the Initial Guarantor under the Loan Documents to which it is a party will be made only from and to the extent of such sums received or recovered by or on behalf of the SPV Borrower, the Initial Guarantor, the Administrative Agent or the SPV Security Agent from the SPV Collateral, including the SPV Borrower’s and the Initial Guarantor’s rights under the Proceeds Loan Agreement, and none of the Administrative Agent, the SPV Security Agent or the other Secured Parties will have any further recourse to the SPV Borrower or the Initial Guarantor in respect thereof in the event that the amount due and payable by the SPV Borrower and the Initial Guarantor under the Loan Documents exceeds the amounts so received or recovered under the SPV Collateral or its other assets (the “Limited Recourse Restrictions”).
(c)    The Administrative Agent, the SPV Security Agent and the other Secured Parties each agree that neither they, nor any person acting on their behalf, will be entitled at any time to institute against the SPV Borrower or the Initial Guarantor, or join any institution against the SPV Borrower or the Initial Guarantor of any bankruptcy, reorganisation, arrangement, insolvency, examinership, winding-up or liquidation proceedings, proceedings for the appointment of a liquidator, examiner, administrator or other similar official or other proceedings under any applicable insolvency or similar Law in connection with any obligations of the SPV Borrower or the Initial Guarantor owed to any of the Administrative Agent, the SPV Security Agent or the other Secured Parties under the Loan Documents, save for lodging a claim in the liquidation of the SPV Borrower or the Initial Guarantor which is initiated by another party or taking proceedings to obtain declaration or judgment as to the obligations of the SPV Borrower in relation thereto (the “Non-Petition Restrictions”).
(d)    Prior to the SPV Structure Termination Date, the Secured Parties will not have a direct claim on the cash flow or assets of the Proceeds Loan Obligors or any of their respective Subsidiaries, and none of the

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Proceeds Loan Obligors or any of their respective Subsidiaries will have any obligation, contingent or otherwise, to pay amounts due under the Loan Documents, or to make funds available to the SPV Borrower or the Initial Guarantor for those payments, other than the obligations of the Proceeds Loan Obligors to make payments to the SPV Borrower or the Initial Guarantor as lenders under the Proceeds Loans.
(e)    Although the Secured Parties will benefit from the Covenant Agreement, none of the Administrative Agent, the SPV Security Agent or any other Secured Party will be entitled to exercise any rights or remedies under the Covenant Agreement against any Proceeds Loan Obligor, other than the rights to instruct the SPV Borrower and the Initial Guarantor to accelerate or otherwise enforce the SPV Borrower’s and the Initial Guarantor’s rights under the Proceeds Loans or the Proceeds Loan Guarantees in accordance with the terms thereof and any Collateral Sharing Agreement.
(f)    Nothing in this Section 11.17 will limit the ability of the Secured Parties or the SPV Security Agent to accelerate the Obligations or exercise other remedies in accordance with Article VIII.
Section 11.18.    Acknowledgement Regarding any Supported QFCs.
To the extent that any Loan Documents provide support, through a guarantee or otherwise, for any Secured Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.16, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LCPR LOAN FINANCING LLC,
as the SPV Borrower
By: Maples Fiduciary Services (Delaware) Inc., as Manager

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)
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LCPR SENIOR SECURED FINANCING DESIGNATED ACTIVITY COMPANY,
as the Initial Guarantor

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)
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THE BANK OF NOVA SCOTIA,
as Administrative Agent

By: _______________________
Name:
Title:

THE BANK OF NOVA SCOTIA,
as SPV Security Agent

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)
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THE BANK OF NOVA SCOTIA,
as a 2021 Additional Term Lender

By: _______________________
Name:
Title:
Agreed and accepted:
(Signature Page to SPV Credit Agreement)
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LCPR LOAN FINANCING LLC,
as Process Agent
By: Maples Fiduciary Services (Delaware) Inc., as Manager

By: _______________________
Name:
Title:

(Signature Page to SPV Credit Agreement)
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Agreed and accepted:
LiLAC COMMUNICATIONS INC.,
as Process Agent

By: _______________________
Name:
Title:
(Signature Page to SPV Credit Agreement)
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ANNEX I
ADDITIONAL DEFINITIONS
(PRIOR TO THE SPV STRUCTURE TERMINATION DATE)

Unless otherwise specified herein, (1) references in this Annex I to sections of Articles 4 or 5 are to those sections of Annex II and (2) defined terms used in this Annex I shall bear the meanings given to them in this Annex I or as otherwise given to them in Section 1.01 of this Agreement.
“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Assets” means:
(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary in a Related Business or are otherwise useful in a Related Business (it being understood that capital expenditure on property or assets already used in a Related Business or to replace any property or assets that are the subject of such Asset Disposition or any operating expenses Incurred in the day-to-day operations of a Related Business shall be deemed an Investment in Additional Assets);
(2)    the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary; or
(3)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.
“Additional Intercreditor Agreement” has the meaning given to such term in Section 4.23(b).
“Additional Proceeds Loan” means any Proceeds Loan under the Proceeds Loan Agreement, other than the Initial Proceeds Loan.
“Additional SPV Debt” means (i) Public Debt and (ii) other Indebtedness Incurred under Credit Facilities, in each case Incurred by the SPV Borrower or the Initial Guarantor.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliate Subsidiary” means any Lead Affiliate Subsidiary and any Designated Affiliate Subsidiary.
“Approved Jurisdiction” means any of the following: any member state of the European Union that is a member of the European Union on the 2021 Amendment Effective Date, Barbados, Bermuda, the Cayman Islands, England and Wales, the Netherlands, Puerto Rico, the United States of America, any State of the United States of America or the District of Columbia.
“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than an operating lease entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable Law to be held by a Person other than the Company, a

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Permitted Affiliate Parent or a Restricted Subsidiary), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be an Asset Disposition:
(1)    a disposition by a Restricted Subsidiary to the Company or a Permitted Affiliate Parent, by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity) to a Restricted Subsidiary, by the Company to a Permitted Affiliate Parent or by a Permitted Affiliate Parent to the Company;
(2)    the sale or disposition of cash, Cash Equivalents or Investment Grade Securities in the ordinary course of business;
(3)    a disposition of inventory, equipment, trading stock, communications capacity or other assets in the ordinary course of business;
(4)    a sale, lease, transfer or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus or worn out equipment or other equipment and assets that are no longer useful in the conduct of the business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries
(5)    transactions permitted under Section 5.01 or a transaction that constitutes a Change of Control;
(6)    an issuance of Capital Stock or other securities by a Restricted Subsidiary to the Company, a Permitted Affiliate Parent or to another Restricted Subsidiary;
(7)    (a) for purposes of Section 4.10 only, the making of a Permitted Investment or a disposition permitted to be made under Section 4.07, or (b) solely for the purpose of Section 4.10(b)(3), a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under Section 4.07 or Permitted Investments;
(8)    dispositions of assets of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, or the issuance or sale of Capital Stock of any Restricted Subsidiary in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of $45.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of $45.0 million and 3.0% of Total Assets of carried over amounts for any calendar year);
(9)    dispositions in connection with Permitted Liens;
(10)    dispositions of Receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(11)    the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;
(12)    foreclosure, condemnation or similar action with respect to any property, securities, or other assets;
(13)    the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of Receivables arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;
(14)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity, and Investments in a Receivables Entity consisting of cash or Securitization Obligations;

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(15)    a transfer of Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;
(16)    any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;
(17)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(18)    any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(19)    (a) disposals of assets, rights or revenue not constituting part of the Distribution Business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, and (b) other disposals of non-core assets acquired in connection with any acquisition permitted under this Agreement;
(20)    any disposition or expropriation of assets or Capital Stock which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction;
(21)    any disposition of other interests in other entities in an amount not to exceed $10.0 million;
(22)    any disposition of real property; provided that the fair market value of the real property disposed of in any calendar year does not exceed the greater of $45.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year, subject to a maximum of the greater of $45.0 million and 3.0% of Total Assets of carried over amounts for any calendar year);
(23)    any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary to such Person;
(24)    any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with Section 2.05(b)(i) of this Agreement;
(25)    any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Agreement;
(26)    contractual arrangements under long-term contracts with customers entered into by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;
(27)    any disposition reasonably required in connection with the Spin-Off (including any transfer of assets to Affiliates of the Company, any Permitted Affiliate Parent and any Restricted Subsidiary prior to the completion of any Spin-Off);
(28)    the sale or disposition of the Towers Assets;
(29)    any dispositions constituting the surrender of tax losses by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (A) to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary;

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(B) to the Ultimate Parent or any of its Subsidiaries (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary); or (C) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a Subsidiary of the Ultimate Parent which has been disposed of pursuant to a disposal permitted by the terms of this Agreement, to the extent that the Company, a Permitted Affiliate Parent or a Restricted Subsidiary would have a liability (in the form of an indemnification obligation or otherwise) to one or more Persons in relation to such tax liability if not so eliminated, satisfied or discharged;
(30)    any disposition of any entity where the only material assets of such entity are assets the disposal of which would not be deemed to be an Asset Disposition;
(31)    any disposition of any nominal or non-substantial shareholding; and
(32)    any other disposition of assets comprising in aggregate percentage value of 10.0% or less of Total Assets.
In the event that a transaction (or any portion thereof) meets the criteria of a disposition permitted under clauses (1) through (30) above and would also be a Restricted Payment permitted to be made under Section 4.07 or a Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposition permitted under clauses (1) through (30) above and/or one or more of the types of Restricted Payments permitted to be made under Section 4.07 or Permitted Investments.
“Bank Products” means (1) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, commodity trading or brokerage accounts, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (2) daylight exposures of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in respect of banking and treasury arrangements entered into in the ordinary course of business.
“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially held”, “beneficially holding” and “beneficial ownership” have a corresponding meaning.
“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof; provided, that (i) if and for so long as the Company or a Permitted Affiliate Parent is a Subsidiary of the Ultimate Parent, any action required to be taken under this Agreement by the Board of Directors of the Company or a Permitted Affiliate Parent can, in the alternative, at the option of the Company or such Permitted Affiliate Parent, be taken by the Board of Directors of the Ultimate Parent and (ii) following consummation of a Spin-Off, any action required to be taken under this Agreement by the Board of Directors of the Company or a Permitted Affiliate Parent can, in the alternative, at the option of the Company or such Permitted Affiliate Parent, be taken by the Board of Directors of the Spin Parent.
“Business Division Transaction” means any creation of or participation in any joint venture with respect to any assets, undertakings and/or businesses of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary which comprise all or part of the Company’s, any Permitted Affiliate Parent’s or any Restricted Subsidiary’s business solutions division (or its predecessor or successors), to or with any other entity or person whether or not the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, excluding the contribution to (but not the use by) any joint venture of the backbone assets utilized by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary and excluding any Subsidiary included in or owned by the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s business solutions division but not engaged in the business of that division.

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“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalents” means:
(1)    securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union as of January 1, 2004 (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;
(2)    securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service in any Qualified Country);
(3)    commercial paper issued by any lender party to a Credit Facility or any bank holding company owning any lender party to a Credit Facility;
(4)    commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);
(5)    time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender party to a Credit Facility or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the Dollar Equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by S&P, or “A-” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency in any Qualified Country);
(6)    auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);
(7)    repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;
(8)    marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or the Dollar Equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);
(9)    interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (1) through (8) above;

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(10)    any other investments used by the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries as temporary investments permitted by the Administrative Agent in writing in its sole discretion; and
(11)    in the case of investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Restricted Subsidiary is organized or located or in which such Investment is made, all as conclusively determined in good faith by the Company or a Permitted Affiliate Parent;
provided that bank deposits and short term investments in local currency of any Restricted Subsidiary shall qualify as Cash Equivalents as long as the aggregate amount thereof does not exceed the amount reasonably estimated by such Restricted Subsidiary as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 days.
“Change of Control” means:
(1)    LCPR Parent, (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any Permitted Affiliate Parent or (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company or any Permitted Affiliate Parent to, directly or indirectly, direct or cause the direction of management and policies of the Company or any Permitted Affiliate Parent, as applicable; or
(2)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or
(3)    the adoption by the stockholders of the Company or any Permitted Affiliate Parent of a plan or proposal for the liquidation or dissolution of the Company or any Permitted Affiliate Parent, other than a transaction complying with Section 5.01; or
(4)    the Initial Guarantor Share Trustee ceases to directly or indirectly hold 100% of the Capital Stock of the Initial Guarantor; or
(5)    the Share Trustee ceases to directly or indirectly hold 100% of the Capital Stock of the SPV Borrower;
provided, however, that a Change of Control shall not be deemed to have occurred pursuant to (i) clause (1) of this definition upon the consummation of the Post-Closing Reorganization, a Permitted Tax Reorganization or a Spin-Off or any sale or disposition of the shares in any Permitted Affiliate Parent provided that such sale or disposition of shares in such Permitted Affiliate Parent is considered a “disposition” under the first paragraph of the definition of “Asset Disposition” (and the related Net Available Cash is considered received by the Company) and such sale or disposition is carried out in accordance with the terms and conditions of this Agreement or (ii) this definition solely as a result of the resignation and/or release of any Borrower or Permitted Affiliate Parent in accordance with the terms of this Agreement.
“Collateral Sharing Agreement” means, collectively, (i) the Initial Collateral Sharing Agreement and (ii) any Additional Collateral Sharing Agreement.
“Commodity Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.
“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock

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whether or not outstanding on the 2021 Amendment Effective Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated EBITDA” means, for any period, operating income (loss) determined on the basis of GAAP of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis, plus, without duplication, at the option of the Company or a Permitted Affiliate Parent (except with respect to clauses (1) and (2) below), the following (to the extent deducted or taken into account, as the case may be, for the purposes of determining operating income (loss), other than in respect of clause (20)(b) and clause (21) below):
(1)    Consolidated depreciation expense;
(2)    Consolidated amortization expense;
(3)    stock based compensation expense;
(4)    other non-cash charges reducing operating income (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);
(5)    any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or post-retirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, earthquake, flood, hurricane and storm and related events);
(6)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s Consolidated financial statements pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes and Permitted Tax Distributions;
(7)    any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined conclusively in good faith by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent);
(8)    the amount of Management Fees and other fees and related expenses (including Intra-Group Services) paid in such period to the Permitted Holders to the extent permitted by Section 4.11;
(9)    any reasonable expenses, charges or other costs to effect or consummate the Transactions, a Spin-Off, a Permitted Joint Venture, any Equity Offering, Permitted Investment, any transaction permitted under Section 4.11, acquisition, disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Agreement, in each case, as determined conclusively in good faith by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent;

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(10)    any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting principles or policies;
(11)    (i) the amount of loss on the sale or transfer of any assets in connection with an asset securitization programme, Receivables factoring transaction or other Receivables transaction (including, without limitation, a Qualified Receivables Transaction) and/or (ii) any gross margin (revenue minus cost of goods sold) recognized by any Affiliate of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in relation to the sale of goods and services relating to the business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(12)    Specified Legal Expenses;
(13)    an amount equal to 100% of the up-front installation fees associated with commercial contract installations completed during the applicable reporting period, less any portion of such fees included in operating income for such period, provided that the amount of such fees, to the extent amortized over the life of the underlying service contract, shall not be included in operating income in any future period;
(14)    any fees or other amounts charged or credited to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary related to Intra-Group Services may be excluded from the calculation of Consolidated EBITDA;
(15)    any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes;
(16)    after reversing net other operating income or expense;
(17)    Receivables Fees;
(18)    any costs, charges, fees and related expenses in connection with programming rights that would be accounted for as intangible assets under GAAP;
(19)    any taxes, assessments, levies or other governmental charges that are based, in whole or in part, on income measures or any provision for Permitted Tax Distribution;
(20)    (a) any expense to the extent covered by liability, casualty events or business interruption insurance or indemnity, or Parametric Cover, and actually reimbursed or paid out or with respect to which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary has made a determination that a reasonable basis exists for indemnification, reimbursement or pay-out, but only to the extent that such amount is in fact indemnified, reimbursed or paid out within the next four fiscal quarters following such determination (collectively, “Business Interruption Receipts”) (with a deduction in calculating Consolidated EBITDA in the applicable future period of any amount so added back in any prior period to the extent not so indemnified or reimbursed within such four fiscal quarters), and (b) to the extent not otherwise included in operating income and without duplication of amounts included under clause (a) above, the amount of proceeds of business interruption insurance or Parametric Cover in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received) so long as the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in good faith expects to receive such proceeds within the next four fiscal quarters (collectively, “Business Interruption Expected Proceeds”, and together with Business Interruption Receipts, the “Business Interruption Addback”) (it being understood that (i) to the extent not actually received within such four fiscal quarters, such amount shall be deducted in calculating Consolidated EBITDA for such future period and (ii) there shall be no double counting of amounts included in calculating Consolidated EBITDA as Business Interruption Expected Proceeds which are subsequently received in such future period as Business Interruption Receipts); provided that, for the avoidance of doubt, for any period, there shall be no double counting of any amount included in calculating Consolidated EBITDA as a Business Interruption Addback and as an addback pursuant to clause (5) of this definition of Consolidated EBITDA; and

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(21)    without duplication of amounts above, non-cash expenses represented by roaming agreement credits.
For the purposes of determining the amount of Consolidated EBITDA of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries under this definition which is denominated in a foreign currency, the Company or any Permitted Affiliate Parent may, at its option, calculate the Dollar Equivalent amount of such Consolidated EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the Consolidated financial statements of the Reporting Entity for such relevant period or (ii) the relevant currency exchange rate in effect on the 2021 Amendment Effective Date.
“Consolidated Interest Expense” means, for any period, the net interest income/expense of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis (in each case, determined on the basis of GAAP), whether paid or accrued, including any such interest and charges consisting of:
(1)    interest expense attributable to Capitalized Lease Obligations;
(2)    non-cash interest expense;
(3)    dividends or other distributions in respect of all Disqualified Stock of the Company or a Permitted Affiliate Parent and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company, a Permitted Affiliate Parent, a Restricted Subsidiary or a Subsidiary of the Company or a Permitted Affiliate Parent;
(4)    the Consolidated interest expense that was capitalized during such period; and
(5)    interest actually paid by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, under any guarantee of Indebtedness or other obligation of any other Person.
Notwithstanding the foregoing, Consolidated Interest Expense shall not include (a) any interest accrued, capitalized or paid in respect of Subordinated Shareholder Loans, (b) any commissions, discounts, yield and other fees and charges related to Qualified Receivables Transactions, (c) any payments on any operating leases, including without limitation any payments on any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP, (d) any foreign currency gains or losses, (e) any pension liability cost, (f) any amortization of debt discount, debt issuance cost, charges and premium, (g) costs and charges associated with Hedging Obligations, and (h) any interest, costs and charges contained in clause (3) of this definition.
“Consolidated Net Leverage Ratio”, as of any date of determination, means the ratio of:
(1)    (a) the outstanding Indebtedness of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis as of such date and the Reserved Indebtedness Amount (to the extent applicable) as of such date, other than, at the option of the Company or any Permitted Affiliate Parent:
(i)    any Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the date of determination Incurred under any Permitted Credit Facility;
(ii)    any Subordinated Shareholder Loans;
(iii)    any Indebtedness Incurred pursuant to Section 4.09(c)(25);
(iv)    any Indebtedness arising under the Production Facilities to the extent that it is Limited Recourse to the assets funded by such Production Facilities; and
(v)    any Indebtedness which is a contingent obligation of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided that, any guarantee by the

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Company, a Permitted Affiliate Parent or any Restricted Subsidiary of Indebtedness of any Parent shall be included for the purposes of calculating the Consolidated Net Leverage Ratio under Section 4.09(b)(1), Section 4.09(c)(6)(A), Section 4.09(c)(6)(B) and Section 4.09(c)(15) only (but not for any other purpose under this Agreement);
less
(b) the aggregate amount of cash and Cash Equivalents of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis, to
(2)    the Pro forma EBITDA for the Test Period,
provided that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (a) any Indebtedness Incurred on the date of determination pursuant to Section 4.09(c) or (b) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to Section 4.09(c).
For the avoidance of doubt, in determining the Consolidated Net Leverage Ratio, (i) no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made, (ii) any cash and Cash Equivalents represented by Escrowed Proceeds of Indebtedness described in the first proviso to the definition of “Indebtedness” shall be excluded and (iii) the Consolidated EBITDA and all outstanding Indebtedness of any company, business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect.
“Consolidated Senior Secured Net Leverage Ratio”, as of any date of determination, means the ratio of:
(1)    (a) the outstanding Senior Secured Indebtedness of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis as of such date and the Reserved Indebtedness Amount (to the extent applicable) as of such date, other than, at the option of the Company or any Permitted Affiliate Parent:
(i)    any Senior Secured Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the date of determination Incurred under any Permitted Credit Facility;
(ii)    any Senior Secured Indebtedness Incurred pursuant to Section 4.09(c)(25); and
(iii)    any Senior Secured Indebtedness which is a contingent obligation of the Company, any Permitted Affiliate Parent or a Restricted Subsidiary;
less
(b) the aggregate amount of cash and Cash Equivalents of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis, to
(2)    the Pro forma EBITDA for the Test Period,
provided, that the pro forma calculation of the Consolidated Senior Secured Net Leverage Ratio shall not give effect to (a) any Indebtedness Incurred on the date of determination pursuant to Section 4.09(c) or (b) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to Section 4.09(c).
For the avoidance of doubt, in determining the Consolidated Senior Secured Net Leverage Ratio, (i) no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Senior Secured Net Leverage Ratio is to be made, (ii) any cash and Cash Equivalents represented by Escrowed Proceeds of Indebtedness described in the first proviso to the definition of

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“Indebtedness” shall be excluded, and (iii) the Consolidated EBITDA and all outstanding Indebtedness of any company, business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect.
“Consolidation” means the consolidation or combination of the accounts of each of the Company’s Restricted Subsidiaries (excluding the Affiliate Subsidiaries) with those of the Company and each of a Permitted Affiliate Parent’s Restricted Subsidiaries (excluding the Affiliate Subsidiaries) with those of such Permitted Affiliate Parent, in each case, in accordance with GAAP consistently applied and together with the accounts of the Affiliate Subsidiaries on a combined basis (including eliminations of intercompany transactions and balances, as appropriate); provided that, for the purposes of making any determination or calculation under this Agreement (other than with respect to any determination or calculation of Total Assets) that refers to “Consolidated” or “Consolidation”, the relevant measures being consolidated or combined shall (without duplication) (a) be reduced proportionately to reflect any Non-Controlling Interests, and to the extent that, since the beginning of the relevant period, the Company’s or a Permitted Affiliate Parent’s proportionate interest in any direct or indirect Restricted Subsidiary has decreased as at the date of determination or calculation, such measures shall be reduced by an amount proportionate to such reduction as if such reduction occurred on the first day of such period (and in the event of an increase, shall be increased by an amount proportionate to such increase) and (b) be deemed to include the relevant measures of any Minority Investments to the extent of the Company’s, a Permitted Affiliate Parent’s or a Restricted Subsidiary’s proportionate interest in such Person, and to the extent that, since the beginning of the relevant period, the Company’s, a Permitted Affiliate Parent’s or a Restricted Subsidiary’s proportionate interest in any such Person has decreased as at the date of determination or calculation, such measures shall be reduced by an amount proportionate to such reduction as if such reduction occurred on the first day of such period (and in the event of an increase, shall be increased by an amount proportionate to such increase); provided, further, that “Consolidation” will not include (i) consolidation or combination of the accounts of any Unrestricted Subsidiary, but the interest of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment, (ii) at the Company’s or a Permitted Affiliate Parent’s election, any Receivables Entities, and (iii) at the Company’s or a Permitted Affiliate Parent’s election, any Minority Investment, any Restricted Subsidiary or other assets in any Person held for sale in accordance with GAAP. The term “Consolidated” has a correlative meaning.
“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).
“Content Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary which comprise all or part of the Content business (or its predecessor or successors) of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, to or with any other entity or person whether or not the Company, a Permitted Affiliate Parent or any Restricted Subsidiary.
“Covenant Agreement” means the covenant agreement dated as of October 25, 2019, between, among others, the SPV Borrower, the Proceeds Loan Obligors and the Administrative Agent pursuant to which the Proceeds Loan Obligors agree to be bound by the covenants (other than any payment obligations) in this Agreement applicable to them.
“Credit Facility” means, one or more debt facilities, arrangements, instruments, trust deeds, note purchase agreements, indentures, commercial paper facilities or overdraft facilities (including, without limitation, the Facilities, any Permitted Credit Facility or any Production Facility) with banks or other institutions or investors providing for revolving credit loans, term loans, Receivables financing (including through the sale of Receivables to such institutions or to special purpose entities formed to borrow from such institutions against such Receivables), letters of credit, notes, bonds, debentures or other Indebtedness, in each

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case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the Facilities, a Permitted Credit Facility, a Production Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Credit Facility Basket Amount” means $1,125.0 million.
“Credit Facility Excluded Amount” means the greater of (1) $50.0 million (or its equivalent in other currencies) and (2) 0.25 multiplied by the Pro forma EBITDA of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis for the Test Period.
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.
“Declaration of Trust” means the declaration of trust dated October 14, 2019 pursuant to which the Share Trustee directly or indirectly holds the Capital Stock of the SPV Borrower on trust for certain charities and charitable institutions according to the terms thereof until the Termination Date (as defined therein).
“Designated Affiliate Subsidiary” means any Subsidiary of a Lead Affiliate Subsidiary.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company, any Permitted Affiliate Parent or one of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary); or
(3)    is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of the date (a) of the Latest Maturity Date of the Facilities or (b) on which there are no Loans outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or a Permitted Affiliate Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall

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not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provided that the Company or such Permitted Affiliate Parent may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company or such Permitted Affiliate Parent with Section 2.05(b)(i), Section 2.05(b)(ix) of this Agreement and Section 4.10, and such repurchase or redemption complies with Section 4.07.
“Distribution Business” means:
(1)    the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or
(2)    any business which is incidental to or related to such business.
“Dollar Equivalent” means, (1) with respect to any monetary amount in Dollars, such amount and (2) with respect to any monetary amount in a currency other than Dollars, at any time of determination thereof by the Company, a Permitted Affiliate Parent or the Administrative Agent, as the case may be, the amount of Dollars obtained by converting such currency other than Dollars involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable currency other than Dollars as published in The Financial Times in the “Currencies” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent) on the date of such determination.
“Equity Offering” means (1) the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off, or (2) a sale of (a) Capital Stock of the Company or a Permitted Affiliate Parent (other than Disqualified Stock), (b) Capital Stock the proceeds of which are contributed as equity share capital to the Company or a Permitted Affiliate Parent or as Subordinated Shareholder Loans or (c) Subordinated Shareholder Loans.
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“European Union” means the European Union, including member states as of May 1, 2004 but excluding any country which became or becomes a member of the European Union after May 1, 2004.
“Excess Capacity Network Services” means the provision of network services, or an agreement to provide network services, by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in favor of one or more other members of the Wider Group where such network services are only provided in respect of the capacity available to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary as capital contributions or Subordinated Shareholder Loans to the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary after the Effective Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary, in each case, to the extent designated as an

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Excluded Contribution pursuant to an Officer’s Certificate of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary.
“Existing Senior Secured Notes” means the Initial Guarantor’s 6.750% senior secured notes due 2027 issued pursuant to the Existing Senior Secured Notes Indenture and in an aggregate principal amount not in excess of the aggregate principal amount outstanding on the 2021 Amendment Effective Date.
“Existing Senior Secured Notes Indenture” means the indenture dated as of October 25, 2019, between, among others, the Initial Guarantor as Issuer, the Company as Guarantor, BNY Mellon Corporate Trustee Services Limited, as Trustee and The Bank of Nova Scotia, as Security Trustee (in each case, as each such capitalized term is defined therein), as amended, supplemented or otherwise modified from time to time.
“Expenses Agreement” means the expenses agreement dated as of October 25, 2019 between, among others, the SPV Borrower, the Initial Guarantor and the Company pursuant to which the Company has agreed to pay certain obligations of the SPV Borrower and Initial Guarantor including, without limitation, in respect of maintenance of the SPV Borrower’s and Initial Guarantor’s existence, the payment of certain tax liabilities of the SPV Borrower and the Initial Guarantor, the payment of additional amounts pursuant to this Agreement following certain tax events and the payment of additional interest required to be paid under this Agreement on overdue principal and interest.
“fair market value” wherever such term is used (except as otherwise specifically provided for in this Agreement) may be conclusively established by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent in good faith.
“First-Priority Lien” means any Lien on some or all of the Proceeds Loan Collateral that ranks or is intended to rank pari passu with the Liens on the obligations under the Proceeds Loan Finance Documents, including any Lien that ranks pari passu by virtue of any Intercreditor Agreement or any other agreement or instrument; provided further that Liens that rank pari passu with the Liens on the Proceeds Loan Collateral securing the Proceeds Loan Finance Documents but secure Indebtedness that is junior to the Proceeds Loan Finance Documents with respect to the distributions of proceeds of enforcement of Proceeds Loan Collateral shall not be First-Priority Liens.
“Grantor” means any Person that has pledged Proceeds Loan Collateral to secure the Proceeds Loans and the Proceeds Loan Guarantees.
“Group Intercreditor Agreement” means the intercreditor agreement dated as of October 25, 2019, between, among others, the Company, The Bank of Nova Scotia as Security Agent, The Bank of Nova Scotia as Original Senior Agent, the other Creditors and the other Debtors and Security Grantors (in each case, as each such capitalized term is defined therein), as amended, supplemented or otherwise modified from time to time.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
The term “guarantor” means the obligor under a guarantee.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

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“Holding Company” means, in relation to a Person, an entity of which that Person is a Subsidiary.
“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder, subject to the definition of “Additional Facility Available Amount” (as defined in Section 1.01) and “Reserved Indebtedness Amount” (as defined in Section 4.09(e)(7)) and related provisions.
“Indebtedness” means, with respect to any Person (and with respect to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, on a Consolidated basis) on any date of determination (without duplication):
(1)    money borrowed or raised and debit balances at banks;
(2)    any bond, note, loan stock, debenture or similar debt instrument;
(3)    acceptance or documentary credit facilities; and
(4)    the principal component of Indebtedness of other Persons to the extent guaranteed by such Person to the extent not otherwise included in the Indebtedness of such Person, provided that Indebtedness which has been cash-collateralized shall not be included in any calculation of Indebtedness to the extent so cash-collateralized (including, for the avoidance of doubt, any Indebtedness to the extent the proceeds thereof constitute Escrowed Proceeds).
Notwithstanding the foregoing, “Indebtedness” shall not include (a) any deposits or prepayments received by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary from a customer or subscriber for its service and any other deferred or prepaid revenue, (b) any obligations to make payments in relation to earn outs, (c) Indebtedness which is in the nature of equity (other than shares redeemable at the option of the holder thereof prior to the Latest Maturity Date) or equity derivatives; (d) Lease Obligations, (e) Receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt, any indebtedness in respect of Qualified Receivables Transactions, including, without limitation, guarantees by a Receivables Entity of the obligations of another Receivables Entity and any indebtedness in respect of Limited Recourse, (f) pension obligations or any obligation under employee plans or employment agreements, (g) any “parallel debt” obligations to the extent that such obligations mirror other Indebtedness, (h) any payments or liability for assets acquired or services supplied deferred (including Trade Payables and, without limitation, any liability under an IRU Contract), (i) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends), (j) any Hedging Obligations, (k) any Non-Recourse Indebtedness and (l) any escrow shortfall guarantee (or similar arrangement entered into in connection with Escrowed Proceeds). The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
“Independent Financial Advisor” means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Company or a Permitted Affiliate Parent, qualified to perform the task for which it has been engaged.
“Initial Collateral Sharing Agreement” means the collateral sharing agreement dated as of October 25, 2019, between, among others, the SPV Borrower, the Security Trustee and the Administrative Agent, as amended, restated or otherwise modified or varied from time to time.

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“Initial Guarantor Declaration of Trust” means the declaration of trust dated October 7, 2019 pursuant to which the Initial Guarantor Share Trustee directly or indirectly holds the Capital Stock of the Initial Guarantor on trust for certain charities and charitable institutions according to the terms thereof until the Termination Date (as defined therein).
“Initial Guarantor Share Trustee” means MaplesFS Trustees Ireland Limited, who directly holds the Capital Stock of the Initial Guarantor under the Initial Guarantor Declaration of Trust.
“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company, a Permitted Affiliate Parent, the Spin Parent or any direct or indirect parent company of the Company or a Permitted Affiliate Parent (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market (including, for the avoidance of doubt, any such Equity Offering of common stock or other common equity interest of the Spin Parent in connection with any Spin-Off).
“Intercreditor Agreement” means, collectively, the Group Intercreditor Agreement and any Additional Intercreditor Agreement.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favorable, taken as a whole, to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a Person that is not an Affiliate or, in the event that there are no comparable transactions to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company or a Permitted Affiliate Parent has conclusively determined in the good faith judgment of its Board of Directors or senior management to be fair to the Company or a Permitted Affiliate Parent or such Restricted Subsidiary):
(1)    the sale of programming or other Content by the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(2)    the lease or sublease of office space, other premises or equipment by the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries to the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates or by the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates to the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries;
(3)    the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries to or from the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates, including, without limitation, (a) the employment of personnel, (b) provision of employee healthcare or other benefits, including stock and other incentive plans, (c) acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers, and (d) the provision of treasury, audit, accounting, banking, strategy, IT, branding, marketing, network, technology, research and development, telephony, office, administrative, compliance, payroll or other similar services; and
(4)    the extension, by or to the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries to or by the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries

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or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates of trade credit not constituting Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) of this definition of Intra-Group Services.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
(1)    Hedging Obligations entered into in the ordinary course of business;
(2)    endorsements of negotiable instruments and documents in the ordinary course of business; and
(3)    an acquisition of assets, Capital Stock or other securities by the Company, a Permitted Affiliate Parent or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company, a Permitted Affiliate Parent or a Parent.
For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:
(1)    “Investment” will include the portion (proportionate to the Company’s or a Permitted Affiliate Parent’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or such Permitted Affiliate Parent will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s or such Permitted Affiliate Parent’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s or such Permitted Affiliate Parent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and
(2)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case, as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent.
If the Company, a Permitted Affiliate Parent or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of Voting Stock of a Restricted Subsidiary such that such Subsidiary is no longer a Restricted Subsidiary, then the Investment of the Company or a Permitted Affiliate Parent in such Person shall be deemed to have been made as of the date of such transfer or other disposition in an amount equal to the fair market value of such Voting Stock on such date.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company or a Permitted Affiliate Parent’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.
“Investment Grade Securities” means:
(1)    securities issued by the U.S. government or by any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by the U.S. government and in each case with maturities not exceeding two years from the date of the acquisition;

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(2)    securities issued by or a member of the European Union as of January 1, 2004, or any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004, and in each case with maturities not exceeding two years from the date of the acquisition;
(3)    debt securities or debt instruments with a rating of A or higher by S&P or A-2 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities ratings agency, but excluding any debt securities or instruments constituting loans or advances among the Company, any Permitted Affiliate Parent and their respective Subsidiaries;
(4)    investments in any fund that invests exclusively in investments of the type described in clauses (1) through (3) which fund may also hold immaterial amounts of cash and Cash Equivalents pending investment and/or distribution; and
(5)    corresponding instruments in countries other than those identified in clauses (1) and (2) above customarily utilized for high-quality investments and, in each case, with maturities not exceeding two years from the date of the acquisition.
“Investment Grade Status” shall occur when the Facilities receive any two of the following:
(1)    a rating of “Baa3” (or the equivalent) or higher from Moody’s or any of its successors or assigns;
(2)    a rating of “BBB-” (or the equivalent) or higher from S&P, or any of its successors or assigns; and
(3)    a rating of “BBB-” (or the equivalent) or higher from Fitch Ratings Inc. or any of its successors or assigns, in each case, with a “stable outlook” from such rating agency.
“IPO Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (2) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.
“IRU Contract” means a contract entered into by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another person).
“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.
“LCPR Parent” means Liberty Communications Holding ; provided that (1) following a Permitted Affiliate Parent Accession, “LCPR Parent” will mean a Holding Company of the Company and each Permitted Affiliate Parent designated by the Company, and such Holding Company’s successors, (2) upon consummation of the Post-Closing Reorganization, “LCPR Parent” will mean New Holdco and its successors and (3) upon consummation of any Spin-Off in which Liberty Communications Holding is no longer a Parent of the Company and any Permitted Affiliate Parent, “LCPR Parent” will mean a Parent of the Company and each Permitted Affiliate Parent designated by the Company, and any successor of such Parent or Holding Company, as applicable.
“Lead Affiliate Subsidiary” means any Subsidiary of the Ultimate Parent (other than a Subsidiary of the Company or any Permitted Affiliate Parent) that provides a Proceeds Loan Guarantee following the 2021 Amendment Effective Date and that is designated as an Affiliate Subsidiary in accordance with this Agreement.
“Lease Obligations” means collectively obligations under any finance, capital or operating lease in accordance with GAAP.
“Liberty Latin America” means Liberty Latin America Ltd., and any and all successors thereto.

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“Lien” means any assignment, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“LiLAC Communications” means LiLAC Communications Inc., and any and all successors thereto.
“LiLAC Ventures” means LiLAC Ventures Ltd., and any and all successors thereto.
“Limited Condition Transaction” means (1) any Investment or acquisition, in each case, by one or more of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment; (3) any Restricted Payment and (4) any Asset Disposition or other disposition permitted hereunder by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries.
“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (other than a Receivables Entity) in connection with the Incurrence of Indebtedness by a Receivables Entity under a Qualified Receivables Transaction; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (other than a Receivables Entity) shall not exceed 25% of the principal amount of such Indebtedness at any time.
“Local GAAP” means generally accepted accounting principles of the jurisdiction of the SPV Borrower as in effect from time to time.
“Management Fees” means any management, consultancy, stewardship or other similar fees payable by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, including any fees, charges and related expenses Incurred by any Parent on behalf of and/or charged to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary.
“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (2) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.
“Minority Investment” means any Person in which the Company, a Permitted Affiliate Parent or a Restricted Subsidiary owns a minority interest that is not a Subsidiary of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that has been designated as a “Minority Investment” by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent. The Board of Directors or senior management of the Company or a Permitted Affiliate Parent may subsequently elect to remove any such designation.
“Moody’s” means Moody’s Investors Services, Inc.
“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements) and Permitted Tax Distributions, as a consequence of such Asset Disposition;

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(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable Law be repaid out of the proceeds from such Asset Disposition;
(3)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)    the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary after such Asset Disposition.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans or other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“New Holdco” means the direct or indirect Subsidiary of the Ultimate Parent following the Post-Closing Reorganizations.
“New Senior Secured Notes” means the senior secured notes offered on or about the date hereof by the Initial Guarantor.
“Non-Controlling Interest” means any minority interest in a Restricted Subsidiary held by a Person other than the Company, a Permitted Affiliate Parent or any Restricted Subsidiary.
“Non-Recourse Indebtedness” means any indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (and not of any other Person), in respect of which the Person or Persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary for any payment or repayment in respect thereof:
(1)    other than recourse to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary which is limited solely to the amount of any recoveries made on the enforcement of any collateral securing such indebtedness or in respect of any other disposition or realization of the assets underlying such indebtedness;
(2)    provided that such Person or Persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (or proceedings having an equivalent effect) or to appoint or cause the appointment of any receiver, trustee or similar person or officer in respect of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or any of its assets until after the Facilities have been repaid in full; and
(3)    provided further that the principal amount of all indebtedness Incurred and outstanding pursuant to this definition does not exceed the greater of (i) $75.0 million and (ii) 5.0% of Total Assets.
“Notes Assumption” means (i) the assumption by, or assignment or other transfer to, the Company, any Permitted Affiliate Parent and/or any Restricted Subsidiary of any obligations under any Indebtedness Incurred by the Initial Guarantor and any of its Subsidiaries and/or (ii) the acquisition or other transfer of the Initial Guarantor and any of its Subsidiaries, together with any outstanding obligations under Indebtedness Incurred by the Initial Guarantor or any of its Subsidiaries, by the Company, any Permitted Affiliate Parent and/or any Restricted Subsidiary.
“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Deputy Chief Financial Officer, the President, any Vice President, any Managing

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Director, any Director, any Board Member, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, or any authorized signatory of such Person.
“Officer’s Certificate” means a certificate signed by one or more Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Company, a Permitted Affiliate Parent or the Administrative Agent.
“ordinary course of business” means the ordinary course of business of the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and any of their respective Subsidiaries and/or the Ultimate Parent and its Subsidiaries.
“Parametric Cover” means any parametric insurance or derivative arrangements in respect of weather-related events.
“Parent” means (1) the Ultimate Parent, (2) any Subsidiary of the Ultimate Parent of which the Company or a Permitted Affiliate Parent is a Subsidiary on the 2021 Amendment Effective Date, (3) any other Person of which the Company or any Permitted Affiliate Parent at any time is or becomes a Subsidiary after the 2021 Amendment Effective Date (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off), and (4) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.
“Parent Expenses” means:
(1)    costs (including all professional fees and expenses) Incurred by any Parent or any Subsidiary of a Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable Laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Loan Documents or any agreement or instrument relating to Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(2)    indemnification obligations of any Parent or any Subsidiary of a Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person with respect to its ownership of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or the conduct of the business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(3)    obligations of any Parent or any Subsidiary of a Parent in respect of director and officer insurance (including premiums therefor) with respect to its ownership of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or the conduct of the business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(4)    general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent or Subsidiary of a Parent related to the ownership, stewardship or operation of the business (including, but not limited to, Intra-Group Services) of the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, including acquisitions or dispositions or treasury transactions by the Company, a Permitted Affiliate Parent or the Subsidiaries permitted hereunder (whether or not successful), in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent; and
(5)    fees and expenses payable by any Parent in connection with the Transactions.
“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.
“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Parent or issuance or sale of shares of a Parent to one or more entities which are not Affiliates of the Ultimate Parent.

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“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets (including, without limitation, securities of a Related Business) or a combination of such assets, cash and Cash Equivalents between the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries and another Person.
“Permitted Business” means any business:
(1)    engaged in by any Parent, any Subsidiary of any Parent, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary on the 2021 Amendment Effective Date;
(2)    that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilization and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony (including, for the avoidance of doubt, mobile telephony), internet services and Content, high speed data transmission, video, multi-media and related activities);
(3)    or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which any Parent, any Subsidiary of any Parent, the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries are engaged on the 2021 Amendment Effective Date, including, without limitation, all forms of television, telephony (including, for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content; or
(4)    that comprises being a Holding Company of one or more Persons engaged in any such business referred to above.
“Permitted Collateral Liens” means:
(1)    Liens on the Proceeds Loan Collateral that are described in one or more of clauses (2), (3), (4), (5), (6), (8), (9), (11) and (12) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce the Lien in the Collateral granted under the Proceeds Loan Collateral Documents; and
(2)    Liens on the Proceeds Loan Collateral to secure:
(a)    the obligations under the Proceeds Loan Finance Documents;
(b)    Indebtedness of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries that is permitted to be Incurred under Section 4.09(b)(2), Section 4.09(c)(1), Section 4.09(c)(3), Section 4.09(c)(4) (in the case of Section 4.09(c)(4), to the extent such Indebtedness is secured by a Lien on the Proceeds Loan Collateral that is existing on, or provided for, under written arrangements existing on the 2021 Amendment Effective Date), Section 4.09(c)(13) (in the case of 4.09(c)(13), to the extent such guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this clause (2) of this definition of Permitted Collateral Liens), Section 4.09(c)(14), Section 4.09(c)(18), Section 4.09(c)(21) or Section 4.09(c)(25);
(c)    Indebtedness that is permitted to be Incurred under Section 4.09(c)(6) and guarantees thereof; provided that, at the time of the acquisition or other transaction pursuant to which such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness on a pro forma basis, (i) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(b)(2) or (ii) the Consolidated Senior Secured Net Leverage Ratio would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the Incurrence of such Indebtedness; and

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(d)    any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clauses (a), (b) and (c) and this clause (d);
provided, however, that (i) such Lien ranks equal or junior to all other Liens on the Proceeds Loan Collateral securing Senior Indebtedness of the Proceeds Loan Obligors and (ii) holders of Indebtedness referred to in this clause (2) (or their duly authorized Representative) shall enter into any applicable Intercreditor Agreement; and
(3)    Liens on the Proceeds Loan Collateral to secure:
(a)    Indebtedness that is permitted to be Incurred under Section 4.09(b)(1), Section 4.09(c)(1), Section 4.09(c)(4) (in the case of Section 4.09(c)(4), to the extent such Indebtedness is secured by a Lien on the Proceeds Loan Collateral that is existing on, or provided for, under written arrangements existing on the 2021 Amendment Effective Date), Section 4.09(c)(6), Section 4.09(c)(13) (in the case of 4.09(c)(13), to the extent such guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this clause (3) of this definition of Permitted Collateral Liens), Section 4.09(c)(14), Section 4.09(c)(18), Section 4.09(c)(21) or Section 4.09(c)(25);
(b)    any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clause (a) and this clause (b);
provided, however, that (i) such Lien ranks junior to all other Liens on the Proceeds Loan Collateral securing the Senior Indebtedness of the Proceeds Loan Obligors and (ii) holders of Indebtedness referred to in this clause (3) (or their duly authorized Representative) shall enter into any applicable Intercreditor Agreement, or enter into an Additional Intercreditor Agreement as permitted under Section 4.23.
“Permitted Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, this Agreement) that may be entered into by the Company, a Permitted Affiliate Parent and the Restricted Subsidiaries providing for credit loans, letters of credit or other Indebtedness or other advances, in each case, Incurred in compliance with Section 4.09.
“Permitted Financing Action” means, to the extent that any Incurrence of Indebtedness or Refinancing Indebtedness is permitted pursuant to Section 4.09, any transaction to facilitate or otherwise in connection with a cashless rollover of one or more lenders’ or investors’ commitments or funded Indebtedness in relation to the Incurrence of that Indebtedness or Refinancing Indebtedness.
“Permitted Holders” means, collectively, (1) the Ultimate Parent, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clauses (1) or (2) above, and any successor to such Permitted Holder, Affiliate, or Related Person, (4) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company or a Permitted Affiliate Parent, acting in such capacity and (5) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (taken as a whole) constitutes a Change of Control in respect of which the Company has notified the Administrative Agent of such Change of Control and the Required Lenders have not required a prepayment and cancellation of the Facilities under Section 2.05(b)(ix) of this Agreement.
“Permitted Investment” means:
(1)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity);
(2)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or

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transfers or conveys all or substantially all its assets to the Company, any Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity);
(3)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in cash and Cash Equivalents or Investment Grade Securities;
(4)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in Receivables owing to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company, any Permitted Affiliate Parent or any such Restricted Subsidiary deems reasonable under the circumstances;
(5)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in loans or advances to employees made in the ordinary course of business consistent with past practices of the Company, any Permitted Affiliate Parent or such Restricted Subsidiary;
(7)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in Capital Stock, obligations, accounts receivables, or securities received in settlement of debts created in the ordinary course of business and owing to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization, workout, recapitalization or similar arrangement including upon the bankruptcy or insolvency of a debtor;
(8)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with Section 4.10 and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;
(9)    any Investment by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary existing on the 2021 Amendment Effective Date or made pursuant to binding commitments in effect on the 2021 Amendment Effective Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the 2021 Amendment Effective Date or made in compliance with Section 4.07; provided that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the 2021 Amendment Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;
(10)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in Currency Agreements, Commodity Agreements and Interest Rate Agreements, and related Hedging Obligations;
(11)    Investments by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of $75.0 million and 5.0% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Permitted Affiliate Parent or a Restricted Subsidiary and such Person subsequently becomes a Permitted Affiliate Parent or a Restricted Subsidiary, is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, any Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity) or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

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(12)    Investments by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction; provided that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;
(13)    guarantees by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary issued in accordance with Section 4.09 and other guarantees (and similar arrangements) of obligations not constituting Indebtedness;
(14)    pledges or deposits of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (a) with respect to leases or utilities provided to third parties in the ordinary course of business or (b) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;
(15)    Investments in the Facilities, the Proceeds Loans and any other Indebtedness (other than Subordinated Obligations) of the Company, any Permitted Affiliate Parent or a Restricted Subsidiary;
(16)    so long as no Default or Event of Default of the type specified in Section 8.01(a) of this Agreement has occurred and is continuing, (a) Minority Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in any Person engaged in a Permitted Business and (b) Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in joint ventures that conduct a Permitted Business to the extent that, after giving pro forma effect to any such Investment, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00;
(17)    any Investment by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary to the extent made using as consideration Capital Stock of the Company or any Permitted Affiliate Parent (other than Disqualified Stock), Subordinated Shareholder Loans or Capital Stock of any Parent;
(18)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in acquired after the 2021 Amendment Effective Date as a result of an acquisition by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in a transaction that is not prohibited by Section 5.01, after the 2021 Amendment Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)    Permitted Joint Ventures;
(20)    Investments in Securitization Obligations;
(21)    [Reserved];
(22)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in any Person where such Investment was acquired by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company, any Permitted Affiliate Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company, any Permitted Affiliate Parent or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(23)    any transaction to the extent constituting an Investment by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary that is permitted and made in accordance with Section 4.11(b) (except those transactions described in Section 4.11(b)(1), Section 4.11(b)(5), Section 4.11(b)(9), and Section 4.11(b)(22));

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(24)    Investments in or constituting Bank Products;
(25)    any loans or guarantees by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary relating to Excess Capacity Network Services provided that the price payable to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in relation to such Excess Capacity Network Services is no less than the cost incurred by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in providing such Excess Capacity Network Services;
(26)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary of all or a portion of the Escrowed Proceeds permitted under the relevant escrow agreement;
(27)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
(28)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements;
(29)    advances by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries;
(30)    Investments by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and
(31)    Investments by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in connection with any start-up financing or seed funding of any Person, together with all other Investments pursuant to this clause (31), in an aggregate amount at the time of such Investment not to exceed the greater of (i) $15.0 million and (ii) 1.0% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause
“Permitted Joint Ventures” means one or more joint ventures formed (a) by the contribution of some or all of the assets of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s business solutions division pursuant to a Business Division Transaction to a joint venture formed by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary with one or more joint venture partners, (b) by the contribution of some or all of the assets of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Content business pursuant to a Content Transaction to a joint venture formed by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary with one or more joint venture partners and/or (c) for the purposes of network and/or infrastructure sharing with one or more joint venture partners.
“Permitted Liens” means:
(1)    Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities;
(2)    pledges or deposits by such Person under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

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(3)    Liens imposed by Law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction and other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(4)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(5)    Liens in favor of issuers of surety, bid or performance bonds or with respect to other regulatory requirements or trade or government contracts or to secure leases or permits, licenses, statutory or regulatory obligations, or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(6)    (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by the Company, a Permitted Affiliate Parent or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof), (b) minor survey exceptions, encumbrances, trackage rights, special assessments, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, and (c) any condemnation or eminent domain proceedings affecting any real property;
(7)    [Reserved];
(8)    leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries;
(9)    Liens arising out of judgments, decrees, orders or awards so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(10)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business (including Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business); provided that such Liens do not encumber any other assets or property of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(11)    Liens (a) arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (d) deposits made in the ordinary course of business to secure liability to insurance carriers;

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(12)    Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries in the ordinary course of business;
(13)    Liens securing Indebtedness to the extent Incurred in compliance with Section 4.09(c)(17), including guarantees and any Refinancing Indebtedness in respect thereof;
(14)    Liens (a) over the segregated trust accounts set up to fund productions, (b) required to be granted over productions to secure production grants granted by regional and/or national agencies promoting film production in the relevant regional and/or national jurisdiction and (c) over assets relating to a specific production funded by Production Facilities;
(15)    Liens existing on, or provided for under written arrangements existing on, the 2021 Amendment Effective Date;
(16)    Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (including Liens created, Incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided that any such Lien may not extend to any other property owned by the Company, a Permitted Affiliate Parent or any other Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(17)    Liens on property at the time the Company, a Permitted Affiliate Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Restricted Subsidiary (including Liens created, Incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided, however, that any such Lien may not extend to any other property owned by the Company, a Permitted Affiliate Parent or such Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(18)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company, a Permitted Affiliate Parent or another Restricted Subsidiary;
(19)    Permitted Collateral Liens;
(20)    Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;
(21)    Liens securing Indebtedness Incurred under any Permitted Credit Facility;
(22)    Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(23)    any interest or title of a lessor under any Capitalized Lease Obligations or operating leases;
(24)    any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(25)    Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Indebtedness, which Liens are created to secure payment of such Indebtedness;

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(26)    Liens on assets or property of a Restricted Subsidiary that is not a Proceeds Loan Obligor securing Indebtedness of a Restricted Subsidiary that is not a Proceeds Loan Obligor permitted by Section 4.09;
(27)    any Liens in respect of the ownership interests in, or assets owned by, any joint ventures securing obligations of such joint ventures or similar agreements;
(28)    Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers or escrow agent thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;
(29)    Liens Incurred with respect to obligations that do not exceed the greater of (a) $75.0 million and (b) 5.0% of Total Assets at any time outstanding;
(30)    Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction;
(31)    Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction;
(32)    Cash deposits or other Liens for the purpose of securing Limited Recourse;
(33)    Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries;
(34)    Liens in respect of Bank Products or to implement cash pooling arrangements or arising under the general terms and conditions of banks with whom the Company, a Permitted Affiliate Parent or any Restricted Subsidiary maintains a banking relationship or to secure cash management and other banking services, netting and set-off arrangements, and encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash-pooled and net balance basis (including any ancillary facility under any Credit Facility or other accommodation comprising of more than one account) and Liens of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary under the general terms and conditions of banks and financial institutions entered into in the ordinary course of banking or other trading activities;
(35)    Liens on cash, Cash Equivalents, Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is not prohibited hereunder;
(36)    Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction”;
(37)    Liens on equipment of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary granted in the ordinary course of business to a client of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary at which such equipment is located;
(38)    subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect, as determined in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent, with the business of the Company, any Permitted Affiliate Parent and their Subsidiaries taken as a whole;
(39)    facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects;

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(40)    deemed trusts created by operation of Law in respect of amounts which are (a) not yet due and payable, (b) immaterial, (c) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or (d) unpaid due to inadvertence after exercising due diligence;
(41)    Liens encumbering deposits made in the ordinary course of business to secure liabilities to insurance carriers; and
(42)    Liens securing the Proceeds Loans and the Proceeds Loan Guarantees.
“Permitted SPV Investment” means Investments in:
(1)    cash and Cash Equivalents;
(2)    the Loans;
(3)    any Additional SPV Debt;
(4)    the Proceeds Loan;
(5)    any Additional Proceeds Loan; and
(6)    the incorporation of one or more Subsidiaries of the SPV Borrower or the Initial Guarantor for the purposes of issuing or Incurring senior secured Indebtedness to be on-lent to a Proceeds Loan Obligor.
“Permitted SPV Liens” means:
(1)    Liens created for the benefit of (or to secure) the Obligations;
(2)    Liens on the SPV Collateral to secure Additional SPV Debt and guarantees of Additional SPV Debt;
(3)    Liens arising by operation of Law described in one or more of clauses (4), (9) or (11) of the definition of Permitted Liens;
(4)    Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in Escrow Accounts or similar arrangement to be applied for such purpose; and
(5)    subject to an intercreditor agreement reasonably acceptable to the Security Agent, Liens over Capital Stock of any Subsidiary of the SPV Borrower or the Initial Guarantor in favor of Indebtedness Incurred by any Subsidiary of the SPV Borrower or the Initial Guarantor.
“Permitted SPV Maintenance Payments” means amounts paid to a direct or indirect Parent of the SPV Borrower or Initial Guarantor or to the Share Trustee or Initial Guarantor Share Trustee, as applicable, to the extent required to permit such Parent, Share Trustee and/or Initial Guarantor Share Trustee, as applicable, to pay reasonable amounts required to be paid by it to maintain such Parent’s, the SPV Borrower’s, the Initial Guarantor’s and/or any of their Subsidiaries’ corporate existence and to pay reasonable accounting, legal, management and administrative fees and other bona fide operating expenses.
“Permitted Tax Distribution” means
(a)    (1) with respect to any taxable period ending after the date hereof for which the Company is treated as a partnership or as an entity disregarded as separate from its owner for Puerto Rican income tax purposes, any payment from the Company to its direct or indirect equity owners (or directly to the Puerto Rican taxing authority on behalf of such direct or indirect owners), to fund the Puerto Rican income tax liabilities of such direct or indirect equity owners in respect of their direct or indirect ownership of the Company for such

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taxable period, in an aggregate amount assumed to equal the product of (i) the taxable income of the Company for such taxable period (determined, for any taxable period for which the Company is a disregarded entity, as if the Company were a partnership) reduced, but not below zero, by any net cumulative taxable loss with respect to all prior taxable periods ending after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the taxable income of the current taxable period and has not previously been taken into account pursuant to this clause (a)(1) and (ii) the highest marginal Puerto Rican income tax rate (taking into account the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to an individual or corporation resident in Puerto Rico (whichever is higher) for such taxable period, (2) for each taxable period for which the Company is treated as a partnership or as an entity disregarded as separate from its owner for Puerto Rican income tax purposes (including any taxable periods prior to the date hereof), any payments from the Company to its direct or indirect equity owners (or directly to the Puerto Rican taxing authority on behalf of such direct or indirect owners) in an aggregate amount equal to the product of (i) any incremental taxable income of the Company for such taxable period resulting from an audit adjustment made by an applicable taxing authority after the date hereof and (ii) the highest marginal Puerto Rican income tax rate (taking into account the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such direct or indirect equity owner for such taxable period and (3) any Puerto Rico branch profits tax in respect of Relevant Net Income imposed pursuant to Section 1092.02 of the Internal Revenue Code of Puerto Rico (or any similar provision of Puerto Rico law) on any direct or indirect equity owner of the Company. For purposes of this provision, Relevant Net Income shall mean the amounts set forth in clauses (a)(1)(i) or (a)(2)(i) of this definition, as applicable, net of applicable Puerto Rican income tax; and
(b)    (1) with respect to any taxable period ending after the date hereof for which the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is treated as a partnership or as an entity disregarded as separate from its owner for U.S. federal income tax purposes, any payment from the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary to its direct or indirect equity owners, to fund the U.S. income tax liabilities of such direct or indirect equity owners in respect of their direct or indirect ownership of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary for such taxable period, in an aggregate amount (determined prior to reduction for any Puerto Rican withholding tax applicable to any Permitted Tax Distributions) assumed to equal any excess of (A) the product of (i) the taxable income of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary for such taxable period (determined, for any taxable period for which the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is a disregarded entity, as if the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary were a partnership) reduced, but not below zero, by any net cumulative taxable loss with respect to all prior taxable periods ending after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the current taxable period and has not previously been taken into account pursuant to this clause (b)(1); provided that, for the avoidance of doubt, such taxable income shall be computed without taking into account any special basis adjustments under Section 734 or 743 of the Code made with respect to any transaction occurring after the date hereof and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to a corporation resident in Colorado for such taxable period over (B) for any taxable period in which the Puerto Rican income tax and/or branch profits tax are considered creditable taxes for purposes of Section 901 of the Code, the maximum permitted distribution under clauses (a)(1), (a)(2) and/or (a)(3) of this definition (as applicable) for such taxable period (to the extent such maximum permitted distribution (plus any Puerto Rican withholding tax attributable to any Permitted Tax Distributions) does not exceed the portion of the amount described in clause (b)(1)(A) of this definition that is attributable to U.S. federal income tax) (such excess, the “U.S. Partnership Tax Distribution Amount”), (2) for each taxable period for which the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is treated as a partnership or as an entity disregarded as separate from its owner for U.S. federal income tax purposes (including any taxable periods prior to the date hereof), any payments from the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary to its direct or indirect equity owners in an aggregate amount equal to any additional U.S. Partnership Tax Distribution Amount with respect to any incremental taxable income of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary for such taxable period resulting from an audit adjustment made by an applicable taxing authority after the date hereof including as necessary to satisfy any taxes imposed on a direct or indirect owner of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary arising from the Partnership Audit

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Rules and attributable to the operations or activities of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary. and (3) for any taxable period for which the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any of their Subsidiaries is a member of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a direct or indirect parent of the Company is the common parent (a “Tax Group”) (or the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any of their Subsidiaries are a disregarded entity or partnership directly or indirectly owned by a member or members of such a group), to pay the portion of any U.S. federal, foreign, state or local income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and/or any of their Restricted Subsidiaries (and, to the extent permitted below, the applicable Subsidiaries that are not Restricted Subsidiaries); provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (and, to the extent permitted below, the applicable Subsidiaries that are not Restricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (B) the amount of such payments made in respect of a Subsidiary that is not a Restricted Subsidiary will be permitted only to the extent that cash distributions were made by such Subsidiary to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary for such purpose. To the extent any portion of the Permitted Tax Distribution for a particular taxable period is not actually distributed in such period, the amount of the excess of such Permitted Tax Distribution over the amount actually distributed for such period shall increase the amount of Permitted Tax Distributions with respect to the immediately subsequent period (and, to the extent such excess is not actually distributed in the immediately subsequent period, the following period(s)). “Partnership Audit Rules” means Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015 (and any Treasury regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any analogous provisions of state, local, and non-U.S. law.
“Permitted Tax Reorganization” means any reorganization and other activities related to tax planning and tax reorganization, so long as such Permitted Tax Reorganization is not materially adverse to the Lenders (as determined by the Company in good faith).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
“Post-Closing Reorganization” means the possible reorganization of LiLAC Communications and LiLAC Ventures and their Subsidiaries by the Ultimate Parent, which at the option of the Company, may include: (1) a distribution or other transfer of the Company and any Permitted Affiliate Parent and their respective Subsidiaries or a Parent of both the Company and any Permitted Affiliate Parent to the Ultimate Parent or another Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions such that the Company and any Permitted Affiliate Parent and their respective Subsidiaries or such Parent will become the Subsidiary of the Ultimate Parent or such other Subsidiary of the Ultimate Parent, (2) the issuance by the Company or any Permitted Affiliate Parent of Capital Stock to the Ultimate Parent or another Subsidiary of the Ultimate Parent and, as consideration therefor, the assignment by the Ultimate Parent or a Subsidiary of the Ultimate Parent of a loan receivable to the Company or a Permitted Affiliate Parent, as the case may be, (3) the insertion of a new entity as a Subsidiary of the Ultimate Parent, as applicable, which new entity will become a Parent of the Company and/or (4) a distribution or transfer of the Company or a Parent of the Company to another Parent of the Company, or of a Parent of the Company to the Company or another Parent of the Company (which may include, in each case, through one or more mergers, transfers, consolidations or similar transactions) or the merger, transfer, consolidation, or similar transaction of the Company or a Parent of the Company with or into another Parent of the Company or the Company, as the case may be.
“Preferred Stock”, as applied to the Capital Stock of any corporation, partnership, limited liability company or other entity, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such entity, over shares of Capital Stock of any other class of such entity.

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“Pro forma EBITDA” means, for any period, the Consolidated EBITDA of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries; provided that for the purposes of calculating Pro forma EBITDA for such period, if, as of such date of determination:
(1)    since the beginning of such period the Company, any Permitted Affiliate Parent or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, any business, any group of assets constituting an operating unit of a business or any Minority Investment (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or Pro forma Non-Controlling Interest EBITDA, as applicable, is such a Sale, Pro forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;
(2)    since the beginning of such period the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, acquires any Non-Controlling Interests in a Restricted Subsidiary or otherwise acquires any company, any business, any group of assets constituting an operating unit of a business or any Minority Investment (any such Investment or acquisition, a “Purchase”) including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and
(3)    since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company, any Permitted Affiliate Parent or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.
For purposes of this definition and determining compliance with any provision of the Loan Documents that requires the calculation of any financial ratio or test, (a) whenever pro forma effect is to be given to any transaction or calculation, the pro forma calculations will be as determined conclusively in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions) including, without limitation, as a result of, or that would result from any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary including, without limitation, in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) interest on any Indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).
For the avoidance of doubt, the Consolidated EBITDA and all outstanding Indebtedness of any company or business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect for the purpose of calculating Pro forma EBITDA.
“Pro forma Non-Controlling Interest EBITDA” means, for any period, an amount equal to the proportion of the Pro forma EBITDA of the Company, a Permitted Affiliate Parent and the Restricted Subsidiaries which would have been attributable to Non-Controlling Interests, on the basis that the relevant measures for calculating such Pro forma EBITDA for such period under the definition of “Pro forma

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EBITDA” (including “Consolidated EBITDA”) are attributed to such Non-Controlling Interests in accordance with the definition of “Consolidation”.
“Proceeds Loan Borrowers” means the Company and each other person that has acceded to the Covenant Agreement as an Obligor (as defined therein) and the Proceeds Loan Agreement as a Borrower (as defined therein).
“Proceeds Loan Guarantees” means the guarantees and indemnities given by the Proceeds Loan Guarantors under Clause 11 (Guarantee and Indemnity) of the Proceeds Loan Agreement.
“Proceeds Loan Guarantors” means each person that has acceded to the Covenant Agreement as an Obligor (as defined therein) and the Proceeds Loan Agreement as a Guarantor (as defined therein).
“Proceeds Loan Obligors” means each of the Proceeds Loan Borrowers and Proceeds Loan Guarantors.
“Proceeds Loans” means the facilities granted under the Proceeds Loan Agreement.
“Production Facilities” means any facilities provided by a lender to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary to finance a production.
“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A and/or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. For the avoidance of doubt, the term “Public Debt” shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Loan Documents, a Permitted Credit Facility, a Production Facility, commercial bank or similar Indebtedness, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”
“Public Market” means any time after an Equity Offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of $75.0 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.
“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).
“Public Offering Expenses” means expenses Incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness (whether or not successful):
(1)    where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; or
(2)    in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or
(3)    otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company, a Permitted Affiliate Parent or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

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“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (1) is repayable from cash available to the Receivables Entity, other than (a) amounts required to be established as reserves pursuant to agreements, (b) amounts paid to investors in respect of interest, (c) principal and other amounts owing to such investors and (d) amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables and (2) may be subordinated to the payments described in clause (1).
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries pursuant to which the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Hedging Obligations entered into by the Company, a Permitted Affiliate Parent or any such Restricted Subsidiary in connection with such Receivables.
“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code and any “supporting obligations” as so defined.
“Receivables Entity” means a Subsidiary of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (or another Person in which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary makes an Investment or to which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent (as provided below) as a Receivables Entity:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
(A)    is guaranteed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
(B)    is recourse to or obligates the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or
(C)    subjects any property or asset of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
except, in each such case, Limited Recourse and Permitted Liens as defined in clauses (30) through (33) and (36) of the definition thereof;

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(2)    with which neither the Company, a Permitted Affiliate Parent nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms not materially less favorable to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Permitted Affiliate Parent, other than fees payable in the ordinary course of business in connection with servicing Receivables; and
(3)    to which neither the Company, a Permitted Affiliate Parent nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Transaction), except for Limited Recourse and Permitted Liens as defined in clauses (30) through (33) and (36) of the definition thereof.
Any such designation by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Company or a Permitted Affiliate Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Qualified Receivables Transaction.
“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the 2021 Amendment Effective Date or Incurred in compliance with this Agreement (including Indebtedness of the Company or a Permitted Affiliate Parent that refinances Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, as applicable, and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company, a Permitted Affiliate Parent or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, including successive refinancings; provided that:
(1)    if the Indebtedness being refinanced constitutes Subordinated Obligations, (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Latest Maturity Date of the Proceeds Loans, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Latest Maturity Date of the Proceeds Loans, the Refinancing Indebtedness has a Stated Maturity later than the Latest Maturity Date of the Proceeds Loans;
(2)    such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount to pay any interest, fees and expenses, premiums and defeasance costs, Incurred in connection therewith; and
(3)    if the Indebtedness being refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Proceeds Loans on terms at least as favorable to the Finance Parties as those contained in the documentation governing the Indebtedness being refinanced.

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Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of all or any part of any such Credit Facility or other Indebtedness.
“Related Business” means any business that is the same as or related, ancillary or complementary to, any of the businesses of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on the 2021 Amendment Effective Date.
“Related Person” with respect to any Permitted Holder, means:
(1)    any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder;
(2)    in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or
(3)    any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.
“Related Taxes” means:
(1)    any taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its:
(a)    being organized or incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Subsidiaries), or
(b)    being a Holding Company of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Subsidiaries, or
(c)    receiving dividends from or other distributions in respect of the Capital Stock of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Subsidiaries, or
(d)    having guaranteed any obligations of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any Subsidiary of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, or
(e)    having made any payment in respect to any of the items for which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary is permitted to make payments to any Parent pursuant to Section 4.07, in each case, to the extent such taxes are not paid by another Subsidiary or such Parent; or
(2)    any taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries would have been required to pay on a separate company basis or on a Consolidated basis if the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries had paid tax on a Consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company, a Permitted Affiliate

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Parent, any Restricted Subsidiary and their respective Subsidiaries and any taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries (in each case, reduced by any taxes measured by income actually paid by the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries).
“Reporting Entity” refers to Liberty Communications Holding; provided that (1) at the Company’s election, if there is no Permitted Affiliate Parent, “Reporting Entity” will mean the Company or any Parent of the Company, and (2) following any election made in accordance with Section 4.03(d), such other Parent of the Company and each Permitted Affiliate Parent.
“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness or the provider of Senior Indebtedness (if provided on a bilateral basis), as the case may be.
“Reserved Indebtedness Amount” has the meaning given to that term in Section 4.09.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Subsidiary” means any Subsidiary of the Company or of a Permitted Affiliate Parent (including any Borrower), together with any Affiliate Subsidiaries, in each case, other than an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securitization Obligation” means any Indebtedness or other obligation of any Receivables Entity.
“Senior Indebtedness” means, whether outstanding on the 2021 Amendment Effective Date or thereafter Incurred, all amounts payable by, under or in respect of all other Indebtedness of the Proceeds Loan Obligors, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to each Proceeds Loan Obligor at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:
(1)    any Indebtedness Incurred in violation of this Agreement;
(2)    any obligation of any Proceeds Loan Obligor to any other Proceeds Loan Obligor or any Restricted Subsidiary;
(3)    any liability for taxes owed or owing by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(4)    any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
(5)    any Indebtedness, guarantee or obligation of a Proceeds Loan Obligor that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of a Proceeds Loan Obligor, including, without limitation, any Subordinated Obligation; or
(6)    any Capital Stock.
“Senior Secured Indebtedness” means, with respect to any Person as of any date of determination, any Indebtedness that is (1) secured by a First-Priority Lien, (2) Incurred by a Proceeds Loan Obligor and secured by any other Lien on assets of a Proceeds Loan Obligor or any Restricted Subsidiary (other than a Lien permitted

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under clauses (22), (28), or (29) of the definition of “Permitted Liens”), or (3) Incurred by a Restricted Subsidiary that is not a Proceeds Loan Obligor, in each case, without double counting.
“Share Trustee” means Cafico Trust Company Limited, who directly holds the Capital Stock of the SPV Borrower under the Declaration of Trust.
“Significant Subsidiary” means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10.0% of Total Assets as of the end of the most recently completed fiscal year.
“Solvent Liquidation” means any voluntary liquidation, winding up or corporate reconstruction involving the business or assets of, or shares of (or other interests in) any Subsidiary of a Parent or any Grantor (other than the Company); provided that, to the extent such Subsidiary of a Parent or Grantor involved in such Solvent Liquidation is a Proceeds Loan Obligor, the Successor Company assumes all the obligations of that Proceeds Loan Obligor under the Covenant Agreement, the other Proceeds Loan Finance Documents and any Intercreditor Agreement to which such Proceeds Loan Obligor was a party prior to the Solvent Liquidation unless (i) such Successor Company is a Proceeds Loan Obligor or (ii) with respect to a Proceeds Loan Guarantor, such Successor Company would, but for the operation of this proviso, no longer be required to guarantee the Proceeds Loans or any other Senior Secured Indebtedness secured on the Proceeds Loan Collateral and accordingly any guarantee required by this proviso would become subject to automatic release in accordance with Section 11.09(b) of this Agreement.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).
“Spin-Off” means a transaction by which all outstanding ordinary and/or equity shares of the Company and any Permitted Affiliate Parent or a Parent of the Company or such Permitted Affiliate Parent directly or indirectly owned by the Ultimate Parent are distributed to (1) all of the Ultimate Parent’s shareholders or (2) all of the shareholders comprising one or more group of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a Parent holding the Company’s and any Permitted Affiliate Parent’s shares or such Parent’s shares.
“Spin Parent” means the Person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.
“SPV Asset Disposition” means the sale, lease, conveyance or other disposition of any rights, property or assets by the SPV Borrower or the Initial Guarantor, other than the granting of a Permitted SPV Lien or any Permitted SPV Investment.
“SPV Collateral” means the assets in respect of which security interests have been created by the SPV Collateral Documents.
“SPV Profit Account” means the account in the name of the Initial Guarantor into which the Initial Guarantor’s profit is paid pursuant to the Expenses Agreement.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity and Limited Recourse, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, loan or other evidence of Indebtedness, the date specified in such security, loan or other evidence of Indebtedness as the fixed date on which the payment of principal of such security, loan or other evidence of Indebtedness is due and payable, including pursuant to any

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mandatory repayment, redemption or repurchase provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Obligation” means, in the case of a Proceeds Loan Borrower, any Indebtedness of such Proceeds Loan Borrower (whether outstanding on the 2021 Amendment Effective Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Proceeds Loans pursuant to a written agreement and, in the case of a Proceeds Loan Guarantor, any Indebtedness of such Proceeds Loan Guarantor (whether outstanding on the 2021 Amendment Effective Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Proceeds Loan Guarantee of such Proceeds Loan Guarantor pursuant to a written agreement.
“Subordinated Shareholder Loans” means Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (and any security into which such Indebtedness, other than Capital Stock, is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Affiliate (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) that (either pursuant to its terms or pursuant to an agreement with respect thereto):
(1)    does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Latest Maturity Date of the Proceeds Loans (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or a Permitted Affiliate Parent, as applicable, or any Indebtedness meeting the requirements of this definition);
(2)    does not require, prior to the first anniversary of the Latest Maturity Date of the Proceeds Loans, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;
(3)    contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Latest Maturity Date of the Proceeds Loans;
(4)    does not provide for or require any Lien or encumbrance over any asset of the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries;
(5)    is subordinated in right of payment to the prior payment in full of the Proceeds Loans or Proceeds Loan Guarantees, as applicable, in the event of (a) a total or partial liquidation, dissolution or winding up of the Company or a Permitted Affiliate Parent or such Restricted Subsidiary, as applicable, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, a Permitted Affiliate Parent or its property or a Restricted Subsidiary or its property, as applicable, (c) an assignment for the benefit of creditors or (d) any marshalling of the Company’s, a Permitted Affiliate Parent’s or a Restricted Subsidiary’s assets and liabilities, as applicable;
(6)    under which the Company or a Permitted Affiliate Parent or such Restricted Subsidiary, as applicable, may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (a) a payment Default under a Loan Document in relation to the Obligations occurs and is continuing or (b) any other Default under the Loan Documents occurs and is continuing that permits the Lenders to accelerate their outstanding Loans and the Company or a Permitted Affiliate Parent or a Restricted Subsidiary, as applicable, receives notice of such Default from the Administrative Agent, until in each case the earliest of (i) the date on which such Default is cured or waived or (ii) 180 days from the date such Default occurs (and only one such notice may be given during any 360 day period);
(7)    under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with this Agreement or as a result of a mandatory requirement of applicable Law or (b) under circumstances described under clauses (5)(a) through (d) above, such holder will forthwith pay all such amounts to the Administrative Agent or the Security Agent to be held in trust for application in accordance with the Loan Documents; and

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(8)    the holder of such Subordinated Shareholder Loans shall have acceded to any applicable Intercreditor Agreement as a “Subordinated Creditor” (or equivalent).
“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Except as used in the definition of “ordinary course of business”, or as otherwise specified herein or unless the context may otherwise require, each reference to a Subsidiary will refer to a Subsidiary of the Company or a Permitted Affiliate Parent, as applicable.
“Tax Group” has the meaning given to such term in the definition of Permitted Tax Distributions.
“Test Period” means, on any date of determination, the period of the most recent two consecutive fiscal quarters for which, at the option of the Company or a Permitted Affiliate Parent, (i) quarterly financial statements have previously been furnished to the Administrative Agent pursuant to Section 4.03 or (ii) internal interim management statements and/or internal financial statements of the Reporting Entity are available immediately preceding the date of determination (the “L2QA Test Period”); provided that, the Company or a Permitted Affiliate Parent may make an election to establish that “Test Period” shall mean, on the date of determination the period of the most recent four consecutive fiscal quarters for which, at the option of the Company or a Permitted Affiliate Parent, (1) quarterly financial statements have previously been furnished to the Administrative Agent pursuant to Section 4.03 or (2) internal interim management statements and/or internal financial statements of the Reporting Entity are available immediately preceding the date of determination (the “LTM Test Period”). The calculation of Pro forma EBITDA and Pro forma Non-Controlling Interest EBITDA in respect of any Test Period that is an L2QA Test Period shall be determined by multiplying Pro forma EBITDA or Pro forma Non-Controlling Interest EBITDA, as applicable, for such L2QA Test Period by two. The Company or a Permitted Affiliate Parent may only make one election to change from the L2QA Test Period to the LTM Test Period and once so elected may not then elect to change from the LTM Test Period back to the L2QA Test Period.
“Total Assets” means the Consolidated total assets of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Reporting Entity which, at the option of the Company or a Permitted Affiliate Parent, have previously been furnished to the Administrative Agent pursuant to Section 4.03 or are internally available immediately preceding the date of determination (and, in the case of any determination relating to any Incurrence of Indebtedness, any Restricted Payment or other determination under this Agreement, calculated with such pro forma and other adjustments as are consistent with the pro forma provisions set forth in the definition of “Pro forma EBITDA” including, but not limited to, any property or assets being acquired in connection therewith).

“Tower Company” means a company or other entity whose principal activity relates to Towers Assets and substantially all of whose assets are Towers Assets.
“Towers Assets” means:
(1)    all present and future wireless and broadcast towers and tower sites that host or assist in the operation of plant and equipment used for transmitting telecommunications signals, being tower and tower sites that are owned by or vested in the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (whether pursuant to title, rights in rem, leases, rights of use, site sharing rights, concession rights or otherwise) and include, without limitation, any and all towers and tower sites under construction;
(2)    all rights (including, without limitation, rights in rem, leases, rights of use, site sharing rights and concession rights), title, deposits (including, without limitation, deposits placed with landlords, electricity boards and transmission companies) and interest in, or over, the land or property on which

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such towers and tower sites referred to in paragraph (1) above have been or will be constructed or erected or installed;
(3)    all current assets relating to the towers or tower sites and their operation referred to in paragraph (1) above, whether movable, immovable or incorporeal;
(4)    all plant and equipment customarily treated by telecommunications operators as forming part of the towers or tower sites referred to in paragraph (1) above, including, in particular, but without limitation, the electricity power connections, utilities, diesel generator sets, batteries, power management systems, air conditioners, shelters and all associated civil and electrical works; and
(5)    all permits, licences, approvals, registrations, quotas, incentives, powers, authorities, allotments, consents, rights, benefits, advantages, municipal permissions, trademarks, designs, copyrights, patents and other intellectual property and powers of every kind, nature and description whatsoever, whether from government bodies or otherwise, pertaining to or relating to paragraphs (1) to (4) above; and
(6)    shares or other interests in Tower Companies.
“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
“Transactions” means (1) the entry into this Agreement and the other Loan Documents, (2) the SPV Structure Termination, (3) the Notes Assumption, (4) any Post-Closing Reorganization, (5) any Spin-Off (except for purposes of Section 4.07(c)(22), Section 4.09(c)(20) and Section 5.01(f)(4)), (6) any Permitted Financing Action (except for purposes of Section 5.01(f)(4)), (7) any Permitted Tax Reorganization, (8) the funding of the 2021 Additional Term Loans and the application of the proceeds thereof and (9) all other associated transactions taken in relation to any of the foregoing and the payment or incurrence of any fees, expenses or charges associated with any such transactions.
“Ultimate Parent” means (1) Liberty Latin America and any and all successors thereto or (2) upon consummation of a Spin-Off, “Ultimate Parent” will mean the Spin Parent and its successors, and (3) upon consummation of a Parent Joint Venture Transaction, “Ultimate Parent” will mean each of the top tier Parent entities of the Parent Joint Venture Holders and their successors.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Company or a Permitted Affiliate Parent, or any Affiliate Subsidiary, that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or a Permitted Affiliate Parent in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Company or a Permitted Affiliate Parent may designate any Subsidiary of the Company or a Permitted Affiliate Parent, or any Affiliate Subsidiary, as applicable (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein), to be an Unrestricted Subsidiary only if such designation and the Investment of the Company or a Permitted Affiliate Parent in such Subsidiary or Affiliate Subsidiary complies with Section 4.07.
Any such designation shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent an Officer’s Certificate certifying that such designation complies with the foregoing conditions.
The Company or a Permitted Affiliate Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness under Section 4.09(b)(2) or (2) the Consolidated Senior Secured Net Leverage Ratio would be no

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greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.
“VAT” means: (a) value added tax imposed in compliance with the Council Directive 2006/112/EC on the common system of value added tax as implemented by a member state of the European Union; and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable Law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of the Company or a Permitted Affiliate Parent solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).
ANNEX II

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COVENANTS
(PRIOR TO THE SPV STRUCTURE TERMINATION DATE)

Unless otherwise specified herein, (i) references in this Annex to sections of Article 4 or 5 are to those sections of this Annex (ii) defined terms used in this Annex II shall bear the meanings given to them in Annex I or as otherwise given to them in Section 1.01 of this Agreement. For the avoidance of doubt, the section references in this Annex II is deliberately retained for consistency given the equivalent provisions in indentures entered into by Liberty Latin America and its Subsidiaries for ease of reference.
ARTICLE 4
Section 4.01    [Reserved]
Section 4.02    Limitation on SPV Borrower and Initial Guarantor Activities
(a)    Prior to the SPV Structure Termination Date, the SPV Borrower and Initial Guarantor will not engage in any business activity or undertake any other activity, except any activity:
(1)    relating to the borrowing, sale or issuance of the Facilities and any Additional SPV Debt permitted to be incurred under this Agreement (including the lending of the proceeds of such borrowing, sale or issuance of the Facilities or any Additional SPV Debt to one or more Covenant Parties);
(2)    undertaken with the purpose of, and directly related to, fulfilling its obligations or exercising its rights under the Facilities, this Agreement, the SPV Collateral Documents, the Proceeds Loans, the Proceeds Loan Agreement, the Covenant Agreement, any Collateral Sharing Agreement, any Intercreditor Agreement, any other Loan Document or any other document relating to the Facilities, the Proceeds Loans or any other Additional SPV Debt permitted to be incurred under the Loan Documents;
(3)    directly related to or reasonably incidental to the establishment and maintenance of the SPV Borrower’s or the Initial Guarantor’s corporate existence;
(4)    directly related to investing amounts received by the SPV Borrower or the Initial Guarantor (other than amounts not corresponding to required payments under the Facilities) in such manner not otherwise prohibited by this Agreement;
(5)    of a type customarily entered into by orphan financing companies;
(6)    directly related to or reasonably incidental to the incorporation and ownership of the shares of Subsidiaries for the purposes of issuing or Incurring senior secured Indebtedness to be on-lent to a Proceeds Loan Obligor and conducting activities related to, or reasonably incidental to, the establishment or maintenance of its or its Subsidiaries’ corporate existence;
(7)    directly related to or reasonably incidental to other activities not specifically enumerated above that are de minimis in nature or that are of the same nature as activities exercised by the SPV Borrower or the Initial Guarantor on the 2021 Amendment Effective Date;
(8)    directly related to the making of Permitted SPV Investments and Permitted SPV Maintenance Payments and the granting of Permitted SPV Liens;
(9)    directly related to or reasonably incidental to the Transactions; or
(10)    in connection with any Permitted Financing Action.
(b)    Prior to the SPV Structure Termination Date, the SPV Borrower and the Initial Guarantor will not:

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(1)    issue any Capital Stock (other than to the Share Trustee or the Initial Guarantor Share Trustee, as applicable);
(2)    take any action which would cause it to no longer satisfy the requirements of an available exemption from the provisions of the U.S. Investment Company Act of 1940, as amended;
(3)    commence or take any action or facilitate a winding-up, examinership, liquidation, dissolution or other analogous proceeding;
(4)    amend its constitutive documents in any manner which would adversely affect the Finance Parties in any material respect;
(5)    transfer or assign any of its rights under a Proceeds Loan, except pursuant to the SPV Collateral Documents or in connection with a Permitted Financing Action; or
(6)    following the 2021 Amendment Effective Date, deposit any other moneys or funds into the SPV Profit Account.
(c)    Except as otherwise provided in this Agreement, the SPV Borrower will take all actions that are necessary and within its power to prohibit the transfer of the issued shares in the SPV Borrower (other than in connection with the SPV Structure Termination).
(d)    Subject to any Collateral Sharing Agreement, whenever the SPV Borrower receives a payment or prepayment under a Proceeds Loan, it shall use the funds received solely to satisfy its obligations (to the extent of the amount owing in respect of such obligations) under the applicable Facility under this Agreement (including any premium payable to Lenders).
Section 4.03    Reports
(a)    The Company or any Permitted Affiliate Parent will provide to the Administrative Agent, and, in each case of clauses (1) and (2) of this Section 4.03(a), will post on its, the Reporting Entity’s or the Ultimate Parent’s website (or make similar disclosure) the following (provided that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or the Ultimate Parent’s website, such reports shall be deemed to be provided to the Administrative Agent):
(1)    within 150 days after the end of each fiscal year ending subsequent to the 2021 Amendment Effective Date, audited combined or Consolidated balance sheets of the Reporting Entity as of the end of the two most recent fiscal years (or such shorter period as the Reporting Entity has been in existence) and audited combined or Consolidated income statements and statements of cash flow of the Reporting Entity for the two most recent fiscal years (or such shorter period as the Reporting Entity has been in existence), in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements, and a report of the independent public accountants on the financial statements; provided that such financial statements need not (i) contain any segment data other than as required under GAAP in its financial statements with respect to the period presented, (ii) include any exhibits or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;
(2)    within 75 days after the end of each of the first, second and third quarters of each fiscal year, unaudited condensed combined or Consolidated financial statements of the Reporting Entity for the relevant fiscal quarter, prepared in accordance with GAAP; provided that such financial statements need not (i) contain any segment data other than as required under GAAP in its financial statements with respect to the period presented, (ii) include any exhibits or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses; and
(3)    within 10 days after the occurrence of such event, information with respect to (i) any change in the independent public accountants of the Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (ii) any material acquisition or disposal of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, taken as a

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whole, and (iii) any material development in the business of the Company, the Permitted Affiliate Parents and the Restricted Subsidiaries, taken as a whole.
(b)    If the Company or a Permitted Affiliate Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would, if they were Restricted Subsidiaries, constitute Significant Subsidiaries of the Reporting Entity, then the annual and quarterly financial statements required by Section 4.03(a)(1) and Section 4.03(a)(2), as applicable, shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Reporting Entity and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.
(c)    Following any election by the Reporting Entity to change accounting principles in accordance with the definition of GAAP, the annual and quarterly financial statements required by Section 4.03(a)(1) and Section 4.03(a)(2), as applicable, shall include any reconciliation presentation required by clause (2)(a) of the definition of GAAP.
(d)    Notwithstanding the foregoing, the Company may satisfy its obligations under Section 4.03(a)(1) and Section 4.03(a)(2) by delivering the corresponding Consolidated annual and quarterly financial statements of any other Parent of the Company and each Permitted Affiliate Parent. Nothing contained in this Agreement shall preclude the Reporting Entity from changing its fiscal year end.
(e)    To the extent that material differences exist between the business, assets, results of operations or financial condition of (i) the Reporting Entity and (ii) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (excluding, for the avoidance of doubt, the effect of any intercompany balances between the Reporting Entity and the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries), such annual financial statements and quarterly information shall include an unaudited reconciliation of the Reporting Entity’s financial statements to the condensed combined or Consolidated financial statements of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries.
(f)    The SPV Borrower, the Company or any Permitted Affiliate Parent will provide to the Administrative Agent (provided that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or the Ultimate Parent’s website, such reports shall be deemed to be provided to the Administrative Agent), within 150 days after the end of each fiscal year ending subsequent to the 2021 Amendment Effective Date, an audited consolidated balance sheet of the SPV Borrower as of the end of the two most recent fiscal years (or such shorter period as the SPV Borrower has been in existence) and audited consolidated income statements and statements of cash flow of the SPV Borrower for the three most recent fiscal years (or such shorter period as the SPV Borrower has been in existence), in each case prepared in accordance with GAAP, IFRS or Local GAAP (such reporting standard, the “Initial Reporting Standard”), including appropriate footnotes to such financial statements and a report of independent auditors on the financial statements. At any time after the 2021 Amendment Effective Date, the SPV Borrower may elect to apply for all purposes of this Agreement, in lieu of the Initial Reporting Standard, any of GAAP, IFRS or Local GAAP (the “New Reporting Standard”) and, upon such election, (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of the New Reporting Standard as in effect from time to time (including that, upon first reporting its fiscal year results under the New Reporting Standard, the SPV Borrower shall restate its financial statements on the basis of the New Reporting Standard for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of the New Reporting Standard), and (2) from and after such election, all ratios, computations, and other determinations based on the Initial Reporting Standard contained in this Agreement shall be computed in conformity with the New Reporting Standard with retroactive effect being given thereto assuming that such election had been made on the 2021 Amendment Effective Date.
Section 4.04    [Reserved]
Section 4.05    [Reserved]
Section 4.06    [Reserved]

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Section 4.07    Limitation on Restricted Payments
(a)    Each of the SPV Borrower and Initial Guarantor will not, directly or indirectly:
(1)    declare or pay any dividend or make any distribution on or in respect of its Capital Stock; or
(2)    purchase, redeem, retire or otherwise acquire for value any of its Capital Stock, in each case, other than Permitted SPV Maintenance Payments.
(b)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly:
(1)    to declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries) except:
(A)    dividends or distributions payable in Capital Stock of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (other than Disqualified Stock) or Subordinated Shareholder Loans; and
(B)    dividends or distributions payable to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company or a Permitted Affiliate Parent, as applicable, to its other holders of common Capital Stock on a pro rata basis);
(2)    to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company, a Permitted Affiliate Parent, or any Affiliate Subsidiary or any Parent of the Company, a Permitted Affiliate Parent, or any Affiliate Subsidiary held by Persons other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (other than Disqualified Stock) or Subordinated Shareholder Loans);
(3)    to purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (i) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, (ii) in exchange for Capital Stock (other than Disqualified Stock) of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or Subordinated Shareholder Loans or (iii) Indebtedness permitted under Section 4.09(c)(2)); or
(4)    to make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in Section 4.07(b)(1) through Section 4.07(b)(4) is referred to herein as a “Restricted Payment”), if at the time the Company, such Permitted Affiliate Parent or such Restricted Subsidiary makes such Restricted Payment:
(A)    except in the case of a Restricted Investment, an Event of Default shall have occurred and be continuing (or would result therefrom); or
(B)    except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on Section 4.07(b)(C)(i) below, the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries are not able to Incur an additional $1.00 of Indebtedness

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pursuant to Section 4.09(b)(2), after giving effect, on a pro forma basis, to such Restricted Payment; or
(C)    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Effective Date and not returned or rescinded (excluding all Restricted Payments permitted by Section 4.07(c)) would exceed the sum of:
(i)    an amount equal to 100% of the Consolidated EBITDA for the period beginning on the first day of the first full fiscal quarter commencing prior to the Effective Date to the end of the Reporting Entity’s most recently ended full fiscal quarter ending prior to the date of such Restricted Payment for which internal Consolidated financial statements of the Reporting Entity are available, taken as a single accounting period, less the product of 1.4 times the Consolidated Interest Expense for such period;
(ii)    100% of the aggregate Net Cash Proceeds and the fair market value, of marketable securities, or other property or assets, received by the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions or received by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary from the issue or sale of Subordinated Shareholder Loans subsequent to the Effective Date (other than (A) Net Cash Proceeds received from an issuance or sale of such Capital Stock or Subordinated Shareholder Loans to the Company, a Permitted Affiliate Parent, a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust funded or guaranteed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary unless such funds have been repaid with cash or guarantees have been released on or prior to the date of determination, (B) Excluded Contributions, (C) any Cure Amounts or (D) any property received in connection with Section 4.07(c)(26));
(iii)    100% of the aggregate Net Cash Proceeds and the fair market value, of marketable securities, or other property or assets, received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary from the issuance or sale (other than to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary subsequent to the Effective Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (other than Disqualified Stock) or Subordinated Shareholder Loans; provided that the proceeds of any Cure Amounts shall not be taken into account for the purposes of this Section 4.07(b)(C)(iii);
(iv)    the amount equal to the net reduction in Restricted Investments made by the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries subsequent to the Effective Date resulting from:
(a)    repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; or
(b)    the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the

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amount of Investments previously made by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this Section 4.07(b)(C)(iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated EBITDA for the purposes of Section 4.07(b)(C)(i) to the extent that it is (at the Company’s option) included under this Section 4.07(b)(C)(iv);
(v)    without duplication of amounts included in Section 4.07(b)(C)(iv), the amount by which Indebtedness of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is reduced on the Company’s, such Permitted Affiliate Parent’s or such Affiliate Subsidiary’s Consolidated balance sheet, as applicable, upon the conversion or exchange of any Indebtedness of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary issued after the Effective Date, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary, as applicable, held by Persons not including the Company, such Permitted Affiliate Parent or any of the Restricted Subsidiaries, as applicable (less the amount of any cash or the fair market value of other property or assets distributed by the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary upon such conversion or exchange); and
(vi)    100% of the Net Cash Proceeds and the fair market value of marketable securities, or other property or assets, received by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries in connection with: (A) the sale or other disposition (other than to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Permitted Affiliate Parent or any Subsidiary of the Company or of a Permitted Affiliate Parent for the benefit of its employees to the extent funded by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary unless such funds have been repaid with cash on or prior to the date of determination) of Capital Stock of an Unrestricted Subsidiary; and (B) any dividend or distribution made by an Unrestricted Subsidiary to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided, that no amount will be included in Consolidated EBITDA for the purposes of Section 4.07(b)(C)(i) to the extent that it is (at the Company’s option) included under this Section 4.07(b)(C)(vi).
The fair market value of property or assets other than cash for, purposes of this Section 4.07, shall be the fair market value thereof as determined conclusively by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent.
(c)    Section 4.07(b) will not prohibit:
(1)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Loans or Subordinated Obligations of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the sale or issuance within 90 days of, Subordinated Shareholder Loans, or Capital Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than Disqualified Stock or Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is funded or guaranteed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary unless such funds have been repaid with cash or guarantees have been released on or prior to the date of determination), or a substantially concurrent capital contribution to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided, however, that the Net Cash Proceeds

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from such sale or issuance of Capital Stock or Subordinated Shareholder Loans or from such capital contribution will be excluded from Section 4.07(b)(C)(ii);
(2)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale or issuance within 90 days of, Subordinated Obligations of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that is permitted or otherwise not prohibited to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;
(3)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale or issuance within 90 days of Disqualified Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, as the case may be, that, in each case, is permitted or not otherwise prohibited to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;
(4)    dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;
(5)    the purchase, repurchase, defeasance, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any parent of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary held by any existing or former employees or management of the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or any Subsidiary of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or where such purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of such Capital Stock or options, warrants, equity appreciation rights or other rights to purchase or acquire such Capital Stock is made as a hedge against a management incentive scheme or other employee bonus scheme in which a bonus or other incentive payment is payable in the relevant Capital Stock or is based on the price of the relevant Capital Stock; provided that such purchases, repurchases, defeasances, redemptions or other acquisitions pursuant to this Section 4.07(c)(5) will not exceed $10.0 million in the aggregate during any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year);
(6)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of, or otherwise not prohibited to be Incurred pursuant to, Section 4.09;
(7)    purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;
(8)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation:
(A)    at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) in the event of a Change of Control;
(B)    at a purchase price not greater than 100% of the principal amount thereof (plus accrued and unpaid interest) in accordance with provisions similar to Section 2.05(b)(i) and Section 4.10 of this Agreement;

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provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement pursuant to Section 4.07(c)(8)(A) or Section 4.07(c)(8)(B), the Company has complied with its obligations under Section 2.05(b)(i) or Section 2.05(b)(ix) of this Agreement (as applicable);
(C)     (i) consisting of Acquired Indebtedness (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was designated a Permitted Affiliate Parent or an Affiliate Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest and any premium required by the terms of such Acquired Indebtedness;
(9)    dividends, loans, advances or distributions to any Parent or other payments by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in amounts equal to:
(A)    the amounts required for any Parent to pay Parent Expenses;
(B)    the amounts required for any Parent to pay Public Offering Expenses or fees and expenses related to any other equity or debt offering of such Parent that are directly attributable to the operation of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries;
(C)    the amounts required for any Parent to pay Related Taxes or, without duplication, pursuant to any tax sharing agreement or any arrangement between or among the Ultimate Parent, a Proceeds Loan Obligor, any other Person or a Restricted Subsidiary; and
(D)    amounts constituting payments satisfying the requirements of Section 4.11(b)(11), Section 4.11(b)(12) or Section 4.11(b)(22);
(10)    Restricted Payments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this Section 4.07(c)(10);
(11)    payments by the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary, or loans, advances, dividends or distributions to any Parent to make payments to holders of Capital Stock of the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or any Parent in lieu of the issuance of fractional shares of such Capital Stock;
(12)    Restricted Payments in relation to any tax losses received by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary from the Ultimate Parent or any of its Subsidiaries (other than the Company, any Permitted Affiliate Parent or any Restricted Subsidiary); provided that (i) such Restricted Payments shall only be made in relation to such tax losses in an amount equal to the amount of tax that would have otherwise been required to be paid by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary if those tax losses were not so received and such payment shall only be made in the tax year in which such losses are utilized by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary or (ii) such payments shall only be made in relation to such tax losses in an amount not exceeding, in any financial year, the greater of $30.0 million and 2.0% of Total Assets (with any unused amounts in any financial year being carried over to the next succeeding financial year);

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(13)    so long as no Default or Event of Default of the type specified in Section 8.01(a) of this Agreement has occurred and is continuing, any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00;
(14)    Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this Section 4.07(c)(14), not to exceed the greater of (A) $75.0 million and (B) 5.0% of Total Assets, and (C) 0.25 multiplied by the Pro forma EBITDA for the Test Period, in the aggregate in any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year);
(15)    [Reserved];
(16)    Restricted Payments for the purpose of making corresponding payments on:
(A)    any Indebtedness of a Parent; provided that, in the case of this Section 4.07(c)(16)(A), (i) on the date of Incurrence of such Indebtedness by a Parent and after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio, calculated for the purposes of this Section 4.07(c)(16) as if such Indebtedness of such Parent were being Incurred by the Company or a Permitted Affiliate Parent, would not exceed 5.50 to 1.00 or (ii) such Indebtedness of a Parent is guaranteed by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary pursuant to Section 4.09(c)(15);
(B)    any Indebtedness of a Parent, to the extent that such Indebtedness is guaranteed by the Company, a Permitted Affiliate Parent, any Lead Affiliate Subsidiary or a Restricted Subsidiary pursuant to a guarantee otherwise permitted to be Incurred under this Agreement;
(C)    any Indebtedness of a Parent or any such Parent’s Subsidiaries (i) the net proceeds of which are or were used, directly or indirectly, in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Facilities or other Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, in whole or in part, or (ii) the net proceeds of which are or were contributed to or otherwise loaned or transferred to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, or (iii) which is otherwise Incurred for the benefit of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary,
and, in each case of Section 4.07(c)(16)(A), Section 4.07(c)(16)(B) and Section 4.07(c)(16)(C), any Refinancing Indebtedness in respect thereof;
(17)    the distribution, as a dividend or otherwise, of shares of Capital Stock of or, Indebtedness owed to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(18)    following a Public Offering of the Company, any Permitted Affiliate Parent or any Parent, the declaration and payment by the Company, such Permitted Affiliate Parent or such Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of the Company, any Permitted Affiliate Parent or any Parent; provided that the aggregate amount of all such dividends or distributions under this Section 4.07(c)(18) shall not exceed in any fiscal year the greater of (A) 6.0% of the Net Cash Proceeds received from such Public Offering or subsequent Equity Offering by the Company, a Permitted Affiliate Parent or Parent or contributed to the capital of the Company or a Permitted Affiliate Parent by any Parent in any form other than Indebtedness or Excluded Contributions and (B) following the Initial Public Offering, an amount equal to the greater of (i) 7.0% of the Market Capitalization and (ii) 7.0% of the IPO Market Capitalization;

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(19)    after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or property or other assets of such Unrestricted Subsidiary that in each case is held by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; provided that: (A) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the property or other assets being transferred; (B) any property or other assets received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this Section 4.07(c)(19) only if such property or other assets, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary; and (C) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis; provided further, however, that proceeds from the disposition of any cash, Capital Stock or property or other assets of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under Section 4.07(b)(C)(iv);
(20)    [Reserved];
(21)    any Business Division Transaction or Content Transaction; provided that after giving pro forma effect thereto, the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness under Section 4.09(b)(2);
(22)    any Restricted Payment reasonably required to consummate, or in connection with the Transactions;
(23)    distributions or payments of Receivables Fees and purchases of Receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction;
(24)    Permitted Tax Distributions;
(25)    [Reserved];
(26)    Restricted Payments to finance Investments or other acquisitions by a Parent or any Affiliate (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) which would otherwise be permitted to be made pursuant to this Section 4.07 if made by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided that (i) such Restricted Payment shall be made within 120 days of the closing of such Investment or other acquisition, (ii) such Parent or Affiliate shall, prior to or promptly following the date such Restricted Payment is made, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (in a manner not prohibited by Section 5.01) in order to consummate such Investment or other acquisition, (iii) such Parent or Affiliate receives no consideration or other payment in connection with such transaction except to the extent the Company, a Permitted Affiliate Parent or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Section 4.07 and (iv) any property received in connection with such transaction shall not constitute an Excluded Contribution up to the amount of such Restricted Payment made under this Section 4.07(c)(26);
(27)    any Restricted Payment from the Company, any Permitted Affiliate Parent or any Restricted Subsidiary to a Parent or any other Subsidiary of a Parent which is not a Restricted Subsidiary; provided that such Parent or such Subsidiary advances the proceeds of

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any such Restricted Payment to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, as applicable, within three days of receipt thereof and that such Restricted Payments do not exceed an amount equal to 10.0% of Total Assets at any one time; and
(28)    distributions (including by way of dividend) to a Parent or any Affiliate (other than the Company, any Permitted Affiliate Parent or a Restricted Subsidiary) consisting of cash, Capital Stock or property or other assets of a Restricted Subsidiary that is in each case held by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary for the sole purpose of transferring such cash, Capital Stock or property or other assets to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary.

(d)    For purposes of determining compliance with this Section 4.07 and the definition of “Permitted Investments”, as applicable, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the categories described in Section 4.07(c)(1) through Section 4.07(c)(29) above, or is permitted pursuant to Section 4.07(b) or the definition of “Permitted Investments”, the Company or any Permitted Affiliate Parent will be entitled to classify such Restricted Payment (or portion thereof) or Permitted Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) or Permitted Investment (or portion thereof) in any manner that complies with this Section 4.07 or the definition of “Permitted Investments”.
(e)    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of or, at the option of the Company or any Permitted Affiliate Parent, at the time of contractually agreeing to, such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount.
Section 4.08    Limitation on Restrictions on Distributions from Restricted Subsidiaries
(a)    The Company and any Permitted Affiliate Parent will not, and will not permit any Restricted Subsidiary (other than any Proceeds Loan Borrowers, any Permitted Affiliate Parent and any Affiliate Subsidiary) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than any Proceeds Loan Borrowers, any Permitted Affiliate Parent and any Affiliate Subsidiary) to:
(1)    pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(2)    make any loans or advances to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary; or
(3)    transfer any of its property or assets to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary to other Indebtedness Incurred by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.
(b)    Section 4.08(a) will not prohibit:
(1)    any encumbrance or restriction pursuant to an agreement in effect, entered into or substantially agreed, on the 2021 Amendment Effective Date, including, without limitation, this Agreement, the other Loan Documents, the SPV Collateral Documents, any Collateral Sharing

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Agreement, the Covenant Agreement, the Proceeds Loan Agreement, the Proceeds Loan Collateral Documents, and any related documentation (including the security documents securing the Indebtedness thereunder and the guarantees thereof), in each case, as in effect, or substantially agreed, on the 2021 Amendment Effective Date;
(2)    any encumbrance or restriction pursuant to an agreement or instrument of a Person relating to any Capital Stock or Indebtedness of a Person, Incurred on or before the date on which such Person was acquired by or merged or consolidated with or into the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or designated a Permitted Affiliate Parent, an Affiliate Subsidiary or a Restricted Subsidiary (or became a Restricted Subsidiary as a result thereof), or which such agreement or instrument is assumed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or was merged or consolidated with or into the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or in contemplation of such transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary other than the assets and property so acquired; provided, further, that for the purposes of this Section 4.08(b)(2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary when such Person becomes the Successor Company;
(3)    any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement referred to in Section 4.08(b)(1) or Section 4.08(b)(2) or this Section 4.08(b)(3) or contained in any amendment, supplement, restatement or other modification to an agreement referred to in Section 4.08(b)(1) or Section 4.08(b)(2) or this Section 4.08(b)(3); provided that the encumbrances and restrictions, taken as a whole, with respect to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Finance Parties than the encumbrances and restrictions contained in such agreements referred to in Section 4.08(b)(1) or Section 4.08(b)(2) (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent);
(4)    in the case of Section 4.08(a)(3), any encumbrance or restriction:
(A)    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;
(B)    contained in Liens permitted under this Agreement securing Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;
(C)    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; or
(D)    contained in operating leases for real property and restricting only the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;
(5)    any encumbrance or restriction pursuant to (A) Purchase Money Obligations for property acquired in the ordinary course of business or (B) Capitalized Lease Obligations permitted under this Agreement, in each case, that either (i) impose encumbrances or restrictions of the nature

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described in Section 4.08(a)(3) on the property so acquired or (ii) are customary in connection with Purchase Money Obligations, Capitalized Lease Obligations and mortgage financings for property acquired in the ordinary course of business (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent);
(6)    any encumbrance or restriction arising in connection with, or any contractual requirement incurred with respect to, any Purchase Money Note, other Indebtedness or a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors or senior management of the Company or a Permitted Affiliate Parent, are necessary to effect such Qualified Receivables Transaction;
(7)    any encumbrance or restriction (A) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement (or option to enter into such agreement) entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition or (B) arising by reason of contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale and disposition of all or substantially all assets of such Subsidiary or conditions imposed by governmental authorities or otherwise resulting from dispositions required by governmental authorities;
(8)    (A) customary provisions in leases, asset sale agreements, joint venture agreements and other agreements and instruments entered into by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in the ordinary course of business or (B) in the case of a joint venture or a Subsidiary that is not a Wholly Owned Subsidiary, encumbrances, restrictions and conditions imposed by its organizational documents or any related shareholders, joint venture or other agreements (including restrictions on the payment of dividends or other distributions);
(9)    encumbrances or restrictions arising or existing by reason of applicable Law or any applicable rule, regulation, governmental license, order, concession, franchise, or permit or required by any regulatory authority;
(10)    any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;
(11)    any encumbrance or restriction pursuant to Currency Agreements, Commodity Agreements or Interest Rate Agreements;
(12)    any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the 2021 Amendment Effective Date pursuant Section 4.09 if (A) the encumbrances and restrictions taken as a whole are not materially less favorable to the Finance Parties than the encumbrances and restrictions contained in this Agreement, the other Loan Documents, and any related documentation, in each case, as in effect on the 2021 Amendment Effective Date (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent) or (B) such encumbrances and restrictions taken as a whole are not materially more disadvantageous to the Finance Parties than is customary in comparable financings (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent) and, in each case, either (i) the Company or a Permitted Affiliate Parent reasonably believes that such encumbrances and restrictions will not materially affect the Proceeds Loan Borrowers’ ability to make principal or interest payments on the Proceeds Loans as and when they come due or (ii) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
(13)    any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements; and
(14)    any encumbrance or restriction pursuant to any Intercreditor Agreement.

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Section 4.09    Limitation on Indebtedness
(a)    The SPV Borrower and the Initial Guarantor will not Incur any Indebtedness (including Acquired Indebtedness) other than (1) Indebtedness and guarantees under this Agreement, (2) Additional SPV Debt and (3) Indebtedness represented by the SPV Collateral Documents; provided that the proceeds of each Incurrence of Facilities or Additional SPV Debt are loaned by the SPV Borrower or the Initial Guarantor to one or more Proceeds Loan Obligors as a Proceeds Loan under the Proceeds Loan Agreement and the relevant Proceeds Loan Obligor is permitted to Incur the Indebtedness represented by such Proceeds Loan under the terms of this Agreement.
(b)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided that the Company, a Permitted Affiliate Parent and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if, on the date of such Incurrence and after giving effect thereto on a pro forma basis:
(1)    the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00; and
(2)    to the extent that such Indebtedness is Senior Secured Indebtedness, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00.
(c)    Section 4.09(b) will not prohibit the Incurrence of Indebtedness under the Loan Documents or the following Indebtedness:
(1)    Indebtedness of the Company, a Permitted Affiliate Parent and any of the Restricted Subsidiaries under Credit Facilities, and any Refinancing Indebtedness in respect thereof, in the aggregate principal amount at any one time outstanding not to exceed (A) an amount equal to the greater of (i)(a) the Credit Facility Basket Amount (without double counting, to the extent such amount was used to Incur Indebtedness outstanding pursuant to the Additional Facility Available Amount), plus (b) the amount of any Credit Facilities that may be Incurred under Section 4.09(b)(2) or any other provision of this Section 4.09(c) to acquire any property, other assets or shares of Capital Stock of a Person, and (ii) 10.0% of Total Assets plus (B) any accrual or accretion of interest that increases the principal amount of Indebtedness under Credit Facilities, plus (C) in the case of any refinancing of any Indebtedness permitted under this Section 4.09(c)(1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;
(2)    Indebtedness of the Company or a Permitted Affiliate Parent owing to and held by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company, a Permitted Affiliate Parent or any other Restricted Subsidiary (other than a Receivables Entity); provided that:
(A)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity), and
(B)    any sale or other transfer of any such Indebtedness to a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity), shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be not permitted by this Section 4.09(c)(2);
(3)    Indebtedness under any Proceeds Loan representing the proceeds of the Existing Senior Secured Notes and the New Senior Secured Notes and, in each case, the related guarantees thereof;

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(4)    any Indebtedness (other than the Indebtedness described in Section 4.09(c)(1), Section 4.09(c)(2) and Section 4.09(c)(3)) outstanding on the 2021 Amendment Effective Date;
(5)    any Refinancing Indebtedness Incurred in respect of any Indebtedness described in Section 4.09(c)(3), Section 4.09(c)(4), this Section 4.09(c)(5), Section 4.09(c)(6), Section 4.09(c)(8), Section 4.09(c)(14), Section 4.09(c)(15), Section 4.09(c)(18), Section 4.09(c)(20), Section 4.09(c)(22), or Section 4.09(c)(25) or Incurred pursuant to Section 4.09(b);
(6)    Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (A) Incurred and outstanding on the date on which such Person became a Permitted Affiliate Parent or a Restricted Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, any Permitted Affiliate Parent or any Restricted Subsidiary or was designated a Permitted Affiliate Parent, an Affiliate Subsidiary or a Restricted Subsidiary, (B) Incurred to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or a Permitted Affiliate Parent or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, or was designated a Permitted Affiliate Parent, an Affiliate Subsidiary or Restricted Subsidiary, or (C) Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or was designated a Permitted Affiliate Parent, an Affiliate Subsidiary or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Permitted Affiliate Parent or a Restricted Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary); provided that with respect to Section 4.09(c)(6)(A) and Section 4.09(c)(6)(B) only, immediately following the consummation of the acquisition of such Restricted Subsidiary by the Company, a Permitted Affiliate Parent, any Restricted Subsidiary or such other transaction, (i) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(b)(1) after giving pro forma effect to the relevant acquisition or other transaction and the Incurrence of such Indebtedness pursuant to this Section 4.09(c)(6) or (ii) the Consolidated Net Leverage Ratio would not be greater than immediately prior to such acquisition or such other transaction;
(7)    [Reserved];
(8)    Indebtedness consisting of (A) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or (B) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Refinancing Indebtedness which refinances, replaces or refunds such Indebtedness, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(c)(8), will not exceed the greater of (i) $45.0 million and (ii) 3.0% of Total Assets at any time outstanding so long as such Indebtedness exists on the date of, or commissioning of, or contracting for, such purchase, design, development, construction, installation or improvement, or is created within 270 days thereafter;
(9)    Indebtedness in respect of (A) workers’ compensation claims, casualty or liability insurance, self-insurance obligations, performance (including insurance policies), bid, indemnity,

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surety, judgment, appeal, completion, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business (or consistent with past practice or industry practice) or in respect of any government requirement, including, but not limited to, those Incurred to secure health, safety and environmental obligations or rental obligations, (B) letters of credit, bankers’ acceptances, guarantees, or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business (or consistent with past practice or industry practice) or in respect of any government requirement, including, but not limited to, letters of credit or similar instruments in respect of casualty or liability insurance, self-insurance, unemployment insurance, workers compensation obligations, health disability or other benefits, pensions-related obligations and other social security Laws, (C) the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business and (D) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;
(10)    Indebtedness Incurred constituting reimbursement obligations with respect to letters of credit issued and bank guarantees in the ordinary course of business provided to lessors of real property or otherwise in connection with the leasing of real property and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses in respect of any government requirement, or other Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
(11)    Indebtedness arising from agreements of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary providing for indemnification, guarantees or obligations in respect of earn-outs or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds) actually received (in the case of dispositions) or paid (in the case of acquisitions) by the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries in connection with such disposition or acquisition, as applicable;
(12)    Indebtedness arising from (A) Bank Products and (B) the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that in the case of this Section 4.09(c)(12)(B), such Indebtedness is extinguished within thirty Business Days of Incurrence;
(13)    guarantees by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (other than of any Indebtedness Incurred by the Company, a Permitted Affiliate Parent or Restricted Subsidiary in violation of this Section 4.09); provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Proceeds Loans, then such guarantee shall be subordinated substantially to the same extent as the relevant Indebtedness guaranteed;
(14)    Indebtedness Incurred by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary after the 2021 Amendment Effective Date to provide all or a portion of the funds utilized to consummate the acquisition by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary of any Non-Controlling Interests in an aggregate principal amount at any time outstanding not to exceed 4.0x Pro forma Non-Controlling Interest EBITDA for the Test Period;
(15)    Indebtedness of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary Incurred pursuant to any guarantees of Indebtedness of any Parent; provided that for purposes of this Section 4.09(c)(15): (i) on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00 (for the avoidance of doubt, outstanding Indebtedness for the purpose of calculating the Consolidated Net

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Leverage Ratio under this Section 4.09(c)(15) shall include any Indebtedness represented by guarantees by the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries of Indebtedness of any Parent) and (ii) such guarantees shall be subordinated to the Proceeds Loans pursuant to the terms of the applicable Intercreditor Agreement;
(16)    Subordinated Shareholder Loans;
(17)    Indebtedness (including any Refinancing Indebtedness in respect thereof) of any Restricted Subsidiary under any local Credit Facility in an amount not to exceed the greater of (A) $45.0 million and (B) 3.0% of Total Assets;
(18)    Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(c)(18) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary from the issuance or sale (other than to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) of its respective Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, in each case, subsequent to the Effective Date (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock or an Excluded Contribution); provided that (A) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.07(b)(C)(ii), Section 4.07(b)(C)(iii) and Section 4.07(a)(1) to the extent the Company, a Permitted Affiliate Parent or any Restricted Subsidiary Incurs Indebtedness in reliance thereon and (B) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this Section 4.09(c)(18) to the extent the Company, a Permitted Affiliate Parent or any Restricted Subsidiary makes a Restricted Payment under Section 4.07(b)(C)(ii), Section 4.07(b)(C)(iii) and Section 4.07(c)(1) in reliance thereon;
(19)    [Reserved];
(20)    Indebtedness under day-light borrowing facilities and Indebtedness with Affiliates, in each case reasonably necessary to effect or consummate the Transactions;
(21)    (a) Indebtedness arising under (i) any arrangements to fund a production where such funding is only repayable from the distribution revenues of that production or (ii) Production Facilities provided that the aggregate amount of Indebtedness under all Production Facilities Incurred pursuant to this clause (ii) does not exceed the greater of (A) $15.0 million and (B) 1.0% of Total Assets at any time outstanding and (b) any Refinancing Indebtedness of any Indebtedness Incurred under Section 4.09(c)(21)(a);
(22)    Indebtedness arising under borrowing facilities provided by a special purpose vehicle notes issuer to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in connection with any vendor financing platform;
(23)    [Reserved];
(24)    [Reserved]; and
(25)    in addition to the items referred to in Section 4.09(c)(1) through Section 4.09(c)(24) above, Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(c)(25) and then outstanding, will not exceed the greater of (A) $75.0 million and (B) 5.0% of Total Assets at any time outstanding.
(d)    [Reserved].

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(e)    For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:
(1)    in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b) and Section 4.09(c), or, as applicable, in the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement, the Company, in its sole discretion, will classify such item of Indebtedness on the date of its Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(b) and Section 4.09(c), or, as applicable, in the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement, and, from time to time, may reclassify all or a portion of such Indebtedness, in any manner that complies with this Section 4.09 and the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement;
(2)    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(3)    if obligations in respect of letters of credit are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.09(b) or Section 4.09(c)(1), Section 4.09(c)(17), Section 4.09(c)(18), Section 4.09(c)(21), or Section 4.09(c)(25) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;
(4)    the principal amount of any Disqualified Stock of the Company or a Permitted Affiliate Parent, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
(5)    Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;
(6)    the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;
(7)    in the event that the Company, a Permitted Affiliate Parent or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, enters into any commitment to Incur or issue Indebtedness or commits to Incur any Lien pursuant to clause (29) of the definition of “Permitted Liens”, the Incurrence or issuance thereof for all purposes under this Section 4.09, including without limitation for purposes of calculating the Consolidated Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or usage of clauses (1) through (25) under Section 4.09(c) (if any) for borrowings and re-borrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Company’s or a Permitted Affiliate Parent’s option (except as otherwise provided in the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement), either (a) be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Indebtedness, and, if such Consolidated Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio or other provision of this Section 4.09 is satisfied with respect thereto at such time, any borrowing or re-borrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the Consolidated Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or other provision of this Section 4.09 at the time of any borrowing or re-borrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or re-borrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this sub-clause (a) shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Consolidated Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio and, to the extent of the usage of clauses (1) through (25) under Section 4.09(c) (if

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any), shall be deemed to be Incurred and outstanding under such clauses) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and in the case of sub-clause (a) of this Section 4.09(e)(7), the Company or a Permitted Affiliate Parent may revoke any such determination at any time and from time to time; and
(8)    with respect to Indebtedness Incurred under a Credit Facility, re-borrowings of amounts previously repaid pursuant to “cash sweep” or “clean-down” provisions or any similar provisions under a Credit Facility that provides that Indebtedness is deemed or required to be repaid periodically shall only be deemed for the purposes of this covenant to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent re-borrowing thereof.
Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Preferred Stock or Disqualified Stock and increases in the amount of Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
If at any time an Unrestricted Subsidiary becomes a Permitted Affiliate Parent or a Restricted Subsidiary, any Indebtedness of such Unrestricted Subsidiary shall be deemed to be Incurred by a Permitted Affiliate Parent or a Restricted Subsidiary as of such date.
(f)    Subject to Section 4.09(e)(7), for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be (1) calculated by the Company based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (2) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the swapped rate of such Indebtedness (if swapped into Dollars) as of the date of the applicable swap. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(g)    For purposes of determining compliance with (1) Section 4.09(b) and (2) any other provision of the Loan Documents which requires the calculation of any financial ratio or test, including the Consolidated Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency (if such Indebtedness has not been swapped into Dollars, or if such Indebtedness has been swapped into a currency other than Dollars) shall be calculated by the Company using the same exchange rates for the relevant period used for calculating the Dollar Equivalent of Consolidated EBITDA denominated in the same currency as the currency in which such Indebtedness is denominated or into which it has been swapped.
(h)    The Company and any Permitted Affiliate Parent will not Incur, and will not permit the Proceeds Loan Obligors to Incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Proceeds Loan Obligors that ranks pari passu with or is subordinated to the Proceeds Loan or Proceeds Loan Guarantee, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Proceeds Loan or relevant Proceeds Loan Guarantee, on substantially identical terms (as

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conclusively determined in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent); provided, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Proceeds Loan Obligors or any other Restricted Subsidiary solely by virtue of being unsecured or secured on a junior Lien basis or by virtue of not being guaranteed or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Indebtedness.
Section 4.10    Limitation on Sales of Assets and Subsidiary Stock
(a)    The SPV Borrower and the Initial Guarantor will not, directly or indirectly, consummate any SPV Asset Disposition, except in connection with the SPV Structure Termination or the Notes Assumption.
(b)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:
(1)    the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition) (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;
(2)    unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
(3)    the Net Available Cash from such Asset Disposition is reinvested or applied to prepay the Loans or Other Applicable Indebtedness, in each case, in accordance with Section 2.05(b)(i) of this Agreement.
(c)    For the purposes of this Section 4.10, the following will be deemed to be cash:
(1)    the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of any Proceeds Loan Obligor or Indebtedness of a Restricted Subsidiary that is not a Proceeds Loan Obligor and the release of such Proceeds Loan Obligor or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the relevant Borrower will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 2.05(b)(i) of this Agreement);
(2)    securities, notes or other obligations received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary from the transferee that are convertible by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;
(3)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company, any Permitted Affiliate Parent and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;
(4)    consideration consisting of Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(5)    any Designated Non-Cash Consideration received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value not to exceed 25.0% of the consideration from such Asset Disposition (excluding any consideration received from such Asset Disposition in accordance with Section 4.10(c)(1) to Section

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4.10(c)(4)) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received or, at the option of the Company or any Permitted Affiliate Parent, at the time of contractually agreeing to such Asset Disposition, and without giving effect to subsequent changes in value);
(6)    in addition to any Designated Non-Cash Consideration received pursuant to Section 4.10(c)(5), any Designated Non-Cash Consideration received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.10(c)(6) that is at that time outstanding, not to exceed the greater of $75.0 million and 5.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received or, at the option of the Company or any Permitted Affiliate Parent, at the time of contractually agreeing to such Asset Disposition, and without giving effect to subsequent changes in value);
(7)    consideration consisting of securities or obligations issued, insured or unconditionally guaranteed by a government (or any agency or instrumentality thereof) of a country where the Company, a Permitted Affiliate Parent or any Restricted Subsidiary is organized or located; and
(8)    any Capital Stock or assets of the kind referred to in the definition of “Additional Assets”.

Section 4.11    Limitation on Affiliate Transactions
(a)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or a Permitted Affiliate Parent (an “Affiliate Transaction”) involving aggregate consideration in excess of $50.0 million unless:
(1)    the terms of such Affiliate Transaction are not materially less favorable, taken as a whole, to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company, such Permitted Affiliate Parent or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, such Permitted Affiliate Parent or such Restricted Subsidiary has conclusively determined in good faith to be fair to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary); and
(2)    in the event such Affiliate Transaction involves an aggregate consideration in excess of $100.0 million, the terms of such transaction have been approved by either (i) a majority of the members of the Board of Directors or (ii) senior management of the Company, such Permitted Affiliate Parent, or such Restricted Subsidiary, as applicable.
(b)    Section 4.11(a) will not apply to:
(1)    any Restricted Payment permitted to be made pursuant to Section 4.07 or any Permitted Investment;
(2)    any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, a Permitted Affiliate Parent, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant plans (including, without limitation, valuation, health, insurance, deferred

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compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants, in each case in the ordinary course of business;
(3)    loans or advances to employees, officers or directors (or guarantees in favour of third parties’ loans and advances) in the ordinary course of business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate amount outstanding at any one time with respect to all loans or advances made since the 2021 Amendment Effective Date;
(4)    (A) any transaction between or among the Company, a Permitted Affiliate Parent and a Restricted Subsidiary (or an entity that becomes a Permitted Affiliate Parent or a Restricted Subsidiary in connection with such transaction) or between or among Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary in connection with such transaction); and (B) any guarantees issued by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary for the benefit of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (or an entity that becomes a Permitted Affiliate Parent or a Restricted Subsidiary in connection with such transaction), as the case may be, in accordance with Section 4.09;
(5)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which, taken as a whole, are fair to the Company, the relevant Permitted Affiliate Parent or Restricted Subsidiary, as applicable, or are on terms not materially less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;
(6)    loans or advances to any Affiliate of the Company or a Permitted Affiliate Parent by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; provided that the terms of such loan or advance are fair to the Company or the relevant Permitted Affiliate Parent or Restricted Subsidiary, as the case may be, or are on terms not materially less favorable than those that could reasonably have been obtained from an unaffiliated party;
(7)    the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors, executives or officers of any Parent, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(8)    the performance of obligations of the Company, any Permitted Affiliate Parent, or any of the Restricted Subsidiaries under (A) the terms of any agreement to which the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries is a party as of or on the 2021 Amendment Effective Date or (B) any agreement entered into after the 2021 Amendment Effective Date on substantially similar terms to an agreement under Section 4.11(b)(8)(A), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided that any such agreement or amendment, modification, supplement, extension or renewal to such agreement, in each case, entered into after the 2021 Amendment Effective Date will be permitted to the extent that its terms are not materially more disadvantageous to the Finance Parties than the terms of the agreements in effect on the 2021 Amendment Effective Date;
(9)    any transaction with (i) a Receivables Entity effected as part of a Qualified Receivables Transaction, acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction, and other Investments in Receivables Entities consisting of cash or Securitization Obligations or (ii) with an Affiliate in respect of Non-Recourse Indebtedness;
(10)    the issuance of Capital Stock or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary to any Affiliate of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary;
(11)    the payment to any Permitted Holder of all reasonable expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company, a Permitted

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Affiliate Parent, an Affiliate Subsidiary and their Subsidiaries and unpaid amounts accrued for prior periods;
(12)    the payment to any Parent or Permitted Holder (1) of Management Fees (A) on a bona fide arm’s-length basis in the ordinary course of business or (B) of up to the greater of $15.0 million and 1.0% of Total Assets in any calendar year, (2) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures or (3) of Parent Expenses;
(13)    guarantees of indebtedness, hedging and other derivative transactions, and other obligations not otherwise prohibited under this Agreement;
(14)    if not otherwise prohibited under this Agreement, the issuance of Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans (including the payment of cash interest thereon; provided that, after giving pro forma effect to any such cash interest payment, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00) of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary to any Parent of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or any Permitted Holder;
(15)    arrangements with customers, clients, suppliers, contractors, lessors or sellers of goods or services that are negotiated with an Affiliate, in each case, which are otherwise in compliance with the terms of this Agreement; provided that the terms and conditions of any such transaction or agreement as applicable to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, taken as a whole, are fair to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries and are on terms not materially less favorable to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries than those that could have reasonably been obtained in respect of an analogous transaction or agreement that would not constitute an Affiliate Transaction (or, in the event that there are no comparable transactions involving persons who are not Affiliates of the Company, such Permitted Affiliate Parent or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, such Permitted Affiliate Parent or such Restricted Subsidiary has determined conclusively in good faith to be fair to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary);
(16)    (A) transactions with Affiliates in their capacity as holders of indebtedness or Capital Stock of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such indebtedness or Capital Stock generally, and (B) transactions with Affiliates in their capacity as borrowers of indebtedness from the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such indebtedness generally;
(17)    any tax sharing agreement or arrangement and payments pursuant thereto between or among the Ultimate Parent, the Company, a Permitted Affiliate Parent or any other Person or a Restricted Subsidiary not otherwise prohibited by this Agreement and any payments or other transactions pursuant to a tax sharing agreement or arrangement between the Company, a Permitted Affiliate Parent and any other Person or a Restricted Subsidiary and any other Person with which the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation;
(18)    transactions relating to the provision of Intra-Group Services in the ordinary course of business;
(19)    the Transactions and any transaction reasonably necessary to effect the Transactions;
        (20)    [Reserved].

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(21)    any transaction in the ordinary course of business between or among the Company, a Permitted Affiliate Parent or any Restricted Subsidiary and any Affiliate of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that is an Unrestricted Subsidiary or a joint venture or similar entity (including a Permitted Joint Venture) that would constitute an Affiliate Transaction solely because the Company, a Permitted Affiliate Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity;
(22)    commercial contracts entered into in the ordinary course of business between an Affiliate of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary and the Company, a Permitted Affiliate Parent or any Restricted Subsidiary that are on arm’s length terms or on a basis that senior management of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary reasonably believes allocates costs fairly;
(23)    transactions between the Company, a Permitted Affiliate Parent and any Restricted Subsidiary and a Parent and/or an Affiliate, in each case, to effect or facilitate the transfer of any property or asset from the Company, any Permitted Affiliate Parent and/or any Restricted Subsidiary to another Restricted Subsidiary, any Permitted Affiliate Parent and/or the Company, as applicable;
(24)    [Reserved]; and
(25)    transactions relating to Excess Capacity Network Services; provided that the price payable by any member of the Wider Group in relation to such Excess Capacity Network Services is no less than the cost incurred by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in providing such Excess Capacity Network Services.
Section 4.12    Limitation on Liens
(a)    Each of the SPV Borrower and the Initial Guarantor will not, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted SPV Liens) upon any of its property or assets, whether owned on the date of this Agreement or acquired after that date.
(b)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than (1) in the case of any property or asset that does not constitute Proceeds Loan Collateral, Permitted Liens, and (2) in the case of any property or asset that constitutes Proceeds Loan Collateral, Permitted Collateral Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the 2021 Amendment Effective Date or acquired after that date, which Lien is securing any Indebtedness (such Lien, the “Initial Lien”), unless, in the case of clause (1) only, contemporaneously with the Incurrence of such Initial Lien effective provision is made to secure the Indebtedness due under the Proceeds Loan Agreement or, in respect of Liens on any Proceeds Loan Guarantor’s property or assets, such Proceeds Loan Guarantor’s Proceeds Loan Guarantee, equally and ratably with (or prior to, in the case of Liens with respect to Subordinated Obligations of the Company, a Proceeds Loan Obligor or a Restricted Subsidiary, as the case may be) the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured.
(c)    Any such Lien created pursuant to Section 4.12(b) in favor of the Finance Parties will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien to which it relates or as otherwise set forth in Section 10.26 of this Agreement.
(d)    For purposes of determining compliance with this Section 4.12, (1) a Lien need not be Incurred solely by reference to one category of Permitted SPV Liens, Permitted Liens or Permitted Collateral Liens, as applicable, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (2) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted SPV Liens, Permitted Liens or Permitted Collateral Liens, as applicable, the Company or any Permitted Affiliate Parent shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.12 and the definition of “Permitted SPV Liens”, “Permitted Liens” or “Permitted Collateral Liens”, as applicable, but for the avoidance of doubt, a Lien may not be Incurred under a combination

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of, or reclassified between, the definitions of “Permitted SPV Liens”, “Permitted Liens” or “Permitted Collateral Liens”.
(e)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 4.13    [Reserved]
Section 4.14    [Reserved]
Section 4.15    Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries
(a)    The Company and any Permitted Affiliate Parent will not permit any Restricted Subsidiary (other than a Proceeds Loan Obligor) to, directly or indirectly, guarantee or otherwise become obligated under any Indebtedness of any Proceeds Loan Obligor after the 2021 Amendment Effective Date in an amount in excess of $50.0 million unless such Restricted Subsidiary is or becomes a Proceeds Loan Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter) and, if applicable, executes and delivers to the Administrative Agent the documentation required by Section 10.21(c) pursuant to which such Restricted Subsidiary will provide a Proceeds Loan Guarantee (which Proceeds Loan Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s guarantee of such other Indebtedness); provided that,
(1)    if such Restricted Subsidiary is not a Significant Subsidiary, such Restricted Subsidiary shall only be obligated to become a Proceeds Loan Guarantor if such Indebtedness is Indebtedness of the Company, a Permitted Affiliate Parent or a Proceeds Loan Borrower or Public Debt of a Proceeds Loan Guarantor;
(2)    if the Indebtedness is pari passu in right of payment to the Proceeds Loans, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its Proceeds Loan Guarantee;
(3)    if the Indebtedness is subordinated in right of payment to the Proceeds Loans, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to its Proceeds Loan Guarantee substantially to the same extent as such Indebtedness is subordinated in right of payment to the Proceeds Loans;
(4)    a Proceeds Loan Guarantor’s Proceeds Loan Guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (a) each of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (b) the relevant Proceeds Loan Guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Proceeds Loan); and
(5)    for so long as it is not permissible under applicable Law for a Restricted Subsidiary to become a Proceeds Loan Guarantor, such Restricted Subsidiary need not become a Proceeds Loan Guarantor (but, in such a case, each of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal prohibition precluding

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the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).
(b)    Section 4.15(a) shall not apply to: (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this Section 4.15 immediately prior to such refinancing.
(c)    Notwithstanding anything herein to the contrary, Section 4.15(a) shall not be applicable to any guarantee provided by a Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary if such guarantee was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.
(d)    Notwithstanding the foregoing, any Proceeds Loan Guarantee by a Proceeds Loan Guarantor created pursuant to this Section 4.15 shall provide by its terms that it shall be automatically and unconditionally released and discharged in accordance with the provisions of the Proceeds Loan Agreement or this Agreement.
Section 4.16    [Reserved]
Section 4.17    Impairment of Liens
(a)    The SPV Borrower and the Initial Guarantor shall not take or omit to take any action that would have the result of materially impairing any Lien on the SPV Collateral granted under the SPV Collateral Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted SPV Liens shall under no circumstances be deemed to materially impair any Lien on the SPV Collateral granted under the SPV Collateral Documents) for the benefit of the Administrative Agent and/or the Security Agent and the Lenders, and the SPV Borrower and the Initial Guarantor shall not grant to any Person other than the Administrative Agent and/or the Security Agent, the Lenders and the other beneficiaries described in the SPV Collateral Documents and any Collateral Sharing Agreement, as applicable, any interest whatsoever in any of the SPV Collateral, except that (a) the SPV Borrower and the Initial Guarantor may Incur Permitted SPV Liens and (b) the SPV Collateral may be discharged and released in accordance with this Agreement, the SPV Collateral Documents and any Collateral Sharing Agreement, as applicable; provided that, except with respect to any discharge or release of SPV Collateral in accordance with this Agreement, the SPV Collateral Documents and any Collateral Sharing Agreement, as applicable, or in connection with the Incurrence of Liens for the benefit of the Administrative Agent and/or the Security Agent and the Lenders, no SPV Collateral Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the request of the SPV Borrower or the Initial Guarantor and without the consent of the Lenders, the Administrative Agent and/or the Security Agent may from time to time (subject to customary protections and indemnifications from the SPV Borrower or the Initial Guarantor) enter into one or more amendments to the SPV Collateral Documents to: (1) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (2) provide for Permitted SPV Liens; (3) provide for the release of any Lien on any properties and assets constituting SPV Collateral from the Lien of the SPV Collateral Documents; provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Obligations; (4) provide for the release of any Lien on any properties and assets constituting Collateral from the Lien of the Collateral Documents; provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Obligations and the Guaranty; (5) provide for the release of any Lien pursuant to, or in connection with, any Solvent Liquidation; (6) as is reasonably necessary to give effect to the SPV Structure Termination; and (7) make any other change that does not adversely affect the Lenders in any material respect. For any amendments, modifications or replacements of any SPV Collateral Documents not contemplated in clause (1) to (7) above, the SPV Borrower or the Initial Guarantor, as applicable, shall contemporaneously deliver to the Administrative Agent either (A) a solvency opinion, in form and substance reasonably satisfactory to the Administrative Agent from an Independent Financial Advisor confirming the solvency of the SPV Borrower or the Initial Guarantor, as applicable, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, (B) a certificate from the responsible financial or accounting officer of the relevant Grantor (acting in good faith) which confirms the solvency of the person granting such Lien after

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giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (C) an Opinion of Counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the SPV Collateral Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced, are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the SPV Borrower or the Initial Guarantor complies with the requirements of this Section 4.17(a), the Administrative Agent and/or the Security Agent shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement without the need for instructions from the Lenders.
(b)    The Company and any Permitted Affiliate Parent shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing any Lien on the Proceeds Loan Collateral granted under the Proceeds Loan Collateral Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted Collateral Liens shall under no circumstances be deemed to materially impair any Lien on the Proceeds Loan Collateral granted under the Proceeds Loan Collateral Documents) for the benefit of the Administrative Agent and/or the Security Agent and the Lenders, and the Company and any Permitted Affiliate Parent shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Administrative Agent and/or the Security Agent, the Lenders and the other beneficiaries described in the Proceeds Loan Collateral Documents and any Intercreditor Agreement, as applicable, any interest whatsoever in any of the Proceeds Loan Collateral, except that (a) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries may Incur Permitted Collateral Liens, (b) the Proceeds Loan Collateral may be discharged and released in accordance with the Proceeds Loan Agreement, the Proceeds Loan Collateral Documents and any Intercreditor Agreement, as applicable, and (c) the Company, any Permitted Affiliate Parent and any Restricted Subsidiary may consummate any other transaction permitted under Section 5.01; provided that, except with respect to any discharge or release of Proceeds Loan Collateral in accordance with the Proceeds Loan Agreement, the Proceeds Loan Collateral Documents and any Intercreditor Agreement, as applicable, or in connection with the Incurrence of Liens for the benefit of the Administrative Agent and/or the Security Agent and the Lenders, no Proceeds Loan Collateral Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the direction of the Company or any Permitted Affiliate Parent and without the consent of the Lenders, the Administrative Agent and/or the Security Agent may from time to time (subject to customary protections and indemnifications from the Company) enter into one or more amendments to the Proceeds Loan Collateral Documents to: (1) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (2) provide for Permitted Collateral Liens; (3) make any change necessary or desirable, as determined conclusively in good faith by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent, in order to implement transactions permitted under Section 5.01; (4) provide for the release of any Lien on any properties and assets constituting Proceeds Loan Collateral from the Lien of the Proceeds Loan Collateral Documents; provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Proceeds Loan or the Proceeds Loan Guarantee, as applicable; (5) provide for the release of any Lien pursuant to, or in connection with, any Solvent Liquidation; (6) as is reasonably necessary to give effect to the SPV Structure Termination; and (7) make any other change that does not adversely affect the Lenders in any material respect. For any amendments, modifications or replacements of any Proceeds Loan Collateral Documents not contemplated in clause (1) to (7) above, the Company or any Permitted Affiliate Parent shall, contemporaneously deliver to the Administrative Agent, either (A) a solvency opinion, in form and substance reasonably satisfactory to the Administrative Agent from an Independent Financial Advisor confirming the solvency of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, (B) a certificate from the responsible financial or accounting officer of the relevant Grantor (acting in good faith) which confirms the solvency of the person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (C) an Opinion of Counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Proceeds Loan Collateral Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced, are valid Liens not otherwise subject to any limitation,

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imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Company and any Permitted Affiliate Parent comply with the requirements of this Section 4.17(b), the Administrative Agent and/or the Security Agent shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement without the need for instructions from the Lenders.
Section 4.18    [Reserved]
Section 4.19    Suspension of Covenants on Achievement of Investment Grade Status
If, during any period after the 2021 Amendment Effective Date, the Loans have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period hereinafter referred to as an “Investment Grade Status Period”), then the Company or any Permitted Affiliate Parent will notify the Administrative Agent of this fact and beginning on the date such status was achieved, the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(b)(3) and any related default provisions of this Agreement will be suspended and will not, during such Investment Grade Status Period, be applicable to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries. No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require reversal or constitute a Default under this Agreement or the Covenant Agreement in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. An Investment Grade Status Period will terminate immediately upon the failure of the Loans to maintain Investment Grade Status (the “Reinstatement Date”). The Company or a Permitted Affiliate Parent will promptly notify the Administrative Agent in writing of any failure of the Loans to maintain Investment Grade Status and the Reinstatement Date.
Section 4.20    [Reserved]
Section 4.21    [Reserved]
Section 4.22    Collateral Sharing Agreements
(a)    At the request of the SPV Borrower or the Initial Guarantor, in connection with the Incurrence by the SPV Borrower or the Initial Guarantor of any Indebtedness that is permitted to share the SPV Collateral pursuant to the definition of “Permitted SPV Liens”, the SPV Borrower, the Initial Guarantor, the Administrative Agent and the Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized Representative) a collateral sharing agreement, including a restatement, accession, amendment or other modification of an existing collateral sharing agreement (an “Additional Collateral Sharing Agreement”), on substantially the same terms as the Initial Collateral Sharing Agreement (or terms not materially less favorable to the Finance Parties); provided, that such Additional Collateral Sharing Agreement will not impose any personal obligations on the Administrative Agent or the Security Agent or adversely affect the personal rights, duties, liabilities or immunities of the Administrative Agent or the Security Agent under this Agreement or the Additional Collateral Sharing Agreement.
(b)    At the direction of the SPV Borrower or the Initial Guarantor and without the consent of the Lenders, the Administrative Agent and the Security Agent will from time to time enter into one or more amendments to the applicable Collateral Sharing Agreement or any other SPV Collateral Document to: (i) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (ii) add other parties (such as representatives of new issuances of Indebtedness) thereto; (iii) further secure the Obligations (including Additional Facilities); (iv) make provision for equal and ratable grants of Liens on the SPV Collateral to secure Additional Facilities or to implement any Permitted SPV Liens; (v) make any other change to the applicable Collateral Sharing Agreement to provide for additional Indebtedness (including with respect to any Collateral Sharing Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Facilities) or other obligations that are permitted by the terms of this Agreement to be Incurred and secured by a Lien on the SPV Collateral on a pari passu or junior basis with the Liens securing the Facilities; (vi) amend the applicable Collateral Sharing Agreement in accordance with the terms thereof; (vii) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the SPV Collateral and that is not prohibited by this Agreement; or (viii) make

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any other change thereto that does not adversely affect the rights of the Finance Parties in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of the Facilities, enforcement of Liens over the SPV Collateral, the application of proceeds from the enforcement of the SPV Collateral or the release of any SPV Collateral in a manner than would adversely affect the rights of the Finance Parties in any material respect except as otherwise permitted by the this Agreement or the applicable Collateral Sharing Agreement immediately prior to such change. The SPV Borrower and the Initial Guarantor will not otherwise direct the Administrative Agent or the Security Agent to enter into any amendment to the applicable Collateral Sharing Agreement or any other SPV Collateral Document without the consent of the Required Lenders, except as otherwise permitted pursuant to Section 10.01 of this Agreement. This Section 4.22(b) shall supersede any provisions in Section 10.01 to the contrary.
(c)    In relation to any applicable Collateral Sharing Agreement, the Administrative Agent shall consent on behalf of the Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Facilities thereby; provided that such transaction would comply with Section 4.07.
Section 4.23    Intercreditor Agreements
(a)    [Reserved].
(b)    At the request of the Company or a Permitted Affiliate Parent, in connection with the Incurrence by a Proceeds Loan Obligor of any Indebtedness that is permitted to share in the Proceeds Loan Collateral pursuant to the definition of “Permitted Collateral Lien”, the Proceeds Loan Obligors, the SPV Borrower and Initial Guarantor, as lenders under the Proceeds Loan Agreement, and the Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized Representative) an intercreditor agreement, including an accession to, or a restatement, amendment or other modification of, the Group Intercreditor Agreement (an “Additional Intercreditor Agreement”), on substantially the same terms as such applicable Intercreditor Agreement (or on terms not materially less favorable to the Finance Parties), including, with respect to the subordination, payment blockage, limitation on enforcement, and release of the Proceeds Loan Guarantees, priority and release of any Liens in respect of Proceeds Loan Collateral or other terms which become customary for similar agreements. For the avoidance of doubt, subject to the foregoing and Section 4.23(c), any such Additional Intercreditor Agreement may provide for pari passu or subordinated Liens in respect of any such Indebtedness (to the extent such Indebtedness is permitted to share the Proceeds Loan Collateral (with the specified priority) pursuant to the definition of Permitted Collateral Lien). The Lenders expressly authorize the SPV Borrower, the Initial Guarantor and the Security Agent to execute any such Additional Intercreditor Agreement and acknowledge and agree that any such Additional Intercreditor Agreement executed by the SPV Borrower, the Initial Guarantor and the Security Agent shall bind the Lenders.
(c)    At the direction of the Company or a Permitted Affiliate Parent and without the consent of the Lenders, the SPV Borrower, the Initial Guarantor and the Security Agent will upon direction of the Company or a Permitted Affiliate Parent from time to time enter into one or more amendments to the applicable Intercreditor Agreement or any other Proceeds Loan Collateral Document to: (1) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (2) add other parties (such as representatives of new issuances of Indebtedness) thereto; (3) further secure the Proceeds Loan and the Proceeds Loan Guarantees; (4) make provision for equal and ratable grants of Liens on the Proceeds Loan Collateral to secure any Additional Proceeds Loan or implement any Permitted Collateral Liens; (5) make any other change to the applicable Intercreditor Agreement or any other Proceeds Loan Collateral Document to provide for additional Indebtedness constituting Subordinated Obligations or any other additional Indebtedness (in either case, including with respect to the applicable Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Proceeds Loans) or other obligations that are permitted by the terms of this Agreement to be Incurred and secured by a Lien on the Proceeds Loan Collateral on a pari passu or junior basis with the Liens securing the Proceeds Loans; (6) add Restricted Subsidiaries to the applicable Intercreditor Agreement or any other Proceeds Loan Collateral Document; (7) amend the applicable Intercreditor Agreement or any other Proceeds Loan Collateral Document in accordance with the terms thereof; (8) make any change necessary or desirable, in the good faith determination of the Board of Directors or senior management of the Company, in order to implement any transaction that is subject to Section 5.01; (9) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the Proceeds Loan Collateral and that is not prohibited by this Agreement; or (10) make any other change

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thereto that does not adversely affect the rights of the SPV Borrower and the Initial Guarantor as lenders under the Proceeds Loan Agreement in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of the Proceeds Loans or the release of any Proceeds Loan Guarantee in a manner that would adversely affect the rights of the SPV Borrower and the Initial Guarantor as lenders under the Proceeds Loan Agreement in any material respect except as otherwise permitted by this Agreement, or the applicable Intercreditor Agreement, immediately prior to such change. The Company or a Permitted Affiliate Parent will not otherwise direct the SPV Borrower, the Initial Guarantor or the Security Agent to enter into any amendment to the applicable Intercreditor Agreement or any other Proceeds Loan Collateral Document without the consent of the Required Lenders, except as otherwise permitted pursuant to Section 10.01 of this Agreement. This Section 4.23(c) shall supersede any provisions in Section 10.01 to the contrary.
(d)    In relation to any applicable Intercreditor Agreement, the SPV Borrower and the Initial Guarantor shall consent on behalf of the Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Proceeds Loans thereby; provided, however, that such transaction would comply with Section 4.07.
Section 4.24    [Reserved]
Section 4.25    Limited Condition Transaction
(a)    In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company or a Permitted Affiliate Parent, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is entered into. For the avoidance of doubt, if the Company or a Permitted Affiliate Parent has exercised its option under the first sentence of this Section 4.25(a), and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
(b)    In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:
(1)    determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio; or
(2)    testing baskets set forth in this Agreement (including baskets measured as a percentage or multiple, as applicable, of Total Assets, Pro forma EBITDA or Pro forma Non-Controlling Interest EBITDA);
in each case, at the option of the Company or a Permitted Affiliate Parent (the Company’s or a Permitted Affiliate Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided that the Company or a Permitted Affiliate Parent shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of “Pro forma EBITDA”, “Consolidated Net Leverage Ratio” and “Consolidated Senior Secured Net Leverage Ratio”, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.

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(c)    If the Company or a Permitted Affiliate Parent has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Pro forma EBITDA or Total Assets, of the Company , any Permitted Affiliate Parent and the Restricted Subsidiaries or the Person or assets subject to the Limited Condition Transaction (as if each reference to the “Company” or a “Permitted Affiliate Parent” in such definition was to such Person or assets) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company or a Permitted Affiliate Parent has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Agreement (including with respect to the Incurrence of Indebtedness or Liens, or the making of Asset Dispositions, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

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ARTICLE 5
Section 5.01    Merger and Consolidation
(a)    Each of the SPV Borrower and the Initial Guarantor will not consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, except in connection with the SPV Structure Termination.
(b)    No Proceeds Loan Borrower will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than the Company or another Proceeds Loan Borrower), unless:
(1)    the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of an Approved Jurisdiction and the Successor Company (if not such Proceeds Loan Borrower) will expressly assume, by executing and delivering a joinder agreement substantially in the form contemplated by the Proceeds Loan Agreement, to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the obligations of such Proceeds Loan Borrower under the Proceeds Loan Agreement and the other Loan Documents to which it is a party;
(2)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(3)    either (A) immediately after giving effect to such transaction, the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (including such Successor Company) would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(b)(2) or (B) the Consolidated Senior Secured Net Leverage Ratio of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (including such Successor Company) would be no greater than that of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries immediately prior to giving effect to such transaction; and
(4)    the Company or a Permitted Affiliate Parent shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Agreement; provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with Section 5.01(b)(2) and Section 5.01(b)(3) above and as to any matters of fact.
(c)    No Proceeds Loan Guarantor (other than a Proceeds Loan Borrower which shall be governed by Section 5.01(b)) will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, other than another Proceeds Loan Obligor (other than in connection with a transaction that does not constitute an Asset Disposition or a transaction that is permitted by Section 4.10), unless:
(1)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(2)    either:
(A)    the Successor Company (if not such Proceeds Loan Guarantor) expressly assumes all the obligations of that Proceeds Loan Guarantor under the Proceeds Loan Agreement and the other Loan Documents to which such Proceeds Loan Guarantor is a party, by executing and delivering a joinder agreement in the form contemplated by the Proceeds Loan Agreement; or
(B)    the Net Cash Proceeds of such transaction are applied in accordance with the applicable provisions of this Agreement.

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(d)    For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Proceeds Loan Obligor which properties and assets, if held by such Proceeds Loan Obligor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Proceeds Loan Obligor on a Consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Proceeds Loan Obligor.
(e)    The Successor Company (if not such Proceeds Loan Obligor) will succeed to, and be substituted for, and may exercise every right and power of, the relevant Proceeds Loan Obligor under the Proceeds Loan Agreement and the other Loan Documents to which such Proceeds Loan Obligor is a party, and upon such substitution, the predecessor to such Proceeds Loan Obligor will be released from its obligations under the Loan Documents, but, in the case of a lease of all or substantially all its assets, the predecessor to such Proceeds Loan Obligor will not be released from the obligation to pay the principal of and interest on the Proceeds Loan or the obligations under the Proceeds Loan Guarantee, as applicable.
(f)    The provisions set forth in this Section 5.01 shall not restrict (and shall not apply to): (1) any Restricted Subsidiary that is not a Proceeds Loan Obligor from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to a Proceeds Loan Obligor or any Restricted Subsidiary that is not a Proceeds Loan Obligor; (2) any Proceeds Loan Guarantor from merging or liquidating into or transferring all or part of its properties and assets to another Proceeds Loan Guarantor; (3) any consolidation or merger of a Proceeds Loan Borrower into any Proceeds Loan Obligor; provided that, for the purposes of this Section 5.01(f)(3), if a Proceeds Loan Borrower is not the Successor Company, the relevant Proceeds Loan Guarantor will assume the obligations of such Proceeds Loan Borrower under the Proceeds Loan Agreement and the other Loan Documents to which such Proceeds Loan Borrower is party and Section 5.01(b)(1) and Section 5.01(b)(4) shall apply to such transaction; (4) any consolidation or merger effected as part of a Permitted Tax Reorganization or the other Transactions; (5) any Solvent Liquidation; and (6) a Proceeds Loan Obligor consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile or form of such entity or reincorporating such entity in another jurisdiction or changing the legal form of such entity; provided that, for the purposes of this Section 5.01(f)(6), (A) Section 5.01(b)(1), Section 5.01(b)(2) and Section 5.01(b)(4) or (B) Section 5.01(c), as the case may be, shall apply to any such transaction.

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ANNEX III
ADDITIONAL DEFINITIONS
(ON OR AFTER THE SPV STRUCTURE TERMINATION DATE)

Unless otherwise specified herein, (1) references in this Annex III to sections of Articles 4 or 5 are to those sections of Annex IV and (2) defined terms used in this Annex III shall bear the meanings given to them in this Annex III or as otherwise given to them in Section 1.01 or Annex I of this Agreement.
“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Assets” means:
(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary in a Related Business or are otherwise useful in a Related Business (it being understood that capital expenditure on property or assets already used in a Related Business or to replace any property or assets that are the subject of such Asset Disposition or any operating expenses Incurred in the day-to-day operations of a Related Business shall be deemed an Investment in Additional Assets);
(2)    the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary; or
(3)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.
“Additional Intercreditor Agreement” has the meaning given to such term in Section 4.23(b).
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliate Subsidiary” means any Lead Affiliate Subsidiary and any Designated Affiliate Subsidiary.
“Approved Jurisdiction” means any of the following: any member state of the European Union that is a member of the European Union on the 2021 Amendment Effective Date, Barbados, Bermuda, the Cayman Islands, England and Wales, the Netherlands, Puerto Rico, the United States of America, any State of the United States of America or the District of Columbia.
“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than an operating lease entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable Law to be held by a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be an Asset Disposition:

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(1)    a disposition by a Restricted Subsidiary to the Company or a Permitted Affiliate Parent, by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity) to a Restricted Subsidiary, by the Company to a Permitted Affiliate Parent or by a Permitted Affiliate Parent to the Company;
(2)    the sale or disposition of cash, Cash Equivalents or Investment Grade Securities in the ordinary course of business;
(3)    a disposition of inventory, equipment, trading stock, communications capacity or other assets in the ordinary course of business;
(4)    a sale, lease, transfer or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus or worn out equipment or other equipment and assets that are no longer useful in the conduct of the business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries
(5)    transactions permitted under Section 5.01 or a transaction that constitutes a Change of Control;
(6)    an issuance of Capital Stock or other securities by a Restricted Subsidiary to the Company, a Permitted Affiliate Parent or to another Restricted Subsidiary;
(7)    (a) for purposes of Section 4.10 only, the making of a Permitted Investment or a disposition permitted to be made under Section 4.07, or (b) solely for the purpose of Section 4.10(b)(3), a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under Section 4.07 or Permitted Investments;
(8)    dispositions of assets of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, or the issuance or sale of Capital Stock of any Restricted Subsidiary in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of $45.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of $45.0 million and 3.0% of Total Assets of carried over amounts for any calendar year);
(9)    dispositions in connection with Permitted Liens;
(10)    dispositions of Receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(11)    the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;
(12)    foreclosure, condemnation or similar action with respect to any property, securities, or other assets;
(13)    the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of Receivables arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;
(14)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity, and Investments in a Receivables Entity consisting of cash or Securitization Obligations;
(15)    a transfer of Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

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(16)    any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;
(17)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(18)    any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(19)    (a) disposals of assets, rights or revenue not constituting part of the Distribution Business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, and (b) other disposals of non-core assets acquired in connection with any acquisition permitted under this Agreement;
(20)    any disposition or expropriation of assets or Capital Stock which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction;
(21)    any disposition of other interests in other entities in an amount not to exceed $10.0 million;
(22)    any disposition of real property; provided that the fair market value of the real property disposed of in any calendar year does not exceed the greater of $45.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year, subject to a maximum of the greater of $45.0 million and 3.0% of Total Assets of carried over amounts for any calendar year);
(23)    any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary to such Person;
(24)    any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with Section 2.05(b)(i) of this Agreement;
(25)    any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Agreement;
(26)    contractual arrangements under long-term contracts with customers entered into by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;
(27)    any disposition reasonably required in connection with the Spin-Off (including any transfer of assets to Affiliates of the Company, any Permitted Affiliate Parent and any Restricted Subsidiary prior to the completion of any Spin-Off);
(28)    the sale or disposition of the Towers Assets;
(29)    any dispositions constituting the surrender of tax losses by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (A) to the Company, a Permitted Affiliate Parent or a

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Restricted Subsidiary; (B) to the Ultimate Parent or any of its Subsidiaries (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary); or (C) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a Subsidiary of the Ultimate Parent which has been disposed of pursuant to a disposal permitted by the terms of this Agreement, to the extent that the Company, a Permitted Affiliate Parent or a Restricted Subsidiary would have a liability (in the form of an indemnification obligation or otherwise) to one or more Persons in relation to such tax liability if not so eliminated, satisfied or discharged;
(30)    any disposition of any entity where the only material assets of such entity are assets the disposal of which would not be deemed to be an Asset Disposition;
(31)    any disposition of any nominal or non-substantial shareholding; and
(32)    any other disposition of assets comprising in aggregate percentage value of 10.0% or less of Total Assets.
In the event that a transaction (or any portion thereof) meets the criteria of a disposition permitted under clauses (1) through (30) above and would also be a Restricted Payment permitted to be made under Section 4.07 or a Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposition permitted under clauses (1) through (30) above and/or one or more of the types of Restricted Payments permitted to be made under Section 4.07 or Permitted Investments.
“Bank Products” means (1) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, commodity trading or brokerage accounts, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (2) daylight exposures of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in respect of banking and treasury arrangements entered into in the ordinary course of business.
“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially held”, “beneficially holding” and “beneficial ownership” have a corresponding meaning.
“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof; provided, that (i) if and for so long as the Company or a Permitted Affiliate Parent is a Subsidiary of the Ultimate Parent, any action required to be taken under this Agreement by the Board of Directors of the Company or a Permitted Affiliate Parent can, in the alternative, at the option of the Company or such Permitted Affiliate Parent, be taken by the Board of Directors of the Ultimate Parent and (ii) following consummation of a Spin-Off, any action required to be taken under this Agreement by the Board of Directors of the Company or a Permitted Affiliate Parent can, in the alternative, at the option of the Company or such Permitted Affiliate Parent, be taken by the Board of Directors of the Spin Parent.
“Business Division Transaction” means any creation of or participation in any joint venture with respect to any assets, undertakings and/or businesses of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary which comprise all or part of the Company’s, any Permitted Affiliate Parent’s or any Restricted Subsidiary’s business solutions division (or its predecessor or successors), to or with any other entity or person whether or not the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, excluding the contribution to (but not the use by) any joint venture of the backbone assets utilized by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary and excluding any Subsidiary included in or owned by the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s business solutions division but not engaged in the business of that division.

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“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalents” means:
(1)    securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union as of January 1, 2004 (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;
(2)    securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service in any Qualified Country);
(3)    commercial paper issued by any lender party to a Credit Facility or any bank holding company owning any lender party to a Credit Facility;
(4)    commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);
(5)    time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender party to a Credit Facility or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the Dollar Equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by S&P, or “A-” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency in any Qualified Country);
(6)    auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);
(7)    repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;
(8)    marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or the Dollar Equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

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(9)    interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (1) through (8) above;
(10)    any other investments used by the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries as temporary investments permitted by the Administrative Agent in writing in its sole discretion; and
(11)    in the case of investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Restricted Subsidiary is organized or located or in which such Investment is made, all as conclusively determined in good faith by the Company or a Permitted Affiliate Parent;
provided that bank deposits and short term investments in local currency of any Restricted Subsidiary shall qualify as Cash Equivalents as long as the aggregate amount thereof does not exceed the amount reasonably estimated by such Restricted Subsidiary as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 days.
“Change of Control” means:
(1)    LCPR Parent (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any Permitted Affiliate Parent or (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company or any Permitted Affiliate Parent to, directly or indirectly, direct or cause the direction of management and policies of the Company or any Permitted Affiliate Parent, as applicable; or
(2)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or
(3)    the adoption by the stockholders of the Company or any Permitted Affiliate Parent of a plan or proposal for the liquidation or dissolution of the Company or any Permitted Affiliate Parent, other than a transaction complying with Section 5.01;
provided, however, that a Change of Control shall not be deemed to have occurred pursuant to (i) clause (1) of this definition upon the consummation of the Post-Closing Reorganization, a Permitted Tax Reorganization or a Spin-Off or any sale or disposition of the shares in any Permitted Affiliate Parent provided that such sale or disposition of shares in such Permitted Affiliate Parent is considered a “disposition” under the first paragraph of the definition of “Asset Disposition” (and the related Net Available Cash is considered received by the Company) and such sale or disposition is carried out in accordance with the terms and conditions of this Agreement or (ii) this definition solely as a result of the resignation and/or release of any Borrower or Permitted Affiliate Parent in accordance with the terms of this Agreement.
“Commodity Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.
“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the 2021 Amendment Effective Date, and includes, without limitation, all series and classes of such common stock.

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“Consolidated EBITDA” means, for any period, operating income (loss) determined on the basis of GAAP of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis, plus, without duplication, at the option of the Company or a Permitted Affiliate Parent (except with respect to clauses (1) and (2) below), the following (to the extent deducted or taken into account, as the case may be, for the purposes of determining operating income (loss), other than in respect of clause (20)(b) and clause (21) below):
(1)    Consolidated depreciation expense;
(2)    Consolidated amortization expense;
(3)    stock based compensation expense;
(4)    other non-cash charges reducing operating income (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);
(5)    any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or post-retirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, earthquake, flood, hurricane and storm and related events);
(6)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s Consolidated financial statements pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes and Permitted Tax Distributions;
(7)    any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined conclusively in good faith by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent);
(8)    the amount of Management Fees and other fees and related expenses (including Intra-Group Services) paid in such period to the Permitted Holders to the extent permitted by Section 4.11;
(9)    any reasonable expenses, charges or other costs to effect or consummate the Transactions, a Spin-Off, a Permitted Joint Venture, any Equity Offering, Permitted Investment, any transaction permitted under Section 4.11, acquisition, disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Agreement, in each case, as determined conclusively in good faith by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent;

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(10)    any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting principles or policies;
(11)    (i) the amount of loss on the sale or transfer of any assets in connection with an asset securitization programme, Receivables factoring transaction or other Receivables transaction (including, without limitation, a Qualified Receivables Transaction) and/or (ii) any gross margin (revenue minus cost of goods sold) recognized by any Affiliate of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in relation to the sale of goods and services relating to the business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(12)    Specified Legal Expenses;
(13)    an amount equal to 100% of the up-front installation fees associated with commercial contract installations completed during the applicable reporting period, less any portion of such fees included in operating income for such period, provided that the amount of such fees, to the extent amortized over the life of the underlying service contract, shall not be included in operating income in any future period;
(14)    any fees or other amounts charged or credited to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary related to Intra-Group Services may be excluded from the calculation of Consolidated EBITDA;
(15)    any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes;
(16)    after reversing net other operating income or expense;
(17)    Receivables Fees;
(18)    any costs, charges, fees and related expenses in connection with programming rights that would be accounted for as intangible assets under GAAP;
(19)    any taxes, assessments, levies or other governmental charges that are based, in whole or in part, on income measures or any provision for Permitted Tax Distribution;
(20)    (a) any expense to the extent covered by liability, casualty events or business interruption insurance or indemnity, or Parametric Cover, and actually reimbursed or paid out or with respect to which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary has made a determination that a reasonable basis exists for indemnification, reimbursement or pay-out, but only to the extent that such amount is in fact indemnified, reimbursed or paid out within the next four fiscal quarters following such determination (collectively, “Business Interruption Receipts”) (with a deduction in calculating Consolidated EBITDA in the applicable future period of any amount so added back in any prior period to the extent not so indemnified or reimbursed within such four fiscal quarters), and (b) to the extent not otherwise included in operating income and without duplication of amounts included under clause (a) above, the amount of proceeds of business interruption insurance or Parametric Cover in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received) so long as the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in good faith expects to receive such proceeds within the next four fiscal quarters (collectively, “Business Interruption Expected Proceeds”, and together with Business Interruption Receipts, the “Business Interruption Addback”) (it being understood that (i) to the extent not actually received within such four fiscal quarters, such amount shall be deducted in calculating Consolidated EBITDA for such future period and (ii) there shall be no double counting of amounts included in calculating Consolidated EBITDA as Business Interruption Expected Proceeds which are subsequently received in such future period as Business Interruption Receipts); provided that, for the avoidance of doubt, for any period,

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there shall be no double counting of any amount included in calculating Consolidated EBITDA as a Business Interruption Addback and as an addback pursuant to clause (5) of this definition of Consolidated EBITDA; and
(21)    without duplication of amounts above, non-cash expenses represented by roaming agreement credits.
For the purposes of determining the amount of Consolidated EBITDA of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries under this definition which is denominated in a foreign currency, the Company or any Permitted Affiliate Parent may, at its option, calculate the Dollar Equivalent amount of such Consolidated EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the Consolidated financial statements of the Reporting Entity for such relevant period or (ii) the relevant currency exchange rate in effect on the 2021 Amendment Effective Date.
“Consolidated Interest Expense” means, for any period, the net interest income/expense of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis (in each case, determined on the basis of GAAP), whether paid or accrued, including any such interest and charges consisting of:
(1)    interest expense attributable to Capitalized Lease Obligations;
(2)    non-cash interest expense;
(3)    dividends or other distributions in respect of all Disqualified Stock of the Company or a Permitted Affiliate Parent and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company, a Permitted Affiliate Parent, a Restricted Subsidiary or a Subsidiary of the Company or a Permitted Affiliate Parent;
(4)    the Consolidated interest expense that was capitalized during such period; and
(5)    interest actually paid by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, under any guarantee of Indebtedness or other obligation of any other Person.
Notwithstanding the foregoing, Consolidated Interest Expense shall not include (a) any interest accrued, capitalized or paid in respect of Subordinated Shareholder Loans, (b) any commissions, discounts, yield and other fees and charges related to Qualified Receivables Transactions, (c) any payments on any operating leases, including without limitation any payments on any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP, (d) any foreign currency gains or losses, (e) any pension liability cost, (f) any amortization of debt discount, debt issuance cost, charges and premium, (g) costs and charges associated with Hedging Obligations, and (h) any interest, costs and charges contained in clause (3) of this definition.
“Consolidated Net Leverage Ratio”, as of any date of determination, means the ratio of:
(1)    (a) the outstanding Indebtedness of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis as of such date and the Reserved Indebtedness Amount (to the extent applicable) as of such date, other than, at the option of the Company or any Permitted Affiliate Parent:
(i)    any Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the date of determination Incurred under any Permitted Credit Facility;
(ii)    any Subordinated Shareholder Loans;
(iii)    any Indebtedness Incurred pursuant to Section 4.09(c)(25);

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(iv)    any Indebtedness arising under the Production Facilities to the extent that it is Limited Recourse to the assets funded by such Production Facilities; and
(v)    any Indebtedness which is a contingent obligation of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided that, any guarantee by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary of Indebtedness of any Parent shall be included for the purposes of calculating the Consolidated Net Leverage Ratio under Section 4.09(a)(1), Section 4.09(b)(6)(A), Section 4.09(b)(6)(B) and Section 4.09(b)(15) only (but not for any other purpose under this Agreement);
less
(b) the aggregate amount of cash and Cash Equivalents of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis, to
(2)    the Pro forma EBITDA for the Test Period,
provided that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (a) any Indebtedness Incurred on the date of determination pursuant to Section 4.09(b) or (b) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to Section 4.09(b).
For the avoidance of doubt, in determining the Consolidated Net Leverage Ratio, (i) no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made, (ii) any cash and Cash Equivalents represented by Escrowed Proceeds of Indebtedness described in the first proviso to the definition of “Indebtedness” shall be excluded and (iii) the Consolidated EBITDA and all outstanding Indebtedness of any company, business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect.
“Consolidated Senior Secured Net Leverage Ratio”, as of any date of determination, means the ratio of:
(1)    (a) the outstanding Senior Secured Indebtedness of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis as of such date and the Reserved Indebtedness Amount (to the extent applicable) as of such date, other than, at the option of the Company or any Permitted Affiliate Parent:
(i)    any Senior Secured Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the date of determination Incurred under any Permitted Credit Facility;
(ii)    any Senior Secured Indebtedness Incurred pursuant to Section 4.09(b)(25); and
(iii)    any Senior Secured Indebtedness which is a contingent obligation of the Company, any Permitted Affiliate Parent or a Restricted Subsidiary;
less
(b) the aggregate amount of cash and Cash Equivalents of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis, to
(2)    the Pro forma EBITDA for the Test Period,
provided, that the pro forma calculation of the Consolidated Senior Secured Net Leverage Ratio shall not give effect to (a) any Indebtedness Incurred on the date of determination pursuant to Section 4.09(b) or (b) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to Section 4.09(b).

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For the avoidance of doubt, in determining the Consolidated Senior Secured Net Leverage Ratio, (i) no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Senior Secured Net Leverage Ratio is to be made, (ii) any cash and Cash Equivalents represented by Escrowed Proceeds of Indebtedness described in the first proviso to the definition of “Indebtedness” shall be excluded and (iii) the Consolidated EBITDA and all outstanding Indebtedness of any company, business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect.
“Consolidation” means the consolidation or combination of the accounts of each of the Company’s Restricted Subsidiaries (excluding the Affiliate Subsidiaries) with those of the Company and each of a Permitted Affiliate Parent’s Restricted Subsidiaries (excluding the Affiliate Subsidiaries) with those of such Permitted Affiliate Parent, in each case, in accordance with GAAP consistently applied and together with the accounts of the Affiliate Subsidiaries on a combined basis (including eliminations of intercompany transactions and balances, as appropriate); provided that, for the purposes of making any determination or calculation under this Agreement (other than with respect to any determination or calculation of Total Assets) that refers to “Consolidated” or “Consolidation”, the relevant measures being consolidated or combined shall (without duplication) (a) be reduced proportionately to reflect any Non-Controlling Interests, and to the extent that, since the beginning of the relevant period, the Company’s or a Permitted Affiliate Parent’s proportionate interest in any direct or indirect Restricted Subsidiary has decreased as at the date of determination or calculation, such measures shall be reduced by an amount proportionate to such reduction as if such reduction occurred on the first day of such period (and in the event of an increase, shall be increased by an amount proportionate to such increase) and (b) be deemed to include the relevant measures of any Minority Investments to the extent of the Company’s, a Permitted Affiliate Parent’s or a Restricted Subsidiary’s proportionate interest in such Person, and to the extent that, since the beginning of the relevant period, the Company’s, a Permitted Affiliate Parent’s or a Restricted Subsidiary’s proportionate interest in any such Person has decreased as at the date of determination or calculation, such measures shall be reduced by an amount proportionate to such reduction as if such reduction occurred on the first day of such period (and in the event of an increase, shall be increased by an amount proportionate to such increase); provided, further, that “Consolidation” will not include (i) consolidation or combination of the accounts of any Unrestricted Subsidiary, but the interest of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment, (ii) at the Company’s or a Permitted Affiliate Parent’s election, any Receivables Entities, and (iii) at the Company’s or a Permitted Affiliate Parent’s election, any Minority Investment, any Restricted Subsidiary or other assets in any Person held for sale in accordance with GAAP. The term “Consolidated” has a correlative meaning.
“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).
“Content Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary which comprise all or part of the Content business (or its predecessor or successors) of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, to or with any other entity or person whether or not the Company, a Permitted Affiliate Parent or any Restricted Subsidiary.
“Credit Facility” means, one or more debt facilities, arrangements, instruments, trust deeds, note purchase agreements, indentures, commercial paper facilities or overdraft facilities (including, without limitation, the Facilities, any Permitted Credit Facility or any Production Facility) with banks or other institutions or investors providing for revolving credit loans, term loans, Receivables financing (including through the sale of Receivables to such institutions or to special purpose entities formed to borrow from such institutions against such Receivables), letters of credit, notes, bonds, debentures or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or

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extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the Facilities, a Permitted Credit Facility, a Production Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Credit Facility Basket Amount” means $1,125.0 million.
“Credit Facility Excluded Amount” means the greater of (1) $50.0 million (or its equivalent in other currencies) and (2) 0.25 multiplied by the Pro forma EBITDA of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis for the Test Period.
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.
“Designated Affiliate Subsidiary” means any Subsidiary of a Lead Affiliate Subsidiary.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company, any Permitted Affiliate Parent or one of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary); or
(3)    is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of the date (a) of the Latest Maturity Date of the Facilities or (b) on which there are no Loans outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or a Permitted Affiliate Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provided that the Company or such Permitted Affiliate Parent may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company or

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such Permitted Affiliate Parent with Section 2.05(b)(i), Section 2.05(b)(ix) of this Agreement and Section 4.10, and such repurchase or redemption complies with Section 4.07.
“Distribution Business” means:
(1)    the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or
(2)    any business which is incidental to or related to such business.
“Dollar Equivalent” means, (1) with respect to any monetary amount in Dollars, such amount and (2) with respect to any monetary amount in a currency other than Dollars, at any time of determination thereof by the Company, a Permitted Affiliate Parent or the Administrative Agent, as the case may be, the amount of Dollars obtained by converting such currency other than Dollars involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable currency other than Dollars as published in The Financial Times in the “Currencies” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent) on the date of such determination.
“Equity Offering” means (1) the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off, or (2) a sale of (a) Capital Stock of the Company or a Permitted Affiliate Parent (other than Disqualified Stock), (b) Capital Stock the proceeds of which are contributed as equity share capital to the Company or a Permitted Affiliate Parent or as Subordinated Shareholder Loans or (c) Subordinated Shareholder Loans.
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“European Union” means the European Union, including member states as of May 1, 2004 but excluding any country which became or becomes a member of the European Union after May 1, 2004.
“Excess Capacity Network Services” means the provision of network services, or an agreement to provide network services, by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in favor of one or more other members of the Wider Group where such network services are only provided in respect of the capacity available to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary as capital contributions or Subordinated Shareholder Loans to the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary after the Effective Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary.
“Existing Senior Secured Notes” means the Initial Guarantor’s 6.750% senior secured notes due 2027 issued pursuant to the Existing Senior Secured Notes Indenture and in an aggregate principal amount not in excess of the aggregate principal amount outstanding on the 2021 Amendment Effective Date.

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“Existing Senior Secured Notes Indenture” means the indenture dated as of October 25, 2019, between, among others, the Initial Guarantor as Issuer, the Company as Guarantor, BNY Mellon Corporate Trustee Services Limited, as Trustee and The Bank of Nova Scotia, as Security Trustee (in each case, as each such capitalized term is defined therein), as amended and supplemented or otherwise modified from time to time.
“fair market value” wherever such term is used (except as otherwise specifically provided for in this Agreement) may be conclusively established by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent in good faith.
“First-Priority Lien” means any Lien on some or all of the Collateral that ranks or is intended to rank pari passu with the Liens on the Obligations, including any Lien that ranks pari passu by virtue of any Intercreditor Agreement or any other agreement or instrument; provided further that Liens that rank pari passu with the Liens on the Collateral securing the Obligations but secure Indebtedness that is junior to the Obligations with respect to the distributions of proceeds of enforcement of Collateral shall not be First-Priority Liens.
“Grantor” means any Person that has pledged Collateral to secure the Obligations and the Guaranty.
“Group Intercreditor Agreement” means the intercreditor agreement dated as of October 25, 2019, between, among others, the Company, The Bank of Nova Scotia as Security Agent, The Bank of Nova Scotia as Original Senior Agent, the other Creditors and the other Debtors and Security Grantors (in each case, as each such capitalized term is defined therein), as amended, supplemented or otherwise modified from time to time.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
The term “guarantor” means the obligor under a guarantee.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.
“Holding Company” means, in relation to a Person, an entity of which that Person is a Subsidiary.
“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder, subject to the definition of “Additional Facility Available Amount” (as defined in Section 1.01) and “Reserved Indebtedness Amount” (as defined in Section 4.09(d)(7)) and related provisions.
“Indebtedness” means, with respect to any Person (and with respect to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, on a Consolidated basis) on any date of determination (without duplication):

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(1)    money borrowed or raised and debit balances at banks;
(2)    any bond, note, loan stock, debenture or similar debt instrument;
(3)    acceptance or documentary credit facilities; and
(4)    the principal component of Indebtedness of other Persons to the extent guaranteed by such Person to the extent not otherwise included in the Indebtedness of such Person, provided that Indebtedness which has been cash-collateralized shall not be included in any calculation of Indebtedness to the extent so cash-collateralized (including, for the avoidance of doubt, any Indebtedness to the extent the proceeds thereof constitute Escrowed Proceeds).
Notwithstanding the foregoing, “Indebtedness” shall not include (a) any deposits or prepayments received by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary from a customer or subscriber for its service and any other deferred or prepaid revenue, (b) any obligations to make payments in relation to earn outs, (c) Indebtedness which is in the nature of equity (other than shares redeemable at the option of the holder thereof prior to the Latest Maturity Date) or equity derivatives; (d) Lease Obligations, (e) Receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt, any indebtedness in respect of Qualified Receivables Transactions, including, without limitation, guarantees by a Receivables Entity of the obligations of another Receivables Entity and any indebtedness in respect of Limited Recourse, (f) pension obligations or any obligation under employee plans or employment agreements, (g) any “parallel debt” obligations to the extent that such obligations mirror other Indebtedness, (h) any payments or liability for assets acquired or services supplied deferred (including Trade Payables and, without limitation, any liability under an IRU Contract), (i) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends), (j) any Hedging Obligations, (k) any Non-Recourse Indebtedness and (l) any escrow shortfall guarantee (or similar arrangement entered into in connection with Escrowed Proceeds). The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
“Independent Financial Advisor” means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Company or a Permitted Affiliate Parent, qualified to perform the task for which it has been engaged.
“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company, a Permitted Affiliate Parent, the Spin Parent or any direct or indirect parent company of the Company or a Permitted Affiliate Parent (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market (including, for the avoidance of doubt, any such Equity Offering of common stock or other common equity interest of the Spin Parent in connection with any Spin-Off).
“Intercreditor Agreement” means, collectively, the Group Intercreditor Agreement and any Additional Intercreditor Agreement.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favorable, taken as a whole, to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a Person that is not an Affiliate or, in the event that there are no comparable transactions to apply

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for comparative purposes, is otherwise on terms that, taken as a whole, the Company or a Permitted Affiliate Parent has conclusively determined in the good faith judgment of its Board of Directors or senior management to be fair to the Company or a Permitted Affiliate Parent or such Restricted Subsidiary):
(1)    the sale of programming or other Content by the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(2)    the lease or sublease of office space, other premises or equipment by the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries to the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates or by the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates to the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries;
(3)    the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries to or from the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates, including, without limitation, (a) the employment of personnel, (b) provision of employee healthcare or other benefits, including stock and other incentive plans, (c) acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers, and (d) the provision of treasury, audit, accounting, banking, strategy, IT, branding, marketing, network, technology, research and development, telephony, office, administrative, compliance, payroll or other similar services; and
(4)    the extension by or to the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries to or by the Ultimate Parent, Liberty Latin America, the Spin Parent or any of their respective Subsidiaries or any other direct or indirect holder of equity interests in the Company or any Permitted Affiliate Parent or any of their Affiliates of trade credit not constituting Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) of this definition of Intra-Group Services.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
(1)    Hedging Obligations entered into in the ordinary course of business;
(2)    endorsements of negotiable instruments and documents in the ordinary course of business; and
(3)    an acquisition of assets, Capital Stock or other securities by the Company, a Permitted Affiliate Parent or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company, a Permitted Affiliate Parent or a Parent.
For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:

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(4)    “Investment” will include the portion (proportionate to the Company’s or a Permitted Affiliate Parent’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or such Permitted Affiliate Parent will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s or such Permitted Affiliate Parent’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s or such Permitted Affiliate Parent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and
(5)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case, as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent.
If the Company, a Permitted Affiliate Parent or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of Voting Stock of a Restricted Subsidiary such that such Subsidiary is no longer a Restricted Subsidiary, then the Investment of the Company or a Permitted Affiliate Parent in such Person shall be deemed to have been made as of the date of such transfer or other disposition in an amount equal to the fair market value of such Voting Stock on such date.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company or a Permitted Affiliate Parent’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.
“Investment Grade Securities” means:
(1)    securities issued by the U.S. government or by any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by the U.S. government and in each case with maturities not exceeding two years from the date of the acquisition;
(2)    securities issued by or a member of the European Union as of January 1, 2004, or any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004, and in each case with maturities not exceeding two years from the date of the acquisition;
(3)    debt securities or debt instruments with a rating of A or higher by S&P or A-2 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities ratings agency, but excluding any debt securities or instruments constituting loans or advances among the Company, any Permitted Affiliate Parent and their respective Subsidiaries;
(4)    investments in any fund that invests exclusively in investments of the type described in clauses (1) through (3) which fund may also hold immaterial amounts of cash and Cash Equivalents pending investment and/or distribution; and
(5)    corresponding instruments in countries other than those identified in clauses (1) and (2) above customarily utilized for high-quality investments and, in each case, with maturities not exceeding two years from the date of the acquisition.
“Investment Grade Status” shall occur when the Facilities receive any two of the following:
(1)    a rating of “Baa3” (or the equivalent) or higher from Moody’s or any of its successors or assigns;

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(2)    a rating of “BBB-” (or the equivalent) or higher from S&P, or any of its successors or assigns; and
(3)    a rating of “BBB-” (or the equivalent) or higher from Fitch Ratings Inc. or any of its successors or assigns, in each case, with a “stable outlook” from such rating agency.
“IPO Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (2) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.
“IRU Contract” means a contract entered into by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another person).
“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.
“LCPR Parent” means Liberty Communications Holding; provided that (1) following a Permitted Affiliate Parent Accession, “LCPR Parent” will mean a Holding Company of the Company and each Permitted Affiliate Parent designated by the Company, and such Holding Company’s successors, (2) upon consummation of the Post-Closing Reorganization, “LCPR Parent” will mean New Holdco and its successors and (3) upon consummation of any Spin-Off in which Liberty Communications Holding is no longer a Parent of the Company and any Permitted Affiliate Parent, “LCPR Parent” will mean a Parent of the Company and each Permitted Affiliate Parent designated by the Company, and any successor of such Parent or Holding Company, as applicable.
“Lead Affiliate Subsidiary” means any Subsidiary of the Ultimate Parent (other than a Subsidiary of the Company or any Permitted Affiliate Parent) that provides a Proceeds Loan Guarantee following the 2021 Amendment Effective Date and that is designated as an Affiliate Subsidiary in accordance with this Agreement.
“Lease Obligations” means collectively obligations under any finance, capital or operating lease in accordance with GAAP.
“Liberty Latin America” means Liberty Latin America Ltd., and any and all successors thereto.
“Lien” means any assignment, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“LiLAC Communications” means LiLAC Communications Inc., and any and all successors thereto.
“LiLAC Ventures” means LiLAC Ventures Ltd., and any and all successors thereto.
“Limited Condition Transaction” means (1) any Investment or acquisition, in each case, by one or more of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment; (3) any Restricted Payment and (4) any Asset Disposition or other disposition permitted hereunder by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries.
“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (other than a Receivables Entity) in connection with the Incurrence of Indebtedness by a Receivables Entity under a Qualified Receivables Transaction; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Company, any Permitted Affiliate

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Parent and the Restricted Subsidiaries (other than a Receivables Entity) shall not exceed 25% of the principal amount of such Indebtedness at any time.
“Management Fees” means any management, consultancy, stewardship or other similar fees payable by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, including any fees, charges and related expenses Incurred by any Parent on behalf of and/or charged to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary.
“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (2) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.
“Minority Investment” means any Person in which the Company, a Permitted Affiliate Parent or a Restricted Subsidiary owns a minority interest that is not a Subsidiary of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that has been designated as a “Minority Investment” by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent. The Board of Directors or senior management of the Company or a Permitted Affiliate Parent may subsequently elect to remove any such designation.
“Moody’s” means Moody’s Investors Services, Inc.
“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements) and Permitted Tax Distributions, as a consequence of such Asset Disposition;
(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable Law be repaid out of the proceeds from such Asset Disposition;
(3)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)    the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary after such Asset Disposition.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans or other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“New Holdco” means the direct or indirect Subsidiary of the Ultimate Parent following the Post- Closing Reorganizations.

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“New Senior Secured Notes” means the senior secured notes offered on or about the date hereof by the Initial Guarantor.
“Non-Controlling Interest” means any minority interest in a Restricted Subsidiary held by a Person other than the Company, a Permitted Affiliate Parent or any Restricted Subsidiary.
“Non-Recourse Indebtedness” means any indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (and not of any other Person), in respect of which the Person or Persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary for any payment or repayment in respect thereof:
(1)    other than recourse to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary which is limited solely to the amount of any recoveries made on the enforcement of any collateral securing such indebtedness or in respect of any other disposition or realization of the assets underlying such indebtedness;
(2)    provided that such Person or Persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (or proceedings having an equivalent effect) or to appoint or cause the appointment of any receiver, trustee or similar person or officer in respect of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or any of its assets until after the Facilities have been repaid in full; and
(3)    provided further that the principal amount of all indebtedness Incurred and outstanding pursuant to this definition does not exceed the greater of (i) $75.0 million and (ii) 5.0% of Total Assets.
“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Deputy Chief Financial Officer, the President, any Vice President, any Managing Director, any Director, any Board Member, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, or any authorized signatory of such Person.
“Officer’s Certificate” means a certificate signed by one or more Officers.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Company, a Permitted Affiliate Parent or the Administrative Agent.
“ordinary course of business” means the ordinary course of business of the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and any of their respective Subsidiaries and/or the Ultimate Parent and its Subsidiaries.
“Parametric Cover” means any parametric insurance or derivative arrangements in respect of weather-related events.
“Parent” means (1) the Ultimate Parent, (2) any Subsidiary of the Ultimate Parent of which the Company or a Permitted Affiliate Parent is a Subsidiary on the 2021 Amendment Effective Date, (3) any other Person of which the Company or any Permitted Affiliate Parent at any time is or becomes a Subsidiary after the 2021 Amendment Effective Date (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off), and (4) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.
“Parent Expenses” means:
(1)    costs (including all professional fees and expenses) Incurred by any Parent or any Subsidiary of a Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable Laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Loan Documents or any agreement or instrument relating to Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;

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(2)    indemnification obligations of any Parent or any Subsidiary of a Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person with respect to its ownership of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or the conduct of the business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(3)    obligations of any Parent or any Subsidiary of a Parent in respect of director and officer insurance (including premiums therefor) with respect to its ownership of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or the conduct of the business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(4)    general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent or Subsidiary of a Parent related to the ownership, stewardship or operation of the business (including, but not limited to, Intra-Group Services) of the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, including acquisitions or dispositions or treasury transactions by the Company, a Permitted Affiliate Parent or the Subsidiaries permitted hereunder (whether or not successful), in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent; and
(5)    fees and expenses payable by any Parent in connection with the Transactions.
“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.
“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Parent or issuance or sale of shares of a Parent to one or more entities which are not Affiliates of the Ultimate Parent.
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets (including, without limitation, securities of a Related Business) or a combination of such assets, cash and Cash Equivalents between the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries and another Person.
“Permitted Business” means any business:
(1)    engaged in by any Parent, any Subsidiary of any Parent, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary on the 2021 Amendment Effective Date;
(2)    that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilization and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony (including, for the avoidance of doubt, mobile telephony), internet services and Content, high speed data transmission, video, multi-media and related activities);
(3)    or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which any Parent, any Subsidiary of any Parent, the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries are engaged on the 2021 Amendment Effective Date, including, without limitation, all forms of television, telephony (including, for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content; or
(4)    that comprises being a Holding Company of one or more Persons engaged in any such business referred to above.
“Permitted Collateral Liens” means:

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(1)    Liens on the Collateral that are described in one or more of clauses (2), (3), (4), (5), (6), (8), (9), (11) and (12) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce the Lien in the Collateral granted under the Collateral Documents; and
(2)    Liens on the Collateral to secure:
(a)    the Obligations (other than in respect of any Additional Facility that is unsecured);
(b)    Indebtedness of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries that is permitted to be Incurred under Section 4.09(a)(2), Section 4.09(b)(1), Section 4.09(b)(3), Section 4.09(b)(4) (in the case of Section 4.09(b)(4), to the extent such Indebtedness is secured by a Lien on the Collateral that is existing on, or provided for, under written arrangements existing on the 2021 Amendment Effective Date), Section 4.09(b)(13) (in the case of 4.09(b)(13), to the extent such guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this clause (2) of this definition of Permitted Collateral Liens), Section 4.09(b)(14), Section 4.09(b)(18), Section 4.09(b)(21) or Section 4.09(b)(25);
(c)    Indebtedness that is permitted to be Incurred under Section 4.09(b)(6) and guarantees thereof; provided that, at the time of the acquisition or other transaction pursuant to which such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness on a pro forma basis, (i) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a)(2) or (ii) the Consolidated Senior Secured Net Leverage Ratio would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the Incurrence of such Indebtedness; and
(d)    any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clauses (a), (b) and (c) and this clause (d);
provided, however, that (i) such Lien ranks equal or junior to all other Liens on the Collateral securing Senior Indebtedness of the Loan Parties and (ii) holders of Indebtedness referred to in this clause (2) (or their duly authorized Representative) shall enter into any applicable Intercreditor Agreement; and
(3)    Liens on the Collateral to secure:
(a)    Indebtedness that is permitted to be Incurred under Section 4.09(a)(1), Section 4.09(b)(1), Section 4.09(b)(4) (in the case of Section 4.09(b)(4), to the extent such Indebtedness is secured by a Lien on the Collateral that is existing on, or provided for, under written arrangements existing on the 2021 Amendment Effective Date), Section 4.09(b)(6), Section 4.09(b)(13) (in the case of 4.09(b)(13), to the extent such guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this clause (3) of this definition of Permitted Collateral Liens), Section 4.09(b)(14), Section 4.09(b)(18), Section 4.09(b)(21) or Section 4.09(b)(25);
(b)    any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clause (a) and this clause (b);
provided, however, that (i) such Lien ranks junior to all other Liens on the Collateral securing the Senior Indebtedness of the Loan Parties and (ii) holders of Indebtedness referred to in this clause (3) (or their duly authorized Representative) shall enter into any applicable Intercreditor Agreement, or enter into an Additional Intercreditor Agreement as permitted under Section 4.23.

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“Permitted Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, this Agreement) that may be entered into by the Company, a Permitted Affiliate Parent and the Restricted Subsidiaries providing for credit loans, letters of credit or other Indebtedness or other advances, in each case, Incurred in compliance with Section 4.09.
“Permitted Financing Action” means, to the extent that any Incurrence of Indebtedness or Refinancing Indebtedness is permitted pursuant to Section 4.09, any transaction to facilitate or otherwise in connection with a cashless rollover of one or more lenders’ or investors’ commitments or funded Indebtedness in relation to the Incurrence of that Indebtedness or Refinancing Indebtedness.
“Permitted Holders” means, collectively, (1) the Ultimate Parent, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clauses (1) or (2) above, and any successor to such Permitted Holder, Affiliate, or Related Person, (4) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company or a Permitted Affiliate Parent, acting in such capacity and (5) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (taken as a whole) constitutes a Change of Control in respect of which the Company has notified the Administrative Agent of such Change of Control and the Required Lenders have not required a prepayment and cancellation of the Facilities under Section 2.05(b)(ix) of this Agreement.
“Permitted Investment” means:
(1)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity);
(2)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, any Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity);
(3)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in cash and Cash Equivalents or Investment Grade Securities;
(4)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in Receivables owing to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as the Company, any Permitted Affiliate Parent or any such Restricted Subsidiary deems reasonable under the circumstances;
(5)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in loans or advances to employees made in the ordinary course of business consistent with past practices of the Company, any Permitted Affiliate Parent or such Restricted Subsidiary;
(7)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in Capital Stock, obligations, accounts receivables, or securities received in settlement of debts created in the ordinary course of business and owing to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization, workout,

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recapitalization or similar arrangement including upon the bankruptcy or insolvency of a debtor;
(8)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with Section 4.10 and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;
(9)    any Investment by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary existing on the 2021 Amendment Effective Date or made pursuant to binding commitments in effect on the 2021 Amendment Effective Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the 2021 Amendment Effective Date or made in compliance with Section 4.07; provided that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the 2021 Amendment Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;
(10)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in Currency Agreements, Commodity Agreements and Interest Rate Agreements and related Hedging Obligations;
(11)    Investments by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of $75.0 million and 5.0% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Permitted Affiliate Parent or a Restricted Subsidiary and such Person subsequently becomes a Permitted Affiliate Parent or a Restricted Subsidiary, is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, any Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity) or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;
(12)    Investments by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction; provided that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;
(13)    guarantees by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary issued in accordance with Section 4.09 and other guarantees (and similar arrangements) of obligations not constituting Indebtedness;
(14)    pledges or deposits of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (a) with respect to leases or utilities provided to third parties in the ordinary course of business or (b) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;
(15)    Investments in the Facilities and any other Indebtedness (other than Subordinated Obligations) of the Company, any Permitted Affiliate Parent or a Restricted Subsidiary;

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(16)    so long as no Default or Event of Default of the type specified in Section 8.01(a) of this Agreement has occurred and is continuing, (a) Minority Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in any Person engaged in a Permitted Business and (b) Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in joint ventures that conduct a Permitted Business to the extent that, after giving pro forma effect to any such Investment, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00;
(17)    any Investment by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary to the extent made using as consideration Capital Stock of the Company or any Permitted Affiliate Parent (other than Disqualified Stock), Subordinated Shareholder Loans or Capital Stock of any Parent;
(18)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in acquired after the 2021 Amendment Effective Date as a result of an acquisition by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in a transaction that is not prohibited by Section 5.01, after the 2021 Amendment Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)    Permitted Joint Ventures;
(20)    Investments in Securitization Obligations;
(21)    [Reserved];
(22)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in any Person where such Investment was acquired by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company, any Permitted Affiliate Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company, any Permitted Affiliate Parent or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(23)    any transaction to the extent constituting an Investment by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary that is permitted and made in accordance with Section 4.11(b) (except those transactions described in Section 4.11(b)(1), Section 4.11(b)(5), Section 4.11(b)(9), and Section 4.11(b)(22));
(24)    Investments in or constituting Bank Products;
(25)    any loans or guarantees by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary relating to Excess Capacity Network Services provided that the price payable to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in relation to such Excess Capacity Network Services is no less than the cost incurred by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in providing such Excess Capacity Network Services;
(26)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary of all or a portion of the Escrowed Proceeds permitted under the relevant escrow agreement;
(27)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

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(28)    Investments by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements;
(29)    advances by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries;
(30)    Investments by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and
(31)    Investments by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary in connection with any start-up financing or seed funding of any Person, together with all other Investments pursuant to this clause (31), in an aggregate amount at the time of such Investment not to exceed the greater of (i) $15.0 million and (ii) 1.0% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause
“Permitted Joint Ventures” means one or more joint ventures formed (a) by the contribution of some or all of the assets of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s business solutions division pursuant to a Business Division Transaction to a joint venture formed by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary with one or more joint venture partners, (b) by the contribution of some or all of the assets of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Content business pursuant to a Content Transaction to a joint venture formed by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary with one or more joint venture partners and/or (c) for the purposes of network and/or infrastructure sharing with one or more joint venture partners.
“Permitted Liens” means:
(1)    Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities;
(2)    pledges or deposits by such Person under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(3)    Liens imposed by Law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction and other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(4)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(5)    Liens in favor of issuers of surety, bid or performance bonds or with respect to other regulatory requirements or trade or government contracts or to secure leases or permits, licenses, statutory or regulatory obligations, or letters of credit or bankers’ acceptances or

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similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(6)    (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by the Company, a Permitted Affiliate Parent or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof), (b) minor survey exceptions, encumbrances, trackage rights, special assessments, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, and (c) any condemnation or eminent domain proceedings affecting any real property;
(7)    [Reserved];
(8)    leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company, any Permitted Affiliate Parent or the Restricted Subsidiaries;
(9)    Liens arising out of judgments, decrees, orders or awards so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(10)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business (including Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business); provided that such Liens do not encumber any other assets or property of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(11)    Liens (a) arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (d) deposits made in the ordinary course of business to secure liability to insurance carriers;
(12)    Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries in the ordinary course of business;

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(13)    Liens securing Indebtedness to the extent Incurred in compliance with Section 4.09(b)(17), including guarantees and any Refinancing Indebtedness in respect thereof;
(14)    Liens (a) over the segregated trust accounts set up to fund productions, (b) required to be granted over productions to secure production grants granted by regional and/or national agencies promoting film production in the relevant regional and/or national jurisdiction and (c) over assets relating to a specific production funded by Production Facilities;
(15)    Liens existing on, or provided for under written arrangements existing on, the 2021 Amendment Effective Date;
(16)    Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (including Liens created, Incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided that any such Lien may not extend to any other property owned by the Company, a Permitted Affiliate Parent or any other Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(17)    Liens on property at the time the Company, a Permitted Affiliate Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Restricted Subsidiary (including Liens created, Incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided, however, that any such Lien may not extend to any other property owned by the Company, a Permitted Affiliate Parent or such Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(18)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company, a Permitted Affiliate Parent or another Restricted Subsidiary;
(19)    Permitted Collateral Liens;
(20)    Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;
(21)    Liens securing Indebtedness Incurred under any Permitted Credit Facility;
(22)    Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(23)    any interest or title of a lessor under any Capitalized Lease Obligations or operating leases;
(24)    any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(25)    Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Indebtedness, which Liens are created to secure payment of such Indebtedness;
(26)    Liens on assets or property of a Restricted Subsidiary that is not a Loan Party securing Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 4.09;

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(27)    any Liens in respect of the ownership interests in, or assets owned by, any joint ventures securing obligations of such joint ventures or similar agreements;
(28)    Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers or escrow agent thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;
(29)    Liens Incurred with respect to obligations that do not exceed the greater of (a) $75.0 million and (b) 5.0% of Total Assets at any time outstanding;
(30)    Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction;
(31)    Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction;
(32)    Cash deposits or other Liens for the purpose of securing Limited Recourse;
(33)    Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries;
(34)    Liens in respect of Bank Products or to implement cash pooling arrangements or arising under the general terms and conditions of banks with whom the Company, a Permitted Affiliate Parent or any Restricted Subsidiary maintains a banking relationship or to secure cash management and other banking services, netting and set-off arrangements, and encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash-pooled and net balance basis (including any ancillary facility under any Credit Facility or other accommodation comprising of more than one account) and Liens of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary under the general terms and conditions of banks and financial institutions entered into in the ordinary course of banking or other trading activities;
(35)    Liens on cash, Cash Equivalents, Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is not prohibited hereunder;
(36)    Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction”;
(37)    Liens on equipment of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary granted in the ordinary course of business to a client of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary at which such equipment is located;
(38)    subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect, as determined in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent, with the business of the Company, any Permitted Affiliate Parent and their Subsidiaries taken as a whole;
(39)    facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects;

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(40)    deemed trusts created by operation of Law in respect of amounts which are (a) not yet due and payable, (b) immaterial, (c) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or (d) unpaid due to inadvertence after exercising due diligence;
(41)    Liens encumbering deposits made in the ordinary course of business to secure liabilities to insurance carriers; and
(42)    Liens securing the Obligations and the Guaranty.
“Permitted Tax Distribution” means
(a)    (1) with respect to any taxable period ending after the date hereof for which the Company is treated as a partnership or as an entity disregarded as separate from its owner for Puerto Rican income tax purposes, any payment from the Company to its direct or indirect equity owners (or directly to the Puerto Rican taxing authority on behalf of such direct or indirect owners), to fund the Puerto Rican income tax liabilities of such direct or indirect equity owners in respect of their direct or indirect ownership of the Company for such taxable period, in an aggregate amount assumed to equal the product of (i) the taxable income of the Company for such taxable period (determined, for any taxable period for which the Company is a disregarded entity, as if the Company were a partnership) reduced, but not below zero, by any net cumulative taxable loss with respect to all prior taxable periods ending after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the taxable income of the current taxable period and has not previously been taken into account pursuant to this clause (a)(1) and (ii) the highest marginal Puerto Rican income tax rate (taking into account the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to an individual or corporation resident in Puerto Rico (whichever is higher) for such taxable period, (2) for each taxable period for which the Company is treated as a partnership or as an entity disregarded as separate from its owner for Puerto Rican income tax purposes (including any taxable periods prior to the date hereof), any payments from the Company to its direct or indirect equity owners (or directly to the Puerto Rican taxing authority on behalf of such direct or indirect owners) in an aggregate amount equal to the product of (i) any incremental taxable income of the Company for such taxable period resulting from an audit adjustment made by an applicable taxing authority after the date hereof and (ii) the highest marginal Puerto Rican income tax rate (taking into account the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such direct or indirect equity owner for such taxable period and (3) any Puerto Rico branch profits tax in respect of Relevant Net Income imposed pursuant to Section 1092.02 of the Internal Revenue Code of Puerto Rico (or any similar provision of Puerto Rico law) on any direct or indirect equity owner of the Company. For purposes of this provision, Relevant Net Income shall mean the amounts set forth in clauses (a)(1)(i) or (a)(2)(i) of this definition, as applicable, net of applicable Puerto Rican income tax; and
(b)    (1) with respect to any taxable period ending after the date hereof for which the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is treated as a partnership or as an entity disregarded as separate from its owner for U.S. federal income tax purposes, any payment from the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary to its direct or indirect equity owners, to fund the U.S. income tax liabilities of such direct or indirect equity owners in respect of their direct or indirect ownership of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary for such taxable period, in an aggregate amount (determined prior to reduction for any Puerto Rican withholding tax applicable to any Permitted Tax Distributions) assumed to equal any excess of (A) the product of (i) the taxable income of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary for such taxable period (determined, for any taxable period for which the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is a disregarded entity, as if the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary were a partnership) reduced, but not below zero, by any net cumulative taxable loss with respect to all prior taxable periods ending after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the current taxable period and has not previously been taken into account pursuant to this clause (b)(1); provided that, for the avoidance of doubt, such taxable income shall be computed without taking into account any special basis adjustments under Section 734 or 743 of the Code made with respect to any transaction occurring after the date hereof and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking

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into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to a corporation resident in Colorado for such taxable period over (B) for any taxable period in which the Puerto Rican income tax and/or branch profits tax are considered creditable taxes for purposes of Section 901 of the Code, the maximum permitted distribution under clauses (a)(1), (a)(2) and/or (a)(3) of this definition (as applicable) for such taxable period (to the extent such maximum permitted distribution (plus any Puerto Rican withholding tax attributable to any Permitted Tax Distributions) does not exceed the portion of the amount described in clause (b)(1)(A) of this definition that is attributable to U.S. federal income tax) (such excess, the “U.S. Partnership Tax Distribution Amount”), (2) for each taxable period for which the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is treated as a partnership or as an entity disregarded as separate from its owner for U.S. federal income tax purposes (including any taxable periods prior to the date hereof), any payments from the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary to its direct or indirect equity owners in an aggregate amount equal to any additional U.S. Partnership Tax Distribution Amount with respect to any incremental taxable income of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary for such taxable period resulting from an audit adjustment made by an applicable taxing authority after the date hereof including as necessary to satisfy any taxes imposed on a direct or indirect owner of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary arising from the Partnership Audit Rules and attributable to the operations or activities of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary. and (3) for any taxable period for which the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any of their Subsidiaries is a member of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a direct or indirect parent of the Company is the common parent (a “Tax Group”) (or the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary or any of their Subsidiaries are a disregarded entity or partnership directly or indirectly owned by a member or members of such a group), to pay the portion of any U.S. federal, foreign, state or local income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Company, any Permitted Affiliate Parent, any Affiliate Subsidiary and/or any of their Restricted Subsidiaries (and, to the extent permitted below, the applicable Subsidiaries that are not Restricted Subsidiaries); provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (and, to the extent permitted below, the applicable Subsidiaries that are not Restricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (B) the amount of such payments made in respect of a Subsidiary that is not a Restricted Subsidiary will be permitted only to the extent that cash distributions were made by such Subsidiary to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary for such purpose. To the extent any portion of the Permitted Tax Distribution for a particular taxable period is not actually distributed in such period, the amount of the excess of such Permitted Tax Distribution over the amount actually distributed for such period shall increase the amount of Permitted Tax Distributions with respect to the immediately subsequent period (and, to the extent such excess is not actually distributed in the immediately subsequent period, the following period(s)). “Partnership Audit Rules” means Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015 (and any Treasury regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any analogous provisions of state, local, and non-U.S. law.
“Permitted Tax Reorganization” means any reorganization and other activities related to tax planning and tax reorganization, so long as such Permitted Tax Reorganization is not materially adverse to the Lenders (as determined by the Company in good faith).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
“Post-Closing Reorganization” means the possible reorganization of LiLAC Communications and LiLAC Ventures and their Subsidiaries by the Ultimate Parent, which at the option of the Company, may include: (1) a distribution or other transfer of the Company and any Permitted Affiliate Parent and their respective Subsidiaries or a Parent of both the Company and any Permitted Affiliate Parent to the Ultimate Parent or another Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions such that the Company and any Permitted Affiliate Parent and their respective Subsidiaries or such Parent will become the Subsidiary of the Ultimate Parent or such other Subsidiary of the Ultimate Parent, (2) the issuance by the Company or any Permitted Affiliate Parent of Capital Stock to the

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Ultimate Parent or another Subsidiary of the Ultimate Parent and, as consideration therefor, the assignment by the Ultimate Parent or a Subsidiary of the Ultimate Parent of a loan receivable to the Company or a Permitted Affiliate Parent, as the case may be, (3) the insertion of a new entity as a Subsidiary of the Ultimate Parent, as applicable, which new entity will become a Parent of the Company and/or (4) a distribution or transfer of the Company or a Parent of the Company to another Parent of the Company, or of a Parent of the Company to the Company or another Parent of the Company (which may include, in each case, through one or more mergers, transfers, consolidations or similar transactions) or the merger, transfer, consolidation, or similar transaction of the Company or a Parent of the Company with or into another Parent of the Company or the Company, as the case may be.
“Preferred Stock”, as applied to the Capital Stock of any corporation, partnership, limited liability company or other entity, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such entity, over shares of Capital Stock of any other class of such entity.
“Pro forma EBITDA” means, for any period, the Consolidated EBITDA of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries; provided that for the purposes of calculating Pro forma EBITDA for such period, if, as of such date of determination:
(1)    since the beginning of such period the Company, any Permitted Affiliate Parent or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, any business, any group of assets constituting an operating unit of a business or any Minority Investment (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or Pro forma Non-Controlling Interest EBITDA, as applicable, is such a Sale, Pro forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;
(2)    since the beginning of such period the Company, any Permitted Affiliate Parent or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, acquires any Non-Controlling Interests in a Restricted Subsidiary or otherwise acquires any company, any business, any group of assets constituting an operating unit of a business or any Minority Investment (any such Investment or acquisition, a “Purchase”) including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and
(3)    since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company, any Permitted Affiliate Parent or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company, any Permitted Affiliate Parent or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.
For purposes of this definition and determining compliance with any provision of the Loan Documents that requires the calculation of any financial ratio or test, (a) whenever pro forma effect is to be given to any transaction or calculation, the pro forma calculations will be as determined conclusively in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions) including, without limitation, as a result of, or that would result from any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary including, without limitation, in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the

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extent prepared), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) interest on any Indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).
For the avoidance of doubt, the Consolidated EBITDA and all outstanding Indebtedness of any company or business division or other assets to be acquired or disposed of pursuant to a signed purchase agreement (which may be subject to one or more conditions precedent) may be given pro forma effect for the purpose of calculating Pro forma EBITDA.
“Pro forma Non-Controlling Interest EBITDA” means, for any period, an amount equal to the proportion of the Pro forma EBITDA of the Company, a Permitted Affiliate Parent and the Restricted Subsidiaries which would have been attributable to Non-Controlling Interests, on the basis that the relevant measures for calculating such Pro forma EBITDA for such period under the definition of “Pro forma EBITDA” (including “Consolidated EBITDA”) are attributed to such Non-Controlling Interests in accordance with the definition of “Consolidation”.
“Production Facilities” means any facilities provided by a lender to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary to finance a production.
“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A and/or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. For the avoidance of doubt, the term “Public Debt” shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Loan Documents, a Permitted Credit Facility, a Production Facility, commercial bank or similar Indebtedness, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”
“Public Market” means any time after an Equity Offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of $75.0 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.
“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).
“Public Offering Expenses” means expenses Incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness (whether or not successful):
(1)    where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; or
(2)    in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or
(3)    otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company, a Permitted Affiliate Parent or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if

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completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.
“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (1) is repayable from cash available to the Receivables Entity, other than (a) amounts required to be established as reserves pursuant to agreements, (b) amounts paid to investors in respect of interest, (c) principal and other amounts owing to such investors and (d) amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables and (2) may be subordinated to the payments described in clause (1).
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries pursuant to which the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Hedging Obligations entered into by the Company, a Permitted Affiliate Parent or any such Restricted Subsidiary in connection with such Receivables.
“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code and any “supporting obligations” as so defined.
“Receivables Entity” means a Subsidiary of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (or another Person in which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary makes an Investment or to which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent (as provided below) as a Receivables Entity:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
(A)    is guaranteed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
(B)    is recourse to or obligates the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or
(C)    subjects any property or asset of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

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    except, in each such case, Limited Recourse and Permitted Liens as defined in clauses (30) through (33) and (36) of the definition thereof;
(2)    with which neither the Company, a Permitted Affiliate Parent nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms not materially less favorable to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Permitted Affiliate Parent, other than fees payable in the ordinary course of business in connection with servicing Receivables; and
(3)    to which neither the Company, a Permitted Affiliate Parent nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Transaction), except for Limited Recourse and Permitted Liens as defined in clauses (30) through (33) and (36) of the definition thereof.
Any such designation by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Company or a Permitted Affiliate Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Qualified Receivables Transaction.
“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the 2021 Amendment Effective Date or Incurred in compliance with this Agreement (including Indebtedness of the Company or a Permitted Affiliate Parent that refinances Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, as applicable, and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company, a Permitted Affiliate Parent or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, including successive refinancings; provided that:
(1)    if the Indebtedness being refinanced constitutes Subordinated Obligations, (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Latest Maturity Date of the Facilities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Latest Maturity Date of the Facilities, the Refinancing Indebtedness has a Stated Maturity later than the Latest Maturity Date of the Facilities;
(2)    such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount to pay any interest, fees and expenses, premiums and defeasance costs, Incurred in connection therewith; and
(3)    if the Indebtedness being refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as

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favorable to the Finance Parties as those contained in the documentation governing the Indebtedness being refinanced.
Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of all or any part of any such Credit Facility or other Indebtedness.
“Related Business” means any business that is the same as or related, ancillary or complementary to, any of the businesses of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on the 2021 Amendment Effective Date.
“Related Person” with respect to any Permitted Holder, means:
(1)    any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder;
(2)    in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or
(3)    any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.
“Related Taxes” means:
(1)    any taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its:
(a)    being organized or incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Subsidiaries), or
(b)    being a Holding Company of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Subsidiaries, or
(c)    receiving dividends from or other distributions in respect of the Capital Stock of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any of the Company’s, a Permitted Affiliate Parent’s or any Restricted Subsidiary’s Subsidiaries, or
(d)    having guaranteed any obligations of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any Subsidiary of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, or
(e)    having made any payment in respect to any of the items for which the Company, a Permitted Affiliate Parent or any Restricted Subsidiary is permitted to make payments to any Parent pursuant to Section 4.07, in each case, to the extent such taxes are not paid by another Subsidiary or such Parent; or

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(2)    any taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries would have been required to pay on a separate company basis or on a Consolidated basis if the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries had paid tax on a Consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries and any taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries (in each case, reduced by any taxes measured by income actually paid by the Company, a Permitted Affiliate Parent, any Restricted Subsidiary and their respective Subsidiaries).
“Reporting Entity” refers to Liberty Communications Holding; provided that (1) at the Company’s election, if there is no Permitted Affiliate Parent, “Reporting Entity” will mean the Company or any Parent of the Company, and (2) following any election made in accordance with Section 4.03(d), such other Parent of the Company and each Permitted Affiliate Parent.
“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness or the provider of Senior Indebtedness (if provided on a bilateral basis), as the case may be.
“Reserved Indebtedness Amount” has the meaning given to that term in Section 4.09.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Subsidiary” means any Subsidiary of the Company or of a Permitted Affiliate Parent (including any Borrower), together with any Affiliate Subsidiaries, in each case, other than an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Services.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securitization Obligation” means any Indebtedness or other obligation of any Receivables Entity.
“Senior Indebtedness” means, whether outstanding on the 2021 Amendment Effective Date or thereafter Incurred, all amounts payable by, under or in respect of all other Indebtedness of the Loan Parties, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to each Loan Party at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:
(1)    any Indebtedness Incurred in violation of this Agreement;
(2)    any obligation of any Loan Party to any Restricted Subsidiary;
(3)    any liability for taxes owed or owing by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(4)    any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
(5)    any Indebtedness, guarantee or obligation of a Loan Party that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of a Loan Party, including, without limitation, any Subordinated Obligation; or

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(6)    any Capital Stock.
“Senior Secured Indebtedness” means, with respect to any Person as of any date of determination, any Indebtedness that is (1) secured by a First-Priority Lien, (2) Incurred by a Loan Party and secured by any other Lien on assets of a Loan Party or any Restricted Subsidiary (other than a Lien permitted under clauses (22), (28), or (29) of the definition of “Permitted Liens”), or (3) Incurred by a Restricted Subsidiary that is not a Loan Party, in each case, without double counting.
“Significant Subsidiary” means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10.0% of Total Assets as of the end of the most recently completed fiscal year.
“Solvent Liquidation” means any voluntary liquidation, winding up or corporate reconstruction involving the business or assets of, or shares of (or other interests in) any Subsidiary of a Parent or any Grantor (other than the Company); provided that, to the extent such Subsidiary of a Parent or Grantor involved in such Solvent Liquidation is a Guarantor, the Successor Company assumes all the obligations of that Guarantor under the Loan Documents and any Intercreditor Agreement to which such Guarantor was a party prior to the Solvent Liquidation unless (i) such Successor Company is a Guarantor or (ii) such Successor Company would, but for the operation of this proviso, no longer be required to guarantee the Facilities or any other Senior Secured Indebtedness secured on the Collateral and accordingly any guarantee required by this proviso would become subject to automatic release in accordance with Section 11.09(b) of this Agreement.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).
“Spin-Off” means a transaction by which all outstanding ordinary and/or equity shares of the Company and any Permitted Affiliate Parent or a Parent of the Company or such Permitted Affiliate Parent directly or indirectly owned by the Ultimate Parent are distributed to (1) all of the Ultimate Parent’s shareholders or (2) all of the shareholders comprising one or more group of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a Parent holding the Company’s and any Permitted Affiliate Parent’s shares or such Parent’s shares.
“Spin Parent” means the Person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity and Limited Recourse, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, loan or other evidence of Indebtedness, the date specified in such security, loan or other evidence of Indebtedness as the fixed date on which the payment of principal of such security, loan or other evidence of Indebtedness is due and payable, including pursuant to any mandatory repayment, redemption or repurchase provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Obligation” means, in the case of a Borrower, any Indebtedness of such Borrower (whether outstanding on the 2021 Amendment Effective Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Obligations pursuant to a written agreement and, in the case of a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the 2021 Amendment Effective Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Guaranty of such Guarantor pursuant to a written agreement.

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“Subordinated Shareholder Loans” means Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (and any security into which such Indebtedness, other than Capital Stock, is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Affiliate (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) that (either pursuant to its terms or pursuant to an agreement with respect thereto):
(1)    does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Latest Maturity Date of the Facilities (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or a Permitted Affiliate Parent, as applicable, or any Indebtedness meeting the requirements of this definition);
(2)    does not require, prior to the first anniversary of the Latest Maturity Date of the Facilities, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;
(3)    contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Latest Maturity Date of the Facilities;
(4)    does not provide for or require any Lien or encumbrance over any asset of the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries;
(5)    is subordinated in right of payment to the prior payment in full of the Obligations in the event of (a) a total or partial liquidation, dissolution or winding up of the Company or a Permitted Affiliate Parent or such Restricted Subsidiary, as applicable, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, a Permitted Affiliate Parent or its property or a Restricted Subsidiary or its property, as applicable, (c) an assignment for the benefit of creditors or (d) any marshalling of the Company’s, a Permitted Affiliate Parent’s or a Restricted Subsidiary’s assets and liabilities, as applicable;
(6)    under which the Company or a Permitted Affiliate Parent or such Restricted Subsidiary, as applicable, may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (a) a payment Default under a Loan Document in relation to the Obligations occurs and is continuing or (b) any other Default under the Loan Documents occurs and is continuing that permits the Lenders to accelerate their outstanding Loans and the Company or a Permitted Affiliate Parent or a Restricted Subsidiary, as applicable, receives notice of such Default from the Administrative Agent, until in each case the earliest of (i) the date on which such Default is cured or waived or (ii) 180 days from the date such Default occurs (and only one such notice may be given during any 360 day period);
(7)    under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with this Agreement or as a result of a mandatory requirement of applicable Law or (b) under circumstances described under clauses (5)(a) through (d) above, such holder will forthwith pay all such amounts to the Administrative Agent or the Security Agent to be held in trust for application in accordance with the Loan Documents; and
(8)    the holder of such Subordinated Shareholder Loans shall have acceded to any applicable Intercreditor Agreement as a “Subordinated Creditor” (or equivalent).
“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2)

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any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Except as used in the definition of “ordinary course of business”, or as otherwise specified herein or unless the context may otherwise require, each reference to a Subsidiary will refer to a Subsidiary of the Company or a Permitted Affiliate Parent, as applicable.
“Tax Group” has the meaning given to such term in the definition of the Permitted Tax Distributions.
“Test Period” means, on any date of determination, the period of the most recent two consecutive fiscal quarters for which, at the option of the Company or a Permitted Affiliate Parent, (i) quarterly financial statements have previously been furnished to the Administrative Agent pursuant to Section 4.03 or (ii) internal interim management statements and/or internal financial statements of the Reporting Entity are available immediately preceding the date of determination (the “L2QA Test Period”); provided that, the Company or a Permitted Affiliate Parent may make an election to establish that “Test Period” shall mean, on the date of determination the period of the most recent four consecutive fiscal quarters for which, at the option of the Company or a Permitted Affiliate Parent, (1) quarterly financial statements have previously been furnished to the Administrative Agent pursuant to Section 4.03 or (2) internal interim management statements and/or internal financial statements of the Reporting Entity are available immediately preceding the date of determination (the “LTM Test Period”). The calculation of Pro forma EBITDA and Pro forma Non-Controlling Interest EBITDA in respect of any Test Period that is an L2QA Test Period shall be determined by multiplying Pro forma EBITDA or Pro forma Non-Controlling Interest EBITDA, as applicable, for such L2QA Test Period by two. The Company or a Permitted Affiliate Parent may only make one election to change from the L2QA Test Period to the LTM Test Period and once so elected may not then elect to change from the LTM Test Period back to the L2QA Test Period.
“Total Assets” means the Consolidated total assets of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Reporting Entity which, at the option of the Company or a Permitted Affiliate Parent, have previously been furnished to the Administrative Agent pursuant to Section 4.03 or are internally available immediately preceding the date of determination (and, in the case of any determination relating to any Incurrence of Indebtedness, any Restricted Payment or other determination under this Agreement, calculated with such pro forma and other adjustments as are consistent with the pro forma provisions set forth in the definition of “Pro forma EBITDA” including, but not limited to, any property or assets being acquired in connection therewith).

“Tower Company” means a company or other entity whose principal activity relates to Towers Assets and substantially all of whose assets are Towers Assets.
“Towers Assets” means:
(1)    all present and future wireless and broadcast towers and tower sites that host or assist in the operation of plant and equipment used for transmitting telecommunications signals, being tower and tower sites that are owned by or vested in the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (whether pursuant to title, rights in rem, leases, rights of use, site sharing rights, concession rights or otherwise) and include, without limitation, any and all towers and tower sites under construction;
(2)    all rights (including, without limitation, rights in rem, leases, rights of use, site sharing rights and concession rights), title, deposits (including, without limitation, deposits placed with landlords, electricity boards and transmission companies) and interest in, or over, the land or property on which such towers and tower sites referred to in paragraph (1) above have been or will be constructed or erected or installed;
(3)    all current assets relating to the towers or tower sites and their operation referred to in paragraph (1) above, whether movable, immovable or incorporeal;
(4)    all plant and equipment customarily treated by telecommunications operators as forming part of the towers or tower sites referred to in paragraph (1) above, including, in particular, but without limitation,

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the electricity power connections, utilities, diesel generator sets, batteries, power management systems, air conditioners, shelters and all associated civil and electrical works; and
(5)    all permits, licences, approvals, registrations, quotas, incentives, powers, authorities, allotments, consents, rights, benefits, advantages, municipal permissions, trademarks, designs, copyrights, patents and other intellectual property and powers of every kind, nature and description whatsoever, whether from government bodies or otherwise, pertaining to or relating to paragraphs (1) to (4) above; and
(6)    shares or other interests in Tower Companies.
“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
“Transactions” means (1) the entry into this Agreement and the other Loan Documents, (2) the SPV Structure Termination, (3) the Notes Assumption, (4) any Post-Closing Reorganization, (5) any Spin-Off (except for purposes of Section 4.07(b)(22), Section 4.09(b)(20) and Section 5.01(e)(4)), (6) any Permitted Financing Action (except for purposes of Section 5.01(e)(4)), (7) any Permitted Tax Reorganization, (8) the funding of the 2021 Additional Term Loans and the application of the proceeds thereof and (9) all other associated transactions taken in relation to any of the foregoing and the payment or incurrence of any fees, expenses or charges associated with any such transactions.
“Ultimate Parent” means (1) Liberty Latin America and any and all successors thereto or (2) upon consummation of a Spin-Off, “Ultimate Parent” will mean the Spin Parent and its successors, and (3) upon consummation of a Parent Joint Venture Transaction, “Ultimate Parent” will mean each of the top tier Parent entities of the Parent Joint Venture Holders and their successors.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Company or a Permitted Affiliate Parent, or any Affiliate Subsidiary, that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or a Permitted Affiliate Parent in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Company or a Permitted Affiliate Parent may designate any Subsidiary of the Company or a Permitted Affiliate Parent, or any Affiliate Subsidiary, as applicable (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein), to be an Unrestricted Subsidiary only if such designation and the Investment of the Company or a Permitted Affiliate Parent in such Subsidiary or Affiliate Subsidiary complies with Section 4.07.
Any such designation shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent an Officer’s Certificate certifying that such designation complies with the foregoing conditions.
The Company or a Permitted Affiliate Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness under Section 4.09(a)(2) or (2) the Consolidated Senior Secured Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.
“VAT” means: (a) value added tax imposed in compliance with the Council Directive 2006/112/EC on the common system of value added tax as implemented by a member state of the European Union; and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

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“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable Law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of the Company or a Permitted Affiliate Parent solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

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ANNEX IV
COVENANTS
(ON OR AFTER THE SPV STRUCTURE TERMINATION DATE)

Unless otherwise specified herein, (i) references in this Annex to sections of Article 4 or 5 are to those sections of this Annex (ii) defined terms used in this Annex IV shall bear the meanings given to them in Annex III or as otherwise given to them in Section 1.01 or Annex I of this Agreement. For the avoidance of doubt, the section references in this Annex IV is deliberately retained for consistency given the equivalent provisions in indentures entered into by Liberty Latin America and its Subsidiaries for ease of reference.
ARTICLE 4
Section 4.01    [Reserved]
Section 4.02    [Reserved]
    Section 4.03    Reports
(a)    The Company or any Permitted Affiliate Parent will provide to the Administrative Agent, and, in each case of clauses (1) and (2) of this Section 4.03(a), will post on its, the Reporting Entity’s or the Ultimate Parent’s website (or make similar disclosure) the following (provided that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or the Ultimate Parent’s website, such reports shall be deemed to be provided to the Administrative Agent):
(1)    within 150 days after the end of each fiscal year ending subsequent to the 2021 Amendment Effective Date, audited combined or Consolidated balance sheets of the Reporting Entity as of the end of the two most recent fiscal years (or such shorter period as the Reporting Entity has been in existence) and audited combined or Consolidated income statements and statements of cash flow of the Reporting Entity for the two most recent fiscal years (or such shorter period as the Reporting Entity has been in existence), in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements, and a report of the independent public accountants on the financial statements; provided that such financial statements need not (i) contain any segment data other than as required under GAAP in its financial statements with respect to the period presented, (ii) include any exhibits or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;
(2)    within 75 days after the end of each of the first, second and third quarters of each fiscal year, unaudited condensed combined or Consolidated financial statements of the Reporting Entity for the relevant fiscal quarter, prepared in accordance with GAAP; provided that such financial statements need not (i) contain any segment data other than as required under GAAP in its financial statements with respect to the period presented, (ii) include any exhibits or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses; and
(3)    within 10 days after the occurrence of such event, information with respect to (i) any change in the independent public accountants of the Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (ii) any material acquisition or disposal of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, taken as a whole, and (iii) any material development in the business of the Company, the Permitted Affiliate Parents and the Restricted Subsidiaries, taken as a whole.
(b)    If the Company or a Permitted Affiliate Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would, if they were Restricted Subsidiaries, constitute Significant Subsidiaries of the Reporting Entity, then the annual and quarterly financial statements required by Section 4.03(a)(1) and Section 4.03(a)(2), as applicable, shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Reporting

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Entity and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.
(c)    Following any election by the Reporting Entity to change accounting principles in accordance with the definition of GAAP, the annual and quarterly financial statements required by Section 4.03(a)(1) and Section 4.03(a)(2), as applicable, shall include any reconciliation presentation required by clause (2)(a) of the definition of GAAP.
(d)    Notwithstanding the foregoing, the Company may satisfy its obligations under Section 4.03(a)(1) and Section 4.03(a)(2) by delivering the corresponding Consolidated annual and quarterly financial statements of any other Parent of the Company and each Permitted Affiliate Parent. Nothing contained in this Agreement shall preclude the Reporting Entity from changing its fiscal year end.
(e)     To the extent that material differences exist between the business, assets, results of operations or financial condition of (i) the Reporting Entity and (ii) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (excluding, for the avoidance of doubt, the effect of any intercompany balances between the Reporting Entity and the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries), such annual financial statements and quarterly information shall include an unaudited reconciliation of the Reporting Entity’s financial statements to the condensed combined or Consolidated financial statements of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries.
Section 4.04    [Reserved]
Section 4.05    [Reserved]
Section 4.06    [Reserved]
Section 4.07    Limitation on Restricted Payments
(a)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly:
(1)    to declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries) except:
(A)    dividends or distributions payable in Capital Stock of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (other than Disqualified Stock) or Subordinated Shareholder Loans; and
(B)    dividends or distributions payable to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company or a Permitted Affiliate Parent, as applicable, to its other holders of common Capital Stock on a pro rata basis);
(2)    to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company, a Permitted Affiliate Parent, or any Affiliate Subsidiary or any Parent of the Company, a Permitted Affiliate Parent, or any Affiliate Subsidiary held by Persons other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (other than Disqualified Stock) or Subordinated Shareholder Loans);
(3)    to purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (i) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, (ii) in exchange for

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Capital Stock (other than Disqualified Stock) of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or Subordinated Shareholder Loans or (iii) Indebtedness permitted under Section 4.09(b)(2)); or
(4)    to make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in Section 4.07(a)(1) through Section 4.07(a)(4) is referred to herein as a “Restricted Payment”), if at the time the Company, such Permitted Affiliate Parent or such Restricted Subsidiary makes such Restricted Payment:
(A)    except in the case of a Restricted Investment, an Event of Default shall have occurred and be continuing (or would result therefrom); or
(B)    except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on Section 4.07(a)(C)(i) below, the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries are not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a)(2), after giving effect, on a pro forma basis, to such Restricted Payment; or
(C)    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Effective Date and not returned or rescinded (excluding all Restricted Payments permitted by Section 4.07(b)) would exceed the sum of:
(i)    an amount equal to 100% of the Consolidated EBITDA for the period beginning on the first day of the first full fiscal quarter commencing prior to the Effective Date to the end of the Reporting Entity’s most recently ended full fiscal quarter ending prior to the date of such Restricted Payment for which internal Consolidated financial statements of the Reporting Entity are available, taken as a single accounting period, less the product of 1.4 times the Consolidated Interest Expense for such period;
(ii)    100% of the aggregate Net Cash Proceeds and the fair market value, of marketable securities, or other property or assets, received by the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions or received by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary from the issue or sale of Subordinated Shareholder Loans subsequent to the Effective Date (other than (A) Net Cash Proceeds received from an issuance or sale of such Capital Stock or Subordinated Shareholder Loans to the Company, a Permitted Affiliate Parent, a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust funded or guaranteed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary unless such funds have been repaid with cash or guarantees have been released on or prior to the date of determination, (B) Excluded Contributions, (C) any Cure Amounts or (D) any property received in connection with Section 4.07(b)(26));
(iii)    100% of the aggregate Net Cash Proceeds and the fair market value, of marketable securities, or other property or assets, received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary from the issuance or sale (other than to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary subsequent to the Effective Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary (other than Disqualified Stock) or Subordinated Shareholder Loans; provided that the proceeds of any Cure Amounts shall not be taken into account for the purposes of this Section 4.07(a)(C)(iii);

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(iv)    the amount equal to the net reduction in Restricted Investments made by the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries subsequent to the Effective Date resulting from:
(a)    repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; or
(b)    the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this Section 4.07(a)(C)(iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated EBITDA for the purposes of Section 4.07(a)(C)(i) to the extent that it is (at the Company’s option) included under this Section 4.07(a)(C)(iv);
(v)    without duplication of amounts included in Section 4.07(a)(C)(iv), the amount by which Indebtedness of the Company, any Permitted Affiliate Parent or any Affiliate Subsidiary is reduced on the Company’s, such Permitted Affiliate Parent’s or such Affiliate Subsidiary’s Consolidated balance sheet, as applicable, upon the conversion or exchange of any Indebtedness of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary issued after the Effective Date, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary, as applicable, held by Persons not including the Company, such Permitted Affiliate Parent or any of the Restricted Subsidiaries, as applicable (less the amount of any cash or the fair market value of other property or assets distributed by the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary upon such conversion or exchange); and
(vi)    100% of the Net Cash Proceeds and the fair market value of marketable securities, or other property or assets, received by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries in connection with: (A) the sale or other disposition (other than to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Permitted Affiliate Parent or any Subsidiary of the Company or of a Permitted Affiliate Parent for the benefit of its employees to the extent funded by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary unless such funds have been repaid with cash on or prior to the date of determination) of Capital Stock of an Unrestricted Subsidiary; and (B) any dividend or distribution made by an Unrestricted Subsidiary to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided, that no amount will be included in Consolidated EBITDA for the purposes of Section 4.07(a)(C)(i) to the extent that it is (at the Company’s option) included under this Section 4.07(a)(C)(vi).
The fair market value of property or assets other than cash for, purposes of this Section 4.07, shall be the fair market value thereof as determined conclusively by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent.
(b)    Section 4.07(a) will not prohibit:

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(1)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Loans or Subordinated Obligations of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the sale or issuance within 90 days of, Subordinated Shareholder Loans, or Capital Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than Disqualified Stock or Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is funded or guaranteed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary unless such funds have been repaid with cash or guarantees have been released on or prior to the date of determination), or a substantially concurrent capital contribution to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided, however, that the Net Cash Proceeds from such sale or issuance of Capital Stock or Subordinated Shareholder Loans or from such capital contribution will be excluded from Section 4.07(a)(C)(ii);
(2)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale or issuance within 90 days of, Subordinated Obligations of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that is permitted or otherwise not prohibited to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;
(3)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale or issuance within 90 days of Disqualified Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, as the case may be, that, in each case, is permitted or not otherwise prohibited to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;
(4)    dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;
(5)    the purchase, repurchase, defeasance, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or any parent of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary held by any existing or former employees or management of the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or any Subsidiary of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or where such purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of such Capital Stock or options, warrants, equity appreciation rights or other rights to purchase or acquire such Capital Stock is made as a hedge against a management incentive scheme or other employee bonus scheme in which a bonus or other incentive payment is payable in the relevant Capital Stock or is based on the price of the relevant Capital Stock; provided that such purchases, repurchases, defeasances, redemptions or other acquisitions pursuant to this Section 4.07(b)(5) will not exceed $10.0 million in the aggregate during any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year);
(6)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of, or otherwise not prohibited to be Incurred pursuant to, Section 4.09;

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(7)    purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;
(8)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation:
(A)    at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) in the event of a Change of Control;
(B)    at a purchase price not greater than 100% of the principal amount thereof (plus accrued and unpaid interest) in accordance with provisions similar to Section 2.05(b)(i) and Section 4.10 of this Agreement;
provided that prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement pursuant to Section 4.07(b)(8)(A) or Section 4.07(b)(8)(B), the Company has complied with its obligations under Section 2.05(b)(i) or Section 2.05(b)(ix) of this Agreement (as applicable);
(C)    (i) consisting of Acquired Indebtedness (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was designated a Permitted Affiliate Parent or an Affiliate Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest and any premium required by the terms of such Acquired Indebtedness;
(9)    dividends, loans, advances or distributions to any Parent or other payments by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in amounts equal to:
(A)    the amounts required for any Parent to pay Parent Expenses;
(B)    the amounts required for any Parent to pay Public Offering Expenses or fees and expenses related to any other equity or debt offering of such Parent that are directly attributable to the operation of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries;
(C)    the amounts required for any Parent to pay Related Taxes or, without duplication, pursuant to any tax sharing agreement or any arrangement between or among the Ultimate Parent, a Loan Party, any other Person or a Restricted Subsidiary; and
(D)    amounts constituting payments satisfying the requirements of Section 4.11(b)(11), Section 4.11(b)(12) or Section 4.11(b)(22);
(10)    Restricted Payments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this Section 4.07(b)(10);
(11)    payments by the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary, or loans, advances, dividends or distributions to any Parent to make payments to holders of Capital Stock of the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary or any Parent in lieu of the issuance of fractional shares of such Capital Stock;

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(12)    Restricted Payments in relation to any tax losses received by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary from the Ultimate Parent or any of its Subsidiaries (other than the Company, any Permitted Affiliate Parent or any Restricted Subsidiary); provided that (i) such Restricted Payments shall only be made in relation to such tax losses in an amount equal to the amount of tax that would have otherwise been required to be paid by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary if those tax losses were not so received and such payment shall only be made in the tax year in which such losses are utilized by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary or (ii) such payments shall only be made in relation to such tax losses in an amount not exceeding, in any financial year, the greater of $30.0 million and 2.0% of Total Assets (with any unused amounts in any financial year being carried over to the next succeeding financial year);
(13)    so long as no Default or Event of Default of the type specified in Section 8.01(a) of this Agreement has occurred and is continuing, any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00;
(14)    Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this Section 4.07(b)(14), not to exceed the greater of (A) $75.0 million and (B) 5.0% of Total Assets, and (C) 0.25 multiplied by the Pro forma EBITDA for the Test Period, in the aggregate in any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year);
(15)    [Reserved];
(16)    Restricted Payments for the purpose of making corresponding payments on:
(A)    any Indebtedness of a Parent; provided that, in the case of this Section 4.07(b)(16)(A), (i) on the date of Incurrence of such Indebtedness by a Parent and after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio, calculated for the purposes of this Section 4.07(b)(16) as if such Indebtedness of such Parent were being Incurred by the Company or a Permitted Affiliate Parent, would not exceed 5.50 to 1.00 or (ii) such Indebtedness of a Parent is guaranteed by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary pursuant to Section 4.09(b)(15);
(B)    any Indebtedness of a Parent, to the extent that such Indebtedness is guaranteed by the Company, a Permitted Affiliate Parent, any Lead Affiliate Subsidiary or a Restricted Subsidiary pursuant to a guarantee otherwise permitted to be Incurred under this Agreement;
(C)    any Indebtedness of a Parent or any such Parent’s Subsidiaries (i) the net proceeds of which are or were used, directly or indirectly, in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Facilities or other Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, in whole or in part, or (ii) the net proceeds of which are or were contributed to or otherwise loaned or transferred to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, or (iii) which is otherwise Incurred for the benefit of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary,
and, in each case of Section 4.07(b)(16)(A), Section 4.07(b)(16)(B) and Section 4.07(b)(16)(C), any Refinancing Indebtedness in respect thereof;
(17)    the distribution, as a dividend or otherwise, of shares of Capital Stock of or, Indebtedness owed to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries;

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(18)    following a Public Offering of the Company, any Permitted Affiliate Parent or any Parent, the declaration and payment by the Company, such Permitted Affiliate Parent or such Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of the Company, any Permitted Affiliate Parent or any Parent; provided that the aggregate amount of all such dividends or distributions under this Section 4.07(b)(18) shall not exceed in any fiscal year the greater of (A) 6.0% of the Net Cash Proceeds received from such Public Offering or subsequent Equity Offering by the Company, a Permitted Affiliate Parent or Parent or contributed to the capital of the Company or a Permitted Affiliate Parent by any Parent in any form other than Indebtedness or Excluded Contributions and (B) following the Initial Public Offering, an amount equal to the greater of (i) 7.0% of the Market Capitalization and (ii) 7.0% of the IPO Market Capitalization;
(19)    after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or property or other assets of such Unrestricted Subsidiary that in each case is held by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; provided that: (A) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the property or other assets being transferred; (B) any property or other assets received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this Section 4.07(b)(19) only if such property or other assets, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary; and (C) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries on a Consolidated basis; provided further, however, that proceeds from the disposition of any cash, Capital Stock or property or other assets of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under Section 4.07(a)(C)(iv);
(20)    [Reserved];
(21)    any Business Division Transaction or Content Transaction; provided that after giving pro forma effect thereto, the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries could Incur at least $1.00 of additional Indebtedness under Section 4.09(a)(2);
(22)    any Restricted Payment reasonably required to consummate, or in connection with the Transactions;
(23)    distributions or payments of Receivables Fees and purchases of Receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction;
(24)    Permitted Tax Distributions;
(25)    [Reserved];
(26)    Restricted Payments to finance Investments or other acquisitions by a Parent or any Affiliate (other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) which would otherwise be permitted to be made pursuant to this Section 4.07 if made by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary; provided that (i) such Restricted Payment shall be made within 120 days of the closing of such Investment or other acquisition, (ii) such Parent or Affiliate shall, prior to or promptly following the date such Restricted Payment is made, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Company, a Permitted Affiliate Parent or a Restricted

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Subsidiary or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (in a manner not prohibited by Section 5.01) in order to consummate such Investment or other acquisition, (iii) such Parent or Affiliate receives no consideration or other payment in connection with such transaction except to the extent the Company, a Permitted Affiliate Parent or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Section 4.07 and (iv) any property received in connection with such transaction shall not constitute an Excluded Contribution up to the amount of such Restricted Payment made under this Section 4.07(b)(26);
(27)    any Restricted Payment from the Company, any Permitted Affiliate Parent or any Restricted Subsidiary to a Parent or any other Subsidiary of a Parent which is not a Restricted Subsidiary; provided that such Parent or such Subsidiary advances the proceeds of any such Restricted Payment to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, as applicable, within three days of receipt thereof and that such Restricted Payments do not exceed an amount equal to 10.0% of Total Assets at any one time; and
(28)    distributions (including by way of dividend) to a Parent or any Affiliate (other than the Company, any Permitted Affiliate Parent or a Restricted Subsidiary) consisting of cash, Capital Stock or property or other assets of a Restricted Subsidiary that is in each case held by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary for the sole purpose of transferring such cash, Capital Stock or property or other assets to the Company, a Permitted Affiliate Parent or any Restricted Subsidiary.
(c)    For purposes of determining compliance with this Section 4.07 and the definition of “Permitted Investments”, as applicable, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the categories described in Section 4.07(b)(1) through Section 4.07(b)(29) above, or is permitted pursuant to Section 4.07(a) or the definition of “Permitted Investments”, the Company or any Permitted Affiliate Parent will be entitled to classify such Restricted Payment (or portion thereof) or Permitted Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) or Permitted Investment (or portion thereof) in any manner that complies with this Section 4.07 or the definition of “Permitted Investments”.
(d)    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of or, at the option of the Company or any Permitted Affiliate Parent, at the time of contractually agreeing to, such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount.
Section 4.08    Limitation on Restrictions on Distributions from Restricted Subsidiaries
(a)    The Company and any Permitted Affiliate Parent will not, and will not permit any Restricted Subsidiary (other than the Loan Parties) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Loan Parties) to:
(1)    pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
(2)    make any loans or advances to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary; or
(3)    transfer any of its property or assets to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary;
provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including but

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not limited to, the application of any standstill requirements to) loans or advances made to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary to other Indebtedness Incurred by the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.
(b)    Section 4.08(a) will not prohibit:
(1)    any encumbrance or restriction pursuant to an agreement in effect, entered into or substantially agreed on the 2021 Amendment Effective Date, including, without limitation, this Agreement, the other Loan Documents, the Collateral Documents and any related documentation (including the security documents securing the Indebtedness thereunder and the guarantees thereof), in each case, as in effect, or substantially agreed, on the 2021 Amendment Effective Date;
(2)    any encumbrance or restriction pursuant to an agreement or instrument of a Person relating to any Capital Stock or Indebtedness of a Person, Incurred on or before the date on which such Person was acquired by or merged or consolidated with or into the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or designated a Permitted Affiliate Parent, an Affiliate Subsidiary or a Restricted Subsidiary (or became a Restricted Subsidiary as a result thereof), or which such agreement or instrument is assumed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or was merged or consolidated with or into the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or in contemplation of such transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary other than the assets and property so acquired; provided, further, that for the purposes of this Section 4.08(b)(2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary when such Person becomes the Successor Company;
(3)    any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement referred to in Section 4.08(b)(1) or Section 4.08(b)(2) or this Section 4.08(b)(3) or contained in any amendment, supplement, restatement or other modification to an agreement referred to in Section 4.08(b)(1) or Section 4.08(b)(2) or this Section 4.08(b)(3); provided that the encumbrances and restrictions, taken as a whole, with respect to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Finance Parties than the encumbrances and restrictions contained in such agreements referred to in Section 4.08(b)(1) or Section 4.08(b)(2) (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent);
(4)    in the case of Section 4.08(a)(3), any encumbrance or restriction:
(A)    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;
(B)    contained in Liens permitted under this Agreement securing Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;
(C)    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; or

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(D)    contained in operating leases for real property and restricting only the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;
(5)    any encumbrance or restriction pursuant to (A) Purchase Money Obligations for property acquired in the ordinary course of business or (B) Capitalized Lease Obligations permitted under this Agreement, in each case, that either (i) impose encumbrances or restrictions of the nature described in Section 4.08(a)(3) on the property so acquired or (ii) are customary in connection with Purchase Money Obligations, Capitalized Lease Obligations and mortgage financings for property acquired in the ordinary course of business (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent);
(6)    any encumbrance or restriction arising in connection with, or any contractual requirement incurred with respect to, any Purchase Money Note, other Indebtedness or a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors or senior management of the Company or a Permitted Affiliate Parent, are necessary to effect such Qualified Receivables Transaction;
(7)    any encumbrance or restriction (A) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement (or option to enter into such agreement) entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition or (B) arising by reason of contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale and disposition of all or substantially all assets of such Subsidiary or conditions imposed by governmental authorities or otherwise resulting from dispositions required by governmental authorities;
(8)    (A) customary provisions in leases, asset sale agreements, joint venture agreements and other agreements and instruments entered into by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in the ordinary course of business or (B) in the case of a joint venture or a Subsidiary that is not a Wholly Owned Subsidiary, encumbrances, restrictions and conditions imposed by its organizational documents or any related shareholders, joint venture or other agreements (including restrictions on the payment of dividends or other distributions);
(9)    encumbrances or restrictions arising or existing by reason of applicable Law or any applicable rule, regulation, governmental license, order, concession, franchise, or permit or required by any regulatory authority;
(10)    any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;
(11)    any encumbrance or restriction pursuant to Currency Agreements, Commodity Agreements or Interest Rate Agreements;
(12)    any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the 2021 Amendment Effective Date pursuant Section 4.09 if (A) the encumbrances and restrictions taken as a whole are not materially less favorable to the Finance Parties than the encumbrances and restrictions contained in this Agreement, the other Loan Documents, and any related documentation, in each case, as in effect on the 2021 Amendment Effective Date (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent) or (B) such encumbrances and restrictions taken as a whole are not materially more disadvantageous to the Finance Parties than is customary in comparable financings (as determined conclusively in good faith by the Board of Directors or senior management of the Company or a Permitted Affiliate Parent) and, in each case, either (i) the Company or a Permitted Affiliate Parent reasonably believes that such encumbrances and restrictions will not materially affect the Borrowers’ ability to make principal or interest payments on

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the Loans as and when they come due or (ii) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
(13)    any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements; and
(14)    any encumbrance or restriction pursuant to any Intercreditor Agreement.
Section 4.09    Limitation on Indebtedness
    (a)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided that the Company, a Permitted Affiliate Parent and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if, on the date of such Incurrence and after giving effect thereto on a pro forma basis:
(1)    the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00; and
(2)    to the extent that such Indebtedness is Senior Secured Indebtedness, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00.
(b)    Section 4.09(a) will not prohibit the Incurrence of Indebtedness under the Loan Documents or the following Indebtedness:
(1)    Indebtedness of the Company, a Permitted Affiliate Parent and any of the Restricted Subsidiaries under Credit Facilities, and any Refinancing Indebtedness in respect thereof, in the aggregate principal amount at any one time outstanding not to exceed (A) an amount equal to the greater of (i)(a) the Credit Facility Basket Amount (without double counting, to the extent such amount was used to Incur Indebtedness outstanding pursuant to the Additional Facility Available Amount), plus (b) the amount of any Credit Facilities that may be Incurred under Section 4.09(a)(2) or any other provision of this Section 4.09(b) to acquire any property, other assets or shares of Capital Stock of a Person, and (ii) 10.0% of Total Assets plus (B) any accrual or accretion of interest that increases the principal amount of Indebtedness under Credit Facilities, plus (C) in the case of any refinancing of any Indebtedness permitted under this Section 4.09(b)(1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;
(2)    Indebtedness of the Company or a Permitted Affiliate Parent owing to and held by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company, a Permitted Affiliate Parent or any other Restricted Subsidiary (other than a Receivables Entity); provided that:
(A)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity), and
(B)    any sale or other transfer of any such Indebtedness to a Person other than the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (other than a Receivables Entity), shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be not permitted by this Section 4.09(b)(2);
(3)    Indebtedness represented by the Existing Senior Secured Notes and the New Senior Secured Notes and the related guarantees thereof;

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(4)    any Indebtedness (other than the Indebtedness described in Section 4.09(b)(1), Section 4.09(b)(2) and Section 4.09(b)(3)) outstanding on the 2021 Amendment Effective Date;
(5)    any Refinancing Indebtedness Incurred in respect of any Indebtedness described in Section 4.09(b)(3), Section 4.09(b)(4) this Section 4.09(b)(5), Section 4.09(b)(6), Section 4.09(b)(8), Section 4.09(b)(14), Section 4.09(b)(15), Section 4.09(b)(18), Section 4.09(b)(20), Section 4.09(b)(22), or Section 4.09(b)(25) or Incurred pursuant to Section 4.09(a);
(6)    Indebtedness of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (A) Incurred and outstanding on the date on which such Person became a Permitted Affiliate Parent or a Restricted Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, any Permitted Affiliate Parent or any Restricted Subsidiary or was designated a Permitted Affiliate Parent, an Affiliate Subsidiary or a Restricted Subsidiary, (B) Incurred to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or a Permitted Affiliate Parent or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, or was designated a Permitted Affiliate Parent, an Affiliate Subsidiary or Restricted Subsidiary, or (C) Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or was designated a Permitted Affiliate Parent, an Affiliate Subsidiary or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Permitted Affiliate Parent or a Restricted Subsidiary or was otherwise acquired by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary); provided that with respect to Section 4.09(b)(6)(A) and Section 4.09(b)(6)(B) only, immediately following the consummation of the acquisition of such Restricted Subsidiary by the Company, a Permitted Affiliate Parent, any Restricted Subsidiary or such other transaction, (i) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a)(1) after giving pro forma effect to the relevant acquisition or other transaction and the Incurrence of such Indebtedness pursuant to this Section 4.09(b)(6) or (ii) the Consolidated Net Leverage Ratio would not be greater than immediately prior to such acquisition or such other transaction;
(7)    [Reserved];
(8)    Indebtedness consisting of (A) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or (B) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Refinancing Indebtedness which refinances, replaces or refunds such Indebtedness, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(8), will not exceed the greater of (i) $45.0 million and (ii) 3.0% of Total Assets at any time outstanding so long as such Indebtedness exists on the date of, or commissioning of, or contracting for, such purchase, design, development, construction, installation or improvement, or is created within 270 days thereafter;
(9)    Indebtedness in respect of (A) workers’ compensation claims, casualty or liability insurance, self-insurance obligations, performance (including insurance policies), bid, indemnity,

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surety, judgment, appeal, completion, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business (or consistent with past practice or industry practice) or in respect of any government requirement, including, but not limited to, those Incurred to secure health, safety and environmental obligations or rental obligations, (B) letters of credit, bankers’ acceptances, guarantees, or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business (or consistent with past practice or industry practice) or in respect of any government requirement, including, but not limited to, letters of credit or similar instruments in respect of casualty or liability insurance, self-insurance, unemployment insurance, workers compensation obligations, health disability or other benefits, pensions-related obligations and other social security Laws, (C) the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business and (D) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;
(10)    Indebtedness Incurred constituting reimbursement obligations with respect to letters of credit issued and bank guarantees in the ordinary course of business provided to lessors of real property or otherwise in connection with the leasing of real property and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses in respect of any government requirement, or other Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
(11)    Indebtedness arising from agreements of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary providing for indemnification, guarantees or obligations in respect of earn-outs or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds) actually received (in the case of dispositions) or paid (in the case of acquisitions) by the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries in connection with such disposition or acquisition, as applicable;
(12)    Indebtedness arising from (A) Bank Products and (B) the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that in the case of this Section 4.09(b)(12)(B), such Indebtedness is extinguished within thirty Business Days of Incurrence;
(13)    guarantees by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary (other than of any Indebtedness Incurred by the Company, a Permitted Affiliate Parent or Restricted Subsidiary in violation of this Section 4.09); provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, then such guarantee shall be subordinated substantially to the same extent as the relevant Indebtedness guaranteed;
(14)    Indebtedness Incurred by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary after the 2021 Amendment Effective Date to provide all or a portion of the funds utilized to consummate the acquisition by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary of any Non-Controlling Interests in an aggregate principal amount at any time outstanding not to exceed 4.0x Pro forma Non-Controlling Interest EBITDA for the Test Period;
(15)    Indebtedness of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary Incurred pursuant to any guarantees of Indebtedness of any Parent; provided that for purposes of this Section 4.09(b)(15): (i) on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio would not exceed 5.50 to 1.00 (for the avoidance of doubt, outstanding Indebtedness for the purpose of calculating the Consolidated Net

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Leverage Ratio under this Section 4.09(b)(15) shall include any Indebtedness represented by guarantees by the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries of Indebtedness of any Parent) and (ii) such guarantees shall be subordinated to the Obligations pursuant to the terms of the applicable Intercreditor Agreement;
(16)    Subordinated Shareholder Loans;
(17)    Indebtedness (including any Refinancing Indebtedness in respect thereof) of any Restricted Subsidiary under any local Credit Facility in an amount not to exceed the greater of (A) $45.0 million and (B) 3.0% of Total Assets;
(18)    Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(18) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary from the issuance or sale (other than to the Company, a Permitted Affiliate Parent or a Restricted Subsidiary) of its respective Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary, in each case, subsequent to the Effective Date (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock or an Excluded Contribution); provided that (A) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.07(a)(C)(ii), Section 4.07(a)(C)(iii) and Section 4.07(b)(1) to the extent the Company, a Permitted Affiliate Parent or any Restricted Subsidiary Incurs Indebtedness in reliance thereon and (B) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this Section 4.09(b)(18) to the extent the Company, a Permitted Affiliate Parent or any Restricted Subsidiary makes a Restricted Payment under Section 4.07(a)(C)(ii), Section 4.07(a)(C)(iii) and Section 4.07(b)(1) in reliance thereon;
(19)    [Reserved];
(20)    Indebtedness under day-light borrowing facilities and Indebtedness with Affiliates, in each case reasonably necessary to effect or consummate the Transactions;
(21)    (a) Indebtedness arising under (i) any arrangements to fund a production where such funding is only repayable from the distribution revenues of that production or (ii) Production Facilities provided that the aggregate amount of Indebtedness under all Production Facilities Incurred pursuant to this clause (ii) does not exceed the greater of (A) $15.0 million and (B) 1.0% of Total Assets at any time outstanding and (b) any Refinancing Indebtedness of any Indebtedness Incurred under Section 4.09(b)(21)(a);
(22)    Indebtedness arising under borrowing facilities provided by a special purpose vehicle notes issuer to the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in connection with any vendor financing platform;
(23)    [Reserved];
(24)    [Reserved]; and
(25)    in addition to the items referred to in Section 4.09(b)(1) through Section 4.09(b)(24) above, Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(25) and then outstanding, will not exceed the greater of (A) $75.0 million and (B) 5.0% of Total Assets at any time outstanding.
(c)    [Reserved].

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(d)    For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:
(1)    in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b), or, as applicable, in the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement, the Company, in its sole discretion, will classify such item of Indebtedness on the date of its Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b), or, as applicable, in the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement, and, from time to time, may reclassify all or a portion of such Indebtedness, in any manner that complies with this Section 4.09 and the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement;;
(2)    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(3)    if obligations in respect of letters of credit are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.09(a) or Section 4.09(b)(1), Section 4.09(b)(17), Section 4.09(b)(18), Section 4.09(b)(21), or Section 4.09(b)(25) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;
(4)    the principal amount of any Disqualified Stock of the Company or a Permitted Affiliate Parent, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
(5)    Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;
(6)    the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;
(7)    in the event that the Company, a Permitted Affiliate Parent or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, enters into any commitment to Incur or issue Indebtedness or commits to Incur any Lien pursuant to clause (29) of the definition of “Permitted Liens”, the Incurrence or issuance thereof for all purposes under this Section 4.09, including without limitation for purposes of calculating the Consolidated Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or usage of clauses (1) through (25) under Section 4.09(b) (if any) for borrowings and re-borrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Company’s or a Permitted Affiliate Parent’s option (except as otherwise provided in the definition of “Additional Facility Available Amount” in Section 1.01 of this Agreement), either (a) be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Indebtedness, and, if such Consolidated Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio or other provision of this Section 4.09 is satisfied with respect thereto at such time, any borrowing or re-borrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the Consolidated Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or other provision of this Section 4.09 at the time of any borrowing or re-borrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or re-borrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this sub-clause (a) shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Consolidated Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio and, to the extent of the usage of clauses (1) through (25) under Section 4.09(b) (if

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any), shall be deemed to be Incurred and outstanding under such clauses) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and in the case of sub-clause (a) of this Section 4.09(d)(7), the Company or a Permitted Affiliate Parent may revoke any such determination at any time and from time to time; and
(8)    with respect to Indebtedness Incurred under a Credit Facility, re-borrowings of amounts previously repaid pursuant to “cash sweep” or “clean-down” provisions or any similar provisions under a Credit Facility that provides that Indebtedness is deemed or required to be repaid periodically shall only be deemed for the purposes of this covenant to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent re-borrowing thereof.
Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Preferred Stock or Disqualified Stock and increases in the amount of Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
If at any time an Unrestricted Subsidiary becomes a Permitted Affiliate Parent or a Restricted Subsidiary, any Indebtedness of such Unrestricted Subsidiary shall be deemed to be Incurred by a Permitted Affiliate Parent or a Restricted Subsidiary as of such date.
(e)    Subject to Section 4.09(d)(7), for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be (1) calculated by the Company based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (2) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the swapped rate of such Indebtedness (if swapped into Dollars) as of the date of the applicable swap. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(f)    For purposes of determining compliance with (1) Section 4.09(a) and (2) any other provision of the Loan Documents which requires the calculation of any financial ratio or test, including the Consolidated Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency (if such Indebtedness has not been swapped into Dollars, or if such Indebtedness has been swapped into a currency other than Dollars) shall be calculated by the Company using the same exchange rates for the relevant period used for calculating the Dollar Equivalent of Consolidated EBITDA denominated in the same currency as the currency in which such Indebtedness is denominated or into which it has been swapped.
(g)    The Company and any Permitted Affiliate Parent will not Incur, and will not permit the Loan Parties to Incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Loan Parties that ranks pari passu with or is subordinated to the Obligations or Guaranty, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Obligations or relevant Guaranty, on substantially identical terms (as conclusively determined in good faith by the Board of

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Directors or senior management of the Company or a Permitted Affiliate Parent); provided, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Loan Parties or any other Restricted Subsidiary solely by virtue of being unsecured or secured on a junior Lien basis or by virtue of not being guaranteed or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Indebtedness.
Section 4.10    Limitation on Sales of Assets and Subsidiary Stock
    (a)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to make any Asset Disposition unless:
(1)    the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition) (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;
(2)    unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
(3)    the Net Available Cash from such Asset Disposition is reinvested or applied to prepay the Loans or Other Applicable Indebtedness, in each case, in accordance with Section 2.05(b)(i) of this Agreement.
(b)    For the purposes of this Section 4.10, the following will be deemed to be cash:
(1)    the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of any Loan Party or Indebtedness of a Restricted Subsidiary that is not a Loan Party and the release of such Loan Party or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the relevant Borrower will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 2.05(b)(i) of this Agreement);
(2)    securities, notes or other obligations received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary from the transferee that are convertible by the Company, such Permitted Affiliate Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;
(3)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company, any Permitted Affiliate Parent and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;
(4)    consideration consisting of Indebtedness of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(5)    any Designated Non-Cash Consideration received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value not to exceed 25.0% of the consideration from such Asset Disposition (excluding any consideration received from such Asset Disposition in accordance with Section 4.10(b)(1) to Section 4.10(b)(4)) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received or, at the option of the Company or any Permitted Affiliate Parent, at the time of contractually agreeing to such Asset Disposition, and without giving effect to subsequent changes in value);

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(6)    in addition to any Designated Non-Cash Consideration received pursuant to Section 4.10(b)(5), any Designated Non-Cash Consideration received by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.10(b)(6) that is at that time outstanding, not to exceed the greater of $75.0 million and 5.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received or, at the option of the Company or any Permitted Affiliate Parent, at the time of contractually agreeing to such Asset Disposition, and without giving effect to subsequent changes in value);
(7)    consideration consisting of securities or obligations issued, insured or unconditionally guaranteed by a government (or any agency or instrumentality thereof) of a country where the Company, a Permitted Affiliate Parent or any Restricted Subsidiary is organized or located; and
(8)    any Capital Stock or assets of the kind referred to in the definition of “Additional Assets”.
Section 4.11    Limitation on Affiliate Transactions
(a)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or a Permitted Affiliate Parent (an “Affiliate Transaction”) involving aggregate consideration in excess of $50.0 million unless:
(1)    the terms of such Affiliate Transaction are not materially less favorable, taken as a whole, to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company, such Permitted Affiliate Parent or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, such Permitted Affiliate Parent or such Restricted Subsidiary has conclusively determined in good faith to be fair to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary); and
(2)    in the event such Affiliate Transaction involves an aggregate consideration in excess of $100.0 million, the terms of such transaction have been approved by either (i) a majority of the members of the Board of Directors or (ii) senior management of the Company, such Permitted Affiliate Parent, or such Restricted Subsidiary, as applicable.
(b)    Section 4.11(a) will not apply to:
(1)    any Restricted Payment permitted to be made pursuant to Section 4.07 or any Permitted Investment;
(2)    any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, a Permitted Affiliate Parent, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants, in each case in the ordinary course of business;

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(3)    loans or advances to employees, officers or directors (or guarantees in favour of third parties’ loans and advances) in the ordinary course of business of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate amount outstanding at any one time with respect to all loans or advances made since the 2021 Amendment Effective Date;
(4)    (A) any transaction between or among the Company, a Permitted Affiliate Parent and a Restricted Subsidiary (or an entity that becomes a Permitted Affiliate Parent or a Restricted Subsidiary in connection with such transaction) or between or among Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary in connection with such transaction); and (B) any guarantees issued by the Company, a Permitted Affiliate Parent or a Restricted Subsidiary for the benefit of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary (or an entity that becomes a Permitted Affiliate Parent or a Restricted Subsidiary in connection with such transaction), as the case may be, in accordance with Section 4.09;
(5)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which, taken as a whole, are fair to the Company, the relevant Permitted Affiliate Parent or Restricted Subsidiary, as applicable, or are on terms not materially less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;
(6)    loans or advances to any Affiliate of the Company or a Permitted Affiliate Parent by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary; provided that the terms of such loan or advance are fair to the Company or the relevant Permitted Affiliate Parent or Restricted Subsidiary, as the case may be, or are on terms not materially less favorable than those that could reasonably have been obtained from an unaffiliated party;
(7)    the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors, executives or officers of any Parent, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary;
(8)    the performance of obligations of the Company, any Permitted Affiliate Parent, or any of the Restricted Subsidiaries under (A) the terms of any agreement to which the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries is a party as of or on the 2021 Amendment Effective Date or (B) any agreement entered into after the 2021 Amendment Effective Date on substantially similar terms to an agreement under Section 4.11(b)(8)(A), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided that any such agreement or amendment, modification, supplement, extension or renewal to such agreement, in each case, entered into after the2021 Amendment Effective Date will be permitted to the extent that its terms are not materially more disadvantageous to the Finance Parties than the terms of the agreements in effect on the 2021 Amendment Effective Date;
(9)    any transaction with (i) a Receivables Entity effected as part of a Qualified Receivables Transaction, acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction, and other Investments in Receivables Entities consisting of cash or Securitization Obligations or (ii) with an Affiliate in respect of Non-Recourse Indebtedness;
(10)    the issuance of Capital Stock or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary to any Affiliate of the Company, such Permitted Affiliate Parent or such Affiliate Subsidiary;
(11)    the payment to any Permitted Holder of all reasonable expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company, a Permitted Affiliate Parent, an Affiliate Subsidiary and their Subsidiaries and unpaid amounts accrued for prior periods;

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(12)    the payment to any Parent or Permitted Holder (1) of Management Fees (A) on a bona fide arm’s-length basis in the ordinary course of business or (B) of up to the greater of $15.0 million and 1.0% of Total Assets in any calendar year, (2) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures or (3) of Parent Expenses;
(13)    guarantees of indebtedness, hedging and other derivative transactions, and other obligations not otherwise prohibited under this Agreement;
(14)    if not otherwise prohibited under this Agreement, the issuance of Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans (including the payment of cash interest thereon; provided that, after giving pro forma effect to any such cash interest payment, the Consolidated Senior Secured Net Leverage Ratio would not exceed 5.00 to 1.00) of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary to any Parent of the Company, a Permitted Affiliate Parent or an Affiliate Subsidiary or any Permitted Holder;
(15)    arrangements with customers, clients, suppliers, contractors, lessors or sellers of goods or services that are negotiated with an Affiliate, in each case, which are otherwise in compliance with the terms of this Agreement; provided that the terms and conditions of any such transaction or agreement as applicable to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, taken as a whole, are fair to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries and are on terms not materially less favorable to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries than those that could have reasonably been obtained in respect of an analogous transaction or agreement that would not constitute an Affiliate Transaction (or, in the event that there are no comparable transactions involving persons who are not Affiliates of the Company, such Permitted Affiliate Parent or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, such Permitted Affiliate Parent or such Restricted Subsidiary has determined conclusively in good faith to be fair to the Company, such Permitted Affiliate Parent or such Restricted Subsidiary);
(16)    (A) transactions with Affiliates in their capacity as holders of indebtedness or Capital Stock of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such indebtedness or Capital Stock generally, and (B) transactions with Affiliates in their capacity as borrowers of indebtedness from the Company, a Permitted Affiliate Parent or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such indebtedness generally;
(17)    any tax sharing agreement or arrangement and payments pursuant thereto between or among the Ultimate Parent, the Company, a Permitted Affiliate Parent or any other Person or a Restricted Subsidiary not otherwise prohibited by this Agreement and any payments or other transactions pursuant to a tax sharing agreement or arrangement between the Company, a Permitted Affiliate Parent and any other Person or a Restricted Subsidiary and any other Person with which the Company, any Permitted Affiliate Parent or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation;
(18)    transactions relating to the provision of Intra-Group Services in the ordinary course of business;
(19)    the Transactions and any transaction reasonably necessary to effect the Transactions;
(20)    [Reserved]
(21)    any transaction in the ordinary course of business between or among the Company, a Permitted Affiliate Parent or any Restricted Subsidiary and any Affiliate of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary that is an Unrestricted Subsidiary or a joint venture or similar

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entity (including a Permitted Joint Venture) that would constitute an Affiliate Transaction solely because the Company, a Permitted Affiliate Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity;
(22)    commercial contracts entered into in the ordinary course of business between an Affiliate of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary and the Company, a Permitted Affiliate Parent or any Restricted Subsidiary that are on arm’s length terms or on a basis that senior management of the Company, a Permitted Affiliate Parent or a Restricted Subsidiary reasonably believes allocates costs fairly;
(23)    transactions between the Company, a Permitted Affiliate Parent and any Restricted Subsidiary and a Parent and/or an Affiliate, in each case, to effect or facilitate the transfer of any property or asset from the Company, any Permitted Affiliate Parent and/or any Restricted Subsidiary to another Restricted Subsidiary, any Permitted Affiliate Parent and/or the Company, as applicable;
(24)    [Reserved]; and
(25)    transactions relating to Excess Capacity Network Services; provided that the price payable by any member of the Wider Group in relation to such Excess Capacity Network Services is no less than the cost incurred by the Company, a Permitted Affiliate Parent or any Restricted Subsidiary in providing such Excess Capacity Network Services.
Section 4.12    Limitation on Liens
    (a)    The Company and any Permitted Affiliate Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than (1) in the case of any property or asset that does not constitute Collateral, Permitted Liens, and (2) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the 2021 Amendment Effective Date or acquired after that date, which Lien is securing any Indebtedness (such Lien, the “Initial Lien”), unless, in the case of clause (1) only, contemporaneously with the Incurrence of such Initial Lien effective provision is made to secure the Indebtedness due under the Loan Documents or, in respect of Liens on any Guarantor’s property or assets, such Guarantor’s Guaranty, equally and ratably with (or prior to, in the case of Liens with respect to Subordinated Obligations of a Guarantor, as the case may be) the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured.
(b)    Any such Lien created pursuant to Section 4.12(a) in favor of the Finance Parties will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien to which it relates or as otherwise set forth in Section 10.26 of this Agreement.
(c)    For purposes of determining compliance with this Section 4.12, (1) a Lien need not be Incurred solely by reference to one category of Permitted Liens or Permitted Collateral Liens, as applicable, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (2) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or Permitted Collateral Liens, as applicable, the Company or any Permitted Affiliate Parent shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.12 and the definition of “Permitted Liens” or “Permitted Collateral Liens”, as applicable.
(d)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a

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result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 4.13    [Reserved]
Section 4.14    [Reserved]
Section 4.15    Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries
(a)    The Company and any Permitted Affiliate Parent will not permit any Restricted Subsidiary (other than a Loan Party) to, directly or indirectly, guarantee or otherwise become obligated under any Indebtedness of any Loan Party after the 2021 Amendment Effective Date in an amount in excess of $50.0 million unless such Restricted Subsidiary is or becomes an Additional Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter) and, if applicable, executes and delivers to the Administrative Agent the documentation required by Section 10.21(c) pursuant to which such Restricted Subsidiary will provide a Guaranty (which Guaranty shall be senior to or pari passu with such Restricted Subsidiary’s guarantee of such other Indebtedness); provided that,
(1)    if such Restricted Subsidiary is not a Significant Subsidiary, such Restricted Subsidiary shall only be obligated to become an Additional Guarantor if such Indebtedness is Indebtedness of the Company, a Permitted Affiliate Parent or a Borrower or Public Debt of a Guarantor;
(2)    if the Indebtedness is pari passu in right of payment to the Obligations, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its Guaranty;
(3)    if the Indebtedness is subordinated in right of payment to the Obligations, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to its Guaranty substantially to the same extent as such Indebtedness is subordinated in right of payment to the Obligations;
(4)    an Additional Guarantor’s Guaranty may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (a) each of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (b) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Facilities); and
(5)    for so long as it is not permissible under applicable Law for a Restricted Subsidiary to become an Additional Guarantor, such Restricted Subsidiary need not become an Additional Guarantor (but, in such a case, each of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).
(b)    Section 4.15(a) shall not apply to: (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this Section 4.15 immediately prior to such refinancing.
(c)    Notwithstanding anything herein to the contrary, Section 4.15(a) shall not be applicable to any guarantee provided by a Restricted Subsidiary that existed at the time such person became a Restricted

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Subsidiary if such guarantee was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.
(d)    Notwithstanding the foregoing, any Guaranty by an Additional Guarantor created pursuant to this Section 4.15 shall provide by its terms that it shall be automatically and unconditionally released and discharged in accordance with the provisions of this Agreement.
Section 4.16    [Reserved]
Section 4.17    Impairment of Liens
The Company and any Permitted Affiliate Parent shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing any Lien on the Collateral granted under the Collateral Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted Collateral Liens shall under no circumstances be deemed to materially impair any Lien on the Collateral granted under the Collateral Documents) for the benefit of the Administrative Agent and/or the Security Agent and the Lenders, and the Company and any Permitted Affiliate Parent shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Administrative Agent and/or the Security Agent, the Lenders and the other beneficiaries described in the Collateral Documents and any Intercreditor Agreement, as applicable, any interest whatsoever in any of the Collateral, except that (a) the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries may Incur Permitted Collateral Liens, (b) the Collateral may be discharged and released in accordance with this Agreement, the Collateral Documents and any Intercreditor Agreement, as applicable, and (c) the Company, any Permitted Affiliate Parent and any Restricted Subsidiary may consummate any other transaction permitted under Section 5.01; provided that, except with respect to any discharge or release of Collateral in accordance with this Agreement, the Collateral Documents and any Intercreditor Agreement, as applicable, or in connection with the Incurrence of Liens for the benefit of the Administrative Agent and/or the Security Agent and the Lenders, no Collateral Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the request of the Company or any Permitted Affiliate Parent and without the consent of the Lenders, the Administrative Agent and/or the Security Agent may from time to time (subject to customary protections and indemnifications from the Company) enter into one or more amendments to the Collateral Documents to: (1) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (2) provide for Permitted Collateral Liens; (3) make any change necessary or desirable, as determined conclusively in good faith by the Board of Directors, senior management or an Officer of the Company or a Permitted Affiliate Parent, in order to implement transactions permitted under Section 5.01; (4) provide for the release of any Lien on any properties and assets constituting Collateral from the Lien of the Collateral Documents; provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Obligations and the Guaranty; (5) provide for the release of any Lien pursuant to, or in connection with, any Solvent Liquidation; (6) as is reasonably necessary to give effect to the SPV Structure Termination; and (7) make any other change that does not adversely affect the Lenders in any material respect. For any amendments, modifications or replacements of any Collateral Documents not contemplated in clause (1) to (7) above, the Company or any Permitted Affiliate Parent shall, contemporaneously deliver to the Administrative Agent, either (A) a solvency opinion, in form and substance reasonably satisfactory to the Administrative Agent from an Independent Financial Advisor confirming the solvency of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, (B) a certificate from the responsible financial or accounting officer of the relevant Grantor (acting in good faith) which confirms the solvency of the person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (C) an Opinion of Counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Collateral Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced, are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Company and any Permitted Affiliate Parent comply with the requirements of this Section 4.17, the Administrative Agent and/or the Security Agent shall (subject to customary protections and indemnifications) consent to any such amendment, extension,

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renewal, restatement, supplement, modification or replacement without the need for instructions from the Lenders.
Section 4.18    [Reserved]
Section 4.19    Suspension of Covenants on Achievement of Investment Grade Status
If, during any period after the 2021 Amendment Effective Date, the Loans have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period hereinafter referred to as an “Investment Grade Status Period”), then the Company or any Permitted Affiliate Parent will notify the Administrative Agent of this fact and beginning on the date such status was achieved, the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(3) and any related default provisions of this Agreement will be suspended and will not, during such Investment Grade Status Period, be applicable to the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries. No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require reversal or constitute a Default under this Agreement in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. An Investment Grade Status Period will terminate immediately upon the failure of the Loans to maintain Investment Grade Status (the “Reinstatement Date”). The Company or a Permitted Affiliate Parent will promptly notify the Administrative Agent in writing of any failure of the Loans to maintain Investment Grade Status and the Reinstatement Date.
Section 4.20    [Reserved]
Section 4.21    [Reserved]
Section 4.22    [Reserved]
Section 4.23    Intercreditor Agreements
(a)    [Reserved].
(b)    At the request of the Company or a Permitted Affiliate Parent, in connection with the Incurrence by a Loan Party of any Indebtedness that is permitted to share in the Collateral pursuant to the definition of “Permitted Collateral Lien”, the Loan Parties, the Lenders, the Administrative Agent and the Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized Representative) an intercreditor agreement, including an accession to, or restatement, amendment or other modification of, the Group Intercreditor Agreement (an “Additional Intercreditor Agreement”), on substantially the same terms as such applicable Intercreditor Agreement (or on terms not materially less favorable to the Finance Parties), including, with respect to the subordination, payment blockage, limitation on enforcement, and release of the Guaranty, priority and release of any Liens in respect of Collateral or other terms which become customary for similar agreements. For the avoidance of doubt, subject to the foregoing and Section 4.23(c), any such Additional Intercreditor Agreement may provide for pari passu or subordinated Liens in respect of any such Indebtedness (to the extent such Indebtedness is permitted to share the Collateral (with the specified priority) pursuant to the definition of Permitted Collateral Lien). The Lenders expressly authorize the Administrative Agent to execute any such Additional Intercreditor Agreement and acknowledge and agree that any such Additional Intercreditor Agreement executed by the Administrative Agent shall bind the Lenders.
(c)    At the direction of the Company or a Permitted Affiliate Parent and without the consent of the Lenders, the Administrative Agent will upon direction of the Company or a Permitted Affiliate Parent from time to time enter into one or more amendments to the applicable Intercreditor Agreement or any other Collateral Document to: (1) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (2) add other parties (such as representatives of new issuances of Indebtedness) thereto; (3) further secure the Obligations and the Guaranty; (4) make provision for equal and ratable grants of Liens on the Collateral to secure any Additional Facilities or implement any Permitted Collateral Liens; (5) make any other change to the applicable Intercreditor Agreement or any other Collateral Document to provide for additional Indebtedness constituting Subordinated Obligations or any other additional Indebtedness (in either case, including with respect to the applicable Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Facilities) or other obligations that are permitted by the terms of this Agreement to be Incurred

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and secured by a Lien on the Collateral on a pari passu or junior basis with the Liens securing the Facilities; (6) add Restricted Subsidiaries to the applicable Intercreditor Agreement or any other Collateral Document; (7) amend the applicable Intercreditor Agreement or any other Collateral Document in accordance with the terms thereof; (8) make any change necessary or desirable, in the good faith determination of the Board of Directors or senior management of the Company, in order to implement any transaction that is subject to Section 5.01; (9) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the Collateral and that is not prohibited by this Agreement; or (10) make any other change thereto that does not adversely affect the rights of the Finance Parties in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of the Facilities or the release of any Guaranty in a manner that would adversely affect the rights of the Finance Parties in any material respect except as otherwise permitted by this Agreement, or the applicable Intercreditor Agreement, immediately prior to such change. The Company or a Permitted Affiliate Parent will not otherwise direct the Administrative Agent to enter into any amendment to the applicable Intercreditor Agreement or any other Collateral Document without the consent of the Required Lenders, except as otherwise permitted pursuant to Section 10.01 of this Agreement. This Section 4.23(c) shall supersede any provisions in Section 10.01 to the contrary.
(d)    In relation to any applicable Intercreditor Agreement, the Administrative Agent shall consent on behalf of the Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Facilities thereby; provided, however, that such transaction would comply with Section 4.07.
Section 4.24    [Reserved]
Section 4.25    Limited Condition Transaction
(a)    In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company or a Permitted Affiliate Parent, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is entered into. For the avoidance of doubt, if the Company or a Permitted Affiliate Parent has exercised its option under the first sentence of this Section 4.25(a), and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
(b)    In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:
(3)    determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio; or
(4)    testing baskets set forth in this Agreement (including baskets measured as a percentage or multiple, as applicable, of Total Assets, Pro forma EBITDA or Pro forma Non-Controlling Interest EBITDA);
in each case, at the option of the Company or a Permitted Affiliate Parent (the Company’s or a Permitted Affiliate Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided that the Company or a Permitted Affiliate Parent shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), as are

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appropriate and consistent with the pro forma adjustment provisions set forth in the definitions of “Pro forma EBITDA”, “Consolidated Net Leverage Ratio” and “Consolidated Senior Secured Net Leverage Ratio”, the Company, a Permitted Affiliate Parent or any Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.
(c)    If the Company or a Permitted Affiliate Parent has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Pro forma EBITDA or Total Assets, of the Company , any Permitted Affiliate Parent and the Restricted Subsidiaries or the Person or assets subject to the Limited Condition Transaction (as if each reference to the “Company” or a “Permitted Affiliate Parent” in such definition was to such Person or assets) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company or a Permitted Affiliate Parent has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Agreement (including with respect to the Incurrence of Indebtedness or Liens, or the making of Asset Dispositions, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, a Permitted Affiliate Parent or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE 5
Section 5.01    Merger and Consolidation
(a)    No Borrower will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than the Company or another Borrower), unless:
(1)    the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of an Approved Jurisdiction and the Successor Company (if not such Borrower) will expressly assume, by executing and delivering a joinder agreement substantially in the form contemplated by Section 10.21(c) of this Agreement, to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the obligations of such Borrower under the Loan Documents to which it is a party;
(2)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(3)    either (A) immediately after giving effect to such transaction, the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (including such Successor Company) would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a)(2) or (B) the Consolidated Senior Secured Net Leverage Ratio of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries (including such Successor Company) would be no greater than that of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries immediately prior to giving effect to such transaction; and
(4)    the Company or a Permitted Affiliate Parent shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Agreement; provided that in giving such opinion,

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such counsel may rely on an Officer’s Certificate as to compliance with Section 5.01(a)(2) and Section 5.01(a)(3) above and as to any matters of fact.
(b)    No Loan Party (other than a Borrower which shall be governed by Section 5.01(a)) will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, other than another Loan Party (other than in connection with a transaction that does not constitute an Asset Disposition or a transaction that is permitted by Section 4.10), unless:
(1)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(2)    either:
(A)    the Successor Company (if not such Guarantor) expressly assumes all the obligations of that Loan Party under the Loan Documents to which such Loan Party is a party, by executing and delivering a joinder agreement in the form contemplated by Section 10.21(c) of this Agreement; or
(B)    the Net Cash Proceeds of such transaction are applied in accordance with the applicable provisions of this Agreement.
(c)    For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Loan Party which properties and assets, if held by such Loan Party instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Loan Party on a Consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Loan Party.
(d)    The Successor Company (if not such Loan Party) will succeed to, and be substituted for, and may exercise every right and power of, the relevant Loan Party under the Loan Documents to which such Loan Party is a party, and upon such substitution, the predecessor to such Loan Party will be released from its obligations under the Loan Documents, but, in the case of a lease of all or substantially all its assets, the predecessor to such Loan Party will not be released from the obligation to pay the principal of and interest on the Facilities.
(e)    The provisions set forth in this Section 5.01 shall not restrict (and shall not apply to): (1) any Restricted Subsidiary that is not a Loan Party from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to a Loan Party or any Restricted Subsidiary that is not a Loan Party; (2) any Guarantor from merging or liquidating into or transferring all or part of its properties and assets to another Loan Party; (3) any consolidation or merger of a Borrower into any Loan Party; provided that, for the purposes of this Section 5.01(e)(3), if a Borrower is not the Successor Company, the relevant Guarantor will assume the obligations of such Borrower under the Loan Documents to which such Borrower is party and Section 5.01(a)(1) and Section 5.01(a)(4) shall apply to such transaction; (4) any consolidation or merger effected as part of a Permitted Tax Reorganization or the other Transactions; (5) any Solvent Liquidation; and (6) a Loan Party consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile or form of such entity or reincorporating such entity in another jurisdiction or changing the legal form of such entity; provided that, for the purposes of this Section 5.01(e)(6), (A) Section 5.01(a)(1), Section 5.01(a)(2) and Section 5.01(a)(4) or (B) Section 5.01(b), as the case may be, shall apply to any such transaction.

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Schedule 1.01
INITIAL TERM COMMITMENTS

Initial Term Lender	Initial Term Commitment
The Bank of Nova Scotia	$1,000,000,000
Total	$1,000,000,000

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Schedule 10.02
ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT:
Administrative Agent’s Office
Agent Name:     The Bank of Nova Scotia
Address:     The Bank of Nova Scotia
201 Bishopsgate, 6th Floor
London, EC2M 3NS
United Kingdom
Attn:

Phone:
Email:

SPV BORROWER:
LCPR LOAN FINANCING LLC
Address:     Suite 302, 4001 Kennett Pike
Wilmington, DE 19807
Attention:     Maples Fiduciary Services (Delaware) Inc.
Email:

THE COMPANY:
LIBERTY COMMUNICATIONS OF PUERTO RICO LLC
Address:     c/o LiLAC Communications Inc.
Suite 710, 1550 Wewatta Street
Denver, CO 80202
Email:
With a copy to:
Ropes & Gray International LLP
60 Ludgate Hill
London EC4M 7AW
United Kingdom
Attention:
E-mail:
Telephone: // Facsimile:

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Schedule 10.21
Additional parties documents

1.    Corporate Documents: Certified Organization Documents of each Additional Borrower or Additional Guarantor, and such certification of resolutions or other action and incumbency certificates of a Responsible Officer of each such Additional Borrower or Additional Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each such Responsible Officer thereof to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Additional Borrower or Additional Guarantor will become a party.
2.    Corporate Authority: to the extent required under the Organization Documents of an Additional Borrower or Additional Guarantor or applicable Law, the consent of the equity holder(s), Board of Directors or other appropriate corporate governing body of such Additional Guarantor to the execution and delivery, and performance by such Additional Borrower or Additional Guarantor, of the Loan Documents to which it is a party.
3.    Legal Opinion: If requested by the Administrative Agent, a legal opinion as to organization, authority, execution, delivery and enforceability of the applicable Loan Documents.

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